UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NORTH VALLEY BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: N/A
	2)	Aggregate number of securities to which transaction applies: N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: N/A
	2)	Form, Schedule or Registration Statement No.: N/A
	3)	Filing Party: N/A
	4)	Date Filed: N/A

To the Shareholders of North Valley Bancorp:

On January 21, 2014, TriCo Bancshares, which we refer to as TriCo, entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, to acquire North Valley Bancorp, which we refer to as North Valley, in an all-stock transaction. If the merger agreement is approved and the merger is subsequently completed, North Valley will merge with and into TriCo, with TriCo as the surviving entity.

In the merger, each share of North Valley common stock owned by a North Valley shareholder (including the associated preferred stock purchase rights) will be converted into the right to receive 0.9433 shares of TriCo common stock, which we refer to as the exchange ratio. A North Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive and cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive.

You should obtain current stock price quotations for TriCo common stock and North Valley common stock. North Valley common stock is traded on the NASDAQ Global Select Market under the symbol “NOVB” and TriCo common stock is traded on the NASDAQ Global Select Market under the symbol “TCBK.”

We expect the merger to be generally tax free to North Valley shareholders for U.S. federal income tax purposes, except for taxes on cash received by North Valley shareholders in lieu of fractional TriCo shares.

North Valley will hold a special meeting of shareholders to consider the proposed merger and related matters. Shareholders of TriCo will vote upon the proposed merger and related matters at TriCo’s annual meeting of shareholders. TriCo and North Valley cannot complete the proposed merger unless TriCo’s shareholders vote to approve the merger and approve and adopt the merger agreement and approve the issuance of TriCo common stock in connection with the merger. This letter is accompanied by the attached document, which our board of directors is providing to solicit your proxy to vote for approval of the merger and the approval and adoption of the merger agreement.

The accompanying document is also being delivered to North Valley shareholders as TriCo’s prospectus for its offering of TriCo common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from TriCo shareholders to vote for approval of the merger and the approval and adoption of the merger agreement and approval of the issuance of TriCo common stock in connection with the merger.

Your vote is very important. To ensure your representation at the North Valley special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Whether or not you expect to attend the North Valley special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the North Valley special meeting. The North Valley board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and unanimously recommends that you vote “FOR” approval of the merger and approval and adoption of the merger agreement, “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of North Valley in connection with the merger and “FOR” any adjournment of the North Valley special meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the preceding votes.

This document provides you with detailed information about the proposed merger. It also contains or refers to information about North Valley and TriCo and certain related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 23 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Cordially,

J.M. (“Mike”) Wells, Jr. Chairman of the Board	Michael J. Cushman President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of the TriCo common stock in connection with the merger or the other transactions described in this document, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This document is dated June 27, 2014, and is first being mailed to shareholders of North Valley and TriCo on or about July 3, 2014.

Dear Shareholders of TriCo Bancshares:

On January 21, 2014, TriCo Bancshares, which we refer to as TriCo, entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, to acquire North Valley Bancorp, which we refer to as North Valley, in an all-stock transaction. If the merger agreement is approved and the merger is subsequently completed, North Valley will merge with and into TriCo, with TriCo as the surviving entity.

In the merger, each share of North Valley common stock owned by a North Valley shareholder (including the associated preferred stock purchase rights) will be converted into the right to receive 0.9433 shares of TriCo common stock, which we refer to as the exchange ratio. A North Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive and cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive.

You should obtain current stock price quotations for TriCo common stock and North Valley common stock. TriCo common stock is traded on the NASDAQ Global Select Market under the symbol “TCBK,” and North Valley common stock is traded on the NASDAQ Global Select Market under the symbol “NOVB.”

We expect the merger to be generally tax free to North Valley shareholders for U.S. federal income tax purposes, except for taxes on cash received by North Valley shareholders in lieu of fractional TriCo shares.

Shareholders of TriCo will vote upon the proposed merger and related matters at TriCo’s annual meeting of shareholders at which TriCo will also vote upon proposals to elect TriCo directors, reapprove the existing performance criteria under the TriCo 2009 equity incentive plan, approve an advisory vote of executive compensation and appoint its independent auditor. North Valley will hold a special meeting of shareholders to consider the proposed merger and related matters. TriCo and North Valley cannot complete the proposed merger unless TriCo’s shareholders vote to approve the merger and approve the issuance of TriCo common stock in connection with the merger. This letter is accompanied by the attached document, which TriCo’s board of directors is providing to solicit your proxy to vote for approval of the merger and the issuance of TriCo common stock in connection with the merger and other matters in connection with its annual meeting.

The accompanying document is also being delivered to North Valley shareholders as TriCo’s prospectus for its offering of TriCo common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from North Valley shareholders to vote to approve the merger.

Your vote is very important. To ensure your representation at the TriCo annual meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Whether or not you expect to attend the TriCo annual meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the TriCo annual meeting. The TriCo board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and unanimously recommends that you vote:

•	“FOR” approval of the merger and approval and adoption of the merger agreement and approval of the issuance of TriCo common stock in the merger;

•	“FOR” the election of TriCo’s director nominees;

•	“FOR” the reapproval of the existing performance criteria under TriCo’s 2009 equity incentive plan;

•	“FOR” the approval of an advisory resolution concerning the compensation of TriCo executives;

•	“FOR” the ratification of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014; and

•	“FOR” any adjournment of the TriCo annual meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the above-listed proposals.

This document provides you with detailed information about the proposed merger. It also contains or refers to information about TriCo and North Valley and certain related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 23 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Sincerely,

Richard P. Smith

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of the TriCo common stock in connection with the merger or the other transactions described in this document, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This document is dated June 27, 2014, and is first being mailed to shareholders of TriCo and North Valley on or about July 3, 2014.

WHERE YOU CAN FIND MORE INFORMATION

Both TriCo and North Valley file annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy any materials that either TriCo or North Valley files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, TriCo and North Valley file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from TriCo at www.tcbk.com/about/investor-relations/sec-filings/ or from North Valley by accessing North Valley’s website at http://www.novb.com/shareholderrelations.aspx.

TriCo has filed a registration statement on Form S-4 of which this document forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that TriCo and North Valley have previously filed with the SEC. They contain important information about the companies and their financial condition. For further information, please see the section entitled “Incorporation of Certain Documents by Reference” beginning on page 170. These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below.

TriCo Bancshares 63 Constitution Drive Chico, California 95973 (530) 898-0300	North Valley Bancorp 300 Park Marina Circle Redding, California 96001 (530) 226-2900

To obtain timely delivery of these documents, you must request the information no later than July 31, 2014 in order to receive them before TriCo’s annual meeting of shareholders and North Valley’s special meeting of shareholders.

TriCo common stock is traded on the NASDAQ Global Select Market under the symbol “TCBK,” and North Valley common stock is traded on the NASDAQ Global Select Market under the symbol “NOVB.”

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NORTH VALLEY BANCORP

300 PARK MARINA CIRCLE

REDDING, CALIFORNIA 96001

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, AUGUST 7, 2014

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of North Valley Bancorp, which we refer to as North Valley, will be held at 4:00 p.m., Pacific time on Thursday, August 7, 2014, in the Administrative Offices of North Valley at 300 Park Marina Circle, Redding, California, for the following purposes:

1. To approve the merger and to approve and adopt the Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement, dated as of January 21, 2014, by and between TriCo Bancshares and North Valley, as such agreement may be amended from time to time, a copy of which is attached as Appendix A, which we refer to as the North Valley Merger proposal;

2. To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of North Valley in connection with the merger, which we refer to as the North Valley Advisory (Non-Binding) Proposal on Specified Compensation; and

3. To approve one or more adjournments of the North Valley special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the North Valley Merger proposal, which we refer to as the North Valley Adjournment proposal.

North Valley will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment thereof.

The North Valley Merger proposal is described in more detail in this document, which you should read carefully in its entirety before you vote. North Valley is mailing these proxy materials to its shareholders beginning on or about July 3, 2014.

The North Valley board of directors has set June 20, 2014 as the record date for the North Valley special meeting. Only holders of record of North Valley common stock at the close of business on June 20, 2014 will be entitled to notice of and to vote at the North Valley special meeting and any adjournment thereof. Any shareholder entitled to attend and vote at the North Valley special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of North Valley common stock.

Your vote is very important. To ensure your representation at the North Valley special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the North Valley special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the North Valley special meeting.

The North Valley board of directors has unanimously approved the merger and the merger agreement and the transactions contemplated thereby and unanimously recommends that you vote “FOR” the North Valley Merger proposal, “FOR” the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and “FOR” the North Valley Adjournment proposal (if necessary or appropriate).

By Order of the Board of Directors,

Leo J. Graham Corporate Secretary

Redding, California

June 27, 2014

PLEASE VOTE YOUR SHARES OF NORTH VALLEY COMMON STOCK PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL NORTH VALLEY INVESTOR RELATIONS AT (530) 226-2900.

TRICO BANCSHARES

63 CONSTITUTION DRIVE

CHICO, CALIFORNIA 95973

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, AUGUST 7, 2014

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of TriCo Bancshares, which we refer to as TriCo, will be held at 63 Constitution Drive, Chico, California at 5:00 p.m., Pacific time, on Thursday, August 7, 2014, for the following purposes:

1. To approve the merger and to approve and adopt the Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement, dated as of January 21, 2014, by and between TriCo and North Valley, as such agreement may be amended from time to time, a copy of which is attached as Appendix A to this document, and to approve the issuance of TriCo common stock to North Valley shareholders pursuant to the merger agreement, which we refer to as the TriCo Merger proposal;

2. To elect nine directors for terms expiring at the 2015 annual meeting of shareholders;

3. To reapprove the existing performance criteria under the TriCo 2009 equity incentive plan;

4. To approve an advisory resolution concerning the compensation of TriCo executives;

5. To ratify the selection of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014;

6. To approve one or more adjournments of the TriCo annual meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the above referenced proposals, which we refer to as the TriCo Adjournment proposal;

7. To attend to any other business properly presented at the meeting.

TriCo will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment thereof.

The TriCo Merger proposal is described in more detail in this document, which you should read carefully in its entirety before you vote. A copy of TriCo’s Annual Report on Form 10-K is enclosed. TriCo is mailing these proxy materials to its shareholders beginning on or about July 3, 2014.

The TriCo board of directors has set June 20, 2014 as the record date for the TriCo annual meeting. Only holders of record of TriCo common stock at the close of business on June 20, 2014 will be entitled to notice of and to vote at the TriCo annual meeting and any adjournment thereof. Any shareholder entitled to attend and vote at the TriCo annual meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of TriCo common stock.

Your vote is very important. To ensure your representation at the TriCo annual meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Whether or not you expect to attend the TriCo annual meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the TriCo annual meeting.

By Order of the Board of Directors,

Craig Compton Secretary

Chico, California

June 27, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

TRICO BANCSHARES ANNUAL MEETING TO BE HELD ON THURSDAY, AUGUST 7, 2014

TriCo’s Annual Report on Form 10-K for the period ending December 31, 2013 and the 2014 joint proxy statement/prospectus are available at www.tcbk.com/about/investor-relations/sec-filings/.

PLEASE VOTE YOUR SHARES OF TRICO COMMON STOCK PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL TRICO INVESTOR RELATIONS AT (530) 898-0300.

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QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDERS’ MEETINGS

The following are answers to certain questions that you may have regarding the shareholders’ meetings. We urge you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document.

Q:	WHAT IS THE MERGER?

A.	TriCo and North Valley have entered into a merger agreement, pursuant to which North Valley will merge with and into TriCo, with TriCo continuing as the surviving corporation, in a transaction which is referred to as the merger. A copy of the merger agreement is attached as Appendix A to this document. Immediately upon the closing of the merger, North Valley Bank, a wholly owned subsidiary of North Valley, will merge with and into Tri Counties Bank, a wholly owned subsidiary of TriCo, with Tri Counties Bank being the surviving entity, which transaction is referred to as the bank merger. In order for us to complete the transaction we need not only the approval of our respective shareholders but the approval of both these mergers by the banking regulators of TriCo, North Valley, Tri Counties Bank and North Valley Bank.

Q:	WHY AM I RECEIVING THIS JOINT PROXY STATEMENT/PROSPECTUS?

A.	Each of TriCo and North Valley is sending these materials to its shareholders to help them decide how to vote their shares of TriCo or North Valley common stock, as the case may be, with respect to the merger and other matters to be considered at the shareholders’ meetings.

The merger cannot be completed unless TriCo shareholders approve the merger and approve and adopt the merger agreement and approve the issuance of TriCo common stock in the merger and North Valley shareholders approve the merger and approve and adopt the merger agreement. At each of the shareholders’ meetings, TriCo and North Valley shareholders will vote on the proposals necessary to complete the merger. Information about these shareholders’ meetings, the merger and the other business to be considered by shareholders at each of the shareholders’ meetings is contained in this document.

This document constitutes both a joint proxy statement of TriCo and North Valley and a prospectus of TriCo. It is a joint proxy statement because each of the boards of directors of TriCo and North Valley is soliciting proxies using this document from their respective shareholders. It is a prospectus because TriCo, in connection with the merger, is offering shares of its common stock in exchange for outstanding shares of North Valley common stock in the merger.

Q:	WHAT WILL NORTH VALLEY SHAREHOLDERS RECEIVE IN THE MERGER?

A:	In the merger, each share of North Valley common stock owned by a North Valley shareholder (including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009, as amended, between North Valley and Computershare, Inc., as Rights Agent) will be converted into the right to receive 0.9433 shares of TriCo common stock. A North Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive and cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive, without interest.

Q:	WHAT HAPPENS TO NORTH VALLEY STOCK OPTIONS IN THE MERGER?

A:

Immediately prior to the effective time of the merger, each outstanding option to purchase shares of North Valley common stock, whether or not then vested and whether or not then exercisable, will be cancelled and the holder of the option will be entitled to receive, subject to any required tax withholding, an amount in cash, without interest, from North Valley equal to the excess over the exercise price per share, if any, of 0.9433 multiplied by the weighted average of the closing price for shares of TriCo common stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the trading day immediately prior to the closing date.

Q:	WHEN WILL THE MERGER BE COMPLETED?

A:	TriCo and North Valley are working to complete the merger as soon as practicable. If the shareholders of North Valley approve the merger and approve and adopt the merger agreement and the shareholders of TriCo approve the merger and approve and adopt the merger agreement and approve the issuance of shares of TriCo stock in connection with the merger, the parties currently expect that the merger will be completed in the third quarter of 2014. Neither TriCo nor North Valley can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals will be received. For further information, please see the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 93.

Q:	WHO IS ENTITLED TO VOTE?

A:	TriCo Annual Meeting. Holders of record of TriCo common stock at the close of business on June 20, 2014, which is the date that the TriCo board of directors has fixed as the record date for the TriCo annual meeting, are entitled to vote at the TriCo annual meeting.

North Valley Special Meeting. Holders of record of North Valley common stock at the close of business on June 20, 2014, which is the date that the North Valley board of directors has fixed as the record date for the North Valley special meeting, are entitled to vote at the North Valley special meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:	TriCo Annual Meeting. The presence at the TriCo annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of TriCo common stock entitled to vote at the TriCo annual meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

North Valley Special Meeting. The presence at the North Valley special meeting, in person or by proxy, of holders of a majority of the outstanding shares of North Valley common stock entitled to vote at the North Valley special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:	WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:	TriCo shareholders are being asked to vote on the following proposals:

1.	to approve the merger and to approve and adopt the merger agreement, a copy of which is attached as Appendix A to this document, and to approve the issuance of TriCo common stock, no par value per share, pursuant to the merger agreement, which is referred to as the TriCo Merger proposal;

2.	to elect nine directors for terms expiring at the 2015 annual meeting of shareholders;

3.	to reapprove the existing performance criteria under the TriCo 2009 equity incentive plan;

4.	to approve an advisory resolution concerning the compensation of TriCo executives;

5.	to ratify the selection of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014;

6.	to approve one or more adjournments of the TriCo annual meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the TriCo Merger proposal, which is referred to as the TriCo Adjournment proposal.

Shareholder approval of the TriCo Merger proposal is required to complete the merger. TriCo will transact no other business at the TriCo annual meeting, except for business properly brought before the TriCo annual meeting or any adjournment or postponement thereof.

North Valley shareholders are being asked to vote on the following proposals:

1.	to approve the merger and to approve and adopt the merger agreement, a copy of which is attached as Appendix A to this document, which is referred to as the North Valley Merger proposal;

2.	to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of North Valley in connection with the merger, which is referred to as the North Valley Advisory (Non-Binding) Proposal on Specified Compensation;

3.	to approve one or more adjournments of the North Valley special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the North Valley Merger proposal, which is referred to as the North Valley Adjournment proposal.

Shareholder approval of the North Valley Merger proposal is required for completion of the merger. North Valley will transact no other business at the North Valley special meeting, except for business properly brought before the North Valley special meeting or any adjournment or postponement thereof.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE TRICO ANNUAL MEETING?

A:	TriCo Merger proposal: The affirmative vote of a majority of the outstanding shares of TriCo common stock entitled to vote is required to approve the TriCo Merger proposal.

Election of Directors: The nine nominees for director who receive the most votes will be elected.

2009 equity incentive plan proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to reapprove the existing performance criteria under the TriCo 2009 equity incentive plan.

Advisory vote on executive compensation proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation proposal.

Ratification of principal independent auditor proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the principal independent auditor proposal.

TriCo Adjournment proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the TriCo Adjournment proposal.

Q:	WHAT DOES THE TRICO BOARD OF DIRECTORS RECOMMEND?

A:

After careful consideration, the TriCo board of directors unanimously recommends that TriCo shareholders vote “FOR” the TriCo Merger proposal, “FOR” the election of TriCo’s director nominees, “FOR” the reapproval of the existing performance criteria under the TriCo 2009 equity incentive plan, “FOR” the approval of TriCo’s executive compensation program; “FOR” the ratification of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014, and “FOR” any adjournment of the TriCo annual meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the above-listed proposals.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE NORTH VALLEY SPECIAL MEETING?

A:	North Valley Merger proposal: The affirmative vote of a majority of the outstanding shares of North Valley common stock entitled to vote is required to approve the North Valley Merger proposal.

North Valley Advisory (Non-Binding) Proposal on Specified Compensation: Assuming a quorum is present, the affirmative vote of a majority of the shares of North Valley common stock represented (in person or by proxy) at the North Valley special meeting and entitled to vote on the proposal is required to approve the North Valley Advisory (Non-Binding) Proposal on Specified Compensation.

North Valley Adjournment proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of North Valley common stock represented (in person or by proxy) at the North Valley special meeting and entitled to vote on the proposal is required to approve the North Valley Adjournment proposal.

Q:	WHAT DOES THE NORTH VALLEY BOARD OF DIRECTORS RECOMMEND?

A:	The North Valley board of directors unanimously recommends that North Valley shareholders vote “FOR” the North Valley Merger proposal, “FOR” the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and “FOR” the North Valley Adjournment proposal (if necessary or appropriate).

Q:	WHAT WILL HAPPEN IF NORTH VALLEY’S SHAREHOLDERS DO NOT APPROVE THE NORTH VALLEY ADVISORY (NON-BINDING) PROPOSAL ON SPECIFIED COMPENSATION?

A:	The vote on the North Valley Advisory (Non-Binding) Proposal on Specified Compensation is a vote separate and apart from the vote to approve the North Valley Merger proposal. You may vote for this proposal and against the North Valley Merger proposal, or vice versa. Because the vote on this proposal is advisory only, it will not be binding on North Valley or TriCo.

Q:	WHAT DO I NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at your respective company’s shareholders’ meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Q:	HOW DO I VOTE?

A:	If you are a shareholder of record of TriCo as of June 20, 2014, which is referred to as the TriCo record date, or a shareholder of North Valley as of June 20, 2014, which is referred to as the North Valley record date, you may submit your proxy before your respective company’s shareholders’ meeting in one of the following ways:

•	use the toll-free number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

You may also cast your vote in person at your respective company’s shareholders’ meeting.

If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:	HOW MANY VOTES DO I HAVE?

A:	TriCo Shareholders. You are entitled to one vote for each share of TriCo common stock that you owned as of the record date. As of the close of business on June 20, 2014, there were approximately 16,133,414 outstanding shares of TriCo common stock. As of that date, approximately 14.44% of the outstanding shares of TriCo common stock were beneficially owned by the directors and executive officers of TriCo.

North Valley Shareholders. You are entitled to one vote for each share of North Valley common stock that you owned as of the record date. As of the close of business on June 20, 2014, there were approximately 6,836,463 outstanding shares of North Valley common stock. As of that date, approximately 6.53% of the outstanding shares of North Valley common stock were beneficially owned by the directors and executive officers of North Valley.

Q:	WHEN AND WHERE ARE THE TRICO AND NORTH VALLEY SHAREHOLDERS’ MEETINGS?

A:	The annual meeting of TriCo shareholders will be held at TriCo’s headquarters at 63 Constitution Drive, Chico, California at 5:00 p.m., Pacific time, on Thursday, August 7, 2014. Subject to space availability, all TriCo shareholders as of the TriCo record date, or their duly appointed proxies, may attend the TriCo annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 4:30 p.m., Pacific time.

The special meeting of North Valley shareholders will be held at the Administrative Offices of North Valley at 300 Park Marina Circle, Redding, California at 4:00 p.m., Pacific time, on Thursday, August 7, 2014. Subject to space availability, all North Valley shareholders as of the North Valley record date, or their duly appointed proxies, may attend the North Valley special meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 4:00 p.m., Pacific time.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:	If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to TriCo or North Valley or by voting in person at your respective company’s shareholders’ meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of the NASDAQ, brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NASDAQ determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that, other than the proposal to ratify TriCo’s independent auditor, all proposals to be voted on at the TriCo annual meeting and the North Valley special meeting are such “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

Assuming a quorum is present, if you are a North Valley shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the North Valley Merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal;

•	your broker, bank or other nominee may not vote your shares on the North Valley Adjournment proposal or the North Valley Advisory (Non-Binding) Proposal on Specified Compensation, which broker non-votes will have no effect on the vote count for such proposals.

Assuming a quorum is present, if you are a TriCo shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on the TriCo Merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal.

Q:	WHAT IF I DO NOT VOTE OR ABSTAIN?

A:	For purposes of each of the TriCo annual meeting and the North Valley special meeting, assuming a quorum is present, an abstention occurs when a shareholder attends the applicable meeting in person and does not vote or returns a proxy with an “abstain” vote.

If you are a TriCo shareholder and you fail to vote or fail to instruct your broker, bank or other nominee how to vote on the TriCo Merger proposal, it will have the same effect as a vote cast “AGAINST” the TriCo Merger proposal. If you respond with an “abstain” vote on the TriCo Merger proposal, your proxy will have the same effect as a vote cast “AGAINST” the TriCo Merger proposal.

If you are a North Valley shareholder and you fail to vote or fail to instruct your broker, bank or other nominee how to vote on the North Valley Merger proposal, it will have the same effect as a vote cast “AGAINST” the North Valley Merger proposal. If you respond with an “abstain” vote on the North Valley Merger proposal, your proxy will have the same effect as a vote cast “AGAINST” the North Valley Merger proposal.

Abstentions will have no effect on the TriCo proposal for the election of directors.

Abstentions will have no effect on the proposals to reapprove the existing performance criteria under the TriCo 2009 equity incentive plan; the TriCo and North Valley advisory proposals concerning executive compensation, the ratification of TriCo’s principal independent auditor for 2014, and the TriCo Adjournment and the North Valley Adjournment, unless there are insufficient votes in favor of these proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against these proposals.

Q:	WHAT WILL HAPPEN IF I RETURN MY PROXY OR VOTING INSTRUCTION CARD WITHOUT INDICATING HOW TO VOTE?

A:	If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the TriCo common stock represented by your proxy will be voted as recommended by the TriCo board of directors with respect to that proposal or the North Valley common stock represented by your proxy will be voted as recommended by the North Valley board of directors with respect to that proposal. Unless a TriCo shareholder or a North Valley shareholder, as applicable, checks the box on its proxy card to withhold discretionary authority, the proxy holders may use their discretion to vote on other matters relating to the TriCo annual meeting or North Valley special meeting, as applicable.

Q:	WHAT IF I OWN SHARES THROUGH TRICO’S OR NORTH VALLEY’S EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (“ESOP”)?

A:	Participants in the TriCo ESOP and North Valley ESOP will be entitled to direct the plan trustee as to the manner in which their shares are to be voted.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

A:	Yes. You may change your vote at any time before your proxy is voted at the TriCo or North Valley shareholders’ meeting. You may do this in one of the following ways:

•	by sending a notice of revocation to the corporate secretary of TriCo or North Valley, as applicable;

•	by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card;

•	by sending a completed proxy card bearing a later date than your original proxy card.

If you choose any of these methods, you must take the described action such that the notice, Internet vote or proxy card, as applicable, is received no later than the beginning of the applicable shareholders’ meeting.

You may also change your vote by attending the TriCo or North Valley shareholders’ meeting, as applicable, and voting in person.

If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:	DO I NEED IDENTIFICATION TO ATTEND THE TRICO OR NORTH VALLEY MEETING IN PERSON?

A:	Yes. Please bring proper identification, together with proof that you are a record owner of TriCo or North Valley common stock, as the case may be. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of TriCo or North Valley common stock, as applicable, on the record date.

Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO NORTH VALLEY SHAREHOLDERS?

The merger is intended to qualify, and the obligation of TriCo and North Valley to complete the merger is conditioned upon the receipt of opinions of their respective legal or tax advisors to the effect that the merger will qualify, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. In addition, in connection with the filing of the registration statement of which this document is a part, each of Manatt, Phelps & Phillips, LLP and Crowe Horwath LLP has delivered an opinion to TriCo and North Valley, respectively, to the same effect.

Accordingly, based on the opinions delivered in connection herewith, North Valley shareholders generally will not recognize any gain or loss, except with respect to the cash received instead of a fractional share of TriCo common stock.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, please see the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 100.

The consequences of the merger to any particular North Valley shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the merger.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:

If the merger is not completed, North Valley shareholders will not receive any consideration for their shares of North Valley common stock in connection with the merger. Instead, North Valley will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ Global Select Market. The bank merger would also not be completed. Under specified circumstances each of North Valley and TriCo may be required to pay the other party a fee with respect to the termination of the merger agreement, as described under the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 95.

Q:	SHOULD NORTH VALLEY SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:	No. North Valley shareholders SHOULD NOT send in any stock certificates now. If the merger is approved, transmittal materials, with instructions for completion, will be provided to North Valley shareholders under separate cover and the stock certificates should be sent at that time.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriCo or North Valley or to third parties except:

•	as necessary to meet applicable legal requirements,

•	to allow for the counting and certification of votes, or

•	to help our boards solicit proxies.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A:	If you are a TriCo shareholder and have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact TriCo Investor Relations at (530) 898-0300.

If you are a North Valley shareholder and have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact North Valley Investor Relations at (530) 226-2900.

SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer before you decide how to vote with respect to each of the proposals. In addition, we incorporate by reference important business and financial information about North Valley and TriCo into this document. For a description of this information, please see the section entitled “Incorporation of Certain Documents by Reference” beginning on page 170. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” in the forepart of this document. Each item in this summary includes a page reference directing you to a more complete description of that item.

Unless the context otherwise requires, throughout this document, “TriCo” refers to TriCo Bancshares, “North Valley” refers to North Valley Bancorp and “we,” “us” and “our” refers collectively to TriCo and North Valley. Also, we refer to the proposed merger of North Valley with and into TriCo Bancshares as the “merger,” the proposed merger of North Valley Bank with and into Tri Counties Bank as the “bank merger” and the Agreement and Plan of Merger and Reorganization, dated as of January 21, 2014, by and between TriCo and North Valley as the “merger agreement.”

The Merger and the Merger Agreement (pages 40 and 81)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this document as Appendix A. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

Under the terms of the merger agreement, North Valley will merge with and into TriCo with TriCo as the surviving corporation. Immediately upon the closing of the merger, North Valley Bank, a wholly owned subsidiary of North Valley, will merge with and into Tri Counties Bank, a wholly owned subsidiary of TriCo, with Tri Counties Bank being the surviving bank.

Merger Consideration (page 40)

In the merger, each share of North Valley common stock, no par value per share, owned by a North Valley shareholder (including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009, as amended, between North Valley and Computershare, Inc., as Rights Agent) will be converted into the right to receive 0.9433 shares of TriCo common stock, no par value per share. A North Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive and cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive.

Based on the closing share price of TriCo common stock of $27.93 on January 21, 2014, the last trading day before the announcement of the merger, the value of the merger consideration was $26.35 per share. Based on the closing share price of TriCo common stock of $23.44 on June 26, 2014, the most recent day for which information was available prior to the printing and mailing of this document, the value of the merger consideration was $22.11 per share. The share price of TriCo common stock will fluctuate and accordingly, the value of the merger consideration you receive may be different than either of these amounts.

Immediately prior to the effective time of the merger, each outstanding option to purchase shares of North Valley common stock, whether or not then vested and whether or not then exercisable, will be cancelled and the holder of the option will be entitled receive, subject to any required tax withholding, an amount in cash, without interest, from North Valley equal to the excess over the exercise price per share, if any, of 0.9433 multiplied by the weighted average of the closing price for shares of TriCo common stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the trading day immediately prior to the closing date.

Recommendation of the North Valley Board of Directors (page 29)

After careful consideration, the North Valley board of directors unanimously recommends that North Valley shareholders vote “FOR” the North Valley Merger proposal, “FOR” the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and “FOR” the North Valley Adjournment proposal (if necessary or appropriate).

Each of the directors of North Valley has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the North Valley Merger proposal and “FOR” the North Valley Adjournment proposal (if necessary or appropriate). For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

For a more complete description of North Valley’s reasons for the merger and the recommendation of the North Valley board of directors, please see the section entitled “Reasons for the Merger and Recommendation of the North Valley Board of Directors” beginning on page 46.

Recommendation of the TriCo Board of Directors (page 35)

After careful consideration, the TriCo board of directors unanimously recommends that TriCo shareholders vote “FOR” the TriCo Merger proposal, “FOR” the election of TriCo’s director nominees, “FOR” the reapproval of the existing performance criteria under the TriCo 2009 equity incentive plan, “FOR” the approval of TriCo’s executive compensation program, “FOR” the ratification of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014, and “FOR” any adjournment of the TriCo annual meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the above-listed proposals.

Each of the directors of TriCo has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the TriCo Merger proposal and “FOR” the TriCo Adjournment proposal (if necessary or appropriate). For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

For a more complete description of TriCo’s reasons for the merger and the recommendations of the TriCo board of directors, please see the section entitled “Recommendation of the TriCo Board of Directors and Reasons for the Merger” beginning on page 60.

Opinion of Financial Advisors (pages 49 and 62)

North Valley Financial Advisor

On January 21, 2014, Sandler O’Neill + Partners, L.P., North Valley’s financial advisor in connection with the merger, rendered an oral opinion to North Valley’s board of directors, which was subsequently confirmed in a written opinion dated the same date that, as of such date and subject to and based on the qualifications and assumptions set forth in its written opinion, the merger consideration (defined as the 0.9433 exchange ratio) in the proposed merger was fair, from a financial point of view, to the common shareholders of North Valley.

The full text of Sandler O’Neill’s opinion, dated January 21, 2014, is attached as Appendix B to this document. You should read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.

Sandler O’Neill’s opinion is addressed to North Valley’s board of directors and the opinion is not a recommendation as to how any shareholder of North Valley should vote with respect to the merger or any other matter or as to any action that a shareholder should take with respect to the merger.

The opinion addresses only the fairness, from a financial point of view, of the merger consideration in the proposed merger to the common shareholders of North Valley, and does not address the underlying business decision of North Valley to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to North Valley. Sandler O’Neill will receive a fee for its services, portions of which have been paid, and a significant portion of which will be payable upon consummation of the merger.

For further information, please see the section entitled “The Merger—Opinion of North Valley’s Financial Advisor” beginning on page 49.

TriCo Financial Advisor

Keefe, Bruyette & Woods, Inc., which we refer to as KBW, TriCo’s financial advisor in connection with the merger, provided a fairness opinion to the TriCo board of directors in connection with the merger. At the January 21, 2014 meeting at which TriCo’s board of directors considered and approved the merger agreement, KBW delivered to the board its oral opinion, which was subsequently confirmed in writing, that, as of such date, the exchange ratio was fair to TriCo from a financial point of view.

The full text of KBW’s opinion, dated January 21, 2014, is attached as Appendix C to this document. You should read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in rendering its opinion.

KBW’s opinion is addressed to TriCo’s board of directors and the opinion is not a recommendation as to how any shareholder of TriCo should vote with respect to the merger or any other matter as to any action that a shareholder should take with respect to the merger.

For further information, please see the section entitled “The Merger—Opinion of TriCo’s Financial Advisor” beginning on page 62.

North Valley Special Meeting of Shareholders (page 29)

The North Valley special meeting will be held at 4:00 p.m., Pacific time, on Thursday, August 7, 2014, at the Administrative Offices of North Valley at 300 Park Marina Circle, Redding, California. At the North Valley special meeting, North Valley shareholders will be asked to approve the North Valley Merger proposal, the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and the North Valley Adjournment proposal.

North Valley’s board of directors has fixed the close of business on June 20, 2014 as the record date for determining the holders of North Valley common stock entitled to receive notice of and to vote at the North Valley special meeting. Only holders of record of North Valley common stock at the close of business on the North Valley record date will be entitled to notice of and to vote at the North Valley special meeting and any adjournment or postponement thereof. As of the North Valley record date, there were 6,836,463 shares of North Valley common stock outstanding and entitled to vote at the North Valley special meeting held by 617 holders of record. Each share of North Valley common stock entitles the holder to one vote on each proposal to be considered at the North Valley special meeting. Each of the directors of North Valley has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed, solely in their capacity as shareholders of North Valley, to vote all of their shares of North Valley common stock in favor of the North

Valley Merger proposal and the North Valley Adjournment proposal to be presented at the special meeting. As of the record date, directors and executive officers of North Valley owned and were entitled to vote 305,014 shares of North Valley common stock, representing approximately 4.46% of the shares of North Valley common stock outstanding on that date. North Valley currently expects that North Valley’s executive officers will vote their shares in favor of the proposals to be presented at the special meeting, although none of them has entered into any agreements obligating them to do so (other than one executive officer who is also a director). As of the record date, TriCo beneficially held no shares of North Valley’s common stock.

Approval of the North Valley Merger proposal requires the affirmative vote of a majority of the outstanding shares of North Valley common stock entitled to vote on the proposal. Approval of the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and the North Valley Adjournment proposal each require the affirmative vote of a majority of the shares of North Valley common stock represented (in person or by proxy) at the North Valley special meeting and entitled to vote on the proposal.

TriCo Annual Meeting of Shareholders (page 35)

The TriCo annual meeting will be held at 5:00 p.m., Pacific time, on Thursday, August 7, 2014, at TriCo’s headquarters located at 63 Constitution Drive, Chico, California. At the TriCo annual meeting, TriCo shareholders will be asked to approve the TriCo Merger proposal, the election of TriCo’s directors, the 2009 equity incentive plan proposal, the advisory vote of TriCo’s executive compensation, the ratification of the selection of TriCo’s independent auditor and the TriCo Adjournment proposal.

TriCo’s board of directors has fixed the close of business on June 20, 2014 as the record date for determining the holders of TriCo common stock entitled to receive notice of and to vote at the TriCo annual meeting. As of the TriCo record date, there were 16,133,414 shares of TriCo common stock outstanding and entitled to vote at the TriCo annual meeting held by 1,393 holders of record. Each share of TriCo common stock entitles the holder to one vote on each proposal to be considered at the TriCo annual meeting. As of the record date, directors and executive officers of TriCo owned and were entitled to vote 2,330,144 shares of TriCo common stock, representing approximately 14.44% of the shares of TriCo common stock outstanding on that date. Each of the directors of TriCo has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed, solely in their capacity as shareholders of TriCo, to vote all of their shares of TriCo common stock in favor of the TriCo Merger proposal and the TriCo Adjournment proposal to be presented at the annual meeting. TriCo currently expects that TriCo’s executive officers will vote their shares in favor of the proposals to be presented at the annual meeting, although none of them has entered into any agreements obligating them to do so (other than those executive officers who are also directors).

Approval of the TriCo Merger proposal requires the affirmative vote of a majority of the outstanding shares of TriCo common stock entitled to vote on the proposal. Approval of the other TriCo proposals (other than the election of directors) requires the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal. In the election of directors, the nine nominees who receive the most votes will be elected.

North Valley’s Directors and Executive Officers Have Certain Interests in the Merger (page 73)

Certain of North Valley’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of North Valley’s shareholders. The merger would constitute a “change of control” for purposes of the North Valley Salary Continuation Plan and payments under the Salary Continuation Plan would be due North Valley executive officers at the effective time of the merger. Further, the payment of benefits to executive officers under the North Valley Executed Deferred Compensation Plan would be accelerated upon a “change in control,” if that had been elected by the executive officer, and otherwise would be paid by TriCo following the effective time of the merger in a lump sum or in installments, in each case according to the election made by each executive officer; and the payment of benefits to non-employee directors under the North Valley Director Deferred Fee Plan would be accelerated upon a “change in control” if that had been elected by the director, and otherwise would be paid by TriCo following the effective time of the merger in a lump sum or in installments, in each case according to the election made by each director. In addition, each of North Valley’s executive officers and directors hold equity awards, the treatment of which is described below under “Treatment of North Valley Stock Options”. Under the terms of the merger agreement, three individuals will be appointed by the board of directors of TriCo to join the board of directors of TriCo. TriCo has tentatively determined that the three North Valley directors to be appointed will be J. M. (“Mike”) Wells, Jr., Patrick W. Kilkenny and Martin A. Mariani. In addition, TriCo anticipates that Michael J. Cushman, North Valley’s President and Chief Executive Officer, will join TriCo as its Executive Vice President, Strategic Initiatives. The members of the North Valley board of directors were aware of and considered these interests, among other matters, when they approved the merger agreement and unanimously recommended that North Valley shareholders approve the North Valley Merger proposal. These interests are described in more detail under the section entitled “The Merger—Interests of North Valley Directors and Executive Officers in the Merger” beginning on page 73.

Treatment of North Valley Stock Options (page 41)

Immediately prior to the effective time of the merger, each outstanding option to purchase shares of North Valley common stock, whether or not then vested and whether or not then exercisable, will be cancelled and the holder of the option will be entitled receive, subject to any required tax withholding, an amount in cash, without interest, from North Valley equal to the excess over the exercise price per share, if any, of 0.9433 multiplied by the weighted average of the closing price for shares of TriCo common stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the trading day immediately prior to the closing date.

Regulatory Approvals Required for the Merger (page 77)

Completion of the merger and the bank merger are subject to various regulatory approvals, including approvals from the California Department of Business Oversight, which we refer to as the Department of Business Oversight, the Federal Deposit Insurance Corporation, which we refer to as the FDIC, and the Board of Governors of the Federal Reserve System, which we refer to as Federal Reserve Board. Notifications and/or applications requesting approval for the merger or for the bank merger may also be submitted to other federal and state regulatory authorities and self-regulatory organizations. We have filed, or are in the process of filing all notices and applications to obtain the necessary regulatory approvals. Although we currently believe we should be able to obtain all required regulatory approvals, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to or have a material adverse effect on the combined company after the completion of the merger. The regulatory approvals to which completion of the merger and bank merger are subject are described in more detail under the section entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 77.

Conditions to the Merger (page 93)

The obligations of TriCo and North Valley to complete the merger are each subject to the satisfaction or waiver of the following conditions:

•	approval of the TriCo Merger proposal by the TriCo shareholders and approval of the North Valley Merger proposal by the North Valley shareholders;

•	the receipt of all regulatory approvals required from the Federal Reserve Board, the FDIC and the Department of Business Oversight, subject to the limitations set forth in the merger agreement;

•

(i) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “injunction”) preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement shall be in effect; (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the merger; and (iii) no proceeding initiated by any governmental entity seeking an injunction to prevent the consummation of the merger or any of the other transactions contemplated by the merger agreement shall be pending;

•	as of the last business day of the month reflected in the closing financial statements and prior to implementation of the plan of integration, the adjusted shareholders’ equity of North Valley shall not be less than $95.074 million;

•	the effectiveness of the registration statement on Form S-4, of which this document is a part, and the absence of a stop order or proceeding initiated or threatened by the SEC for that purpose;

•	approval for the listing on the NASDAQ Global Select Market of the shares of TriCo common stock to be issued in the merger;

•	the accuracy of the representations and warranties of each party as of the closing date of the merger, other than, in most cases, those failures to be true and correct that would not reasonably be expected to result in a material adverse effect on the other party;

•	performance in all material respects by each party of the obligations required to be performed by it at or prior to the closing date of the merger;

•	written certifications as to certain factual matters shall have been delivered to each party; and

•	receipt by each party of an opinion of its legal or tax advisors as to certain tax matters.

No Solicitation (page 98)

Under the terms of the merger agreement, North Valley has agreed not to solicit, initiate or knowingly encourage inquiries or proposals with respect to, or engage or participate in any discussions or negotiations concerning, or provide any confidential or nonpublic information or data to, any person relating to, any acquisition proposal. Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances, in response to an unsolicited bona fide acquisition proposal which, in the good faith judgment of the North Valley board of directors, is or is reasonably likely to result in a proposal which is superior to the merger with TriCo, and the North Valley board of directors determines in good faith (and after consultation with North Valley’s outside counsel) that failure to take such actions would reasonably be expected to be a violation of its fiduciary duties under applicable law, North Valley may furnish information regarding North Valley and participate in discussions and negotiations with such third party.

Termination; Termination Fee (page 95)

TriCo and North Valley may mutually agree at any time to terminate the merger agreement without completing the merger, even if the North Valley shareholders have approved the merger and approved and adopted the merger agreement and the TriCo shareholders have approved the merger and approved and adopted the merger agreement and approved the issuance of TriCo common stock in connection with the merger.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger, as follows:

•	by either TriCo or North Valley, if a required governmental approval is denied by final, non-appealable action, or if a governmental entity has issued a final, non-appealable order enjoining or otherwise prohibiting the closing of the merger, unless such denial or order is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party;

•	by TriCo if any requisite regulatory approval includes, or will not be issued without, the imposition of a burdensome condition;

•	by either TriCo or North Valley, if the merger has not closed on or before January 21, 2015, except that a party that is then in material breach of any of its covenants or obligations under the merger agreement is not entitled to terminate the merger agreement for this reason;

•	by either TriCo or North Valley, if there is a breach by the other party that would, individually or in the aggregate with other breaches by such party, result in the failure of a closing condition, unless the breach is cured before the earlier of January 21, 2015 and 30 days following written notice of the breach (provided that the terminating party is not then in material breach of the merger agreement);

•	by either TriCo or North Valley, if (1) the North Valley shareholders have not approved the merger at the North Valley special meeting or any adjournment or postponement thereof, or (2) the TriCo shareholders have not approved the merger and approved the issuance of TriCo common stock to the shareholders of North Valley in connection with the merger at the TriCo annual meeting or any adjournment or postponement thereof; or

•	by TriCo, if the North Valley board of directors (1) submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies its recommendation for approval (or discloses an intention to do so), or recommends to its shareholders an alternative acquisition proposal other than the merger agreement, or (2) materially breaches its obligation to call a shareholder meeting, to prepare and mail to its shareholders this document, to include in this document its recommendation that its shareholders vote in favor of the approval of the merger, or to refrain from soliciting alternative acquisition proposals.

North Valley may be required to pay TriCo a termination fee of $7.6 million in certain circumstances. TriCo may be required to pay North Valley a termination fee of $3.8 million in certain other circumstances. For more information, please see the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 95.

Material United States Federal Income Tax Consequences of the Merger (page 100)

The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the merger qualifies as such a reorganization, a shareholder of North Valley generally will not recognize any gain or loss upon receipt of TriCo common stock in exchange for North Valley common stock in the merger, except with respect to cash received in lieu of a fractional share of TriCo common stock. It is a condition to the completion of the merger that TriCo and North Valley receive written opinions from their legal or tax advisors to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Tax matters are very complicated and the tax consequences of the merger to each North Valley shareholder may depend on such shareholder’s particular facts and circumstances. North Valley shareholders are urged to consult their tax advisors to understand fully the tax consequences to them of the merger. For more information, please see the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 100.

Litigation Related to the Merger (page 100)

On January 24, 2014, a purported shareholder of North Valley filed a lawsuit in connection with the merger. Captioned Solak v. North Valley Bancorp, et al., Case No. 179099, the suit was filed in the Superior Court of the State of California, Shasta County, against North Valley, its directors, and TriCo. For more information, please see the section entitled “Litigation Related to the Merger” beginning on page 100.

Comparison of Shareholders’ Rights (page 112)

The rights of North Valley shareholders who continue as TriCo shareholders after the merger will be governed by the articles of incorporation and bylaws of TriCo rather than by the articles of incorporation and bylaws of North Valley. For more information, please see the section entitled “Comparison of Shareholders’ Rights” beginning on page 112.

Information About the Companies (page 28)

TriCo Bancshares

63 Constitution Drive

Chico, California 95973

(530) 898-0300

TriCo Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act. As of March 31, 2014, TriCo had consolidated total assets of approximately $2.8 billion, total gross loans of approximately $1.7 billion, deposits of approximately $2.4 billion and shareholders’ equity of approximately $257.0 million. TriCo had 732 full-time equivalent employees as of March 31, 2014.

North Valley Bancorp

300 Park Marina Circle

Redding, California 96001

(530) 226-2900

North Valley Bancorp is a bank holding company registered under the BHC Act. As of March 31, 2014, North Valley had consolidated total assets of approximately $918.9 million, total gross loans of approximately $508.1 million, deposits of approximately $785.8 million and shareholders’ equity of approximately $95.6 million. North Valley had 299 full-time equivalent employees as of March 31, 2014.

Risk Factors (page 23)

Before voting at the TriCo or North Valley shareholders’ meeting, you should carefully consider all of the information contained in or incorporated by reference into this joint proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” beginning on page 23 or described in TriCo’s and North Valley’s Annual Reports on Form 10-K for the year ended on December 31, 2013 and other reports filed with the SEC, which are incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page i.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR TRICO

The following table summarizes consolidated financial results achieved by TriCo for the periods and at the dates indicated and should be read in conjunction with TriCo’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that TriCo has previously filed with the SEC. Historical financial information for TriCo can be found in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013. Please see the section entitled “Where You Can Find More Information” beginning on page i for instructions on how to obtain the information that has been incorporated by reference. Financial amounts as of and for the three months ended March 31, 2014 and 2013 are unaudited (and are not necessarily indicative of the results of operations for the full year or any other interim period), and management of TriCo believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past periods and for the three months ended March 31, 2014 and 2013 indicate results for any future period.

	At or For the Three Months Ended March 31		At or For the Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in thousands, except per share amounts)

Interest income	$27,159	$25,806	$106,560	$108,716	$102,982	$104,572	$112,333
Interest expense	1,087	1,237	4,696	7,344	10,238	14,133	20,615

Net interest income	26,072	24,569	101,864	101,372	92,744	90,439	91,718
Provision for loan losses	(1,355)	(1,108)	(715)	9,423	23,060	37,458	31,450
Noninterest income	8,295	10,218	36,829	37,980	42,813	32,695	30,329
Noninterest expense	23,317	21,601	93,604	97,998	82,715	77,205	75,450

Income before income taxes	12,405	14,294	45,804	31,931	29,782	8,471	15,147
Provision for income taxes	5,122	5,878	18,405	12,937	11,192	2,466	5,185

Net income	$7,365	$8,477	$27,399	$18,994	$18,590	$6,005	$9,962

Earnings per share:
Basic	$0.46	$0.53	$1.71	$1.19	$1.17	$0.38	$0.63
Diluted	$0.45	$0.53	$1.69	$1.18	$1.16	$0.37	$0.62
Per share:
Dividends paid	$0.11	$0.09	$0.42	$0.36	$0.36	$0.40	$0.52
Book value	$15.94	$14.75	$15.61	$14.33	$13.55	$12.64	$12.71
Tangible book value	$14.93	$14.59	$14.59	$13.30	$12.49	$11.62	$11.71
Average common shares outstanding	16,097	16,002	16,045	15,988	15,935	15,860	15,783
Average diluted common shares outstanding	16,322	16,091	16,197	16,052	16,000	16,010	16,011
Shares outstanding	16,120	16,005	16,077	16,001	15,979	15,860	15,787

Loans, net of allowance	$1,648,730	$1,492,495	$1,633,762	$1,522,175	$1,505,118	$1,377,000	$1,460,097
Total assets	2,755,184	2,612,433	2,744,066	2,609,269	2,555,597	2,189,789	2,170,520
Total deposits	2,411,120	2,285,550	2,410,483	2,289,702	2,190,536	1,852,173	1,828,512
Debt financing and notes payable			6,335	9,197	72,541	62,020	66,753
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238	41,238	41,238
Shareholders’ equity	$256,977	$236,030	250,946	229,359	216,441	200,397	200,649

Financial Ratios:

For the year:
Return on average assets	1.08%	1.30%	1.04%	0.75%	0.82%	0.27%	0.48%
Return on average equity	11.56%	14.51%	11.34%	8.44%	8.93%	2.94%	4.89%
Net interest margin (1)	4.10%	4.05%	4.18%	4.32%	4.43%	4.45%	4.77%
Net loan losses to average loans			0.23%	0.82%	1.37%	2.07%	1.53%
Efficiency ratio (1)	67.6%	62.0%	67.32%	70.19%	60.88%	62.49%	61.53%
Average equity to average assets	9.31%	8.95%	9.21%	8.91%	9.15%	9.25%	9.73%
Equity to assets	9.33%	9.03%	9.15%	8.79%	8.47%	9.15%	9.24%
Total capital to risk-adjusted assets	14.83%	15.19%	14.77%	14.53%	13.94%	14.20%	13.36%

(1)	Fully taxable equivalent

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR NORTH VALLEY

The following table summarizes consolidated financial results achieved by North Valley for the periods and at the dates indicated and should be read in conjunction with North Valley’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that North Valley has previously filed with the SEC. Historical financial information for North Valley can be found in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013. Please see the section entitled “Where You Can Find More Information” beginning on page i for instructions on how to obtain the information that has been incorporated by reference. Financial amounts as of and for the three months ended March 31, 2014 and 2013 are unaudited (and are not necessarily indicative of the results of operations for the full year or any other interim period), and management of North Valley believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past periods and for the three months ended March 31, 2014 and 2013 indicate results for any future period.

	At or For the Three Months Ended March 31		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in thousands, except per share amounts)
Income Statement
Total interest income	$8,119	$7,868	$32,213	$33,731	$37,145	$38,922	$43,955
Total interest expense	357	432	1,618	3,525	5,786	8,985	12,721

Net interest income	7,762	7,436	30,595	30,206	31,359	29,937	31,234
Provision for loan losses	—	—	—	2,100	2,650	7,970	26,500

Net interest income after provision for loan losses	7,762	7,436	30,595	28,106	28,709	21,967	4,734
Total noninterest income	2,430	4,329	14,137	16,419	14,365	12,944	14,010
Total noninterest expense	8,756	9,888	39,513	39,979	39,715	42,144	53,990

Income (loss) before (benefit) provision for income taxes	1,436	1,877	5,219	4,546	3,359	(7,233)	(35,246)
(Benefit) provision for income taxes	517	616	1,594	(1,744)	312	(985)	(9,394)

Net income (loss)	919	1,261	3,625	6,290	3,047	(6,248)	(25,852)

Preferred stock discount	—	—	—	—	—	(18,667)	—

Net income (loss) available to common stockholders	$919	$1,261	$3,625	$6,290	$3,047	$(24,915)	$(25,852)

Income (loss) per share (1)
Basic	$0.13	$0.18	$0.53	$0.92	$0.45	$(6.42)	$(17.24)
Diluted	$0.13	$0.18	$0.53	$0.92	$0.45	$(6.42)	$(17.24)
Statement of Condition
Total assets	$918,972	$910,734	$917,764	$902,343	$904,966	$884,941	$884,362
Investment securities and federal funds sold	$320,121	$321,871	$319,847	$301,686	$352,421	$274,655	$194,594
Net loans	$498,998	$478,955	$499,943	$481,753	$443,559	$498,473	$583,878
Deposits	$785,817	$775,920	$787,849	$768,580	$766,239	$753,790	$787,809
Stockholder’s equity	$95,611	$96,946	$93,429	$96,161	$89,465	$83,978	$52,302
Common Stock Data
Shares outstanding	6,836,463	6,835,192	6,836,463	6,835,192	6,833,752	6,832,492	1,499,163
Book value per share (2)	$13.99	$14.18	$13.67	$14.07	$13.09	$12.29	$34.89
Cash dividends per share	$—	$—	$—	$—	$—	$—	$—
Dividend payout ratio	—	—	—	—	—	—	—
Performance Ratios
Return (loss) on average assets	0.41%	0.57%	0.40%	0.69%	0.34%	(0.69%)	(2.85%)
Return (loss) on average equity	3.92%	5.30%	3.78%	6.70%	3.54%	(8.03%)	(34.92%)
Capital Ratios
Risk based capital:
Total (8% minimum ratio)	19.31%	18.62%	19.04%	18.28%	19.53%	17.63%	12.19%
Tier I (4% minimum ratio)	18.06%	17.35%	17.79%	17.01%	17.99%	15.94%	9.09%
Leverage ratio	12.33%	12.08%	12.16%	11.77%	11.82%	11.48%	7.16%

(1)	Earnings per share amounts have been adjusted to give effect to a one for five reverse stock split on December 28, 2010.
(2)	Represents stockholders’ equity divided by the number of shares of common stock outstanding at the end of the period indicated.

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

The following table shows per common share data regarding basic and diluted earnings, cash dividends, and book value for (a) TriCo and North Valley on a historical basis, (b) TriCo on a pro forma combined basis, and (c) North Valley on a pro forma equivalent basis. The pro forma basic and diluted earnings per share information was computed as if the merger had been completed on January 1, 2013. The pro forma book value per share information was computed as if the merger had been completed on the dates presented.

The following pro forma information has been derived from and should be read in conjunction with TriCo’s and North Valley’s audited consolidated financial statements as of and for the year ended December 31, 2013, and their respective unaudited consolidated financial statements as of and for the three months ended March 31, 2014, incorporated herein by reference. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs (except merger costs are reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet), or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. The information below should be read in conjunction with the section entitled “Unaudited Pro Forma Combined Condensed Financial Statements” beginning on page 103.

	TriCo	North Valley	TriCo Pro Forma Combined		North Valley Pro Forma Equivalent Per Share(1)
Per Common Share Data:
Basic Earnings
Three months ended March 31, 2014	$0.46	$0.13	$0.36		$0.34
Year ended December 31, 2013	$1.71	$0.53	$1.37		$1.29

Diluted Earnings
Three months ended March 31, 2014	$0.45	$0.13	$0.36		$0.34
Year ended December 31, 2013	$1.69	$0.53	$1.36		$1.28

Cash Dividends Paid(2)
Three months ended March 31, 2014	$0.11	$—	$0.11		$0.10
Year ended December 31, 2013	$0.42	$—	$0.42		$0.40

Book Value
Three months ended March 31, 2014	$15.96	$13.99	$18.82	(3)	$17.75
December 31, 2013	$15.64	$13.67	$19.29	(3)	$18.20

(1)	Computed by multiplying the “TriCo Pro Forma Combined” amounts by the exchange ratio of 0.9433.
(2)	“TriCo Pro Forma Combined” cash dividends paid are based only upon TriCo’s historical amounts.
(3)	Based on pro forma shares outstanding of 22,545,405 and 22,493,119 as of March 31, 2014 and December 31, 2013, respectively (using the average shares outstanding and not as of the end of such periods). Such pro forma share amounts are based on (a) 16,096,569 and 16,045,141 average common shares outstanding of TriCo common stock at March 31, 2014 and December 31, 2013, respectively, plus (b) the product of (x) the exchange ratio of 0.9433 and (y) 6,836,463 and 6,835,554 average common shares of North Valley common stock outstanding at March 31, 2014 and December 31, 2013, respectively.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share, and the dividend paid per share, of TriCo common stock, which trades on the NASDAQ Global Select Market under the symbol “TCBK,” and North Valley common stock, which trades on the NASDAQ Global Select Market under the symbol “NOVB.”

	TriCo Common Stock			North Valley Common Stock
	High	Low	Dividend	High	Low	Dividend
2012
First Quarter	$17.67	14.22	0.09	$12.44	9.39	—
Second Quarter	$17.71	14.84	0.09	$15.00	12.24	—
Third Quarter	$16.81	14.76	0.11	$14.41	13.00	—
Fourth Quarter	$17.14	14.73	0.11	$14.41	13.65	—
2013
First Quarter	$17.90	16.31	0.11	$19.00	14.00	—
Second Quarter	$21.75	15.77	0.11	$18.00	16.22	—
Third Quarter	$23.07	20.50	0.11	$20.00	16.49	—
Fourth Quarter	$28.76	22.50	0.11	$20.24	18.56	—
2014
First Quarter	$28.37	23.87	0.11	$24.64	18.83	—
Second Quarter (through June 26, 2014)	$23.55	23.21	0.11	$22.11	$21.84	—

The following table sets forth the closing sale prices per share of TriCo common stock and North Valley common stock on January 21, 2014, the last trading day before the public announcement of the signing of the merger agreement, and on June 26, 2014, the latest practicable date before the date of this document. The following table also includes the equivalent market value per share of North Valley common stock on January 21, 2014 and June 26, 2014, determined by multiplying the closing share price of TriCo common stock on such dates by the exchange ratio for the merger of 0.9433.

	TriCo Common Stock	North Valley Common Stock	Equivalent Market Value per Share of North Valley Common Stock
January 21, 2014	$27.93	$19.15	$26.35
June 26, 2014	$23.44	$22.11	$22.11

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving TriCo’s and North Valley’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects,” “projections” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and TriCo and North Valley assume no duty to update forward-looking statements.

In addition to factors previously disclosed in TriCo’s and North Valley’s reports filed with the SEC and those identified elsewhere in this filing (including the section entitled “Risk Factors” beginning on page 23), the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by TriCo shareholders and North Valley shareholders, on the expected terms and schedule;

•	delay in closing the merger;

•	difficulties and delays in integrating the TriCo and North Valley businesses or fully realizing cost savings and other benefits;

•	business disruption following the merger;

•	changes in asset quality and credit risk;

•	inability to sustain revenue and earnings growth;

•	changes in interest rates and capital markets;

•	inflation;

•	customer acceptance of TriCo and North Valley’s products and services;

•	customer borrowing, repayment, investment and deposit practices;

•	customer disintermediation;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	the introduction, withdrawal, success and timing of business initiatives;

•	competitive conditions;

•	economic conditions;

•	the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, the Department of Business Oversight and the FDIC, and legislative and regulatory actions and reforms;

•	the outcome of any legal proceedings that are or may be instituted against TriCo or North Valley;

•	liquidity risk affecting Tri Counties Bank’s and North Valley Bank’s ability to meet their obligations when they come due;

•	price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios;

•	greater than expected noninterest expenses;

•	excessive loan losses; and

•	other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption entitled “Cautionary Statement Regarding Forward-Looking Statements,” North Valley shareholders should carefully consider the following risk factors in deciding whether to vote for approval of the merger and approval and adoption of the merger agreement, and TriCo shareholders should carefully consider the following risks in deciding whether to vote for approval of the merger and approval and adoption of the merger agreement and approval of the issuance of the shares of TriCo common stock in the merger. North Valley and TriCo should also consider the other information in this document and the other documents incorporated by reference into this document. Please see the sections entitled “Where You Can Find More Information” beginning on page i and “Incorporation of Certain Documents by Reference” beginning on page 170.

Because the market price of TriCo common stock will fluctuate, the value of the merger consideration to be received by North Valley shareholders may change.

Upon completion of the merger, each share of North Valley common stock (including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009, as amended, between North Valley and Computershare, Inc., as Rights Agent) will be converted into the merger consideration consisting of a fraction of a share of TriCo common stock pursuant to the terms of the merger agreement. The exchange ratio will not be adjusted for changes in the market price of TriCo or North Valley common stock prior to the closing. The closing price of TriCo common stock on the date that the merger is completed may vary from the closing price of TriCo common stock on the date TriCo and North Valley announced the merger, on the date that this document is being mailed to each of the TriCo and North Valley shareholders, and on the date of the shareholders’ meeting of TriCo and North Valley shareholders. Any change in the market price of TriCo common stock prior to completion of the merger may affect the value of the merger consideration that North Valley shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of TriCo and North Valley. North Valley shareholders should obtain current market quotations for shares of TriCo common stock before voting their shares at the North Valley special meeting.

North Valley shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

North Valley shareholders currently have the right to vote in the election of the board of directors of North Valley and on other matters affecting North Valley. Upon the completion of the merger, each North Valley shareholder who receives shares of TriCo common stock will become a shareholder of TriCo with a percentage ownership of TriCo that is smaller than such shareholder’s percentage ownership of North Valley. It is currently expected that the former shareholders of North Valley as a group will receive shares in the merger constituting approximately 28.6% of the outstanding shares of TriCo common stock immediately after the merger. Because of this, North Valley shareholders may have less influence on the management and policies of TriCo than they now have on the management and policies of North Valley.

The market price for TriCo common stock may be affected by factors different from those that historically have affected North Valley.

Upon completion of the merger, holders of North Valley common stock will become holders of TriCo common stock. TriCo’s business differs from that of North Valley, and accordingly the results of operations of TriCo will be affected by some factors that are different from those currently affecting the results of operations of North Valley. For a discussion of the business of TriCo and North Valley and some important factors to consider in connection with the business, see the section entitled “Information About the Companies” beginning on page 28 and the documents incorporated by reference in this joint proxy statement/prospectus and referred to under the section entitled “Where You Can Find More Information” beginning on page i.

TriCo may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, TriCo’s ability to combine the businesses of TriCo and North Valley. If TriCo is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

TriCo and North Valley have operated and, until the consummation of the merger, will continue to operate independently. It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of TriCo or inconsistencies in standards, controls, procedures and policies. It is also possible that clients, customers, depositors and counterparties of TriCo could choose to discontinue their relationships with the combined company post-merger because they prefer doing business with an independent company or for any other reason, which would adversely affect the future performance of the combined company. These transition matters could have an adverse effect on each of TriCo and North Valley during the pre-merger period and for an undetermined time after the consummation of the merger.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the merger agreement, including the merger and the bank merger, may be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on TriCo following the merger. The regulatory approvals may not be received at any time, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. It is a condition to closing the merger that no regulatory approval shall contain or shall have resulted in, or reasonably be expected to result in the imposition of, any burdensome condition on TriCo as the surviving company following the merger.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: approval of the merger agreement by North Valley shareholders, approval of the merger agreement and the issuance of TriCo common stock in connection with the merger by TriCo shareholders, receipt of requisite regulatory approvals subject to certain limitations set forth in the merger agreement, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this document is a part, approval of the shares of TriCo common stock to be issued to North Valley shareholders for listing on the NASDAQ Global Select Market, the continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements, and the receipt by both parties of opinions from their respective legal or tax advisors. These conditions to the closing of the merger may not be fulfilled and, accordingly, the merger may not be completed. In addition, if the merger is not completed by January 21, 2015, either TriCo or North Valley may choose not to proceed with the merger, and the parties can mutually decide to terminate the merger agreement at any time, before or after shareholder approval. In addition, TriCo and North Valley may elect to terminate the merger agreement in certain other circumstances. If the merger agreement is terminated under certain circumstances, North Valley may be required to pay a termination fee of $7.6 million to TriCo. If the merger agreement is terminated under certain other circumstances, TriCo may be required to pay a termination fee of $3.8 million to North Valley. Please refer to the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 95 for a fuller description of these circumstances.

Termination of the merger agreement could negatively impact North Valley.

North Valley’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, and the market price of North Valley common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and North Valley’s board of directors seeks another merger or business combination, North Valley shareholders cannot be certain that North Valley will be able to find a party willing to offer equivalent or more attractive consideration than the consideration TriCo has agreed to provide in the merger. If the merger agreement is terminated under certain circumstances, North Valley may be required to pay a termination fee of $7.6 million to TriCo. Please refer to the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 95.

North Valley will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on North Valley and consequently on TriCo. These uncertainties may impair North Valley’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with North Valley to seek to change existing business relationships with North Valley. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, TriCo’s business following the merger could be negatively impacted. In addition, the merger agreement restricts North Valley from taking certain specified actions until the merger occurs without the consent of TriCo. These restrictions may prevent North Valley from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 81 for a description of the restrictive covenants applicable to North Valley.

North Valley directors and officers may have interests in the merger different from the interests of other North Valley shareholders.

The interests of some of the directors and executive officers of North Valley may be different from those of other North Valley shareholders, and directors and officers of North Valley may be participants in arrangements that are different from, or are in addition to, those of other North Valley shareholders. The merger would constitute a “change of control” for purposes of the North Valley Salary Continuation Plan and payments under the Salary Continuation Plan would be due North Valley executive officers at the effective time of the merger. Further, the payment of benefits to executive officers under the North Valley Executive Deferred Compensation Plan would be accelerated upon a “change in control,” if that had been elected by the executive officer, and otherwise would be paid by TriCo following the effective time of the merger in a lump sum or in installments, in each case according to the election made by each executive officer; and the payment of benefits to non-employee directors under the North Valley Director Deferred Fee Plan would be accelerated upon a “change in control” if that had been elected by the director, and otherwise would be paid by TriCo following the effective time of the merger in a lump sum or in installments, in each case according to the election made by each director. In addition, each of North Valley’s executive officers and directors hold equity awards, the treatment of which is described below under “Treatment of North Valley Stock Options”. Upon completion of the merger, three individuals designated by the board of directors of TriCo will be appointed to the board of directors of TriCo. TriCo has tentatively determined that the three North Valley directors to be appointed will be J. M. (“Mike”) Wells, Jr., Patrick W. Kilkenny and Martin A. Mariani. The appointment of these individuals has been tentatively approved by the Nominating and Corporate Governance Committee of the board of directors of TriCo. In addition, TriCo anticipates that Michael J. Cushman, North Valley’s President and Chief Executive Officer, will join TriCo as its Executive Vice President, Strategic Initiatives. These interests are described in more detail under the section entitled “The Merger—Interests of North Valley Directors and Executive Officers in the Merger” beginning on page 73.

Shares of TriCo common stock to be received by North Valley shareholders as a result of the merger will have rights different from the shares of North Valley common stock.

Upon completion of the merger, the rights of former North Valley shareholders will be governed by the articles of incorporation and bylaws of TriCo. The rights associated with North Valley common stock are different from the rights associated with TriCo common stock, although both companies are organized under California law. Please see the section entitled “Comparison of Shareholders’ Rights” beginning on page 112 for a discussion of the different rights associated with TriCo common stock.

The merger agreement contains provisions that may discourage other companies from trying to acquire North Valley for greater merger consideration.

The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to North Valley that might result in greater value to North Valley’s shareholders than the merger. These provisions include a general prohibition on North Valley from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. The members of the board of directors of North Valley have agreed to vote their shares of North Valley common stock in favor of the North Valley Merger proposal and the North Valley Adjournment proposal, and against any alternative transaction. North Valley also has an unqualified obligation to submit the North Valley Merger proposal to a vote by its shareholders, even if North Valley receives a proposal that its board of directors believes is superior to the merger. The shareholders that are party to the shareholder agreements described in this paragraph beneficially own in the aggregate approximately 3.5% of the outstanding shares of North Valley common stock as of the record date. In addition, North Valley may be required to pay TriCo a termination fee of $7.6 million in certain circumstances involving acquisition proposals for competing transactions. For further information, please see the sections entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97 and “The Merger Agreement—Termination; Termination Fee” beginning on page 95.

The combined company expects to incur substantial expenses related to the merger.

The combined company expects to incur substantial expenses in connection with consummation of the merger and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although TriCo and North Valley have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the consummation of the merger. As a result of these expenses, both TriCo and North Valley expect to take charges against their earnings before and after the completion of the merger. The charges taken in connection with the merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.

The merger will result in changes to the board of directors of the combined company.

Upon completion of the merger, the composition of the board of directors of the combined company will be different than the current boards of TriCo and North Valley. The TriCo board of directors currently consists of nine directors and, upon the completion of the merger, three individuals who are currently directors of North Valley will be appointed by TriCo to join the TriCo board of directors. This new composition of the board of directors of the combined company may affect the future decisions of the combined company.

In connection with the announcement of the merger agreement, one lawsuit has been filed and is pending seeking, among other things, to enjoin the merger, and an adverse judgment in this lawsuit may prevent the merger from becoming effective within the expected time frame (if at all).

On January 24, 2014, a purported shareholder of North Valley filed a lawsuit in connection with the merger. Captioned Solak v. North Valley Bancorp, et al., Case No. 179099, the suit was filed in the Superior Court of the State of California, Shasta County, against North Valley, its directors, and TriCo. It is brought as a putative class action and alleges that North Valley’s directors breached certain alleged fiduciary duties to North Valley’s shareholders by approving the merger agreement pursuant to an allegedly unfair process and at an allegedly unfair price. It alleges that North Valley and TriCo aided and abetted those breaches. The suit seeks, among other things, to enjoin consummation of the merger. At this stage, it is not possible to predict the outcome of the proceedings and their impact on North Valley or TriCo. If the plaintiff is successful in enjoining the consummation of the merger, the lawsuit may prevent the merger from becoming effective within the expected timeframe (if it is completed at all).

The unaudited pro forma combined condensed financial information included in this joint proxy statement/prospectus is illustrative and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma combined condensed financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what TriCo’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The pro forma combined condensed financial information reflects adjustments, which are based upon preliminary estimates, to record the North Valley identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of North Valley as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. For more information, please see the section entitled “Unaudited Pro Forma Combined Condensed Financial Statements” beginning on page 103.

The opinions of North Valley’s and TriCo’s financial advisors will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

TriCo and North Valley each received a written opinion from their respective financial advisors on January 21, 2014. Subsequent changes in the operations and prospects of North Valley or TriCo, general market and economic conditions and other factors that may be beyond the control of North Valley or TriCo, and on which North Valley’s and TriCo financial advisors’ opinions were based, may significantly alter the value of North Valley or the prices of the shares of TriCo common stock or North Valley common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. North Valley and TriCo do not anticipate asking their respective financial advisors to update their opinions. Consequently, North Valley’s board of directors’ recommendation that North Valley shareholders vote “FOR” the North Valley Merger proposal and TriCo’s board of directors’ recommendation that TriCo shareholders vote “FOR” the TriCo Merger proposal are each made as of the date of this joint proxy statement/prospectus. For a description of the opinions that TriCo and North Valley received from their respective financial advisors, please refer to the sections entitled “The Merger—Opinion of North Valley’s Financial Advisor” beginning on page 49 and “The Merger—Opinion of TriCo’s Financial Advisor” beginning on page 62.

INFORMATION ABOUT THE COMPANIES

TriCo Bancshares

63 Constitution Drive

Chico, California 95973

(530) 898-0300

TriCo Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of March 31, 2014, TriCo had consolidated total assets of approximately $2.8 billion, total loans of approximately $1.7 billion, deposits of approximately $2.4 billion and shareholders’ equity of approximately $257.0 million. TriCo had 732 full-time equivalent employees of March 31, 2014.

TriCo’s principal business is to serve as the holding company for its banking subsidiary, Tri Counties Bank. TriCo and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 38-year history in the banking industry. It operates 41 traditional branch locations and 29 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 66 ATMs and an automated Customer Service Department, available 24 hours a day, seven days a week.

TriCo’s stock is traded on the NASDAQ Global Select Market under the symbol “TCBK”.

Additional information about TriCo and its subsidiaries may be found in the documents incorporated by reference into this joint proxy statement/prospectus. Please also see the section entitled “Where You Can Find More Information” beginning on page i.

North Valley Bancorp

300 Park Marina Circle

Redding, California 96001

(530) 226-2900

North Valley Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of March 31, 2014, North Valley had consolidated total assets of approximately $918.9 million, total gross loans of approximately $508.1 million, deposits of approximately $785.8 million and shareholders’ equity of approximately $95.6 million. North Valley had 299 full-time equivalent employees as of March 31, 2014.

North Valley’s primary function is to serve as the holding company for its bank subsidiary, North Valley Bank. North Valley Bank was incorporated as a California corporation in September 1972 and commenced operations as a California state-chartered commercial bank in 1973. North Valley Bank is a full-service commercial bank headquartered in Redding, California. North Valley Bank operates twenty-two commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. Its operations include accepting demand, savings, and money market rate deposit accounts and time deposits, and making commercial, real estate and consumer loans. North Valley Bank also issues cashier’s checks and provides safe deposit boxes and other customary banking services. In addition, certain securities broker-dealer services and standardized investment advice are made available to customers of North Valley Bank through a contractual arrangement with Essex Corporation, a New York corporation, and Essex National Securities, Inc., a registered broker-dealer.

North Valley’s stock is traded on the NASDAQ Global Select Market under the symbol “NOVB”.

Additional information about North Valley and its subsidiaries may be found in the documents incorporated by reference into this joint proxy statement/prospectus. Please also see the section entitled “Where You Can Find More Information” beginning on page i.

NORTH VALLEY SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place

The special meeting of North Valley shareholders will be held at the Administrative Offices of North Valley at 300 Park Marina Circle, Redding, California at 4:00 p.m., Pacific time, on August 7, 2014. On or about June 27, 2014, North Valley commenced mailing this document and the enclosed form of proxy to its shareholders entitled to vote at the North Valley special meeting.

Purpose of North Valley Special Meeting

At the North Valley special meeting, North Valley shareholders will be asked to:

•	approve the merger and approve and adopt the merger agreement, a copy of which is attached as Appendix A to this document, which is referred to as the North Valley Merger proposal;

•	approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of North Valley in connection with the merger, which is referred to as the North Valley Advisory (Non-Binding) Proposal on Specified Compensation; and

•	approve one or more adjournments of the North Valley special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the North Valley Merger proposal, which is referred to as the North Valley Adjournment proposal.

Recommendation of the North Valley Board of Directors

The North Valley board of directors unanimously recommends that you vote “FOR” the North Valley Merger proposal, “FOR” the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and “FOR” the North Valley Adjournment proposal (if necessary or appropriate). Please see the section entitled “The Merger—Reasons For the Merger and Recommendation of the North Valley Board of Directors” beginning on page 46.

Each of the directors of North Valley has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the North Valley Merger proposal and “FOR” the North Valley Adjournment proposal (if necessary or appropriate). For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

North Valley Record Date and Quorum

The North Valley board of directors has fixed the close of business on June 20, 2014 as the record date for determining the holders of North Valley common stock entitled to receive notice of and to vote at the North Valley special meeting.

As of the North Valley record date, there were 6,836,463 shares of North Valley common stock outstanding and entitled to vote at the North Valley special meeting held by 617 holders of record. Each share of North Valley common stock entitles the holder to one vote at the North Valley special meeting on each proposal to be considered at the North Valley special meeting.

A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the special meeting. Votes cast will be counted by the inspectors of election at the special meeting. The inspectors will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but they are not treated as shares voted on any proposal. Broker non-votes are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member.

As of the record date, directors and executive officers of North Valley owned and were entitled to vote 305,014 shares of North Valley common stock, representing approximately 4.46% of the shares of North Valley common stock outstanding on that date. North Valley currently expects that North Valley’s directors and executive officers will vote their shares in favor of the North Valley Merger proposal, the North Valley Advisory (Non-Binding) Proposal on Specified Compensation, and the North Valley Adjournment proposal. The members of the board of directors of North Valley have each entered into a shareholder agreement with respect to the merger and have agreed to vote their shares of North Valley common stock in favor of the North Valley Merger proposal and the North Valley Adjournment proposal. For further information, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97. As of the record date, TriCo beneficially held no shares of North Valley common stock.

Participants in the North Valley ESOP

If you hold shares through the North Valley employee stock ownership plan and trust, as amended and restated effective January 1, 2010, the proxy card represents a voting instruction to the trustee as to the number of shares in your plan account. Each participant in the North Valley ESOP may direct the trustee as to the manner in which shares of North Valley common stock allocated to the participant’s plan account are to be voted. Shares allocated to accounts for which no voting instructions are given will be voted by the trustee in the same proportion as the shares for which voting instructions have been received by the trustee, as provided in the North Valley ESOP. The deadline for returning your voting instructions to the trustee is July 31, 2014.

Required Vote

Required Vote to Approve the North Valley Merger Proposal

The affirmative vote of a majority of the outstanding shares of North Valley common stock entitled to vote is required to approve the North Valley Merger proposal.

Required Vote to Approve the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and the North Valley Adjournment Proposal

Assuming a quorum is present, the affirmative vote of a majority of the shares of North Valley common stock represented (in person or by proxy) at the North Valley special meeting and entitled to vote on the proposal is required to approve each of the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and the North Valley Adjournment proposal.

Treatment of Abstentions; Failure to Vote

For purposes of the North Valley special meeting, an abstention occurs when a North Valley shareholder attends the North Valley special meeting, either in person or by proxy, but abstains from voting.

•	For the North Valley Merger proposal, an abstention or a failure to vote will have the same effect as a vote cast “AGAINST” this proposal.

•	For the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and the North Valley Adjournment proposal, abstentions will have no effect on such proposals, unless there are insufficient votes in favor of these proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote “AGAINST” these proposals.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that a North Valley shareholder authorizes the persons named in the enclosed proxy card to vote its shares at the North Valley special meeting in the manner it directs. A North Valley shareholder may vote by proxy or in person at the North Valley special meeting. If you hold your shares of North Valley common stock in your name as a shareholder of record, to submit a proxy, you, as a North Valley shareholder, may use one of the following methods:

•	By telephone: Use any touch-tone telephone to vote your proxy 24 hours a day, seven days a week. Have your proxy card handy when you call. You will be prompted to enter your control number, which is located on your proxy card, and then follow the directions given.

•	Through the Internet: Use the Internet to vote your proxy 24 hours a day, seven days a week. Have your proxy card handy when you access the website. You will be prompted to enter your control number, which is located on your proxy card, to create and submit an electronic ballot.

•	By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

North Valley requests that North Valley shareholders vote by telephone, over the Internet or by completing, signing and dating the accompanying proxy and returning it to North Valley as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of North Valley stock represented by it will be voted at the North Valley special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the shares of North Valley common stock represented by the proxy will be voted as recommended by the North Valley board of directors. Unless a North Valley shareholder checks the box on its proxy card to withhold discretionary authority, the proxy holders may use their discretion to vote on any other matters voted upon at the North Valley special meeting.

If a North Valley shareholder’s shares are held in “street name” by a broker, bank or other nominee, the shareholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every North Valley shareholder’s vote is important. Accordingly, each North Valley shareholder should complete, sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the North Valley shareholder plans to attend the North Valley special meeting in person.

Shares Held in Street Name

If you are a North Valley shareholder and your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to North Valley or by voting in person at the North Valley special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of North Valley common stock on behalf of their customers may not give a proxy to North Valley to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are a North Valley shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the North Valley Merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” this proposal; and

•	your broker, bank or other nominee may not vote your shares on the North Valley Advisory (Non-Binding) Proposal on Specified Compensation or the North Valley Adjournment proposal, which broker non-votes will have no effect on the vote count for these proposals.

Revocability of Proxies and Changes to a North Valley Shareholder’s Vote

A North Valley shareholder has the power to change its vote at any time before its shares of North Valley common stock are voted at the North Valley special meeting by:

•	sending a notice of revocation to North Valley Bancorp, Attention: Corporate Secretary, 300 Park Marina Circle, Redding, California 96001, stating that you would like to revoke your proxy;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card;

•	sending a completed proxy card bearing a later date than your original proxy card; or

•	attending the North Valley special meeting and voting in person.

If you choose any of the first three methods, you must take the described action no later than the beginning of the North Valley special meeting. If you choose to send a completed proxy card bearing a later date than your original proxy card or a notice of revocation, the new proxy card or notice of revocation must be received before the beginning of the North Valley special meeting. If you have instructed a bank, broker or other nominee to vote your shares of North Valley common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Solicitation of Proxies

The cost of solicitation of proxies from North Valley shareholders will be borne by North Valley. North Valley will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, North Valley’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Attending the North Valley Special Meeting

Subject to space availability, all North Valley shareholders as of the record date, or their duly appointed proxies, may attend the North Valley special meeting. Since seating is limited, admission to the North Valley special meeting will be on a first-come, first-served basis. Registration and seating will begin at 4:00 p.m., Pacific time.

If you hold your shares of North Valley common stock in your name as a shareholder of record and you wish to attend the North Valley special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the North Valley special meeting. You must also bring valid photo identification.

If your shares of North Valley common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the North Valley special meeting, you need to bring a copy of a bank or brokerage statement to the North Valley special meeting reflecting your stock ownership as of the record date. You must also bring valid photo identification.

NORTH VALLEY PROPOSAL: MERGER

As discussed throughout this joint proxy statement/prospectus, North Valley is asking its shareholders to approve the North Valley Merger proposal. Holders of North Valley common stock should read carefully this joint proxy statement/prospectus in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, holders of North Valley common stock are directed to the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus.

Vote Required and North Valley Board Recommendation

The affirmative vote of a majority of the outstanding shares of North Valley common stock entitled to vote is required to approve the North Valley Merger proposal.

The North Valley board of directors unanimously recommends a vote “FOR” the North Valley Merger proposal.

Each of the directors of North Valley has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the North Valley Merger proposal. For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

NORTH VALLEY PROPOSAL: ADVISORY VOTE CONCERNING SPECIFIED COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, North Valley is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the merger, the value of which is set forth in the table included in the section of this joint proxy statement/prospectus entitled “The Merger—Merger-Related Compensation for North Valley’s Named Executive Officers” beginning on page 76. As required by Section 14A of the Exchange Act, North Valley is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to North Valley’s named executive officers in connection with the merger, as disclosed in the table in the section of the joint proxy statement/prospectus statement entitled “The Merger—Merger-Related Compensation for North Valley’s Named Executive Officers,” including the associated narrative discussion, are hereby APPROVED.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger. Accordingly, a North Valley shareholder may vote to approve the executive compensation and vote not to approve the merger and vice versa. Because the vote is advisory in nature only, it will not be binding on either North Valley or TriCo. Accordingly, because North Valley is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved and regardless of the outcome of the advisory vote.

The North Valley board of directors unanimously recommends a vote “FOR” the North Valley Advisory (Non-Binding) Proposal on Specified Compensation.

NORTH VALLEY PROPOSAL: ADJOURNMENT

The North Valley special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the North Valley special meeting to approve the North Valley Merger proposal.

If, at the North Valley special meeting, the number of shares of North Valley common stock present or represented and voting in favor of the North Valley Merger proposal is insufficient to approve the North Valley Merger proposal, North Valley intends to move to adjourn the North Valley special meeting in order to enable the North Valley board of directors to solicit additional proxies for approval of the merger. In that event, North Valley will ask its shareholders to vote only upon the North Valley Adjournment proposal, and not the North Valley Merger proposal or the North Valley Advisory (Non-Binding) Proposal on Specified Compensation.

In the North Valley Adjournment proposal, North Valley is asking its shareholders to authorize the holder of any proxy solicited by the North Valley board of directors to vote in favor of granting discretionary authority to the proxy holders, to adjourn the North Valley special meeting to another time and place for the purpose of soliciting additional proxies. If the North Valley shareholders approve the North Valley Adjournment proposal, North Valley could adjourn the North Valley special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from North Valley shareholders who have previously voted.

The North Valley board of directors unanimously recommends a vote “FOR” the North Valley Adjournment proposal.

Each of the directors of North Valley has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the North Valley Adjournment proposal. For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

Other Matters to Come Before the North Valley Special Meeting

No other matters are intended to be brought before the North Valley special meeting by North Valley, and North Valley does not know of any matters to be brought before the North Valley special meeting by others. If, however, any other matters properly come before the North Valley special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment on any such matter.

North Valley 2014 Annual Meeting

As a result of the pending merger with TriCo, the North Valley board of directors has postponed the 2014 annual meeting of North Valley shareholders, including the election of directors. North Valley annual meetings are normally held in the month of May each year and the 2013 annual meeting was held on May 30, 2013. If the TriCo merger is consummated during 2014, as anticipated, North Valley shareholders will become TriCo shareholders and North Valley will cease to exist as a corporation, so no annual meeting of North Valley shareholders would be necessary. If, for any reason, completion of the merger is delayed, or the merger agreement is terminated, the North Valley board of directors would then determine whether to call for an annual meeting of North Valley shareholders for 2014, in order to remain in compliance with the bylaws of the corporation and applicable law.

TRICO ANNUAL MEETING OF SHAREHOLDERS

Date, Time and Place

The annual meeting of TriCo shareholders will be held at TriCo’s headquarters at 63 Constitution Drive, Chico, California at 5:00 p.m., Pacific time, on August 7, 2014. On or about July 3, 2014, TriCo commenced mailing this document and the enclosed form of proxy to its shareholders entitled to vote at the TriCo annual meeting.

Purpose of TriCo Annual Meeting

At the TriCo annual meeting, TriCo shareholders will be asked to:

•	approve the merger and approve and adopt the merger agreement, a copy of which is attached as Appendix A to this document, and approve the issuance of TriCo common stock, no par value per share pursuant to the merger agreement, which is referred to as the TriCo Merger proposal; and

•	elect nine directors for terms expiring at the 2015 annual meeting of shareholders;

•	reapprove the existing performance criteria under the TriCo 2009 equity incentive plan;

•	approve an advisory resolution concerning the compensation of TriCo executives;

•	ratify the selection of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014;

•	approve one or more adjournments of the TriCo annual meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the TriCo Merger proposal, which is referred to as the TriCo Adjournment proposal.

Recommendation of the TriCo Board of Directors

The TriCo board of directors unanimously recommends that you vote “FOR” the TriCo Merger proposal, “FOR” the election of TriCo’s director nominees, “FOR” the reapproval of the existing performance criteria under TriCo’s 2009 equity incentive plan, “FOR” the approval of TriCo’s executive compensation program, “FOR” the ratification of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014, and “FOR” any adjournment of the TriCo annual meeting, if necessary or appropriate, including to permit further solicitation of proxies in favor of the above-listed proposals.

Each of the directors of TriCo has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the TriCo Merger proposal and “FOR” the TriCo Adjournment proposal (if necessary or appropriate). For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

TriCo Record Date and Quorum

The TriCo board of directors has fixed the close of business on June 20, 2014 as the record date for determining the holders of TriCo common stock entitled to receive notice of and to vote at the TriCo annual meeting.

As of the TriCo record date, there were 16,133,414 shares of TriCo common stock outstanding and entitled to vote at the TriCo annual meeting held by 1,393 holders of record. Each share of TriCo common stock entitles the holder to one vote at the TriCo annual meeting on each proposal to be considered at the TriCo annual meeting.

The representation of holders of at least a majority of the shares entitled to vote on the matters to be voted on at the TriCo annual meeting constitutes a quorum for transacting business at the TriCo annual meeting. All shares of TriCo common stock, whether present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the TriCo annual meeting.

As of the record date, directors and executive officers of TriCo and their affiliates owned and were entitled to vote 2,330,144 shares of TriCo common stock, representing approximately 14.44% of the shares of TriCo common stock outstanding on that date. TriCo currently expects that TriCo’s directors and executive officers will vote their shares in favor of the TriCo Merger proposal and the TriCo Adjournment proposal. The members of the board of directors of TriCo have each entered into a shareholder agreement with respect to the merger and agreed to vote their shares in favor of the TriCo Merger proposal. Please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97. As of the record date, North Valley beneficially held no shares of TriCo common stock.

Required Vote

Approval of the TriCo Merger proposal: The affirmative vote of a majority of the outstanding shares of TriCo common stock entitled to vote is required to approve the TriCo Merger proposal.

Election of directors: The nine directors who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. In the election of directors, under California law and TriCo’s bylaws, you may cumulate your votes in the election of the directors by following the procedures described at “Corporate Governance, Board Nomination and Board Committees—Nomination and Election of Directors.” If the proxy is marked “FOR” all of the director nominees or not marked with respect to election of directors, authority will be granted to the persons named in the proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

Reapproval of the existing performance criteria under the TriCo 2009 equity incentive plan: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the equity incentive plan proposal.

Approval of the advisory vote on executive compensation: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation proposal.

Ratification of the principal independent auditor: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the principal independent auditor proposal.

Approval of the TriCo Adjournment proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of TriCo common stock represented (in person or by proxy) at the TriCo annual meeting and entitled to vote on the proposal is required to approve the TriCo Adjournment proposal.

Treatment of Abstentions; Failure to Vote

For purposes of the TriCo annual meeting, an abstention occurs when a TriCo shareholder attends the TriCo annual meeting, either in person or by proxy, but abstains from voting.

•	For the TriCo Merger proposal, an abstention or failure to vote will have the same effect as a vote cast “AGAINST” this proposal.

•	Abstentions will not impact the election of directors.

Abstentions will have no effect on the proposals to reapprove the existing performance criteria under TriCo’s 2009 equity incentive plan, the advisory proposal concerning executive compensation, the ratification of TriCo’s principal independent auditor for 2014, and the TriCo Adjournment, unless there are insufficient votes in favor of these proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against these proposals.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that a TriCo shareholder authorizes the persons named in the enclosed proxy card to vote its shares at the TriCo annual meeting in the manner it directs. A TriCo shareholder may vote by proxy or in person at the TriCo annual meeting. If you hold your shares of TriCo common stock in your name as a shareholder of record, to submit a proxy, you, as a TriCo shareholder, may use one of the following methods:

•	By telephone: Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card handy when you call. You will be prompted to enter your control number(s), which is located on your proxy card, and then follow the directions given.

•	Through the Internet: Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card handy when you access the website. You will be prompted to enter your control number(s), which is located on your proxy card, to create and submit an electronic ballot.

•	By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

TriCo requests that TriCo shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy and returning it to TriCo as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of TriCo stock represented by it will be voted at the TriCo annual meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the shares of TriCo common stock represented by the proxy will be voted as recommended by the TriCo board of directors. Unless a TriCo shareholder checks the box on its proxy card to withhold discretionary authority, the proxy holders may use their discretion to vote on any other matters voted upon at the TriCo annual meeting.

If a TriCo shareholder’s shares are held in “street name” by a broker, bank or other nominee, the shareholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every TriCo shareholder’s vote is important. Accordingly, each TriCo shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the TriCo shareholder plans to attend the TriCo annual meeting in person.

Shares Held in Street Name

If you are a TriCo shareholder and your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to TriCo or by voting in person at the TriCo annual meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of TriCo common stock on behalf of their customers may not give a proxy to TriCo to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are a TriCo shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the TriCo Merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” this proposal; and

•	your broker, bank or other nominee may not vote your shares on the TriCo Adjournment proposal, which broker non-votes will have no effect on the vote count for this proposal.

Voting of Shares Held in the TriCo Bancshares ESOP

If you hold your shares indirectly in the TriCo Bancshares ESOP, you have the right to direct the TriCo trustee how to vote shares allocated to your plan account as described in the voting materials sent to you by the TriCo trustee.

Revocability of Proxies and Changes to a TriCo Shareholder’s Vote

A TriCo shareholder has the power to change its vote at any time before its shares of TriCo common stock are voted at the TriCo annual meeting by:

•	sending a notice of revocation to TriCo Bancshares, Attention: Corporate Secretary, 63 Constitution Drive, Chico, California 95973 stating that you would like to revoke your proxy;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card;

•	sending a completed proxy card bearing a later date than your original proxy card; or

•	attending the TriCo annual meeting and voting in person.

If you choose any of the first three methods, you must take the described action no later than the beginning of the TriCo annual meeting. If you choose to send a completed proxy card bearing a later date than your original proxy card or a notice of revocation, the new proxy card or notice of revocation must be received before the beginning of the TriCo annual meeting. If you have instructed a bank, broker or other nominee to vote your shares of TriCo common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Solicitation of Proxies

The cost of solicitation of proxies from TriCo shareholders will be borne by TriCo. TriCo will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, TriCo’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Discontinuing Multiple Mailings

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize TriCo to discontinue mailings of multiple annual reports and proxy statements, including this joint proxy statement/prospectus. To discontinue multiple mailings, or to reinstate multiple mailings, please mail your request to TriCo Bancshares, Attention: Shareholder Relations, 63 Constitution Drive, Chico, California 95973.

Attending the TriCo Annual Meeting

Subject to space availability, all TriCo shareholders as of the record date, or their duly appointed proxies, may attend the TriCo annual meeting. Since seating is limited, admission to the TriCo annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 4:30 p.m., Pacific time.

If you hold your shares of TriCo common stock in your name as a shareholder of record and you wish to attend the TriCo annual meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the TriCo annual meeting. You must also bring valid picture identification.

If your shares of TriCo common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the TriCo annual meeting, you need to bring a copy of a bank or brokerage statement to the TriCo annual meeting reflecting your stock ownership as of the record date. You must also bring valid picture identification.

TRICO PROPOSAL: MERGER

As discussed throughout this joint proxy statement/prospectus, TriCo is asking its shareholders to approve the TriCo Merger proposal. Holders of TriCo common stock should read carefully this joint proxy statement/prospectus in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, holders of TriCo common stock are directed to the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus.

Vote Required and TriCo Board Recommendation

The affirmative vote of a majority of the outstanding shares of TriCo common stock entitled to vote is required to approve the TriCo Merger proposal.

The TriCo board of directors unanimously recommends a vote “FOR” the TriCo Merger proposal.

Each of the directors of TriCo has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the TriCo Merger proposal. For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between TriCo and North Valley. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this joint proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This section is not intended to provide you with any factual information about TriCo or North Valley. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings TriCo and North Valley make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page i.

Terms of the Merger

Transaction Structure

TriCo’s and North Valley’s boards of directors unanimously have approved the merger agreement. The merger agreement provides for the acquisition of North Valley by TriCo through the merger of North Valley with and into TriCo, with TriCo continuing as the surviving corporation. Immediately upon the closing of the merger, North Valley Bank, a wholly owned subsidiary of North Valley, will merge with and into Tri Counties Bank, a bank chartered under the laws of the State of California and a wholly owned subsidiary of TriCo, with Tri Counties Bank being the surviving bank.

Merger Consideration

In the merger, each share of North Valley common stock, no par value per share, owned by a North Valley shareholder (including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009, as amended, between North Valley and Computershare, Inc., as Rights Agent) will be converted into the right to receive 0.9433 shares of TriCo common stock, no par value per share. A North Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive and cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive.

Based on the closing share price of TriCo common stock of $27.93 on January 21, 2014, the last trading day before the announcement of the merger, the value of the merger consideration was $26.35 per share. Based on the closing share price of TriCo common stock of $23.44 on June 26, 2014, the most recent day for which information was available prior to the printing and mailing of this document, the value of the merger consideration was $22.11 per share. The share price of TriCo common stock will fluctuate and accordingly, the value of the merger consideration you receive may be different than either of these amounts.

Treatment of North Valley Stock Options

Immediately prior to the effective time of the merger, each outstanding option to purchase shares of North Valley common stock, whether or not then vested and whether or not then exercisable, will be cancelled and the holder of the option will be entitled to receive, subject to any required tax withholding, an amount in cash, without interest, from North Valley equal to the product of (x) the total number of shares of North Valley common stock subject to the option times (y) the excess, if any, of the product of 0.9433 multiplied by the weighted average of the closing prices for shares of TriCo common stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the trading day immediately before the closing date over the exercise price per share under such option. As consideration for the cancellation of out-of-the-money options, the holders (other than directors and executive officers) will be entitled to receive $500.00 for each outstanding option held. The North Valley board of directors has the right to amend all option plans and agreements governing all outstanding options to purchase shares of North Valley common stock to make them fully vested and exercisable before the closing date to permit the option holders to exercise their options before the date on which the options otherwise would terminate.

Background of the Merger

Each of TriCo’s and North Valley’s board of directors and management regularly review their respective business strategies, opportunities and challenges as part of their consideration and evaluation of their respective long-term prospects, with the goal of enhancing value for their respective shareholders. The strategic considerations have focused on, among other things, the business and regulatory environment facing financial institutions generally and each of TriCo and North Valley, in particular, as well as conditions and ongoing consolidation in the financial services industry. For each company, these reviews have also included periodic discussions with respect to potential transactions that would further its strategic objectives, and the potential benefits and risks of those transactions.

TriCo has considered acquisitions as a means of achieving growth and expanding its market. Consistent with this strategy, on May 28, 2010, TriCo acquired $100.3 million in assets and assumed $95.0 million of deposits of Granite Community Bank, N.A. in Granite Bay, California under a purchase and assumption agreement with the FDIC. On September 23, 2011, TriCo acquired $270.4 million in assets and assumed $239.9 million of deposits of Citizens Bank of Northern California under a purchase and assumption agreement with the FDIC.

In the normal course of its business, North Valley has from time to time received unsolicited verbal inquiries from various sources regarding possible interest in a business combination transaction. The general policy of the board of directors has been to not respond to these unsolicited verbal inquiries unless confirmed in writing from a credible source. At the same time, in the context of its annual budgeting and planning process, the board of directors has periodically discussed and evaluated strategic planning alternatives and whether they would be in the best interests of shareholders. Discussions have included the possibility of making acquisitions and whether to remain independent or to consider a combination with some other financial institution. Discussion of these topics has typically involved a review of current and projected market conditions, the results of operations of North Valley and North Valley Bank, certain peer group performance comparisons, reported merger and acquisition activity, and selected industry information and analysis provided to the board of directors by its financial advisors.

At the annual retreat of the board of directors, held on September 28, 2012, in connection with consideration of the Strategic Plan and 2013 Budget for North Valley, the board of directors discussed and evaluated various strategic planning alternatives and whether they would be in the best interests of shareholders. The board discussions were principally focused on the highly competitive banking market in which North Valley currently operates (competition for deposits and loans, in particular), the current level of new bank formations and bank mergers in northern California, and the current and projected interest rate environment for commercial banks. These discussions also examined the importance of operational scale and financial resources in the current banking environment. North Valley’s board of directors took notice of the possibility that a business combination with a larger financial institution, having more resources, higher lending limits, a more geographically diversified customer base and product offerings, and with more liquidity in its common stock, could produce a stronger financial institution and increase value for North Valley’s shareholders. At the conclusion of the retreat on September 28, 2012, the board of directors instructed executive management to keep the board informed regarding the receipt of unsolicited inquiries from representatives of other financial institutions that might express interest in a possible business combination with North Valley, without making any change in the board’s general position that North Valley should remain independent.

In November 2012, North Valley was approached on an unsolicited informal basis by a bank holding company we refer to as “Company A” expressing preliminary interest in discussing a business combination transaction with North Valley. This verbal inquiry was reported to the chairman of the board of directors, who kept the board of directors informed. The board of directors did not authorize executive management to make any written response to this verbal inquiry.

At a meeting of the North Valley board of directors held on November 29, 2012, the board of directors continued its discussion on the subject of strategic planning alternatives and the current banking environment with executive management. Representatives of Sandler O’Neill, a nationally recognized investment banking firm whose principal business specialty is representing financial institutions, attended this meeting. From time to time over the years, Sandler O’Neill has consulted with North Valley’s board of directors and executive management regarding strategic planning alternatives, securities portfolio management and other corporate matters. These discussions carried over to a meeting of the board of directors held on December 20, 2012. At these board meetings, Sandler O’Neill discussed West Coast bank merger and acquisition activity and the potential strengths and weaknesses of various financial institutions that recently or in the past had completed business combination transactions. At this meeting, the board of directors determined that it would be in the best interests of the shareholders of North Valley to investigate, on a confidential and preliminary basis, the viability of a possible combination with certain of those financial institutions and the board of directors identified a number of financial institutions (including Company A and TriCo) that could be contacted for the purpose of confirming any interest in proceeding with an exchange of financial information under the terms of a confidentiality agreement. Sandler O’Neill was authorized to contact each of those institutions on behalf of North Valley and North Valley’s legal counsel prepared a form of confidentiality agreement for that purpose. Sandler O’Neill was instructed to report back to the board of directors regarding the results of its investigations at the monthly meetings of the board, at which time North Valley’s executive management, legal counsel and Sandler O’Neill would be asked to discuss the results of the contacts made with the designated institutions.

On January 7, 2013, TriCo signed a confidentiality agreement with North Valley. Thereafter, TriCo’s chief executive officer gave the TriCo board monthly updates regarding the discussions with North Valley.

On January 8, 2013, a bank holding company we refer to as “Company B” signed a confidentiality agreement with North Valley and was provided financial information. Thereafter, Company B indicated interest in discussing a potential business combination transaction with North Valley. On March 19, 2013, the North Valley chief executive officer and chief financial officer, along with a representative of Sandler O’Neill, held a meeting with the chief executive officer of Company B. Selected information was shared and discussed between the parties. A formal letter of interest from Company B never materialized.

On January 10, 2013, Company A signed a confidentiality agreement with North Valley and on March 4, 2013, the North Valley chief executive officer and chief financial officer, along with representatives of Sandler O’Neill, held a meeting with the chief executive officer and chief financial officer of Company A. A formal letter of interest from Company A never materialized.

On February 20, 2013, the North Valley chief executive officer and chief financial officer, along with a representative of Sandler O’Neill, met informally with the chief executive officer and chief financial officer of TriCo. A tentative procedure for exchanging additional due diligence information was discussed.

Sandler O’Neill attended meetings of the North Valley board of directors held on January 31, 2013, February 28, 2013 and March 28, 2013, and reported on the status of its contacts with various financial institutions. During this three-month period, seven of the financial institutions approached by Sandler O’Neill (including Company A, Company B and TriCo) executed a confidentiality agreement with North Valley and were provided with a package of selected information on the financial condition and results of operations of North Valley.

At a meeting of the board of directors held on April 25, 2013, Sandler O’Neill reported further on the status of its contacts with various financial institutions, including the institutions that had signed confidentiality agreements and were provided with selected financial information. At that time, no institution had yet provided a formal indication of interest in a potential combination with North Valley. As regards TriCo, Sandler O’Neill and executive management discussed with the board of directors their belief that the potential benefits to be derived from a combination with North Valley were still under consideration by TriCo and its advisors but that no conclusions or decisions had been reached about whether or not to proceed. Sandler O’Neill also updated the board on the status of merger and acquisition activity among financial institutions on the West Coast. During the month of May 2013, there were no material developments.

During the months of June and July, 2013, North Valley was approached on an unsolicited informal basis by an additional financial institution we refer to as “Company C” expressing preliminary interest in discussing a business combination. On June 14, 2013, under the standing authority previously granted by the board of directors, North Valley executed mutual confidentiality agreements with Company C. The North Valley chief executive officer and chief financial officer met with their counterparts at Company C and information was exchanged. Contacts with Company C and with TriCo were reported at the meetings of board of directors held on July 25, 2013 and August 22, 2013.

On September 18, 2013, the North Valley board of directors held a special meeting to review and discuss a letter received on September 10, 2013 from Company C, and a letter received from TriCo on September 13, 2013, both letters expressing interest in proceeding with discussions about a possible business combination with North Valley. Both of these financial institutions had been provided selected financial information under the terms of confidentiality agreements. Sandler O’Neill attended the meeting and reviewed with the board of directors the potential consideration represented by each expression of interest letter. The expression of interest from Company C proposed consideration consisting of shares of Company C common stock (75%) and cash (25%), with an implied value of $21.60 per share of North Valley common stock as of the time of the meeting. The expression of interest from TriCo proposed consideration of 100% shares of TriCo common stock, with an implied value of $21.27 per share of North Valley common stock as of the time of the meeting. After discussion, the board of directors decided to seek clarification of certain points addressed in the letters and instructed Sandler O’Neill to contact both financial institutions for this purpose.

On September 25, 2013, the North Valley board of directors held a special meeting (at the annual North Valley retreat) to continue the board’s discussion of the two expression of interest letters, including a supplemental message from TriCo dated September 24, 2013 and a revised expression of interest letter dated September 24, 2013 from Company C. The supplemental letter from TriCo confirmed its proposal for an all-stock transaction which, at the time of this meeting, represented an implied value of $22.20 per share of North Valley common stock. The revised expression of interest from Company C proposed consideration consisting of

50% shares of Company C common stock and 50% cash, with an implied value of $22.51 at the time of the meeting. At this meeting, Sandler O’Neill reviewed with the board of directors the financial condition and results of operations of these financial institutions, together with various considerations in evaluating whether to pursue a potential business combination. Following further evaluation of the expression of interest letters, North Valley’s board of directors determined that it would be in the best interests of North Valley and its shareholders to pursue further due diligence with TriCo before proceeding further with Company C. In making such determination, the board of directors considered the merits of TriCo common stock compared to the common stock of Company C. The directors noted a relative lack of liquidity in the shares of Company C (a high percentage of shares being held by a small number of shareholders). The directors also considered the operating history of TriCo, including its financial performance during the recent economic downturn, compared with the operating history of Company C, and the existing branch office network of TriCo in the communities served by North Valley and elsewhere in Northern and Southern California, compared with Company C as an out-of-state institution with no branch offices in the State of California. Accordingly, the board of directors authorized Sandler O’Neill and executive management to contact TriCo and facilitate a continuation of TriCo’s due diligence investigation of North Valley and, at the same time, the North Valley board of directors authorized and directed executive management and legal counsel to commence a more in-depth due diligence investigation of TriCo. Also, as directed by the board of directors, executive management advised Company C of the board’s decision.

On September 30, 2013, the executive management, represented by the chief executive officer, the chief financial officer and the general counsel of North Valley, accompanied by a representative of Sandler O’Neill, attended a meeting with the chief executive officer and the chief financial officer of TriCo, accompanied by representatives of KBW, financial advisor to TriCo. The parties attending this meeting discussed a process for proceeding with further mutual due diligence investigations and a tentative timetable for same.

During the month of October, 2013, a due diligence team representing TriCo visited Redding, California, and conducted an on-site review of North Valley and North Valley Bank. TriCo also conducted additional due diligence investigation of North Valley materials provided to TriCo and its legal counsel. Following its due diligence investigation of North Valley, TriCo representatives expressed continuing interest in a transaction with North Valley.

On October 17, 2013, the board of directors of North Valley held a meeting to discuss the status and results to date of the due diligence process authorized by the board of directors on September 25, 2013. The board of directors authorized executive management to continue with its due diligence investigation of TriCo and to continue its discussions with TriCo representatives in order to explore the potential terms and conditions of a proposed business combination. Thereafter, during October and November, 2013, a North Valley due diligence team conducted an on-site due diligence investigation of TriCo and its subsidiaries, in Chico, California. At the same time, management and legal counsel reviewed and analyzed the various diligence materials posted by TriCo on a confidential restricted access website established for that purpose.

On December 6, 2013, legal counsel to TriCo provided the North Valley management with a first draft of a proposed merger agreement. On December 13, 2013, after review of the draft with legal counsel, North Valley responded with comments and questions, and legal counsel to TriCo provided North Valley with a revised draft of the proposed merger agreement on December 18, 2013.

On December 19, 2013, the North Valley board of directors held a meeting to further consider the status and results of the due diligence reviews being conducted by TriCo and North Valley and to review the revised draft of a proposed merger agreement. The board of directors discussed the terms and conditions represented by the draft with its executive management, legal counsel and Sandler O’Neill at the meeting. After a review of possible alternative provisions, the board of directors directed its legal counsel and Sandler O’Neill, in coordination with its executive management, to pursue negotiations for changes in the draft merger agreement, subject to further review by the board of directors. Also, the board of directors authorized, ratified and approved the execution and delivery of a formal engagement letter between North Valley and Sandler O’Neill, in the form previously presented to the board of directors.

Thereafter, North Valley management and legal counsel prepared a redlined response to the revised draft of the merger agreement received on December 18, 2013 and North Valley’s legal counsel delivered the response to TriCo and its legal counsel on December 26, 2013. On December 27, 2013, legal counsel for TriCo and legal counsel for North Valley discussed the response and identified the remaining points of negotiation.

On January 6, 2014, the chief executive officer and the chief financial officer of North Valley, accompanied by a representative of Sandler O’Neill, met with the chief executive officer and the chief financial officer of TriCo, accompanied by representatives of KBW. The parties discussed the financial performance of their respective institutions for the year just ended, the appropriate assumptions on which to prepare pro forma combined financial statements, and the impact of such matters on the financial terms of the proposed merger agreement. On January 7, 2014, legal counsel to TriCo provided North Valley with a new, further revised draft of the merger agreement.

On January 9, 2014, the North Valley board of directors held a meeting with its legal counsel and Sandler O’Neill in attendance and discussed the status of negotiations with TriCo and the changes proposed in the January 7, 2014 draft of the proposed merger agreement, in particular a proposed change in the stock exchange ratio. The board of directors determined that the latest draft of the proposed merger agreement required further changes and directed executive management, Sandler O’Neill and its legal counsel to continue negotiations with TriCo. On January 10, 2014, North Valley received a revised expression of interest letter from TriCo, and on January 14, 2014, North Valley received a further revised draft of the merger agreement from legal counsel to TriCo.

On January 15, 2014, TriCo entered into a formal engagement letter with KBW.

On January 16, 2014, the North Valley board of directors held a meeting to discuss with North Valley’s executive management and legal counsel the latest developments regarding negotiations with TriCo and to review the changes made to the most recent draft merger agreement since the last meeting of the board of directors, including changes reflected in the draft distributed by legal counsel for TriCo on January 14, 2014. The board of directors also reviewed and discussed the proposed exhibits to the draft merger agreement and the regulatory approvals required in connection with the transaction. The board of directors and executive management also discussed the impact of the proposed business combination on the shareholders, customers and employees of North Valley. The board of directors determined that further revisions of the proposed agreements would be appropriate and instructed North Valley legal counsel and executive management to continue negotiations with TriCo. As a result of these negotiations, TriCo’s legal counsel prepared and distributed further revised drafts of the proposed merger agreement, consisting of a draft received by North Valley on January 17, 2014, another draft received on January 19, 2014 and a further draft received on January 20, 2014.

On January 21, 2014, the board of directors of North Valley and North Valley Bank met in a joint special meeting with its executive management, legal counsel and representatives of Sandler O’Neill to review the proposed final form of the merger agreement and exhibits thereto. After extensive review and discussion of the proposed final form of the merger agreement and exhibits, followed by an updated review of the financial results and projections of North Valley and its available strategic planning alternatives and an evaluation of various factors relevant to consummation of the proposed business combination, and based upon the advice of legal counsel and the opinion of Sandler O’Neill that the merger consideration was fair, from a financial point of view, to the holders of North Valley common stock, the directors of North Valley and North Valley Bank voted unanimously to approve the merger agreement and to authorize its execution and delivery to TriCo. In addition, the board of directors of North Valley voted unanimously to authorize and approve the execution and delivery of an Amendment One to the North Valley Bancorp Shareholder Protection Rights Agreement with Computershare, Inc., to provide that neither TriCo nor any of its affiliates will become an “acquiring person,” as that term is defined in the Rights Agreement, solely as a result of the public announcement, execution, delivery, or performance of the merger agreement, shareholder agreements, or the other transactions contemplated by the merger agreement. It was understood that the board of directors of TriCo was holding a special meeting that same day to consider, authorize and approve the execution and delivery of the merger agreement with North Valley.

The TriCo board of directors held a meeting on January 21, 2014. Prior to the meeting, the proposed definitive agreement and related materials had been distributed to TriCo’s board of directors for its review. During this meeting, legal counsel made a presentation regarding the definitive merger agreement and other related agreements with North Valley. KBW reviewed the financial aspects of the proposed merger and delivered to the TriCo board of directors an oral opinion, subsequently followed by delivery of its written opinion, dated January 21, 2014, to the effect that the exchange ratio to be used in the proposed merger was fair, from a financial point of view, to TriCo. The legal counsel discussed with the directors the material terms of the definitive agreement, and advised the directors as to their fiduciary duties in connection with considering and voting on the proposed merger. In addition, TriCo’s president and chief executive officer, Richard P. Smith, led TriCo’s board of directors in a discussion of the merits, risks and the strategic reasons for and against the transaction. After a thorough discussion, TriCo’s board of directors unanimously approved the definitive merger agreement and other relevant documents with North Valley.

At the conclusion of the board meetings on January 21, 2014, and pursuant to the resolutions adopted by each of TriCo’s and North Valley’s board of directors, TriCo and North Valley entered into the definitive agreement, dated as of January 21, 2014.

On January 21, 2014, after the close of trading on the NASDAQ Global Select Market, a joint press release announcing the execution of the merger agreement was issued by North Valley and TriCo.

Reasons for the Merger and Recommendation of the North Valley Board of Directors

The North Valley board of directors believes the proposed merger with TriCo is fair and in the best interests of the shareholders, as well as its employees and the communities served by North Valley Bank. In reaching this conclusion, the North Valley board of directors discussed the proposed merger with its senior management and with its financial and legal advisors and considered the relative advantages and disadvantages of remaining independent rather than entering into the merger. The Directors unanimously recommend that North Valley shareholders vote in favor of the merger agreement and consummation of the merger and the other transactions contemplated by the merger agreement.

In approving the merger with TriCo, the North Valley board of directors considered a variety of factors, both positive and negative. The primary factors that favor the merger include, but are not limited to, the following:

•	Future Prospects. Based on its understanding of the business, operations, financial condition, earnings, management and future prospects of North Valley, and in consultation with its financial advisor, the North Valley board of directors believes that a business combination with TriCo would enable North Valley shareholders to participate in a combined company that would have enhanced future prospects as compared to those that North Valley is likely to achieve on a stand-alone basis. The board believes that a larger company will provide additional products and services to better grow and retain North Valley’s customers, that the combined, more diversified, customer base will improve and diversify future revenue sources, and that future earnings prospects will be stronger on a combined basis.

•	Results of Due Diligence. The North Valley board’s understanding of the business, operations, financial condition, earnings, management and future prospects of TriCo, taking into account North Valley’s due diligence investigation of TriCo, including, but not limited to, debt service and other existing financial obligations, the financial obligations to be incurred in connection with the proposed transaction and other likely financial obligations of TriCo and the possible effect of such obligations.

•	Competition. The current and prospective economic and competitive environment facing the financial services industry generally, including the continued consolidation in the industry and the increased importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term.

•	Complementary Business. The complementary nature of the respective markets, customers and asset/liability mix of North Valley Bank and Tri Counties Bank combined with an opportunity for North Valley customers to access enhanced products or services.

•	Financial Information. The reports of North Valley’s management to the North Valley board of directors concerning the operations, financial condition and prospects of TriCo and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and other financial metrics.

•	Share Value. The value to be received by holders of North Valley common stock pursuant to the merger agreement in relation to the historical trading prices of North Valley common stock, as compared to other similar transactions of a comparable nature in the view of the Board’s financial advisor, as well as the possibility of a more active trading market.

•	Cash Dividends. TriCo has paid cash dividends on its common stock in every quarter since March 1990. Although there is no assurance that cash dividends will be paid in the future, the stated intention of the TriCo board of directors is to continue the payment of cash dividends on a quarterly basis. Receiving TriCo stock as consideration in the merger, North Valley shareholders would benefit from the anticipated future cash dividends paid by TriCo.

•	Fairness Opinion. The opinion, dated January 21, 2014, delivered to the North Valley board of directors by Sandler O’Neill that, as of the date of the opinion and based upon and subject to the considerations in its opinion, the merger consideration was fair, from a financial point of view, to holders of North Valley common stock.

•	Terms of the Merger. The review by the North Valley board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the exchange ratio and TriCo’s agreement to appoint three (3) members of the North Valley board of directors to the TriCo board of directors and the Tri Counties board of directors.

•	Approvals. The likelihood of receiving regulatory approvals in a timely fashion without unacceptable conditions and the likelihood that the merger would be completed.

•	Corporate Values. The belief of the North Valley board of directors that the two companies share a common vision of the importance of customer service and that management and employees of North Valley and TriCo possess complementary skills and expertise.

•	Indemnification. The agreements of TriCo to provide indemnification for North Valley’s directors and executive officers and to honor certain existing employee benefits.

•	Reorganization. The expectation that the merger will constitute a tax-free “reorganization” under Section 368(a) of the Code to North Valley shareholders with respect to the TriCo common stock received by them.

In the course of its deliberations regarding the merger, the North Valley board of directors also considered the following factors and risks, which the Board of Directors determined did not outweigh the expected benefits to North Valley and its shareholders:

•	Integration Issues. The challenges of combining the businesses, assets and employees of North Valley and TriCo which could affect our post-merger success and the ability to achieve anticipated cost savings and other potential synergies.

•	Overlapping Market Areas. The branch locations operated by North Valley Bank and Tri Counties Bank overlap in certain market areas and, due to the cost efficiencies made possible by the consolidation of offices in these areas, Tri Counties Bank is not likely to continue all branch locations currently being operated by North Valley Bank, nor is it likely that TriCo and Tri Counties Bank will be able to retain all officers and employees of North Valley Bank after the merger.

•	Fixed Exchange Ratio. The fixed exchange ratio component of the merger consideration will not adjust to compensate for potential changes in the price of TriCo common stock or North Valley common stock prior to completion of the merger.

•	Insider Interests. The interests of North Valley executive officers and directors with respect to the merger apart from their interests as holders of North Valley common stock, and the risk that these interests might influence their decision with respect to the merger, as described below in “The Merger—Interests of North Valley Directors and Executive Officers in the Merger.”

•	Competing Transactions. The risk that the terms of the merger agreement, including provisions relating to the payment of a termination fee under specified circumstances, although required by TriCo as a condition to its willingness to enter into a merger agreement, could have the effect of discouraging other parties that might be interested in a transaction with North Valley from proposing such a transaction.

•	Operational Restrictions. The restrictions contained in the merger agreement on the operation of North Valley’s business during the period between the signing of the merger agreement and completion of the merger which may delay or prevent North Valley from pursuing business opportunities that could arise before completion of the merger.

•	Risk of Termination. The possibility that the merger might not be completed and the impact of a public announcement of the termination of the merger agreement on, among other things, the market price of North Valley common stock and North Valley operating results, particularly in light of the costs incurred in connection with the transaction,

•	Other Risk Factors. The North Valley board of directors also considered other factors described under the section of this joint proxy statement/prospectus entitled “Risk Factors.”

The foregoing discussion of the information and factors considered by the North Valley board of directors is not intended to be exhaustive, but includes the material factors, both positive and negative, considered by the North Valley board of directors. In reaching its decision to approve the merger agreement, the North Valley board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The North Valley board of directors considered all these factors as a whole, including discussions with, and questioning of, North Valley’s management team, its legal counsel and financial advisor. The North Valley board of directors determined that overall, the totality of information and factors (positive and negative) considered by the North Valley board of directors, was favorable to, and supported, its determination.

This explanation of North Valley’s reasons for the merger and other information presented in this section is forward-looking in nature and should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 of this joint proxy statement/prospectus.

For the reasons set forth above, the North Valley board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and unanimously recommends that you vote “FOR” the North Valley Merger proposal, “FOR” the North Valley Advisory (Non-Binding) Proposal on Specified Compensation and “FOR” the North Valley Adjournment proposal (if necessary or appropriate).

Each of the directors of North Valley has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the North Valley Merger proposal and “FOR” the North Valley Adjournment proposal (if necessary or appropriate). For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

Opinion of North Valley’s Financial Advisor

By letter dated December 3, 2012, Sandler O’Neill agreed to act as financial advisor to the North Valley board of directors in connection with the board’s consideration of strategic alternatives, such as a possible business combination involving North Valley and a second party, such as another bank or bank holding company, or remaining independent. These services were formalized on December 19, 2013, at which time North Valley countersigned the Sandler O’Neill engagement letter. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions, and was selected by North Valley for this reason. In the ordinary course of its investment banking business, Sandler O’Neill, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor to North Valley’s board of directors in connection with the proposed transaction with TriCo and participated in certain of the negotiations leading to the execution of the merger agreement. At the January 21, 2014 meeting at which North Valley’s board of directors considered and approved the merger agreement, Sandler O’Neill delivered to the board its oral opinion, which was subsequently followed up in writing, that, as of such date, the merger consideration (defined as the exchange ratio of 0.9433 shares of TriCo common stock) was fair to the holders of North Valley’s common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Appendix B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of North Valley common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to North Valley’s board in connection with its consideration of the merger and is directed only to the fairness of the merger consideration to the holders of North Valley’s common stock from a financial point of view. It does not address the underlying business decision of North Valley to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for North Valley or the effect of any transaction in which North Valley might engage and does not constitute a recommendation to any holder of North Valley common stock as to how such holder of North Valley common stock should vote at the special meeting with respect to the merger or any other matter.

In connection with its opinion, Sandler O’Neill reviewed, among other things:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of North Valley that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of TriCo that Sandler O’Neill deemed relevant;

•	the mean publicly available analyst earnings per share estimate for North Valley for the years ending December 31, 2013 and December 31, 2014 and an internal long-term growth rate for the years thereafter as provided by senior management of North Valley;

•	the mean publicly available analyst earnings per share estimate for TriCo for the years ending December 31, 2013 through December 31, 2015 and an internal long-term growth rate for the years thereafter provided by senior management of TriCo;

•	the pro forma financial impact of the merger on TriCo based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of TriCo;

•	a comparison of certain stock trading, financial and other information for North Valley and TriCo with similar publicly available information for certain other commercial banks, the securities of which are publicly traded;

•	the terms and structures of other recent mergers and acquisition transactions, including merger of equal transactions, in the commercial banking sector;

•	the current market environment generally and in the commercial banking sector in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of North Valley the business, financial condition, results of operations and prospects of North Valley and held similar discussions with the senior management of TriCo regarding the business, financial condition, results of operations and prospects of TriCo.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by North Valley and TriCo or that was otherwise reviewed by Sandler O’Neill and Sandler O’Neill assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O’Neill further relied on the assurances of the senior management of North Valley and TriCo that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of North Valley or TriCo or any of their respective subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of North Valley, TriCo or the combined entity after the merger and Sandler O’Neill did not review any individual credit files relating to North Valley or TriCo. Sandler O’Neill assumed, with North Valley’s consent, that the respective allowances for loan losses for both North Valley and TriCo are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used publicly available earnings per share estimates and internal long-term growth rates for North Valley and TriCo. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of TriCo. With respect to these estimates and projections, the respective senior managements of North Valley and TriCo confirmed to Sandler O’Neill that those projections reflected the estimates and judgments of those respective managements of the future performance of North Valley and TriCo, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expresses no opinion as to such estimates or the assumptions on which they are based. Sandler O’Neill has assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of North Valley and TriCo since the date of the most recent financial data made available to Sandler O’Neill, as of the date of its opinion. Sandler O’Neill has also assumed in all respects material to its analysis that North Valley and TriCo would remain as a going concern for all the periods relevant to its analyses and that the merger will be consummated as a tax-free reorganization under Section 368 of the Internal Revenue Code. Sandler O’Neill expresses no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.

Sandler O’Neill’s analyses and opinion were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date thereof could materially affect its opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. Sandler O’Neill rendered no opinion as to the trading values of each of North Valley’s and TriCo’s common shares at any time. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by North Valley’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the merger by any other shareholders of North Valley.

In rendering its January 21, 2014 opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to North Valley or TriCo and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of North Valley and TriCo and the companies to which they are being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of North Valley, TriCo and Sandler O’Neill. The analyses performed by Sandler O’Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the North Valley board of directors at the board of directors’ January 21, 2014 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of North Valley’s common stock or the prices at which North Valley’s common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by North Valley’s board of directors in making its determination to approve of North Valley’s entry into the merger agreement and the analyses described below should not be viewed as determinative of the decision made by North Valley’s board of directors or management with respect to the fairness of the merger. The exchange ratio was determined through negotiation between North Valley and TriCo and the decision to enter into the merger agreement was solely that of the North Valley board of directors.

In arriving at its opinion Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather it made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinions; rather Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

Summary of Proposal

Sandler O’Neill reviewed the financial terms of the proposed transaction. As described in the merger agreement, North Valley shareholders have the right to receive consideration consisting of 0.9433 shares of TriCo common stock in exchange for each share of North Valley common stock. Based upon TriCo’s closing stock price of $27.66 as of January 17, 2014, Sandler O’Neill calculated merger consideration value of $26.09 per North Valley share. Based upon 6,836,632 common shares outstanding, 128,829 in-the-money options outstanding with a weighted-average strike price of $14.99 and using TriCo’s closing stock price of $27.66 as of January 17, 2014, Sandler O’Neill calculated aggregate consideration value of $182 million. Based upon financial information of North Valley as of or for the twelve month period ended September 30, 2013, Sandler O’Neill calculated the following transaction ratios:

	North Valley/ TriCo
Transaction Value / Last Twelve Months’ Earnings Per Share	55.5	x
Transaction Value / Mean Consensus Analyst Estimated 2014 Earnings Per Share	25.6	x
Transaction Value / Book Value Per Share	188%
Transaction Value / Tangible Book Value Per Share	188%
Tangible Book Premium to Core Deposits	12.3%
Premium to North Valley Stock Price (January 17, 2014)	36.8%

North Valley—Comparable Company Analysis

Sandler O’Neill used publicly available information to compare selected financial information for North Valley and a group of financial institutions as selected by Sandler O’Neill. The North Valley comparable group consisted of publicly-traded Northern and Central California commercial banks with total assets between $500 million and $1.5 billion. The group excluded thrifts, merger targets and ethnic-focused commercial banks.

American River Bankshares	Heritage Commerce Corp

Bank of Commerce Holdings	Heritage Oaks Bancorp

Bank of Marin Bancorp	Oak Valley Bancorp

Bridge Capital Holdings	Premier Valley Bank

Central Valley Community Bancorp	Sierra Bancorp

First Northern Community Bancorp	United Security Bancshares

The analysis compared publicly available financial information for North Valley and the financial and market trading data for the comparable group. The comparable group data is as of or for the period ended September 30, 2013. Pricing data for all companies is as of January 17, 2014. The table below sets forth the data for North Valley and the mean and median data for the comparable group.

North Valley	Comparable Group Mean	Comparable Group Median	Comparable Group High	Comparable Group Low
Total Assets (in millions)	$912	$1,024	$1,012	$1,484	$568
Market Capitalization (in millions)	$130	$150	$109	$316	$67
Dividend Yield	0.00%	1.20%	1.32%	4.75%	0.00%
Price / Book Value	137%	126%	113%	202%	96%
Price / Tangible Book Value	137%	136%	138%	202%	96%
Price / Last Twelve Months’ Earnings Per Share	40.6	x	17.6	x	15.6	x	29.7	x	11.8	x
Price / Mean Consensus Analyst Estimated 2014 Earnings Per Share	18.7	x	17.8	x	17.9	x	26.5	x	10.7	x
Last Twelve Months’ Net Interest Margin	3.83%	4.00%	3.96%	5.00%	3.37%
Last Twelve Months’ Efficiency Ratio	81%	66%	68%	75%	55%
Last Twelve Months’ Return on Average Assets	0.36%	0.88%	0.85%	1.17%	0.52%
Last Twelve Months’ Return on Average Equity	3.4%	7.5%	7.4%	10.7%	3.3%
Tangible Common Equity / Tangible Assets	10.4%	10.1%	10.0%	12.5%	8.1%
Tier 1 Leverage Ratio	12.2%	11.1%	11.0%	14.2%	8.9%
Total Risk-Based Capital Ratio	18.6%	16.6%	15.5%	24.6%	14.1%
Non-Performing Assets / Total Assets	2.47%	2.46%	1.79%	5.85%	0.77%

TriCo—Comparable Company Analysis

Sandler O’Neill used publicly available information to compare selected financial information for TriCo and a group of financial institutions as selected by Sandler O’Neill. The TriCo comparable group consisted of NASDAQ or NYSE-traded western region commercial banks with total assets between $1.25 billion and $8.0 billion. The group excluded thrifts, merger targets and ethnic-focused commercial banks.

Bank of Marin Bancorp	First Interstate BancSystem, Inc.

Banner Corporation	Heritage Commerce Corp

Bridge Capital Holdings	Heritage Financial Corporation

Cascade Bancorp	Pacific Continental Corporation

Central Pacific Financial Corp.	Pacific Premier Bancorp, Inc.

Columbia Banking System, Inc.	PacWest Bancorp

CU Bancorp	Sierra Bancorp

CVB Financial Corp.	Westamerica Bancorporation

The analysis compared publicly available financial information for TriCo and the financial and market trading data for the comparable group. The peer group data is as of or for the period ended September 30, 2013, with the exception of Westamerica Bancorp whose data is as of or for the period ending December 31, 2013. Pricing data for all companies is as of January 17, 2014. The table below sets forth the data for TriCo and the mean and median data for the comparable group.

	TriCo		Comparable Group Mean		Comparable Group Median		Comparable Group High		Comparable Group Low
Total Assets (in millions)	$2,632		$3,431		$1,622		$7,500		$1,346
Market Capitalization (in millions)	$445		$730		$304		$1,965		$194
Dividend Yield	1.59%		1.47%		1.66%		2.85%		0.00%
Price / Book Value	181%		165%		149%		260%		124%
Price / Tangible Book Value	194%		191%		167%		351%		124%
Price / Last Twelve Months’ Earnings Per Share	16.7	x	21.2	x	21.6	x	27.5	x	14.4	x
Price / Mean Consensus Analyst Estimated 2014 Earnings Per Share	16.3	x	18.1	x	18.0	x	23.2	x	13.8	x
Price / Estimated 2015 Earnings Per Share	15.1	x	15.7	x	14.9	x	23.7	x	11.7	x
Last Twelve Months’ Net Interest Margin	4.17%		4.24%		4.11%		5.55%		3.12%
Last Twelve Months’ Efficiency Ratio	66%		65%		63%		96%		45%
Last Twelve Months’ Return on Average Assets	1.04%		0.99%		0.96%		1.45%		0.66%
Last Twelve Months’ Return on Average Equity	11.3%		8.4%		8.0%		12.5%		5.8%
Tangible Common Equity / Tangible Assets	8.8%		10.7%		10.8%		13.5%		8.3%
Tier 1 Leverage Ratio	10.4%		11.3%		11.3%		14.2%		8.6%
Total Risk-Based Capital Ratio	14.9%		16.4%		16.3%		22.6%		12.5%
Non-Performing Assets / Total Assets	3.82%		1.87%		1.78%		4.76%		0.15%

North Valley—Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of North Valley’s common stock for the one-year and three-year periods ended January 17, 2014. Sandler O’Neill then compared the relationship between the movements in the price of North Valley’s common stock against the movements in the prices of the comparable group for North Valley described above, the S&P 500 Index and the NASDAQ Bank Index.

One-Year Comparative Stock Performance

	Beginning Index Value	Ending Index Value
	January 17, 2013	January 17, 2014

North Valley	100%	119%

North Valley Comparable Group	100%	126%

S&P 500	100%	124%

NASDAQ Bank	100%	131%

Three-Year Comparative Stock Performance

	Beginning Index Value	Ending Index Value
	January 18, 2011	January 17, 2014

North Valley	100%	224%

North Valley Comparable Group	100%	168%

S&P 500	100%	142%

NASDAQ Bank	100%	135%

TriCo—Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of TriCo’s common stock for the one-year and three-year periods ended January 17, 2014. Sandler O’Neill then compared the relationship between the movements in the price of TriCo’s common stock against the movements in the prices of the comparable group, for TriCo described above, the S&P 500 Index and the NASDAQ Bank Index.

One-Year Comparative Stock Performance

	Beginning Index Value	Ending Index Value
	January 17, 2013	January 17, 2014

TriCo	100%	165%

TriCo Comparable Group	100%	137%

S&P 500	100%	124%

NASDAQ Bank	100%	131%

Three-Year Comparative Stock Performance

	Beginning Index Value	Ending Index Value
	January 18, 2011	January 17, 2014

TriCo	100%	175%

TriCo Comparable Group	100%	133%

S&P 500	100%	142%

NASDAQ Bank	100%	135%

North Valley—Net Present Value Analysis

Sandler O’Neill performed an analysis that estimated the net present value per share of North Valley common stock under various circumstances. The analysis assumed that North Valley performed in accordance with the publicly available analyst estimated earnings for the years ending December 31, 2013 and December 31, 2014 and an internal long-term growth rate for the years thereafter as provided by senior management of North Valley.

To approximate the terminal value of North Valley common stock at December 31, 2018, Sandler O’Neill applied price to earnings multiples ranging from 11.0x to 20.0x and multiples of tangible book value ranging from 100% to 200%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 16.0%.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of North Valley common stock of $6.48 to $15.36 when applying multiples of earnings and $9.44 to $24.62 when applying multiples of tangible book value.

Discount Rate	Earnings Per Share Multiples
	11.0x	13.0x	15.0x	17.0x	19.0x	20.0x
10.00%	$8.45	$9.99	$11.52	$13.06	$14.59	$15.36
11.00%	$8.08	$9.54	$11.01	$12.48	$13.95	$14.68
12.00%	$7.72	$9.13	$10.53	$11.93	$13.34	$14.04
13.00%	$7.39	$8.73	$10.07	$11.41	$12.76	$13.43
14.00%	$7.07	$8.35	$9.64	$10.92	$12.21	$12.85
15.00%	$6.77	$8.00	$9.23	$10.46	$11.69	$12.30
16.00%	$6.48	$7.66	$8.83	$10.01	$11.19	$11.78

Discount Rate	Tangible Book Value Multiples
	100%	120%	140%	160%	180%	200%
10.00%	$12.31	$14.77	$17.23	$19.70	$22.16	$24.62
11.00%	$11.76	$14.12	$16.47	$18.82	$21.18	$23.53
12.00%	$11.25	$13.50	$15.75	$18.00	$20.25	$22.50
13.00%	$10.76	$12.91	$15.06	$17.22	$19.37	$21.52
14.00%	$10.30	$12.36	$14.41	$16.47	$18.53	$20.59
15.00%	$9.86	$11.83	$13.80	$15.77	$17.74	$19.71
16.00%	$9.44	$11.33	$13.21	$15.10	$16.99	$18.88

Sandler O’Neill also considered and discussed with the North Valley board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming North Valley net income varied from 25% higher to 25% lower. This analysis resulted in the following range of per share values for North Valley common stock, using the same price to earnings multiples of 11.0x to 20.0x and a discount rate of 13.0% (which represents the midpoint of the range of discount rates used).

Annual Budget Variance	Earnings Per Share Multiples
	11.0x	13.0x	15.0x	17.0x	19.0x	20.0x
-25.0%	$5.54	$6.55	$7.55	$8.56	$9.57	$10.07
-20.0%	$5.91	$6.98	$8.06	$9.13	$10.21	$10.74
-15.0%	$6.28	$7.42	$8.56	$9.70	$10.84	$11.41
-10.0%	$6.65	$7.86	$9.06	$10.27	$11.48	$12.09
-5.0%	$7.02	$8.29	$9.57	$10.84	$12.12	$12.76
0.0%	$7.39	$8.73	$10.07	$11.41	$12.76	$13.43
5.0%	$7.76	$9.17	$10.58	$11.99	$13.40	$14.10
10.0%	$8.12	$9.60	$11.08	$12.56	$14.03	$14.77
15.0%	$8.49	$10.04	$11.58	$13.13	$14.67	$15.44
20.0%	$8.86	$10.47	$12.09	$13.70	$15.31	$16.11
25.0%	$9.23	$10.91	$12.59	$14.27	$15.95	$16.79

During the North Valley board of directors’ meeting on January 21, 2014, Sandler O’Neill noted that the terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

TriCo—Net Present Value Analysis

Sandler O’Neill also performed an analysis that estimated the net present value per share of TriCo common stock under various circumstances. The analysis assumed that TriCo performed in accordance with publicly available analyst earnings estimates for the years ending December 31, 2013 through December 31, 2015 and an internal long-term growth rate for the years thereafter as provided by senior management of TriCo.

To approximate the terminal value of TriCo common stock at December 31, 2018, Sandler O’Neill applied price to earnings multiples ranging from 12.0x to 24.0x and multiples of tangible book value ranging from 135% to 325%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 16.0%.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of TriCo common stock of $13.81 to $33.54 when applying multiples of earnings and $15.79 to $46.02 when applying multiples of tangible book value.

Discount Rate	Earnings Per Share Multiples
	12.0x	15.0x	17.0x	19.0x	21.0x	24.0x
10.00%	$17.77	$21.71	$24.34	$26.97	$29.60	$33.54
11.00%	$17.02	$20.79	$23.30	$25.81	$28.32	$32.09
12.00%	$16.31	$19.91	$22.31	$24.71	$27.12	$30.72
13.00%	$15.63	$19.08	$21.38	$23.67	$25.97	$29.42
14.00%	$14.99	$18.29	$20.49	$22.69	$24.89	$28.18
15.00%	$14.39	$17.54	$19.65	$21.75	$23.85	$27.01
16.00%	$13.81	$16.83	$18.85	$20.86	$22.88	$25.90

Discount Rate	Tangible Book Value Multiples
	135%	165%	205%	245%	285%	325%
10.00%	$20.34	$24.40	$29.80	$35.21	$40.61	$46.02
11.00%	$19.48	$23.35	$28.52	$33.69	$38.86	$44.02
12.00%	$18.66	$22.37	$27.31	$32.25	$37.19	$42.13
13.00%	$17.89	$21.43	$26.16	$30.88	$35.61	$40.33
14.00%	$17.15	$20.54	$25.06	$29.59	$34.11	$38.63
15.00%	$16.45	$19.70	$24.03	$28.35	$32.68	$37.01
16.00%	$15.79	$18.90	$23.04	$27.19	$31.33	$35.48

Sandler O’Neill also considered and discussed with the North Valley board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming TriCo net income varied from 25% higher to 25% lower. This analysis resulted in the following range of per share values for TriCo common stock, using the same price to earnings multiples of 12.0x to 24.0x and a discount rate of 13.0% (which represents the midpoint of the range of discount rates used):

Annual Budget Variance	Earnings Per Share Multiples
	12.0x	15.0x	17.0x	19.0x	21.0x	24.0x
-25.0%	$12.19	$14.77	$16.50	$18.22	$19.94	$22.53
-20.0%	$12.88	$15.63	$17.47	$19.31	$21.15	$23.90
-15.0%	$13.57	$16.50	$18.45	$20.40	$22.35	$25.28
-10.0%	$14.26	$17.36	$19.42	$21.49	$23.56	$26.66
-5.0%	$14.95	$18.22	$20.40	$22.58	$24.77	$28.04
0.0%	$15.63	$19.08	$21.38	$23.67	$25.97	$29.42
5.0%	$16.32	$19.94	$22.35	$24.77	$27.18	$30.80
10.0%	$17.01	$20.80	$23.33	$25.86	$28.38	$32.17
15.0%	$17.70	$21.66	$24.31	$26.95	$29.59	$33.55
20.0%	$18.39	$22.53	$25.28	$28.04	$30.80	$34.93
25.0%	$19.08	$23.39	$26.26	$29.13	$32.00	$36.31

At the January 21, 2014 North Valley board of directors meeting, Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Analysis of Selected Merger Transactions

Sandler O’Neill reviewed two groups of comparable mergers and acquisitions, the information for which was publicly available. The first of which included eighteen transactions announced between January 1, 2013 and January 20, 2014 involving nationwide banks with deal values between $100 million and $300 million with target non-performing assets / total assets less than 4% at announcement. Group one was composed of the following transactions:

Buyer/Seller

IBERIABANK Corporation/ Teche Holding Company

Old National Bancorp/ United Bancorp, Inc.

BancorpSouth, Inc./ Ouachita Bancshares Corp.

Provident Financial Services, Inc./ Team Capital Bank

Independent Bank Group, Inc./ BOH Holdings, Inc.

Heritage Financial Corporation/ Washington Banking Company

Cascade Bancorp/ Home Federal Bancorp, Inc.

East West Bancorp, Inc./ MetroCorp Bancshares, Inc.

Old National Bancorp/ Tower Financial Corporation

Prosperity Bancshares, Inc./ F & M Bancorporation Inc.

Mercantile Bank Corporation/ Firstbank Corporation

Cullen/Frost Bankers, Inc./ WNB Bancshares, Inc.

Wilshire Bancorp, Inc./ Saehan Bancorp

First Federal Bancshares of Arkansas, Inc./ First National Security Company

Peoples Financial Services Corp./ Penseco Financial Services Corporation

Home BancShares, Inc./ Liberty Bancshares, Inc.

SCBT Financial Corporation/ First Financial Holdings, Inc.

Renasant Corporation/ First M&F Corporation

The second group of comparable mergers and acquisitions included seven transactions announced between January 1, 2013 and January 20, 2014 involving nationwide banks with deal values between $100 million and $300 million with target non-performing assets / total assets less than 4% and target tangible common equity / tangible assets greater than 10% at announcement. Group two was composed of the following transactions from group one:

Buyer/Seller

IBERIABANK Corporation/ Teche Holding Company

Heritage Financial Corporation/ Washington Banking Company

Cascade Bancorp/ Home Federal Bancorp, Inc.

East West Bancorp, Inc./ MetroCorp Bancshares, Inc.

Wilshire Bancorp, Inc./ Saehan Bancorp

First Federal Bancshares of Arkansas, Inc./ First National Security Company

Peoples Financial Services Corp./ Penseco Financial Services Corporation

Sandler O’Neill then reviewed the following multiples for each of the transactions: transaction price to book value, transaction price to tangible book value, transaction price to last twelve months’ earnings per share, transaction price to estimated earnings per share, tangible book premium to core deposits and transaction price premium to seller’s stock price one day before transaction announcement. As illustrated in the following table, Sandler O’Neill compared the proposed merger multiples to the multiples of the comparable transactions.

	North Valley	Comparable Group One		Comparable Group Two
	/TriCo	Mean	Median	Mean	Median
Transaction Value / Last Twelve Months’ Earnings Per Share	55.5x	17.0x	15.9x	17.2x	15.6x
Transaction Value / Median Estimated 2013 Earnings Per Share	25.6x	17.3x	16.1x	20.1x	19.2x
Transaction Value / Book Value Per Share	188%	166%	160%	141%	152%
Transaction Value / Tangible Book Value Per Share	188%	178%	169%	157%	154%
Tangible Book Premium to Core Deposits	12.3%	9.3%	9.0%	9.7%	11.3%
Premium to Stock Price:	36.8%	31.3%	34.4%	25.6%	30.3%

Imputed Valuation

The following table shows the imputed valuation for North Valley based on the application of mean and median multiples observed from the above transactions.

	Comparable Group One				Implied Valuation: Comparable Group One		Comparable Group Two				Implied Valuation: Comparable Group Two
	Mean		Median		Mean	Median	Mean		Median		Mean	Median
Last Twelve Months’ EPS	17.0	x	15.9	x	$7.97	$7.45	17.2	x	15.6	x	$8.07	$7.34
Book Value	166%		160%		$23.04	$22.23	141%		152%		$19.59	$21.09
Tangible Book Value	178%		169%		$24.70	$23.40	157%		154%		$21.76	$21.34
Core Deposit Premium	9.3%		9.0%		$23.51	$23.21	9.7%		11.3%		$23.98	$25.58
2-Day Market Premium	31.3%		34.4%		25.04	$25.63	25.6%		30.3%		$23.95	$24.85

Illustrative Pro Forma Results

Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (i) the merger closes September 30, 2014; (ii) per share merger consideration value of $26.09, based on TriCo’s closing stock price on January 17, 2014 of $27.66; (iii) TriCo would be able to achieve cost savings of approximately 40% of North Valley projected operating expense and such savings would be 50% realized in 2014 and fully realized in 2015; (iv) pretax transaction costs and expenses would total approximately $20 million; (v) North Valley’s performance was calculated in accordance with publicly available mean analyst estimated earnings per share for the years ending December 31, 2013 and December 31, 2014, and an internal long-term growth rate for 2015 as provided by senior management of North Valley; (vi) TriCo’s performance was calculated in accordance with publicly available mean analyst estimated earnings per share for the years ending December 31, 2013 through December 31, 2015; and (vii) various purchase accounting adjustments provided by TriCo, including core deposit intangible, credit and interest rate mark-to-market adjustments and other accounting adjustments on North Valley’s loan portfolio, other real estate owned, other assets, deposits and borrowings. The analyses indicated that for the years ending December 31, 2014 and December 31, 2015, the merger (excluding transaction expenses) would be accretive to TriCo’s projected earnings per share and, as of September 30, 2014 the merger would be dilutive to TriCo’s tangible book value per share. The actual results achieved by the combined company, however, may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship

Sandler O’Neill acted as the financial advisor to North Valley’s board of directors in connection with the merger and will receive a fee of 1.0% of the aggregate consideration payable in the merger, $200,000 of which was received upon delivery of Sandler O’Neill’s opinion and the balance of which is contingent upon the closing of the merger. North Valley has also agreed to reimburse Sandler O’Neill’s for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employee and agents against certain expenses and liabilities, including liabilities under the securities laws.

In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to North Valley and TriCo and their respective affiliates. Sandler O’Neill may also actively trade the debt and/or equity securities of North Valley or TriCo or their respective affiliates for their own accounts and for the accounts of their customers and, accordingly may at any time hold a long or short position in such securities.

Recommendation of the TriCo Board of Directors and Reasons for the Merger

TriCo considers North Valley to be a strategic acquisition as it believes that the acquisition will provide significant value to the shareholders of both organizations. In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the TriCo Merger proposal, the TriCo board of directors consulted with TriCo management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

•	each of TriCo’s and North Valley’s business, operations, financial condition, asset quality, earnings and prospects;

•	the overlap of North Valley’s branches with TriCo’ branches has the potential to reduce TriCo’s total operating costs once all potential synergies have been realized;

•	the potential for the combination of the two institutions to create a more valuable community bank franchise, with a low cost core deposit base, strong capital ratios, attractive net interest margins, lower operating costs, and better overall returns for the shareholders of the combined institution;

•	its understanding of the current and prospective environment in which TriCo and North Valley operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on TriCo both with and without the proposed transaction;

•	its review and discussions with TriCo’s management concerning the due diligence examination of North Valley;

•	the complementary nature of the customers and markets of the two companies;

•	management’s expectation that TriCo will retain or enhance its strong capital position upon completion of the transaction;

•	the opinion of KBW, TriCo’s financial advisor, dated January 21, 2014, delivered to the TriCo board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio to be used in the merger was fair, from a financial point of view, to TriCo;

•	the financial and other terms of the merger agreement, including merger consideration, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating North Valley’s business, operations and workforce with those of TriCo, including the costs and risks of successfully integrating the differing business models of the two companies;

•	TriCo’s past record of integrating acquisitions and of realizing projected financial goals and benefits of acquisitions;

•	the nature and amount of payments and other benefits to be received by North Valley management in connection with the merger pursuant to existing North Valley plans and compensation arrangements and the merger agreement;

•	the potential risk of diverting management attention and resources from the operation of TriCo’s business and towards the completion of the merger and the integration of the two companies;

•	the regulatory and other approvals required in connection with the merger and the potential to receive such regulatory approvals in a reasonably timely manner and without the imposition of unacceptable conditions; and

•	the potential to create a banking platform that is well positioned for future growth, both organically and through acquisitions.

The foregoing discussion of the information and factors considered by the TriCo board of directors is not intended to be exhaustive, but includes the material factors considered by the TriCo board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the TriCo board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The TriCo board of directors considered all these factors as a whole, including discussions with, and questioning of, TriCo’s management and TriCo’s financial and legal advisors, and overall considered the factors to be favorable to, and to support its determination to approve entry into the merger agreement.

For the reasons set forth above, the TriCo board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the issuance of TriCo common stock in connection with the merger, are advisable and in the best interests of TriCo and its shareholders, and unanimously approved the merger agreement and the transactions contemplated by it. The TriCo board of directors unanimously recommends that the TriCo shareholders vote “FOR” the TriCo Merger proposal and “FOR” the TriCo Adjournment proposal (if necessary or appropriate).

Each of the directors of TriCo has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the TriCo Merger proposal and “FOR” the TriCo Adjournment proposal (if necessary or appropriate). For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

Opinion of TriCo’s Financial Advisor

Pursuant to an engagement letter dated January 15, 2014, TriCo engaged Keefe, Bruyette & Woods, Inc. to render financial advisory and investment banking services to TriCo, including an opinion to the TriCo board of directors as to the fairness, from a financial point of view, to TriCo of the exchange ratio to be used in the proposed merger. TriCo selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the TriCo Board held on January 21, 2014, at which the TriCo board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and delivered to the TriCo board of directors its oral opinion, subsequently followed by delivery of its written opinion, that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to TriCo. The TriCo board of directors approved the merger agreement at the January 21, 2014 meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of KBW’s written opinion dated January 21, 2014, which is attached as Appendix C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in rendering its opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the TriCo Board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, to TriCo of the exchange ratio in the merger. It did not address the underlying business decision to proceed with the merger or constitute a recommendation to the TriCo board of directors as to how it should vote on the merger, and it does not constitute a recommendation to any shareholder of TriCo or North Valley as to how any such shareholder should vote at any shareholder meeting at which the merger is considered or whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In rendering the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of TriCo and North Valley and the merger, including among other things:

•	a draft, dated January 20, 2014, of the merger agreement (the most recent draft then made available to KBW);

•	the audited financial statements and Annual Reports on Form 10-K for the three years ended December 31, 2012 for TriCo and North Valley;

•	the Quarterly Filings with the Federal Reserve and/or the Federal Deposit Insurance Corporation for the five quarters ended September 30, 2013 of TriCo and North Valley;

•	the quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 of TriCo and North Valley;

•	certain other interim reports and other communications of TriCo and North Valley to their respective stockholders; and

•	other financial information concerning the businesses and operations of TriCo and North Valley either furnished to KBW by TriCo and North Valley or which KBW was otherwise directed to use for purposes of its analysis.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of TriCo and North Valley;

•	the assets and liabilities of TriCo and North Valley;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for each of TriCo and North Valley with similar information for certain other companies the securities of which are publicly traded;

•	the publicly available consensus “street estimates” of TriCo for 2014 and 2015 and of North Valley for 2014, as well as assumed long term growth rates based thereon that were provided to KBW by the respective management teams of TriCo and North Valley, all of which information was discussed by KBW with such management teams and used and relied upon by KBW at the direction of such management teams with the consent of the TriCo board of directors; and

•	estimates regarding certain pro forma financial effects of the merger on TriCo that were prepared and provided to KBW by TriCo management.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of TriCo and North Valley regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters that KBW deemed relevant to its inquiry.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the respective management teams of TriCo and North Valley as to the reasonableness and achievability of the financial and operating forecasts and projections of TriCo and North Valley (and the assumptions and bases therefor including, but not limited to, in the case of TriCo, any potential cost savings and operating synergies and other potential pro forma effects assumed or estimated with respect to the merger) that were prepared by such management teams and provided to KBW or that, in the case of the publicly available consensus “street estimates” of North Valley and TriCo, KBW was directed to use. KBW assumed, at the direction of TriCo, that all of such forecasts and projections reflected, or in the case of the publicly available consensus “street estimates” referred to above were consistent with, the best available estimates and judgments of the TriCo and North Valley management teams and that such forecasts and projections would be realized in the amounts and time periods estimated.

It is understood that the forecasts, projections and estimates of TriCo and North Valley provided to KBW were not prepared with the expectation of public disclosure, that all such information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. KBW assumed, based on discussions with the respective management teams of TriCo and North Valley, that such forecasts, projections and estimates, as well as publicly available consensus “street estimates” of TriCo and North Valley referred to above, provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on this information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either TriCo or North Valley since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and it assumed, without independent verification and with TriCo’s consent that the aggregate allowances for loan and lease losses for TriCo and North Valley were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of TriCo or North Valley, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files or evaluate the solvency, financial capability or fair value of TriCo or North Valley under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analysis:

•	the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW) with no additional payments or adjustments to the exchange ratio;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger and that all conditions to the completion of the merger would be satisfied without any waivers or modifications to the merger agreement; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of TriCo, North Valley or the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW further assumed that the merger would be consummated in a manner that would comply with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act and all other applicable federal and state statutes, rules and regulations. KBW further assumed that TriCo relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to TriCo, North Valley, the merger, the related merger of North Valley Bank, a wholly-owned subsidiary of North Valley, with and into Tri Counties Bank, a wholly-owned subsidiary of TriCo (the “Subsidiary Bank Merger”), and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio to be used in the merger to TriCo. KBW expressed no view or opinion as to any terms or other aspects of the merger, including without limitation, the form or structure of the merger, any transactions that might be related to the merger, any consequences of the merger to TriCo, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise, including without limitation the amendment, entered into on or prior to the date of the merger agreement, to the North Valley amended and restated shareholder protection rights agreement dated as of March 26, 2009. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. It is understood that developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and that KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of TriCo to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by TriCo or the TriCo board of directors;

•	the fairness of the amount or nature of any compensation to any of TriCo’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of TriCo common stock;

•	the effect of the merger on, or the fairness of the consideration to be received by, holders of any class of securities of TriCo or North Valley, or any other party to any transaction contemplated by the merger agreement;

•	the Subsidiary Bank Merger;

•	the actual value of the TriCo common stock to be issued in the merger;

•	the prices, trading range or volume at which TriCo common stock or North Valley common stock would trade following the public announcement of the merger or the prices, trading rage or volume at which TriCo common stock would trade following consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to TriCo, North Valley, their respective stockholders, or relating to or arising out of or as a consequence of the merger, the Subsidiary Bank Merger or any related transaction, including whether or not the merger would qualify as a tax-free reorganization for U.S. federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, TriCo, and North Valley. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the TriCo board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the TriCo Board with respect to the fairness of the merger consideration. The exchange ratio was determined through negotiation between TriCo and North Valley and the decision to enter into the merger agreement was solely that of the TriCo board of directors.

The following is a summary of the material financial analyses presented by KBW to the TriCo board of directors on January 21, 2014, in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the TriCo board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. No company or transaction used as a comparison in the selected companies or selected transactions analyses described below is identical to TriCo, North Valley or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

For purposes of the financial analyses described below, based on the closing price of TriCo common stock on January 17, 2014 of $27.66, the exchange ratio of 0.9433x represented an implied value of $26.09 per share of North Valley common stock. To perform the selected companies analyses described below, KBW used (i) financial information as of or for the last twelve months ended September 30, 2013, (ii) earnings estimates for 2013, 2014 and 2015 from First Call, a nationally recognized earnings estimate consolidator, and (iii) market price data as of January 17, 2014. Certain financial data, referenced in the tables presented below, may not correspond to the data presented in TriCo’s and North Valley’s historical financial statements, as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

Selected Companies Analysis for TriCo. Using publicly available information, KBW compared the financial condition and market performance of TriCo to the following banks that are publicly traded on major exchanges and are headquartered in the Western U.S. (defined as Arkansas, Arizona, California, Colorado, Hawaii, Idaho, Montana, New Mexico, Nevada, Oregon, Utah, Washington and Wyoming) with assets between $1.5 billion and $5 billion, excluding thrifts and pending merger targets.

The selected companies included:

Westamerica Bancorporation	CoBiz Financial Inc.
Central Pacific Financial Corp.	Guaranty Bancorp
Banner Corporation	Preferred Bank
Banc of California, Inc.	Heritage Financial Corporation
Hanmi Financial Corporation	Pacific Premier Bancorp, Inc.
Wilshire Bancorp, Inc.

KBW’s analysis showed, to the extent publicly available, the following concerning the financial performance and financial condition of TriCo and the selected companies:

	TriCo	Peer Group Minimum	Peer Group 25th Percentile	Peer Group Mean	Peer Group Median	Peer Group 75th Percentile	Peer Group Maximum
LTM Return on Average Assets	1.04%	(0.28%)	0.76%	1.25%	1.16%	1.50%	3.65%
LTM Return on Average Equity	11.35%	(2.77%)	6.46%	10.17%	9.41%	12.20%	27.88%
LTM Net Interest Margin	4.17%	3.12%	3.74%	3.97%	4.02%	4.18%	4.80%
LTM Efficiency Ratio	66.4%	45.8%	54.5%	65.5%	65.4%	71.6%	93.2%
Tangible Common Equity / Tangible Assets	8.75%	5.09%	9.05%	10.53%	11.29%	12.47%	13.95%
Total Risk-Based Capital Ratio	14.88%	12.64%	14.76%	16.55%	15.99%	17.57%	22.58%
Loans / Deposits	72.3%	45.7%	83.2%	82.5%	87.2%	89.6%	97.4%
Loan Loss Reserve / Gross Loans	2.37%	0.65%	1.50%	1.92%	2.04%	2.33%	3.41%
Nonperforming Assets / Assets	3.82%	0.15%	1.11%	1.40%	1.59%	1.80%	2.27%
Nonperforming Assets / Loans + OREO	6.16%	0.21%	1.53%	2.04%	2.08%	2.48%	3.47%
LTM Net Charge-Offs / Average Loans	0.35%	(0.02%)	0.13%	0.30%	0.40%	0.45%	0.60%

KBW’s analysis showed, to the extent publicly available, the following concerning the market performance of TriCo and the selected companies (excluding stock price/LTM EPS multiples and LTM dividend payout percentages for selected companies whose EPS was negative or zero):

	TriCo	Peer Group Minimum	Peer Group 25th Percentile	Peer Group Mean	Peer Group Median	Peer Group 75th Percentile	Peer Group Maximum
% One Year Stock Price Change	65.4%	12.1%	24.7%	36.9%	37.2%	46.7%	72.1%
% One Year Total Return	68.6%	16.3%	27.0%	38.8%	39.2%	46.7%	74.0%
% YTD Price Change	(2.5%)	(6.4%)	(3.6%)	(0.9%)	(0.9%)	1.3%	5.1%
Stock Price / Book Value per Share	1.81x	1.08x	1.36x	1.67x	1.57x	1.89x	2.60x
Stock Price / Tangible Book Value per Share	1.94x	1.28x	1.46x	1.83x	1.60x	1.96x	3.54x
Stock Price / LTM EPS	16.7x	4.9x	15.4x	17.9x	17.6x	21.3x	26.4x
Stock Price / 2013 EPS (1)	15.4x	15.3x	16.8x	22.8x	17.7x	22.3x	54.7x
Stock Price / 2014 EPS (1)	16.3x	11.6x	14.1x	17.0x	16.4x	19.0x	23.2x
Stock Price / 2015 EPS (1)	15.1x	9.9x	12.5x	15.0x	13.4x	16.1x	23.7x
Dividend Yield (2)	1.59%	0.00%	0.95%	1.42%	1.29%	1.68%	3.59%
LTM Dividend Payout (3)	24.44%	0.00%	14.83%	23.38%	20.31%	31.25%	63.33%

(1)	First Call consensus EPS estimates.
(2)	Represents most recent quarterly dividend annualized as a percentage of stock price.
(3)	Represents most recent quarterly dividend annualized as a percentage of LTM EPS.

Selected Companies Analysis for North Valley. Using publicly available information, KBW then compared the financial condition and market performance of North Valley to the following banks that are publicly traded on major exchanges and are headquartered in the Western U.S. with assets between $500 million and $1.5 billion, excluding thrifts and pending merger targets.

The selected companies included:

Bank of Marin Bancorp	Bank of Commerce Holdings
Bridge Capital Holdings	Pacific Mercantile Bancorp
Pacific Continental Corporation	Intermountain Community Bancorp
Cascade Bancorp	United Security Bancshares
Heritage Commerce Corp	Oak Valley Bancorp
Sierra Bancorp	American River Bankshares
CU Bancorp	Community West Bancshares
Northrim BanCorp, Inc.	1st Century Bancshares, Inc.
Heritage Oaks Bancorp	Plumas Bancorp
Central Valley Community Bancorp

KBW’s analysis showed, to the extent publicly available, the following concerning the financial performance and financial condition of North Valley and the selected companies:

	North Valley	Peer Group Minimum	Peer Group 25th Percentile	Peer Group Mean	Peer Group Median	Peer Group 75th Percentile	Peer Group Maximum
LTM Return on Average Assets	0.36%*	(0.82%)	0.73%	0.99%	0.88%	1.14%	3.83%
LTM Return on Average Equity	3.40%*	(6.94%)	6.56%	8.80%	7.94%	9.06%	33.05%
LTM Net Interest Margin	3.83%	3.16%	3.84%	4.01%	4.02%	4.22%	5.00%
LTM Efficiency Ratio	80.7%*	56.1%	64.9%	72.9%	70.8%	77.5%	114.6%
Tangible Common Equity / Tangible Assets	10.41%	5.72%	9.35%	10.32%	10.49%	11.20%	13.28%
Total Risk-Based Capital Ratio	18.58%	12.47%	14.60%	16.57%	15.67%	17.33%	24.62%
Loans / Deposits	65.0%	52.0%	70.6%	76.4%	77.3%	81.5%	107.0%
Loan Loss Reserve / Gross Loans	1.83%	1.10%	1.57%	1.92%	1.92%	2.21%	2.75%
Nonperforming Assets / Assets	2.47%	0.20%	1.23%	2.48%	1.79%	3.79%	5.85%
Nonperforming Assets / Loans + OREO	4.29%	0.30%	1.88%	3.85%	2.74%	5.31%	9.66%
LTM Net Charge-Offs / Average Loans	0.43%	(0.77%)	(0.04%)	0.26%	0.16%	0.49%	1.69%

*	Includes other real estate owned (“OREO”) expense of $4.4 million.

KBW’s analysis showed, to the extent publicly available, the following concerning the market performance of North Valley and the selected companies (excluding stock price / EPS multiples for selected companies whose EPS was negative or zero):

	North Valley	Peer Group Minimum	Peer Group 25th Percentile	Peer Group Mean	Peer Group Median	Peer Group 75th Percentile	Peer Group Maximum
% One Year Stock Price Change	19.3%	(26.5%)	18.8%	33.4%	31.2%	43.9%	132.4%
% One Year Total Return	19.3%	(26.5%)	20.9%	34.7%	32.3%	43.9%	132.4%
% YTD Price Change	0.8%	(7.3%)	(1.3%)	1.0%	0.6%	2.3%	11.9%
Stock Price / Book Value per Share	1.37x	0.96x	1.05x	1.25x	1.16x	1.44x	2.02x
Stock Price / Tangible Book Value per Share	1.37x	0.96x	1.13x	1.33x	1.23x	1.48x	2.02x
Stock Price / LTM EPS	40.6x *	4.5x	12.1x	16.2x	15.3x	20.5x	29.7x
Stock Price / 2013 EPS (1)	30.8x *	8.7x	14.6x	18.3x	18.9x	20.4x	29.2x
Stock Price / 2014 EPS (1)	18.7x	10.7x	15.4x	17.7x	17.7x	19.0x	26.5x
Stock Price / 2015 EPS (1)	13.2x	9.4x	12.6x	14.5x	13.9x	15.3x	23.7x
Dividend Yield (2)	0.00%	0.00%	0.00%	0.79%	0.00%	1.72%	2.68%
LTM Dividend Payout (3)	0.00%	0.00%	0.00%	10.67%	0.00%	25.00%	40.91%

*	Includes OREO expense of $4.4 million.
(1)	First Call consensus EPS estimates.
(2)	Represents most recent quarterly dividend annualized as a percentage of stock price.
(3)	Represents most recent quarterly dividend annualized as a percentage of LTM EPS.

Selected Transactions Analysis. KBW reviewed publicly available information related to 24 selected mergers and acquisitions involving banks and bank holding companies as well as thrifts and thrift holding companies nationwide that were announced in the last twelve months, with disclosed deal values between $100 million and $500 million and target nonperforming assets to assets ratio of less than or equal to 4%. The selected transactions included:

Acquiror:	Acquired Company:
IBERIABANK Corporation	Teche Holding Company
BancorpSouth, Inc.	Ouachita Bancshares Corp.
Old National Bancorp	United Bancorp, Inc.
Provident Financial Services, Inc.	Team Capital Bank
ViewPoint Financial Group, Inc.	LegacyTexas Group, Inc.
Independent Bank Group, Inc.	BOH Holdings, Inc.
Rockville Financial, Inc.	United Financial Bancorp, Inc.
Cascade Bancorp	Home Federal Bancorp, Inc.
Heritage Financial Corporation	Washington Banking Company
East West Bancorp, Inc.	MetroCorp Bancshares, Inc.
Old National Bancorp	Tower Financial Corporation
Prosperity Bancshares, Inc.	F & M Bancorporation Inc.
Mercantile Bank Corporation	Firstbank Corporation
Cullen/Frost Bankers, Inc.	WNB Bancshares, Inc.
Wilshire Bancorp, Inc.	Saehan Bancorp
First Federal Bancshares of Arkansas, Inc.	First National Security Company
Prosperity Bancshares, Inc.	FVNB Corp.
Peoples Financial Services Corp.	Penseco Financial Services Corporation
Home BancShares, Inc.	Liberty Bancshares, Inc.

Acquiror:	Acquired Company:
Union First Market Bankshares Corporation	StellarOne Corporation
Provident New York Bancorp	Sterling Bancorp
SCBT Financial Corporation	First Financial Holdings, Inc.
Renasant Corporation	First M&F Corporation
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.

To the extent publicly available, KBW derived, among other things, the following implied ratios for the selected transactions:

•	price per share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	price per share paid for the acquired company to last twelve months EPS based on the latest publicly available financial statements of the acquired company prior to the announcement of the acquisition;

•	transaction value for the acquired company minus tangible common equity premium as a percentage of core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

•	price per share paid for the acquired company to the closing price of the acquired company one day and one month prior to the announcement of the acquisition (expressed as a percentage and referred to as the 1-day market premium and 1-month market premium).

These ratios were compared with corresponding transaction ratios for the proposed merger based on the implied value of $26.09 per share of North Valley common stock, derived using the 0.9433x exchange ratio in the proposed merger and the closing price of TriCo common stock on January 17, 2014 of $27.66. The results of the analysis are set forth in the following table (excluding certain LTM EPS multiples for transactions in which the acquired company’s EPS was negative or zero):

Transaction Multiples:	North Valley	Peer Group Minimum	Peer Group 25th Percentile	Peer Group Mean	Peer Group Median	Peer Group 75th Percentile	Peer Group Maximum
Tangible Book Value	1.91x	1.27x	1.48x	1.81x	1.69x	1.95x	2.84x
LTM EPS	55.4x *	12.0x	15.2x	18.7x	17.0x	19.7x	48.5x
Core Deposit Premium	12.27%	2.09%	6.91%	9.53%	9.01%	12.54%	18.43%
One-Day Market Premium(1)	36.8%	(36.3%)	10.8%	20.1%	18.0%	33.5%	64.8%
One-Month Market Premium(2)	38.6%	(36.3%)	15.8%	31.3%	32.5%	46.0%	82.9%

*	Includes OREO expense of $4.4 million.
(1)	Based on North Valley’s stock price of $19.07 on 1/17/2014.
(2)	Based on North Valley’s stock price of $18.82 on 12/17/2013.

No company or transaction used as a comparison in the above analysis is identical to TriCo, North Valley or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW prepared an analysis comparing the relative standalone percentage contributions of TriCo and North Valley to the pro forma market capitalization, balance sheet and income statement items of the combined entity, including pro forma ownership, assets, gross loans, deposits, tangible common equity, last twelve months net income, and projected 2013, 2014 and 2015 net income available to common shareholders. This analysis excluded any purchase accounting adjustments.

To perform this analysis, KBW used (i) balance sheet data for TriCo and North Valley as of September 30, 2013, (ii) net income for the twelve months ended September 30, 2013 for TriCo and North Valley, (iii) publicly available consensus “street estimates” of net income of TriCo for 2013, 2014 and 2015 and publicly available consensus “street estimates” of net income for North Valley for 2013 and 2014, and a net income growth rate for North Valley for 2015 assumed per TriCo management, and (iv) market price data as of January 17, 2014. The results of KBW’s analysis are set forth in the following table:

($ in millions)	TriCo as a % of Total	North Valley as a % of Total
Ownership
100% stock (0.9433x exchange ratio)	71.4%	28.6%

Balance Sheet ($mm)
Assets	74.3%	25.7%
Gross Loans	76.5%	23.5%
Deposits	74.6%	25.4%
Tangible Common Equity	70.7%	29.3%

Net Income to Common ($mm)
LTM Net Income	89.1%	10.9%
2013e Net Income (1)	87.2%	12.8%
2014e Net Income (1)	79.7%	20.3%
2015e Net Income (1)	80.1%	19.9%

Market Capitalization ($mm) (2)
Pre-Deal Market Capitalization	77.3%	22.7%

(1)	TriCo’s net income estimates per consensus “street estimates”; North Valley’s 2013 & 2014 net income estimates per consensus “street estimates” and net income growth rate for 2015 assumed per TriCo management.
(2)	Market capitalization as of 1/17/2014.

Financial Impact Analysis. KBW performed a pro forma merger analysis that combined projected income statement and balance sheet information at September 30, 2013 of TriCo and North Valley. Pro forma assumptions regarding, among other things, the accounting treatment of the merger, merger adjustments and cost savings, and purchase accounting adjustments for marking assets to fair value, provided to KBW by TriCo management, were used to calculate the potential financial impact that the proposed merger could have on certain historical and projected financial results of TriCo. For the analysis, at the direction of TriCo management, KBW used publicly available consensus “street estimates” for TriCo’s net income for 2014 and 2015 and used publicly available consensus “street estimates” for North Valley’s net income for 2014 and TriCo’s management guidance regarding net income growth for 2015. The analysis indicated that the merger (excluding one-time merger-related charges) would be accretive to TriCo’s estimated earnings per share in 2014 and 2015. The analysis also indicated that the merger would be dilutive to tangible book value per share for TriCo and that one of TriCo’s pro forma capital ratios would be lower at the closing of the merger. For all of the above analyses, the actual results achieved by TriCo following the proposed merger will vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of North Valley. In this analysis, at the direction of TriCo management, KBW used publicly available consensus “street estimates” for North Valley for 2014 pertaining to the earnings and assets of North Valley, as well as assumed long term growth rates based thereon, certain assumptions regarding the pro forma effects of the proposed merger (including cost savings) and purchase accounting adjustments for marking assets to fair value. KBW assumed discount rates ranging from 11.0% to 15.0% and the range of values was determined by adding (1) the present value of projected cash flows to North Valley shareholders from fiscal years 2014 to 2018 and (2) the present value of the terminal value of North Valley cash flows. In determining cash flows available to shareholders, KBW assumed balance sheet growth per TriCo management and assumed that North Valley would maintain a tangible common equity / tangible asset ratio of 8.00%, and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for North Valley. In calculating the terminal value of North Valley, KBW applied multiples ranging from 13.0 times to 17.0 times 2019 estimated earnings. This resulted in a range of implied values per share of North Valley common stock of $23.01 per share to $32.86 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of North Valley.

Miscellaneous. KBW served as financial advisor to TriCo in connection with the proposed merger, and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, or sell securities to, TriCo and North Valley. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of TriCo and North Valley for its own account and for the accounts of its customers. To the extent KBW had any such positions as of the date of its opinion, it was disclosed to TriCo.

Pursuant to KBW’s engagement agreement, TriCo agreed to pay KBW a cash fee of $1,000,000, $100,000 of which became payable upon the rendering of KBW’s opinion and the balance of which is contingent upon the successful completion of the merger. In addition, TriCo agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with the transaction and to indemnify KBW against certain liabilities, including liabilities under the federal securities laws. Other than in connection with the merger, during the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to TriCo. During the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to North Valley. KBW may in the future provide investment banking and financial advisory services to TriCo and/or North Valley and receive compensation for such services.

Management and Board of Directors of TriCo After the Merger

Upon completion of the merger, the composition of the board of directors of the combined company will be different than the current boards of TriCo and North Valley. The TriCo board of directors currently consists of nine directors and, upon the completion of the merger, three individuals who are currently directors of North Valley will be appointed by TriCo to join the TriCo board of directors. The three individuals have tentatively been designated as J. M. (“Mike”) Wells, Jr., Patrick W. Kilkenny, and Martin A. Mariani. The appointment of each of these individuals has been tentatively approved by the Nominating and Corporate Governance Committee of the board of directors of TriCo. In addition, TriCo anticipates that Michael J. Cushman, North Valley’s President and Chief Executive Officer, will join TriCo as its Executive Vice President, Strategic Initiatives.

The current directors and senior officers of TriCo are currently expected to continue in their current positions. Information about the current TriCo directors and executive officers can be found in the documents listed under the section entitled “Where You Can Find More Information” beginning on page i.

Interests of TriCo Directors and Executive Officers in the Merger

TriCo has not entered into any agreement or understanding, whether written or unwritten, with any director or executive officer, pursuant to which any such person would be entitled to receive compensation, whether present, deferred or contingent, that is based on or otherwise relates to the merger.

Interests of North Valley Directors and Executive Officers in the Merger

In considering the recommendation of the North Valley board of directors with respect to the merger, North Valley shareholders should be aware that the executive officers and directors of North Valley have certain interests in the merger that may be different from, or in addition to, the interests of North Valley shareholders generally. The North Valley board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby and making its recommendation that North Valley shareholders vote to approve the North Valley Merger proposal. These interests are described in further detail below. Please note that, except as stated otherwise, amounts specified below were calculated as if the merger had occurred on June 20, 2014.

Three North Valley Directors Appointed to TriCo Board

Under the terms of the merger agreement, three individuals who are currently directors of North Valley will be selected by TriCo to be appointed to the board of directors of TriCo. The three North Valley directors to be appointed to the TriCo Board have tentatively been designated as J. M. (“Mike”) Wells, Jr., Patrick W. Kilkenny, and Martin A. Mariani. The appointment of each of these individuals has been approved by the Nominating and Corporate Governance Committee of the board of directors of TriCo.

Outstanding Equity Awards

Immediately prior to the effective time of the merger, each outstanding option to purchase shares of North Valley common stock, including options held by executive officers and directors, whether or not then vested and whether or not then exercisable, will be cancelled and the holder of the option will be entitled to receive, subject to any required tax withholding, an amount in cash, without interest, from North Valley equal to the product of (x) the total number of shares of North Valley common stock subject to the option times (y) the excess, if any, of the product of 0.9433 multiplied by the weighted average of the closing prices for shares of TriCo common stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the trading day immediately before the closing date over the exercise price per share under such option. The North Valley board of directors has the right to amend all option plans and agreements governing all outstanding options to purchase shares of North Valley common stock in order to make them fully vested and exercisable before the date of the merger, and to permit option holders to exercise their options for North Valley common stock before the date on which their options would otherwise terminate.

Summary Tables

The following table shows, for each executive officer, as of June 20, 2014, assuming merger consideration of $26.46 per share, (i) the number of shares of North Valley common stock subject to vested options held by such officer, (ii) the cash consideration that such officer will receive for such vested North Valley stock options upon completion of the merger, (iii) the number of shares of North Valley common stock subject to unvested North Valley stock options held by such officer, (iv) the cash consideration that such officer will receive for such unvested North Valley stock options upon completion of the merger, (v) the total consideration that such officer will receive for all unvested North Valley equity awards upon completion of the merger, and (vi) the total consideration that such officer will receive for all outstanding North Valley equity awards upon completion of the merger.

Executive Officer Table

Named Executive Officers	Number of Shares Subject to Vested Options (#)	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Total Consideration for Unvested Equity Awards ($)	Total Consideration for Outstanding Equity Awards ($)
Michael J. Cushman	33,123	$147,102	21,060	$252,710	0	$399,812
Kevin R. Watson	12,394	$76,645	11,964	$147,864	0	$224,509
Scott R. Louis	8,918	$67,681	10,373	$130,186	0	$197,867
Roger D. Nash	10,943	$68,999	10,373	$130,186	0	$199,185
Gary S. Litzsinger	9,102	$60,809	8,920	$113,359	0	$174,168
Leo J. Graham	11,300	$73,212	11,163	$138,956	0	$212,168

The following table shows, for each non-employee director, as of June 20, 2014, assuming merger consideration of $26.46 per share, (i) the number of shares of North Valley common stock subject to vested options held by such director, (ii) the cash consideration that such director will receive for such vested North Valley stock options upon completion of the merger, (iii) the number of shares of North Valley common stock subject to unvested North Valley stock options held by such director, (iv) the cash consideration that such director will receive for such unvested North Valley stock options upon completion of the merger, (v) the total consideration that such director will receive for all unvested North Valley equity awards upon completion of the merger, and (vi) the total consideration that such director will receive for all outstanding North Valley equity awards upon completion of the merger.

Non-Employee Director Table

Non-Employee Directors	Number of Shares Subject to Vested Options (#)	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Total Consideration for Unvested Equity Awards ($)	Total Consideration for Outstanding Equity Awards ($)
Dan W. Ghidinelli	9,460	$85,464	12,000	$151,770	0	$237,234
Kevin D. Hartwick	9,460	$85,464	12,000	$151,770	0	$237,234
Patrick W. Kilkenny	5,500	$77,890	12,000	$153,060	0	$230,950
Roger B. Kohlmeier	8,740	$79,138	12,000	$151,770	0	$230,908
Timothy R. Magill	5,500	$77,030	12,000	$151,770	0	$228,800
Martin A. Mariani	8,740	$79,138	12,000	$151,770	0	$230,908
Dolores M. Vellutini	9,460	$85,464	12,000	$151,770	0	$237,234
J. M. Wells, Jr.	8,760	$83,707	12,000	$151,770	0	$235,477

Employment Agreements and Change in Control Payments

Each of the named executive officers, Michael J. Cushman, Kevin R. Watson, Scott R. Louis, Roger D. Nash, Gary S. Litzsinger and Leo J. Graham, has an employment agreement with North Valley. Under the terms of their respective employment agreements, all executive officers are entitled to participate in the North Valley Executive Deferred Compensation Plan and the North Valley Salary Continuation Plan (see discussions below), in addition to North Valley stock option plans and all other benefits made available to employees of North Valley generally. Each executive officer is entitled to receive severance pay upon termination of employment without cause in an amount of 12 months of current base salary, except Michael J. Cushman who is entitled to receive 24 months of his base salary plus continued insurance benefits (those costs of which are shared by North Valley and Mr. Cushman) and pro rata share of his annual incentive compensation for the prior year. The employment of each named executive officer is assumed to terminate at the effective time of the merger. Notwithstanding, as provided in the employment agreements, any severance payable due to early termination of employment in the context of a change in control is reduced, on a dollar for dollar basis, by the change in control payments made to the executive officers pursuant to the Salary Continuation Plan. Upon a change in control, and regardless of any termination of employment, each executive officer will be paid a benefit equal to two (2) times (2.99 times in the case of Michael J. Cushman) the officer’s annual compensation (base salary plus average incentive compensation earned by the executive officer in the prior three years) pursuant to the terms of the Salary Continuation Plan (in addition to payment of other salary continuation benefits, as indicated below).

Salary Continuation Plan

The Salary Continuation Plan is embodied in a single written plan document which, effective as of January 1, 2007, consolidated previously existing separate written agreements signed with each of the executive officers (including their individual benefits), consistent with the requirements of Section 409A. The merger will constitute a “change in control” for purposes of the Salary Continuation Plan. The following chart reflects the present value of payments which would be due to the executive officers under the Salary Continuation Plan at the effective time of the merger:

Named Executive Officer	Value of Salary Continuation Plan Payments ($)
Michael J. Cushman	$2,800,608
Kevin R. Watson	$1,103,284
Scott R. Louis	$536,800
Roger D. Nash	$530,951
Gary S. Litzsinger	$411,189
Leo J. Graham	$1,935,776

North Valley has purchased life insurance policies in order to provide for payment of its obligations under the plan, but the executive officers have no rights under the plan beyond those of a general creditor.

Executive Deferred Compensation Plan

The North Valley Executive Deferred Compensation Plan is a nonqualified executive benefit plan in which the executive officers voluntarily elect to defer some or all of their respective current compensation in exchange for North Valley’s promise to pay a deferred benefit. The deferred compensation is credited with interest under the plan and the accrued liability is paid to the executive at retirement. North Valley has purchased life insurance policies in order to provide for payment of its obligations under the plan, but the executive has no rights under the plan beyond those of a general creditor. The plan is embodied in a single written plan document which, effective as of January 1, 2007, consolidated previously existing separate written agreements signed with each of the executive officers (including their individual benefits), consistent with the requirements of Section 409A. The plan includes provisions that indicate the benefits to be provided at retirement or in the event of death, disability, or termination of employment prior to retirement. The payment of benefits is accelerated upon a change in control if that had been elected by the executive, and otherwise will be paid by TriCo following the effective time of the merger in a lump sum or in installments, in each case according to the election made by each executive.

Director Deferred Fee Plan

The North Valley Director Deferred Fee Plan is a nonqualified director benefit plan in which non-employee directors may elect to defer some or all of their current fees in exchange for North Valley’s promise to pay a deferred benefit. The deferred fees are credited with interest under the plan and the accrued liability is paid to the director at retirement. North Valley has purchased life insurance policies in order to provide for payment of its obligations under the plan, but the director has no rights under the plan beyond those of a general creditor, except that North Valley has entered into a split dollar agreement with Kevin D. Hartwick and J.M. Wells, Jr. in connection with the life insurance policies obtained on each of their lives. The plan is embodied in a single written plan document which, effective as of January 1, 2008, consolidates previously existing separate written agreements signed with each of the non-employee directors (including their individual benefits), consistent with the requirements of Section 409A. The plan includes provisions that indicate the benefits to be provided at retirement or in the event of death, disability, or termination of board membership prior to retirement. The payment of benefits is accelerated upon a change in control if that had been elected by the director, and otherwise will be paid by TriCo following the effective time of the merger in a lump sum or in installments, in each case according to the election made by each director.

Indemnification and Insurance

TriCo has agreed to indemnify the directors and officers of North Valley for six (6) years against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities and judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring at or before the effective time of the merger, whether asserted or claimed before, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was acting in his or her capacity as a director or officer of North Valley or its subsidiaries, to the fullest extent permitted by applicable laws.

TriCo has also agreed to cause the persons serving as directors and officers of North Valley and its subsidiaries immediately prior to the effective time of the merger to be covered for a period of six (6) years by a directors’ and officers’ liability insurance policy, not less advantageous than North Valley’s current policy, with respect to acts and omissions committed by such directors and officers in their capacities as such prior to the effective time of the merger.

Merger-Related Compensation for North Valley’s Named Executive Officers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation and benefits that each named executive officer of North Valley could receive that are based on or otherwise relate to the merger. These amounts were calculated as if the merger had occurred on June 20, 2014. Please see the section entitled “The Merger—Interests of North Valley Directors and Executive Officers in the Merger” beginning on page 73 for further information about the applicable compensation and benefits. These estimated amounts are based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Total ($)(4)(5)
Michael J. Cushman	$1,335,676	$252,710	$0	$1,353,255
Kevin R. Watson	$563,735	$147,864	$147,582	$859,181
Scott R. Louis	$464,275	$130,186	$53,680	$648,141
Roger D. Nash	$470,941	$130,186	$0	$601,127
Gary S. Litzsinger	$394,880	$113,359	$41,119	$549,358
Leo J. Graham	$516,361	$138,956	$0	$655,317

(1)	Cash.

Cash amounts reflect change in control amounts paid pursuant to the Salary Continuation Plan.

(2)	Equity.

Represents the value of the aggregate consideration to be paid in respect of unvested in-the-money North Valley stock options upon consummation of the merger, assuming merger consideration of $26.46 per share, as described in greater detail above in the section entitled “The Merger—Interests of North Valley Directors and Executive Officers in the Merger—Outstanding Equity Awards” beginning on page 73 and as quantified in the “Cash-Out Payment For Unvested Options” column of the Executive Officer Table on page 74.

(3)	Pension/NQDC.

Value of pension/nonqualified deferred compensation (NQDC) reflects the present value of payments which would be due, solely as a result of the change in control, to the executive officers as salary continuation payments under the Salary Continuation Plan. The present values of the benefits were determined using a discount rate and mortality assumption as required by the terms of the Plan.

(4)	Total.

Represents for each named executive officer, the amounts which are payable as a single trigger (i.e., conditioned solely on the occurrence of a change in control). None are double trigger (i.e., amounts requiring the occurrence of an additional event). The amounts in the “Total” column are all single trigger payment amounts.

(5)	280G Limit.

The total amount for Michael J. Cushman was reduced by $235,131, because the total exceeded the threshold set forth in section 280G of the Internal Revenue Code.

Summary of Payments of Merger-Related Compensation

The cash amounts to be paid to the executive officers described in the table and footnotes above will be paid in lump sum by North Valley immediately prior to the effective time of the merger.

The equity amounts to be paid to the executive officers described in the table and footnotes above will be paid in lump sum by North Valley immediately prior to the effective time of the merger conditioned upon the cancellation of option agreements held by the executive officers.

The pension/NQDC amounts to be paid to the executive officers described in the table and footnotes above will be paid either in a lump sum by North Valley immediately prior to the effective time of the merger, or in installments paid by TriCo following the effective time of the merger, in each case according to the election made by each executive under the Salary Continuation Plan. Messrs. Cushman, Watson, Litzsinger and Graham have elected to receive a lump sum payment. Messrs. Louis and Nash have elected to receive installment payments, except Mr. Nash elected a lump sum if his termination is due to normal retirement. The payment (or commencement of payments) is subject to a six-month delay as necessary to comply with Internal Revenue Code Section 409A.

As a condition to consummation of the merger, Mr. Cushman has signed and delivered to TriCo a non-solicitation and confidentiality agreement which may not be revoked prior to the effective time of the merger. The agreement will remain in effect for twenty-four months following the effective time of the merger. The agreement includes provisions permitting TriCo to seek remedies for breach by Mr. Cushman, including injunctive relief and specific performance.

Regulatory Approvals Required for the Merger

Completion of the merger and the bank merger is subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement from the Federal Reserve Board, FDIC and the

Department of Business Oversight and the expiration of any applicable statutory waiting periods in each case subject to the condition that none of the approvals shall contain any “burdensome condition.” The merger agreement defines a “burdensome condition” to mean any condition that the TriCo board of directors determines in good faith would, or would be reasonably likely to, individually or in the aggregate, have a material adverse effect on the surviving corporation (assuming for this purpose that the surviving corporation consists of TriCo and North Valley and their respective subsidiaries, taken as a whole), other than a disposition of one or more branch offices of TriCo or North Valley in a geographic banking market. Each of TriCo and North Valley have agreed to take all actions that are necessary, proper and advisable in connection with obtaining all regulatory approvals, and have agreed to fully cooperate with the other in the preparation and filing of the applications and other documents necessary to complete the transactions contemplated by the merger. TriCo and its subsidiaries and North Valley and its subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

Although the parties currently believe they should be able to obtain all required regulatory approvals, they cannot be certain when or if they will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after the completion of the merger or will contain a materially burdensome regulatory condition.

Federal Regulatory Applications

Merger of TriCo and North Valley

TriCo is a bank holding company under Section 3 of the BHC Act. Section 3(a) of the BHC Act generally requires the prior approval of the Federal Reserve Board for any bank holding company to merge with any other bank holding company or to acquire direct or indirect ownership or control over more than 5 percent of the voting shares of a bank. TriCo will either file an application to merge with North Valley and acquire control of North Valley Bank or request confirmation from the Federal Reserve Board that no application is required under Section 3 of the BHC Act for the transactions contemplated by the merger agreement. Among the factors which must be considered by the Federal Reserve Board in approving such applications are: (1) the effect of the proposed acquisition on competition, (2) the financial and managerial resources and future prospects of the companies and banks concerned, including whether current and projected capital positions and levels of indebtedness conform to standards and policies established by the Federal Reserve Board and the records of the applicants and banks in compliance with laws and regulations, (3) the convenience and needs of the community to be served, including the records of performance of the banks concerned under the Community Reinvestment Act, (4) the effectiveness of the companies and banks concerned in combatting money laundering activities, and (5) the extent to which a proposed acquisition or merger would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection with such a review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.

Merger of Tri Counties Bank and North Valley Bank

Because Tri Counties Bank is a state nonmember bank, prior approval to merge North Valley Bank with and into Tri Counties Bank is required from the FDIC, pursuant to Section 18(c) of the Federal Deposit Insurance Act, which we refer to as the Bank Merger Act. In evaluating an application filed under the Bank Merger Act, the FDIC is required to take into consideration (1) the competitive impact of the proposed transactions, (2) financial and managerial resources and future prospects of the banks party to the merger, (3) the convenience and needs of the communities served by the banks and their compliance with the Community Reinvestment Act, (4) the banks’ effectiveness in combating money-laundering activities, and (5) the extent to which the proposed transactions would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review under the Bank Merger Act, the FDIC provides an opportunity for public comment on the application for the bank mergers and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Approval of the transactions contemplated by the merger agreement by the Federal Reserve Board under the BHC Act and/or by the FDIC under the Bank Merger Act generally may not be completed until expiration of a 30 day “waiting period” after the approvals, during which time the Department of Justice may challenge the transaction on antitrust grounds. With the approval of the Federal Reserve Board and/or the FDIC, and the concurrence of the Department of Justice, the waiting period may be reduced to no less than 15 calendar days after the date of the Federal Reserve or FDIC approval. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the Department of Justice could analyze the merger’s effect on competition differently than the Federal Reserve Board and/or the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve Board and/or the FDIC does regarding the effects of the proposed transactions on competition. A determination by the Department of Justice not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

California Department of Business Oversight Application

The prior approval of the Department of Business Oversight is required under Section 4880 et seq. of the California Financial Code to merge North Valley Bank with and into Tri Counties Bank. In reviewing the proposed merger of North Valley Bank with and into Tri Counties Bank, the Department of Business Oversight will consider (1) the competitive impact of the merger, (2) the adequacy of the surviving depository corporation’s shareholders’ equity and financial condition, (3) whether the directors and executive officers of the surviving depository institution will be satisfactory, (4) whether the surviving depository corporation will afford reasonable promise of successful operation and whether it is reasonable to believe that the surviving depository corporation will be operated in a safe and sound manner and in compliance with all applicable laws, and (5) whether the merger is fair, just and equitable to the disappearing depository corporation and the surviving depository corporation.

California Financial Code Section 1251 provides that no person shall acquire direct or indirect control of a California bank without the prior approval of the Department of Business Oversight. TriCo will submit a request for an order of exemption from the application and approval requirements of Section 1251 for the merger, whereby TriCo would acquire indirect control of North Valley Bank, based on a finding by the Department of Business Oversight that the requirements of Section 1251 are not necessary given the submission of the application for the bank merger and provided that North Valley Bank will be immediately merged with and into Tri Counties Bank after the merger. If the Department of Business Oversight did not grant an exemption, then TriCo would also be required to obtain prior approval for TriCo to acquire control of North Valley Bank in the merger. In reviewing such requests, the Department of Business Oversight would consider the same factors set forth above for the application to the Department of Business Oversight for the bank merger.

Additional Regulatory Approvals, Notices and Filings-Potential Challenges

Additional notifications, filings and/or applications will be submitted to various other federal and state regulatory authorities and self-regulatory organizations in connection with the merger.

Although TriCo and North Valley expect to obtain the required regulatory approvals, there can be no assurances as to if, or when, these regulatory approvals will be obtained, the terms and conditions on which the approvals may be granted, or whether there will be litigation challenging such approvals. There can likewise be no assurances that U.S. or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result of any such challenge.

Accounting Treatment

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method. The result of this is that (a) the recorded assets and liabilities of TriCo will be carried forward at their recorded amounts, (b) TriCo’s historical operating results will be unchanged for the prior periods being reported on and (c) the assets and liabilities of North Valley will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of shares of TriCo common stock to be issued to former North Valley shareholders and cash to be paid in lieu of fractional shares and to former option holders, exceeds the fair value of the net assets including identifiable intangibles of North Valley at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of North Valley being included in the operating results of TriCo beginning from the date of completion of the merger.

Public Trading Markets

TriCo common stock is listed on the NASDAQ Global Select Market under the symbol “TCBK.” North Valley common stock is listed on the NASDAQ Global Select Market under the symbol “NOVB.” Upon completion of the merger, North Valley common stock will be delisted from the NASDAQ Global Select Market and thereafter will be deregistered under the Exchange Act. The TriCo common stock issuable in the merger will be listed on the NASDAQ Global Select Market.

Exchange of Shares in the Merger

TriCo will appoint Computershare Trust Company, N.A. as exchange agent to handle the exchange of shares of North Valley common stock for shares of TriCo common stock. As promptly as practicable after the effective time, the exchange agent will send to each holder of record of North Valley common stock at the effective time who holds shares of North Valley common stock in certificated form a letter of transmittal and instructions for effecting the exchange of North Valley common stock certificates for the merger consideration the holder is entitled to receive under the merger agreement. Upon surrender of stock certificates for cancellation along with the executed letter of transmittal and other documents described in the instructions, a North Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive based on the exchange ratio and cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive. After the effective time, North Valley will not register any transfers of shares of North Valley common stock.

Upon consummation of the merger, uncertificated shares of North Valley common stock held in book-entry form will be automatically converted into whole shares of TriCo common stock in book-entry form, based on the exchange ratio, and the exchange agent will deliver to holders of book-entry shares cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive.

TriCo shareholders need not take any action with respect to their stock certificates or book-entry shares of TriCo common stock.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to, and incorporated by reference into, this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety before making any decisions regarding the merger.

Effects of the Merger

The merger agreement provides for the merger of North Valley with and into TriCo, with TriCo surviving the merger. The merger agreement provides that the articles of incorporation and the bylaws of TriCo as in effect immediately prior to the merger will be the articles of incorporation and bylaws of the surviving company.

As a result of the merger, there will no longer be any publicly held shares of North Valley common stock. North Valley shareholders will only participate in the surviving company’s future earnings and potential growth through their ownership of TriCo common stock. All of the other incidents of direct ownership of North Valley common stock, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from North Valley, will be extinguished upon completion of the merger. All of the property, rights, privileges and powers of TriCo and North Valley will vest in the surviving company, and all claims, obligations, liabilities, debts and duties of TriCo and North Valley will become the claims, obligations, liabilities, debts and duties of the surviving company.

Effective Time of the Merger

The merger agreement provides that the merger will be consummated no later than three business days after the satisfaction or waiver of all the closing conditions, including the receipt of all regulatory and shareholder approvals and after the expiration of all regulatory waiting periods, unless extended by mutual agreement of TriCo and North Valley. The merger will be consummated legally at the time the agreement of merger has been duly filed with the Secretary of State of the State of California or at such later time as may be specified in the agreement of merger. As of the date of this document, the parties expect that the merger will be effective in the third quarter of 2014. However, there can be no assurance as to when or if the merger will occur.

If the merger is not completed by the close of business on January 21, 2015, the merger agreement may be terminated by either North Valley or TriCo, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement.

For a description of the transaction structure, merger consideration and treatment of North Valley stock options, please see the section entitled “The Merger—Terms of the Merger” beginning on page 40.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. North Valley has agreed that prior to the effective time of the merger, it will generally conduct its business, and cause its subsidiaries to conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted (except to the extent expressly provided otherwise in the merger agreement, or as consented to in writing by TriCo). North Valley will further cause its subsidiaries to pay all of debts and taxes when due, pay or perform its other obligations when due, and use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the closing. North Valley agreed to promptly notify TriCo of any event not in the ordinary course of its or any subsidiary’s business, and of any event which, individually or in the aggregate with any other events, would reasonably be expected to cause any of the conditions to closing the merger not to be satisfied. Further, North Valley agreed that it and each if its subsidiaries will use their commercially reasonable efforts to assure that each of their material contracts (other than with TriCo) entered into prior to the merger will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party in connection with, or terminate as a result of the consummation of, the merger or the bank merger, and shall give reasonable advance notice to TriCo prior to allowing any material contract or right thereunder to lapse or terminate by its terms.

North Valley agreed that it and each of its subsidiaries will maintain each of its leased premises in accordance with the terms of the applicable lease and they will comply in all material respects with all laws applicable to them or to the operation of their business, including all applicable bank secrecy laws, fair lending laws and other laws relating to discriminatory business practices, and maintain their existing training programs for executive and lending staffs. North Valley further agreed to facilitate the assumption by TriCo of North Valley’s trust preferred securities.

In addition to the general covenants above, North Valley has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to, without the prior written consent of TriCo:

•	declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, provided however, that North Valley Bank may pay cash dividends or distributions to North Valley for the purpose of enabling North Valley to pay interest on its junior subordinated debt securities and to pay its ordinary operating expenses, in each case in accordance with past practices and as they become due;

•	split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except upon the exercise or fulfillment of North Valley stock options issued and outstanding;

•	repurchase, redeem or otherwise acquire (except in partial or complete satisfaction of debts previously contracted or upon the forfeiture of outstanding restricted stock or the exercise or fulfillment of North Valley stock options) any shares of the capital stock of North Valley or any North Valley subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of North Valley or any North Valley subsidiaries;

•	issue, allocate, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than with respect to the North Valley stock options;

•	amend its articles of incorporation, bylaws or other similar governing documents unless required to do so in order to comply with applicable laws or regulations or by regulatory directive;

•

enter into any written or oral contract, plan, commitment or any other arrangement, which (1) results in or accelerates any payment or benefit becoming due from TriCo, North Valley, any of their subsidiaries or the surviving corporation to any party; (2) contains a non-compete or client or customer non-solicitation requirement or any other provision that materially restricts the conduct of any line of business by North Valley or any of its subsidiaries or, following the closing, TriCo or any of its subsidiaries; (3) is with or to a labor union or guild; (4) that is a material contract; or (5) involved payments by North Valley or any of its subsidiaries in the fiscal year ended December 31, 2012 of more than $75,000 or which could reasonably be expected to involve payments during the fiscal year ending December 31, 2013 or any year thereafter of more than $75,000, other than any (a) such contract that is terminable at will on 60 days or less notice without payment of a penalty in excess of $10,000, (b) deposit liabilities and (c) with certain exceptions, debts for borrowed funds;

•	make capital expenditures aggregating in excess of $40,000, except for emergency repairs and replacements and those entered into prior to the date of the merger agreement;

•	enter into any new line of business;

•	acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with past practices;

•	take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue or in any of the conditions to the merger not being satisfied, or in a violation of any provision of the merger agreement or the bank merger agreement, except, in every case, as may be required by applicable laws;

•	change its methods of accounting in effect at December 31, 2012, except as required by changes in GAAP or regulatory accounting principles as concurred to by North Valley’s independent auditors;

•	(1) except as required by applicable laws or the merger agreement or to maintain qualification pursuant to the Internal Revenue Code, adopt, amend, renew or terminate any plan or any agreement, arrangement, plan or policy between North Valley or North Valley Bank and one or more of its current or former directors, officers or employees, (2) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date of the merger agreement, (3) except as contemplated by the merger agreement, enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (4) hire any new employee at an annual compensation in excess of $60,000, except to fill open positions consistent with past practices, (5) pay aggregate expenses of more than $2,500 per person for employees or directors who attend conventions or similar meetings, (6) promote any employee to a level of vice president or more senior or (7) except as contemplated by the merger agreement, pay any retention bonuses to any employees or any other bonuses or incentives other than pursuant to an incentive plan, agreement, plan or policy of North Valley or North Valley Bank in effect as of the date of the merger agreement and in a manner consistent with past practice;

•	incur any indebtedness, with a term greater than one year, for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in each case other than in the ordinary course of business consistent with past practices;

•	sell, purchase, enter into a lease, relocate, open or close any banking or other loan production office, or file an application pertaining to such action with any governmental entity;

•	make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past practices;

•	except as contemplated by the merger agreement, make any new loans to, modify or renew the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any officer, director or greater than 5% shareholder of North Valley or North Valley Bank (or their affiliates), or to or with any employee of North Valley or North Valley Bank other than loans to employees that are in the ordinary course of business consistent with past practices and in compliance with applicable laws;

•	make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices;

•	purchase, modify or originate any: (1) loans except in accordance with existing North Valley Bank’s lending policies, and lending limits and authorities; or (2)(a) loans requiring North Valley Bank Executive Loan Committee approval under North Valley Bank’s existing lending policies, (b) loans that are criticized or classified, (c) unsecured consumer loans in excess of $25,000; (d) individual lot loans in excess of $200,000; (e) construction, acquisition or development loans, residential permanent loans, loans secured by special purpose property, including production lines for builders, or certain small business loans, to any one borrower in excess of $1,000,000 in the aggregate; except in each case for loans for which written commitments have been issued by North Valley Bank and are currently outstanding and, in connection with the foregoing prohibitions, North Valley has agreed to provide TriCo certain periodic reports and notices;

•	price or reprice any loans inconsistent with North Valley Bank’s current pricing methodology or, (1) in the case of variable rate loans, at a variable rate that is less than The Wall Street Journal Prime or which adjusts less frequently than monthly or, (2) in the case of a fixed rate loan, at a fixed rate of less than 4.00% per annum or with a term in excess of 5 years;

•	price, accept, renew or pay any deposits with a rate of interest in excess of the rates permitted by certain federal regulations or materially change the characteristics of North Valley Bank’s deposit portfolio, including deposit types, interest rates and terms offered;

•	make any investments in any equity or derivatives contract, hedging or arbitrage transaction or covered asset trading activities or make any investment in any investment security with an average life greater than one year at the time of purchase other than obligations of state and political subdivisions;

•	sell any “held for investment” loans or servicing rights related thereto or purchase any mortgage Loan servicing rights;

•	take or omit to take any action that would have or be reasonably likely to have a material adverse effect on North Valley or that would have or be reasonably likely to have a material adverse effect on, or materially delay, the ability of North Valley and TriCo to obtain the approvals required to close the merger or otherwise have or be reasonably likely to have a material adverse effect on North Valley’s and North Valley Bank’s ability to consummate the transactions contemplated by the merger agreement;

•	redeem, amend or waive any provisions of the North Valley rights agreement (other than such actions as are necessary to accommodate the merger agreement and the transactions contemplated hereby, but not with respect to any acquisition proposal) or implement or adopt any other so-called “poison pill,” shareholder rights plan or other similar plan;

•	except as contemplated by the merger agreement, (1) settle any claim, action or proceeding, except any settlement involving amounts payable by North Valley and/or its subsidiaries less than or equal to $100,000 individually or $250,000 in the aggregate and that would not impose any restriction on the conduct of its business or following the closing, the business of TriCo or its subsidiaries, (2) waive, compromise, assign, cancel or release any rights or claims except as contemplated by the merger agreement, or (3) agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business;

•	materially restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements, except in each case as required by law or requested by a governmental entity;

•	except as may be required by law, make, change or revoke any tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amendment with respect to a material tax return, enter into any material closing agreement with respect to taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes;

•	take any action that could, or fail to take any action, the failure of which could, reasonably be expected to prevent the merger or the bank merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; or

•	agree or commit to do any of the prohibited actions set forth above.

TriCo has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, it will not, and will not permit any of its subsidiaries to, without the prior written consent of North Valley:

•	take any action that is intended or may reasonably be expected to result in any of TriCo’s representations and warranties set forth in the merger agreement being or becoming untrue or any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement or the bank merger agreement, except, in every case, as may be required by applicable laws;

•	amend its articles of incorporation, bylaws or other similar governing documents unless required to do so in order to comply with applicable laws or regulations or by regulatory directive;

•	take or omit to take any action that would have or be reasonably likely to have a material adverse effect on TriCo or that would have or be reasonably likely to have a material adverse effect on, or materially delay, the ability of TriCo and North Valley to obtain the regulatory approvals required for the merger or otherwise have or be reasonably likely to have a material adverse effect on TriCo’s and Tri Counties Bank’s ability to consummate the transactions contemplated by the merger agreement; or

•	agree or commit to do any of the prohibited actions set forth above.

TriCo also agreed that, prior to the effective time of the merger, it will promptly notify North Valley of any event not in the ordinary course of its or any subsidiary’s business, and of any event which, individually or in the aggregate with any other events, would reasonably be expected to cause any of the conditions to closing not to be satisfied prior to the first anniversary of the date of the merger agreement. In addition, it will not solicit or accept any offer from any third party in the nature of an acquisition proposal for a business combination with a third party, unless the offer is expressly conditioned upon the performance by TriCo (or its successor) of all of its obligations under the merger agreement in a manner such that the value of the consideration to be paid to the North Valley shareholders under the merger agreement is not thereby reduced.

In addition to the general covenants above, TriCo has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to, without the prior written consent of North Valley:

•	declare or pay any distributions on or in respect of any of its capital stock other than ordinary quarterly cash dividends in conformity with past practice, or with respect to Tri Counties Bank, declare or pay dividends to TriCo other than in conformity with past practice and applicable law and for the purpose of enabling TriCo to pay interest on its junior subordinated debt securities and to pay its ordinary operating expenses, in each case in accordance with past practice and as they become due;

•

(1) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except with respect to TriCo stock options, or (2) repurchase, redeem or otherwise acquire shares of its capital stock, other than (x) not more than 333,400 shares of TriCo common stock currently remaining available for repurchase under the TriCo stock repurchase plan adopted and announced on August 21, 2007), (y) shares of the capital stock of TriCo or any TriCo subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of TriCo or any TriCo subsidiaries and shares of TriCo common stock on behalf of the TriCo ESOP; and (z) shares delivered by holders of TriCo stock options in connection with the exercise of such options;

•	issue, allocate, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than with respect to TriCo stock options; or

•	take any action that could, or fail to take any action, the failure of which could, reasonably be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Regulatory Matters. TriCo and North Valley have agreed to promptly prepare this joint proxy statement/prospectus and TriCo agreed to promptly file with the SEC a registration statement on Form S-4, of which this document is a part. TriCo and North Valley have each agreed to use their commercially reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. TriCo and North Valley have each agreed to furnish all information concerning themselves, their affiliates and the holders of their capital stock to the other and provide such other assistance and cooperation as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and this joint proxy statement/prospectus.

TriCo and North Valley have each agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and any governmental entity that are necessary or advisable to consummate the transactions contemplated by the merger agreement. Each of TriCo and North Valley agreed to use their reasonable best efforts to resolve any objections or any burdensome condition that may be asserted or imposed by any governmental entity with respect to the merger agreement or the transactions contemplated by the merger agreement.

Shareholder Approval. The North Valley board of directors has unanimously resolved to recommend to the North Valley shareholders that they adopt and approve the merger agreement (subject to certain exceptions if, following the receipt of a Superior Proposal (as defined below), such recommendation would result in a violation of the board’s fiduciary duties under California law), and to submit to the North Valley shareholders the merger agreement, to include the recommendation that North Valley shareholders adopt and approve the merger agreement attached to this joint proxy statement/prospectus, and use reasonable best efforts to obtain from its shareholders a vote adopting the merger agreement. North Valley has an unqualified obligation to submit the merger agreement to its shareholders at its shareholder meeting.

TriCo’s board of directors has unanimously resolved to recommend to the TriCo shareholders that they adopt and approve the merger agreement and approve the issuance of shares of TriCo stock, and to submit to the TriCo shareholders the merger agreement, to include the recommendation that TriCo shareholders adopt and approve the merger agreement and the issuance of shares of TriCo stock in this joint proxy statement/prospectus, and use reasonable best efforts to obtain from its shareholders a vote adopting and approving the merger agreement and the issuance of shares of TriCo stock.

TriCo and North Valley have each agreed to use their reasonable best efforts to hold their respective shareholder meetings on the same date and as soon as practicable after the date of the merger agreement.

Bank Merger. TriCo and North Valley have agreed that, immediately upon closing the merger, North Valley Bank will merge with and into Tri Counties Bank, with Tri Counties Bank as the surviving entity.

NASDAQ Listing. TriCo has agreed to use its reasonable best efforts to cause the shares of TriCo common stock to be issued in the merger to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance, prior to or at the effective time of the merger.

Employee Matters. To the extent permissible under the applicable provisions of the Internal Revenue Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under TriCo plans that are employee pension benefit plans, individuals who are employees (including, but not limited to, those who are on unpaid leave, paid leave and active employees) of North Valley or any North Valley subsidiary at the effective time will be credited with periods of service with North Valley or the applicable North Valley subsidiary before the effective time as if such service had been with TriCo or a TriCo subsidiary, as applicable. This does not apply (1) for benefit accrual purposes, (2) as would result in the duplication of benefits for the same period of service, (3) for purposes of any “frozen” TriCo plan for which new TriCo employees are generally not eligible or (4) for any newly established TriCo plan for which similarly situated employees of TriCo do not receive service credit for the period in question. The parties have acknowledged that North Valley intends to maintain the North Valley 401(k) Plan through the effective time and to make matching contributions to the North Valley 401(k) Plan on behalf of eligible employees. With regard to participation by the employees who are eligible to participate in the North Valley 401(k) Plan prior to the effective time: (1) such employees will be eligible to participate in TriCo’s 401(k) Savings Plan immediately upon their becoming TriCo or TriCo subsidiary employees as a result of the merger; (2) such employees will be eligible for the employer contributions in the TriCo 401(k) Plan, if any (whether match, profit-sharing or both), with regard to eligible compensation earned by them from TriCo or the TriCo subsidiary following the effective time until the last day of the TriCo 401(k) Plan year that includes the effective time.

To the extent permissible under the applicable provisions of the Internal Revenue Code, ERISA and the applicable TriCo plans, TriCo will or will cause its applicable subsidiary to (1) give credit to employees of North Valley and its subsidiaries, with respect to the satisfaction of the waiting periods for participation and coverage which are applicable under the TriCo plans that are welfare benefit plans, equal to the credit that any such employee had received as of the effective time towards the satisfaction of any such limitations and waiting periods under the comparable North Valley plans that are welfare benefit plans; (2) make reasonable commercial efforts to cause each TriCo plan that is a group health plan (including medical, dental and prescription drug) and that is made available to employees of North Valley and its subsidiaries in the plan year, which includes the effective time, to provide each employee of North Valley and its subsidiaries with credit for any co-payment and deductibles in such plan year paid prior to the effective time in satisfying any deductible or out-of-pocket requirements. Notwithstanding the generality of the foregoing, (1) each employee of North Valley and its subsidiaries who has satisfied the applicable waiting periods for eligibility or participation in any TriCo plan that is made available, in TriCo’s sole discretion, to such employee as of the effective time after credit for pre-effective time service has been given, will begin participating in the TriCo plan immediately after the effective time without the need to wait for any open enrollment periods or plan entry dates; and (2) each employee of North Valley and its subsidiaries who has satisfied the applicable waiting periods for eligibility or participation in any North Valley plan that is a medical plan, dental plan, disability plan or life insurance plan (excepting plans maintained only for a select group, such as executives), will begin participating in the comparable TriCo plan immediately after the effective time; and (3) each TriCo plan that provides severance or vacation/paid time off benefits and that is made available to any employee of North Valley or its subsidiaries who continues employment with the surviving corporation or any of its subsidiaries following the effective time will recognize service with North Valley and its subsidiaries that was recognized by North Valley under the equivalent North Valley plan. For illustration, if an employee of TriCo with 10 years of service is eligible to accrue four weeks of vacation in a calendar year under a TriCo plan, then a North Valley employee with 10 years of North Valley service who becomes a TriCo employee as of the effective time due to the merger will accrue four weeks of vacation with TriCo in the calendar year under such TriCo Plan.

TriCo or one of its subsidiaries agreed to provide severance benefits to those employees of North Valley and its subsidiaries who continue in employment with the surviving corporation or any of its subsidiaries through the effective time and whose employment is involuntarily terminated by the surviving corporation and its subsidiaries without cause at or within 180 days after the effective time (other than employees who are entitled to receive severance payments under any employment, severance or similar plans or agreements) in accordance with TriCo’s current written severance policy as previously delivered to North Valley.

There will be no North Valley ESOP loans nor any unallocated accounts in respect of any North Valley ESOP loans as of the effective time. North Valley will continue to make employer contributions to the North Valley ESOP for each plan-year quarter ending on or before the effective time, provided such contributions are comparable in amount, on a prorated basis, to past employer contributions to the North Valley ESOP.

North Valley agreed to take, or cause to be taken, all actions necessary to cause the fiduciaries of the North Valley ESOP to take all of the following actions:

•	implement a written confidential pass-through voting procedure pursuant to which the participants under the North Valley ESOP and their beneficiaries will direct the trustee under the North Valley ESOP to vote the shares of North Valley common stock allocated to their North Valley ESOP accounts with respect to the merger;

•	provide the North Valley ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass-through voting procedures, as well as the same written materials to be provided to the shareholders of North Valley in connection with the merger;

•	take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the North Valley ESOP fiduciaries in connection with the merger.

If requested by TriCo, North Valley agreed to take all necessary action to terminate, effective as of no later than immediately prior to the closing date, the North Valley ESOP. The termination of the North Valley ESOP will be adopted conditioned upon the closing of the merger and upon receiving a favorable determination letter from the IRS with regard to certain matters. If requested by TriCo, North Valley agreed to take all necessary action, effective no later than the last day of the regularly scheduled payroll period immediately preceding the closing date, to freeze all contributions to the North Valley ESOP. As soon as administratively feasible after the effective time, at the election of TriCo, the North Valley ESOP will be merged with and into the TriCo ESOP.

Effective no later than the last day of the regularly scheduled payroll period immediately preceding the closing date, North Valley will freeze contributions to the North Valley 401(k) Plan and effective no later than the day before the closing date, North Valley will terminate the North Valley 401(k) Plan.

With certain exceptions, North Valley will terminate, in accordance with its terms and applicable laws, effective prior to the closing date, each North Valley plan providing for group health, dental, vision, prescription drugs or other welfare benefit coverage to any former employees, officers, directors or consultants and/or their spouses and other dependents. At the request of TriCo, North Valley will terminate or discontinue accruals under any and all other North Valley plans, effective either immediately before the closing date or thereafter as specified by TriCo.

The merger agreement specifies that none of its provisions should be interpreted or construed to confer upon any employee of North Valley or any of its subsidiaries who continues to be employed by the surviving corporation or any of its subsidiaries after the effective time with any right with respect to continuance of employment by or other service with the surviving corporation or any of its subsidiaries. Nor does the merger agreement interfere in any way with the right of the surviving corporation and its subsidiaries to terminate the employment or other association of any person at any time. The terms of the merger agreement do not constitute an amendment of, or interfere in any way with the right of the surviving corporation and its subsidiaries to amend, terminate or otherwise discontinue, any or all TriCo plans and any other plans, practices or policies of the surviving corporation or any of its subsidiaries in effect from time to time.

No provision in the merger agreement creates any right to employment or continued employment or to a particular term or condition of employment with the surviving corporation or any of its subsidiaries nor does the merger agreement create any third party beneficiary right in any person.

Indemnification and Directors’ and Officers’ Insurance. From and after the effective time of the merger, TriCo has agreed to indemnify and hold harmless each any person who, prior to the effective time, is a director or officer or employee of North Valley or any North Valley subsidiary against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and settlement amounts arising out of or pertaining to (i) the fact that he is or was a director, officer or employee of North Valley or any North Valley subsidiary or any of their respective predecessors or (ii) the merger agreement or any of the transactions contemplated by the merger agreement, whether in any case asserted or arising before or after the effective time. TriCo and North Valley agreed to use their commercially reasonable efforts to cause the persons serving as officers and directors of North Valley and the North Valley subsidiaries immediately prior to the effective time of the merger to be covered by a directors’ and officers’ liability insurance tail policy obtained from North Valley’s current insurance carrier of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than North Valley’s current policy with respect to acts or omissions occurring prior to the effective time that were committed by such officers and directors in their capacity as such for a period of six years. The cost of such policy is limited to 275% of the amount currently paid for such insurance annually. If North Valley cannot obtain the insurance, TriCo agreed to use its commercially reasonable efforts to obtain as much comparable insurance as is available.

No Solicitation and Change in Recommendation. North Valley agreed that it and its subsidiaries will immediately cease all existing discussions or negotiations with any person (other than TriCo and its affiliates and representatives) regarding any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below) and it agreed not to (1) solicit, initiate or knowingly encourage any Acquisition Proposal, (2) enter into, or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal, (3) enter into any agreement regarding any Acquisition Proposal or Alternative Transaction (as defined below), (4) furnish to any person any information concerning North Valley, or any access to the properties, books and records of North Valley and its subsidiaries, in connection with any Acquisition Proposal, or (v) propose, agree or publicly announce an intention to take any of the foregoing actions or any other action which would reasonably be expected to lead to an Acquisition Proposal.

However, if at any time prior to obtaining the approval of the shareholders of North Valley to adopt the merger agreement, North Valley or its subsidiaries or their respective representatives receives a bona fide, unsolicited written Acquisition Proposal, North Valley, its board of directors and their respective representatives may engage in negotiations and discussions with and furnish any information and other access to any person making such Acquisition Proposal and its representatives if, and only if, North Valley’s board of directors determines in good faith, after consultation with the North Valley’s outside legal and financial advisors, that (1) such Acquisition Proposal is or is reasonably capable of becoming a Superior Proposal and (2) the failure of the North Valley board of directors to enter into such discussions or negotiations or furnish such information or other access would reasonably be expected to be a violation of its fiduciary duties to the shareholders of North Valley under applicable law.

Prior to furnishing any material nonpublic information to a person who has made an Acquisition Proposal, North Valley must receive from such person an executed confidentiality agreement with terms at least as restrictive in all material respects on such person as the confidentiality agreement between TriCo and North Valley is on TriCo. In addition, North Valley must promptly, and in any event within one business day, (1) notify TriCo in writing of the receipt of such Acquisition Proposal or any request for nonpublic information or access to properties, books or records relating to North Valley or its subsidiaries by any person that has made, or to North Valley’s knowledge may be considering making, an Acquisition Proposal and (2) communicate the material terms of such Acquisition Proposal to TriCo.

The merger agreement precludes North Valley and its board of directors from (1) withdrawing, modifying or qualifying, or publicly proposing to withdraw, modify or qualify, in a manner adverse to TriCo, the recommendation that North Valley shareholders vote to adopt the merger agreement, (2) approving or recommending, or publicly proposing to approve or recommend, to the shareholders of the North Valley any Acquisition Proposal or (3) authorizing, approving, recommending or declaring advisable, or proposing to adopt, approve, recommend or declare advisable, or allow North Valley or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement or similar agreement with respect to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement in accordance with the limitations described above).

Prior to its shareholders adopting the merger agreement, North Valley may change its recommendation that its shareholders vote in favor of adopting the merger agreement if (1) North Valley has complied with the obligations described in the merger agreement, (2) the North Valley board of directors receives an unsolicited bona fide, written Acquisition Proposal from any person that is not withdrawn and (3) the North Valley board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal (as defined below).

In addition, North Valley may only change its recommendation to shareholders if: (1) the North Valley board of directors determines in good faith, after consultation with its outside legal counsel, that the failure of the North Valley board of directors to take such action would reasonably be expected to be a violation of its fiduciary duties to the shareholders of North Valley under applicable law; (2) North Valley provides TriCo prior written notice at least five business days prior to taking such action, which notice will state that the North Valley board of directors has received a Superior Proposal and, absent any revision to the terms and conditions of the merger agreement, the North Valley board of directors has resolved to change its recommendation to shareholders to vote to adopt the merger agreement, which notice must specify the basis for the change of recommendation or termination, including the material terms of the Superior Proposal; (3) during such five business day period, North Valley negotiates in good faith with TriCo to enable TriCo to make an offer that is at least as favorable to the shareholders of North Valley so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (4) at the end of such five business day period, the North Valley board of directors, after taking into account any modifications to the terms of the merger agreement and the merger agreed to by TriCo after receipt of such notice, continues to believe that such Acquisition Proposal constitutes a Superior Proposal. The merger agreement provides that any amendment or modification to the financial or other material terms of such Acquisition Proposal will constitute a new Acquisition Proposal giving rise to a new five business day response period for TriCo, consequently extending the periods referenced above.

Nothing in the merger agreement will prohibit North Valley from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or taking and disclosing to its shareholders any position contemplated by Rule 14e-2(a) and Rule 14d-9 under the Exchange Act, provided that any disclosure under Rule 14e-2(a)(1) will be deemed to be a change of recommendation unless the North Valley board of directors expressly and concurrently reaffirms its recommendation that North Valley shareholders vote for North Valley to adopt and approve the merger agreement.

“Acquisition Proposal” means any proposal or offer (whether in writing or otherwise) from any person (other than TriCo and any affiliates thereof) relating to, or that is reasonably expected to lead to, (1) any direct or indirect purchase or acquisition, in a single transaction or series of related transactions, of any assets or businesses of North Valley and its subsidiaries (including securities of subsidiaries) that constitute 5% or more of North Valley’s consolidated assets, (2) any direct or indirect purchase or acquisition, in a single transaction or series of related transactions, of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 5% or more of the total outstanding voting securities of North Valley pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction, or (3) a merger, share exchange, consolidation or other business combination involving North Valley or North Valley Bank, other than the merger or the bank merger (any such transaction described in clauses (1) and (2) an “Alternative Transaction”).

“Superior Proposal” means any bona fide written Acquisition Proposal on terms which the North Valley board of directors determines in good faith, after consultation with North Valley’s outside legal counsel and independent financial advisors, and taking into account all the legal, financial, regulatory and other aspects of such Acquisition Proposal, including as to certainty and timing of consummation, would, if consummated, result in a transaction that is more favorable to the holders of North Valley common stock from a financial point of view than the terms of the merger agreement (in each case, taking into account any revisions to the merger agreement made or proposed by TriCo); provided that for purposes of the definition of “Superior Proposal,” the references to “5% or more” in the definition of Acquisition Proposal shall be deemed to be references to “100%.”

Representations and Warranties

The merger agreement contains representations and warranties made by North Valley to TriCo relating to a number of matters, including the following:

•	corporate organization, qualification to do business, corporate power, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	absence of conflicts with governing documents, applicable laws or certain agreements as a result of entering into the merger agreement or completing the merger;

•	required regulatory consents necessary in connection with the merger;

•	existing or contemplated cease-and-desist order or other orders, written agreements, memoranda of understanding or similar communications, commitment letters, directives, extraordinary supervisory letters, or board resolutions with or required by regulators or other government entities;

•	proper filing of documents with regulatory agencies and the SEC and the accuracy of information contained in the documents filed with the SEC, and Sarbanes-Oxley certifications;

•	conformity with U.S. GAAP and SEC requirements of North Valley’s financial statements filed with the SEC;

•	absence of undisclosed liabilities;

•	absence of certain changes or events since December 31, 2010;

•	compliance with applicable law;

•	legal proceedings;

•	taxes and tax returns;

•	employee compensation and benefits matters;

•	labor matters;

•	certain specified contracts;

•	intellectual property;

•	insurance;

•	affiliate transactions;

•	fairness opinion from financial advisor;

•	broker’s fees payable in connection with the merger;

•	accuracy of North Valley information provided in this joint proxy statement/prospectus;

•	loans;

•	derivative transactions;

•	allowance for loan losses;

•	title to securities held by North Valley and its subsidiaries;

•	properties and assets;

•	environmental matters; and

•	inapplicability of takeover laws.

The merger agreement also contains representations and warranties made by TriCo to North Valley relating to a number of matters, including the following:

•	corporate organization, qualification to do business, corporate power, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	absence of conflicts with governing documents, applicable laws or certain agreements as a result of entering into the merger agreement or completing the merger;

•	required regulatory consents necessary in connection with the merger;

•	existing or contemplated cease-and-desist order or other orders, written agreements, memoranda of understanding or similar communications, commitment letters, directives, extraordinary supervisory letters, or board resolutions with or required by regulators or other government entities;

•	proper filing of documents with regulatory agencies and the SEC and the accuracy of information contained in the documents filed with the SEC, and Sarbanes-Oxley certifications;

•	conformity with GAAP and SEC requirements of TriCo’s financial statements filed with the SEC

•	absence of undisclosed liabilities;

•	absence of a material adverse effect since December 31, 2010;

•	compliance with applicable law;

•	legal proceedings,

•	taxes and tax returns;

•	employee benefits and compensation matters;

•	labor matters;

•	contracts;

•	intellectual property;

•	insurance;

•	affiliate transactions;

•	broker’s fees payable in connection with the merger;

•	accuracy of TriCo information provided in this joint proxy statement/prospectus;

•	loans;

•	derivative transactions;

•	allowance for loan losses;

•	title to securities held by TriCo and its subsidiaries;

•	title to property;

•	environmental liability;

•	available funds to complete the merger; and

•	ownership of North Valley shares and agreements in respect of North Valley shares.

Certain of these representations and warranties by North Valley and TriCo are qualified as to “materiality” or “material adverse effect.”

The term “material adverse effect” with respect to TriCo or North Valley, as the case may be, means a condition, event, change or occurrence that has had or is reasonably likely to have a material adverse effect upon the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, or materially impairs the ability of such party to perform its obligations under, or to consummate the transactions contemplated by, the merger agreement; except that in determining whether a material adverse effect has occurred there shall be excluded any effect on the referenced party the cause of which is (1) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (2) any change in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (3) any action or omission of TriCo, North Valley or any Subsidiary of either of them taken with the prior written consent of TriCo or North Valley, as applicable, or as otherwise expressly contemplated by the merger agreement, (4) any changes in general economic, market or political conditions affecting banks or their holding companies generally, (5) the impact of the announcement of the merger agreement and the transactions contemplated hereby, and (6) changes in national or international political or social conditions including the engagement by the United States in hostilities whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties, except that the effect of such changes described in clauses (4) and (6) above shall not be excluded to the extent of any materially disproportionate impact (if any) they have on such party.

The representations and warranties in the merger agreement do not survive the effective time of the merger and, as described below under the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 95, if the merger agreement is validly terminated, there will be no liability or damages arising under the representations and warranties of TriCo or North Valley, or otherwise under the merger agreement, unless TriCo or North Valley willfully breached the merger agreement or committed fraud.

Conditions to the Merger

Conditions to Each Party’s Obligations. The respective obligations of each of TriCo and North Valley to complete the merger are subject to the satisfaction of the following conditions:

•	receipt of the requisite approvals of the merger agreement by the North Valley shareholders and the TriCo shareholders and the issuance of TriCo common stock to North Valley shareholders in connection with the merger;

•	the absence of any statute, rule, regulation, judgment, decree, injunction or other order that would prohibit or make illegal the completion of the merger;

•

the receipt of all regulatory approvals required from the Federal Reserve Board, the FDIC and the Department of Business Oversight, in each case required to consummate the transactions contemplated by the merger agreement, including the merger and the bank merger, and all statutory waiting periods in respect thereof having expired; and, in the case of the obligation of TriCo, without any such item containing or having resulted in, or reasonably being expected to result in, the imposition of a condition that would reasonably be likely to have a material and adverse effect on TriCo provided, that the sale, consolidation, divestiture or other disposition of one or more branch offices of TriCo or North Valley in a geographic banking market shall not constitute, or be taken into account in determining the existence of a burdensome condition;

•	the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, and the absence of a stop order suspending effectiveness or proceeding initiated or threatened by the SEC for that purpose; and

•	approval for the listing on the NASDAQ Global Select Market of the TriCo common stock to be issued in the merger, subject to official notice of issuance.

Conditions to Obligations of TriCo. The obligation of TriCo to complete the merger is also subject to the satisfaction or waiver by TriCo, of the following conditions:

•	the accuracy of the representations and warranties of North Valley as of the closing date of the merger, other than, in most cases, those failures to be true and correct that would not reasonably be expected to result in a material adverse effect on North Valley;

•	North Valley’s adjusted shareholders’ equity as of the last business day of the month preceding closing being at least $95.074 million;

•	performance in all material respects by North Valley of the obligations required to be performed by it at or prior to the closing date;

•	satisfaction in form and substance of all corporate and other proceedings in connection with the transactions and all documents incident thereto contemplated at the closing;

•	receipt of Shareholder Agreements from each of the North Valley directors;

•	the timely filing of North Valley’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2013 with the SEC;

•	receipt of Non-solicitation and Confidentiality Agreements from each of the North Valley directors;

•	receipt of resignations from each director of North Valley and each of its subsidiaries;

•	receipt of a properly executed statement from North Valley Bank that meets the requirements of the Foreign Investment in Real Property Tax Act;

•	receipt of an opinion from KBW that the merger consideration is fair to the holders of TriCo Common Stock; and

•	receipt by TriCo of an opinion of Manatt, Phelps & Phillips, LLP as to certain tax matters.

Conditions to Obligations of North Valley. The obligation of North Valley to complete the merger is also subject to the satisfaction or waiver by North Valley of the following conditions:

•	the accuracy of the representations and warranties of TriCo as of the closing date of the merger, other than, in most cases, those failures to be true and correct that would not reasonably be expected to result in a material adverse effect on TriCo;

•	performance in all material respects by TriCo of the obligations required to be performed by it at or prior to the closing date;

•	satisfaction in form and substance of all corporate and other proceedings in connection with the transactions and all documents incident thereto contemplated at the closing;

•	receipt of an opinion from Sandler that the merger consideration is fair to the holders of North Valley Common Stock;

•	receipt of Shareholder Agreements from each of the TriCo directors; and

•	receipt by North Valley of an opinion of Crowe Horwath LLP as to certain tax matters.

Termination; Termination Fee

The merger agreement may be terminated (based upon action of the appropriate board of directors) at any time prior to the effective time:

•	by mutual written consent of TriCo and North Valley;

•	by either TriCo or North Valley if a required governmental approval is denied by final, nonappealable action or if any governmental entity of competent jurisdiction has issued a final nonappealable order enjoining or otherwise prohibiting the closing of the merger, unless such denial or order shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party

•	by TriCo if any regulatory approval includes or will not be issued without, the imposition of a burdensome condition on TriCo;

•	by either TriCo or North Valley if the merger has not closed on or before January 21, 2015; except that a party that is then in material breach of any of its covenants or obligations under the merger agreement is not entitled to terminate the merger agreement under these circumstances;

•	by either TriCo or North Valley if (1) the TriCo shareholders have not adopted the merger agreement and approved the issuance of TriCo common stock to the shareholders of North Valley in connection with the merger at the TriCo annual meeting (including any postponements or adjournments thereof), or (2) the North Valley shareholders have not adopted the merger agreement at the North Valley special meeting (including any postponements or adjournments thereof);

•	by either TriCo or North Valley, if the other party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform results in the failure of a condition to closing, and is incapable of being cured (or is not cured) before the earlier of January 21, 2015 and 30 days following receipt of written notice of the breach or failure to perform from the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

•	by TriCo, if, the North Valley board of directors (1) submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies its recommendation for approval (or discloses an intention to do so), or recommends to its shareholders an Acquisition Proposal other than the merger agreement, or (2) materially breaches its obligation to call a shareholder meeting, to prepare and mail to its shareholders this joint proxy statement/prospectus, to include in this joint proxy statement/prospectus its recommendation that its shareholders vote in favor of the adoption of the merger agreement, or to refrain from soliciting alternative acquisition proposals.

North Valley must pay TriCo a termination fee of $7.6 million in the following circumstances:

•

TriCo terminates the merger agreement because the North Valley board of directors (1) has submitted the merger agreement to its shareholders without a recommendation for approval, or otherwise withdrew or materially and adversely modified (or disclosed such intention) its recommendation for approval, or recommended to its shareholders an Acquisition Proposal other than the merger agreement, or (2) materially breached its obligation to call a shareholder meeting, to prepare and mail its shareholders this joint proxy statement/prospectus, to include in this joint proxy statement/prospectus its recommendation that its shareholders vote in favor of the adoption of the merger agreement, or to refrain from soliciting alternative proposals; or

•	(1) any person has made an Acquisition Proposal that has been publicly disclosed and not withdrawn; (2) thereafter the merger agreement is terminated (a) by either party because the merger was not consummated on or before January 21, 2015 (but only if at such date North Valley has failed to hold its shareholder meeting and TriCo shareholders have approved the TriCo Merger proposal), (b) by either party because North Valley shareholders did not vote to adopt the merger agreement, or (c) by TriCo because North Valley has breached the merger agreement in such a way as would prevent certain closing conditions from being obtained and would give TriCo the right to terminate the merger agreement; and (3) within 15 months after the termination of the merger agreement, North Valley enters into any definitive agreement with respect to an Alternative Transaction.

TriCo must pay North Valley a termination fee of $3.8 million within two business days in certain circumstances, including following the termination of the merger agreement by either TriCo or North Valley in the event that TriCo shareholders fail to approve the adoption of the merger agreement and the issuance of TriCo common stock to the shareholders of North Valley in connection with the merger.

Effect of Termination

If the merger agreement is validly terminated, the agreement will become void and have no effect without any liability on the part of TriCo or North Valley unless either party willfully breaches the merger agreement or commits fraud. However, the provisions of the merger agreement relating to confidentiality obligations of the parties, the termination fee, publicity and certain other technical provisions will continue in effect notwithstanding termination of the merger agreement.

Amendments, Extensions and Waivers

The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of matters presented in connection with the merger by the shareholders of TriCo and North Valley, except that after any approval of the transactions contemplated by the merger agreement by North Valley’s or TriCo’s shareholders, there may not be, without further approval of such shareholders, any amendment of the merger agreement that reduces the amount or changes the form of the consideration to be delivered to North Valley shareholders other than as contemplated by the merger agreement.

At any time prior to the effective time of the merger, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other party, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement, or (3) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any extension or waiver must be in writing.

Stock Market Listing

TriCo has agreed to apply to have the shares of TriCo common stock to be issued in the merger approved for listing on the NASDAQ Global Select Market, which is the principal trading market for existing shares of TriCo common stock. It is a condition to both parties’ obligation to complete the merger that such approval is obtained, subject to official notice of issuance. As promptly as reasonably practicable following completion of the merger, North Valley common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act.

Fees and Expenses

Except with respect to (1) costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger, which will be borne equally by TriCo and North Valley and (2) the termination fee, as described elsewhere in this joint proxy statement/prospectus, all fees and expenses incurred in connection with the merger, the merger agreement, and the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Shareholder Agreements

TriCo and North Valley Directors. In connection with entering into the merger agreement and as an inducement to the willingness of each party to enter into the merger agreement, each of the TriCo directors executed and delivered to North Valley and each of the North Valley directors executed and delivered to TriCo a shareholder agreement, which we refer to collectively as the shareholder agreements. Each director entered into the shareholder agreement in his or her capacity as the record or beneficial owner of shares of TriCo or North Valley and not in his or her capacity as a director of TriCo or North Valley or as a trustee of any benefit plan. The following summary of the shareholder agreements is subject to, and qualified in its entirety by reference to, the full text of the shareholder agreements attached to this joint proxy statement/prospectus as Appendix D and Appendix E, respectively.

Pursuant to the shareholder agreements, each director agreed to vote his or her shares of TriCo or North Valley common stock, as applicable:

•	in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement;

•	against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement under the merger agreement; and

•	except with the prior written consent of the other party or as otherwise contemplated in the merger agreement, against the following actions (other than the merger and the transactions contemplated by the merger agreement): (1) any extraordinary corporate transactions, such as a merger, consolidation or other business combination; (2) any sale, lease or transfer of a material amount of the assets; (3) any change in the majority of the board; (4) any material change in the present capitalization; (5) any amendment the articles of incorporation; (6) any other material change in the corporate structure or business; or (7) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the merger.

Each director, in his or her capacity as a shareholder, also agreed not to enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the above clauses.

Until the earlier of the termination of the merger agreement or the effective time, each director agreed not to, directly or indirectly:

•	sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enforce or permit execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with its respective company or any other person; or

•	enter into any contract, option or other agreement, arrangement or understanding with respect to the transfer of, directly or indirectly, any of the shares or any securities convertible into or exercisable for shares, any other capital stock of its respective company or any interest in any of the foregoing with any person;

•	enter into swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares; solicit, initiate, or encourage, any inquiries or the making of any proposal or offer with respect to any Acquisition Proposal; and

•	take any action that would make any of the shareholder’s representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the shareholder from performing the shareholder’s obligations under the merger agreement.

Each director, in his or her capacity as a shareholder, has further agreed to not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of TriCo or North Valley, as applicable, or any of their subsidiaries, or the acquisition of voting securities of TriCo or North Valley, as applicable, or any of their subsidiaries, or any business combination, other than the business combination between TriCo and North Valley.

The obligations of the shareholders will terminate upon the earlier of the consummation of the merger, or if the merger is not consummated, upon the termination of the merger agreement.

Non-Solicitation and Confidentiality Agreements

In order for TriCo and Tri Counties Bank to have the full benefit of ownership of North Valley and the business it conducts, including its goodwill, following the effective time of the merger, each North Valley director (including director Michael J.Cushman, president and chief executive officer) entered into a Non-Solicitation and Confidentiality Agreement with TriCo which provided that, for a period of twenty-four months after the closing date, he or she would not:

•	take any affirmative action, directly or indirectly, to hire, attempt to hire, contact or solicit with respect to hiring, any person who was an employee of North Valley or any subsidiary or affiliate of North Valley prior to the effective time of the merger and who becomes an employee of TriCo, Tri Counties Bank or any of their respective affiliates or subsidiaries in connection with the merger, or induce or otherwise counsel, advise or knowingly encourage any such person to leave the employ of TriCo, Tri Counties Bank or any of their respective affiliates or subsidiaries, and

•	directly or indirectly induce or attempt to induce any current or prospective client, customer, supplier, agent or other persons under contract or otherwise doing business with North Valley, TriCo, Tri Counties Bank or any of their respective affiliates or subsidiaries prior to or at the effective time, or any client, customer, supplier, agent or other persons under contract or otherwise doing business with TriCo, Tri Counties Bank or any of their respective affiliates or subsidiaries after the effective time (provided in the latter case, that the key employee/director had substantial contact or became familiar with such persons during the key employee/director’s service to North Valley), to terminate, reduce or alter his, her or its relationship with, or to take any action that would be disadvantageous to, North Valley, TriCo, Tri Counties Bank or their respective affiliates or subsidiaries.

The foregoing does not apply to any person whose employment with TriCo, Tri Counties Bank or any of their respective affiliates or subsidiaries was involuntarily terminated or whose employment terminated more than six months before the time the key employee/director first solicited such person for employment following the closing date. General advertising or general solicitation that is not specifically directed at employees of North Valley, TriCo, Tri Counties Bank or their respective affiliates or subsidiaries is not prohibited by the agreement.

The Non-Solicitation and Confidentiality Agreements also provide that, other than for the benefit of North Valley, TriCo, Tri Counties Bank or their respective affiliates or subsidiaries, the North Valley directors shall (1) make no use of trade secrets, or any part of them, and (2) not disclose trade secrets, or any part of them, to any other person, and (3) upon the request of TriCo or Tri Counties Bank, deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of trade secrets possessed at the time of the execution of the Non-Solicitation and Confidentiality Agreement or thereafter acquired by the director, to TriCo and Tri Counties Bank.

The North Valley directors also agreed to hold any and all information regarding the merger and the merger agreement in strict confidence, and not to divulge any information to any third person, until such time as the merger had been publicly announced by North Valley, TriCo and Tri Counties Bank, at which time he or she could divulge only such information as has been publicly disclosed.

The term of the Non-Solicitation and Confidentiality Agreements ends on the second anniversary of the effective time of the merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function as Public Disclosures

The merger agreement and the summary of its terms in this joint proxy statement/prospectus have been included only to provide you with information about the terms and conditions of the merger agreement. The terms and information in the merger agreement are not intended to provide any other public disclosure of factual information about TriCo, North Valley or any of their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the merger agreement are made by TriCo and North Valley only for purposes of the merger agreement and as of specific dates and were qualified and subject to certain limitations and exceptions agreed to by TriCo and North Valley in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated for the purpose of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts. Shareholders of North Valley and TriCo are not third-party beneficiaries under the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to shareholders and reports and documents filed with the SEC, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the merger agreement or other public disclosures made by TriCo or North Valley. The representations and warranties contained in the merger agreement do not survive the effective time. Moreover, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this joint proxy/prospectus, may have changed since the date of the merger agreement, and subsequent developments or new information may not be fully reflected in public disclosures of TriCo or North Valley.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of TriCo or North Valley or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page i.

LITIGATION RELATED TO THE MERGER

On January 24, 2014, a purported shareholder of North Valley filed a lawsuit in connection with the merger. Captioned Solak v. North Valley Bancorp, et al., Shasta County Superior Court, Case No. 179099, the suit was filed in the Superior Court of the State of California, Shasta County, against North Valley, its directors, and TriCo. It is brought as a putative class action and alleges that North Valley’s directors breached certain alleged fiduciary duties to North Valley’s shareholders by approving the merger agreement pursuant to an allegedly unfair process and at an allegedly unfair price. It alleges that North Valley and TriCo aided and abetted those breaches. The suit seeks, among other things, to enjoin consummation of the merger. At this stage, it is not possible to predict the outcome of the proceedings and their impact on North Valley or TriCo.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

This section describes the material United States federal income tax consequences of the merger to U.S. holders of North Valley common stock who exchange shares of North Valley common stock for shares of TriCo common stock.

For purposes of this discussion, a U.S. holder is a beneficial owner of North Valley common stock who for United States federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds North Valley common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding North Valley common stock, you should consult your tax advisor.

This discussion addresses only those North Valley shareholders that hold their North Valley common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the United States federal income tax consequences that may be relevant to particular North Valley shareholders in light of their individual circumstances or to North Valley shareholders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold North Valley common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	certain expatriates or persons that have a functional currency other than the U.S. dollar;

•	persons who are not U.S. holders; and

•	shareholders who acquired their shares of North Valley common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2011.

The following discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

TriCo and North Valley have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of TriCo to complete the merger is conditioned upon the receipt of an opinion from Manatt, Phelps & Phillips, LLP, counsel to TriCo, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of North Valley to complete the merger is conditioned upon the receipt of an opinion from Crowe Horwath LLP, tax advisor to North Valley, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In addition, in connection with the filing of the registration statement of which this document is a part, each of Manatt, Phelps & Phillips, LLP and Crowe Horwath LLP has delivered an opinion to TriCo and North Valley, respectively, to the same effect as the opinions described above. These opinions will be based on assumptions, representations, warranties and covenants, including those contained in the merger agreement and in tax representation letters provided by TriCo and North Valley. The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinions. None of these opinions is binding on the Internal Revenue Service or the courts. TriCo and North Valley have not requested and do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger. Accordingly, each North Valley shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

Tax Consequences of the Merger Generally to Holders of North Valley Common Stock. Accordingly, based on the opinions delivered in connection herewith:

•	no gain or loss will be recognized by U.S. holders upon the exchange of shares of North Valley common stock for shares of TriCo common stock pursuant to the merger (except with respect to any cash received instead of fractional share interests in TriCo common stock, as discussed below under “Cash Received Instead of a Fractional Share of TriCo Common Stock”);

•	the aggregate basis of the TriCo common stock received in the merger (including any fractional share of TriCo common stock deemed received and sold for cash, as discussed below under “Cash Received Instead of a Fractional Share of TriCo Common Stock”) will be the same as the aggregate basis of the North Valley common stock surrendered; and

•	the holding period of TriCo common stock received in the merger (including any fractional share of TriCo common stock deemed received and sold for cash, as discussed below under “Cash Received Instead of a Fractional Share of TriCo Common Stock”) will include the holding period of the North Valley common stock surrendered.

If U.S. holders of North Valley common stock acquired different blocks of shares of North Valley common stock at different times or at different prices, such holders’ basis and holding period in their shares of TriCo common stock may be determined with reference to each block of North Valley common stock. Any such holders should consult their tax advisors regarding the manner in which TriCo common stock received in the exchange should be allocated among different blocks of North Valley common stock and with respect to identifying the bases or holding periods of the particular shares of TriCo common stock received in the merger.

Cash Received Instead of a Fractional Share of TriCo Common Stock. A holder of North Valley common stock who receives cash instead of a fractional share of TriCo common stock will generally be treated as having received the fractional share pursuant to the merger and then as having sold that fractional share of TriCo common stock for cash. As a result, a holder of North Valley common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares (including the holding period for the shares of North Valley common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.

The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the separate historical financial statements of TriCo and North Valley, the merger and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet as of March 31, 2014 is presented as if the merger had occurred on March 31, 2014. The unaudited pro forma combined condensed statements of earnings for the year ended December 31, 2013 and the three months ended March 31, 2014 are presented as if the merger had occurred on January 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial statements have been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. TriCo is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of North Valley to conform to the presentation in TriCo’s financial statements.

A final determination of the acquisition consideration and fair values of North Valley’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of North Valley that exist as of the date of completion of the transaction. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed financial statements presented below and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of TriCo and North Valley following the completion of the merger, TriCo anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, will be incurred. TriCo is not able to determine the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges will affect the results of operations of TriCo and North Valley, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma combined condensed statements of earnings do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma combined condensed statements of earnings were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. However, the unaudited pro forma combined condensed balance sheet reflects the payment of merger costs specified therein as a reduction in cash and pro forma shareholders’ equity.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed financial statements as a result of:

•	changes in the trading price for TriCo’s common stock;

•	net cash used or generated in North Valley’s operations between the signing of the merger agreement and completion of the merger;

•	changes in the fair values of North Valley’s assets and liabilities;

•	other changes in North Valley’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma combined condensed financial statements are provided for informational purposes only. The unaudited pro forma combined condensed financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•	TriCo’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in TriCo’s Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference herein;

•	North Valley’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in North Valley’s Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference herein;

•	TriCo’s separate unaudited historical condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014 included in TriCo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, incorporated by reference herein;

•	North Valley’s separate unaudited historical condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014, included in North Valley’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, incorporated by reference herein; and

•	other information pertaining to TriCo and North Valley contained in or incorporated by reference into this joint proxy statement/prospectus. Please see the sections entitled “Selected Historical Consolidated Financial Data for TriCo” and “Selected Historical Consolidated Financial Data for North Valley” beginning on pages 17 and 18, respectively.

Unaudited Pro Forma Combined Condensed Balance Sheet

as of March 31, 2014

(Dollars in Thousands, except share data)

	TriCo Historical	North Valley Historical	Pro forma adjustments			Pro forma combined
(in 000’s except per share amounts)			Dr	Cr
Assets:
Noninterest-bearing cash	$67,622	$22,718				$90,340
Interest-bearing cash	434,629	2,226				436,855

Cash and due from banks	502,251	24,944				527,195
Federal funds sold	—	44,750		2,534	(a)	42,216

Cash and cash equivalents	502,251	69,694				569,411
Securities - AFS	97,269	273,143				370,412
Securities - HTM	344,523	2				344,525
Restricted equity securities	9,163	8,408				17,571
Loans held for sale	1,119	983				2,102
Loans, gross	1,687,052	507,073		17,748	(b)	2,176,377
Allowance for loan losses	(38,322)	(9,058)	9,058		(c)	(38,322)

Loans, net	1,648,730	498,015				2,138,055
Foreclosed assets, net	3,215	2,633		263	(d)	5,585
Premises and equipment, net	32,004	7,583	1,679		(e)	41,266
Cash value of life insurance	52,706	37,476				90,182
Accrued interest	6,690	2,099				8,789
Goodwill	15,519	—	66,081		(f)	81,600
Other intangible assets, net	831	73	10,205		(g)	11,109
Mortgage servicing rights	6,107	953				7,060
Indemnification asset	(220)	—				(220)
Other assets	35,277	17,910		5,848	(h)	47,339

Total assets	$2,755,184	$918,972				$3,734,786

Liabilities:
Deposits
Noninterest-bearing demand	$728,492	$176,951				$905,443
Interest-bearing	1,682,628	608,866				2,291,494

Total deposits	2,411,120	785,817				3,196,937
Accrued interest payable	865	107				972
Reserve for unfunded commitments	2,230	146				2,376
Other liabilities	36,035	15,640		2,972	(i)	54,647
Other borrowings	6,719	—				6,719
Junior subordinated debt	41,238	21,651	13,949		(j)	48,940

Total liabilities	2,498,207	823,361				3,310,591
Shareholders’ equity:
Common stock	91,773	98,922	98,922	167,218	(k)	258,991
Retained earnings	163,402	544	544		(k)	163,402
Accumulated other comprehensive income (loss)	1,802	(3,855)		3,855	(k)	1,802

Total shareholders’ equity	256,977	95,611				424,195

Total liabilities and shareholders’ equity	$2,755,184	$918,972	199,894	199,894		$3,734,786

Notes:
(a)	Adjustment to cash and cash equivalents
	Payment of cash consideration to North Valley common stock option holders	$(2,534)

(b)	Adjustment to loans
	To reflect estimated fair value at March 31, 2014, calculated as a net 3.5% discount to North Valley’s loan balance, 3.0% that is related to credit, and 0.5% related primarily to interest rate. During TriCo’s due diligence on North Valley, TriCo performed a valuation analysis across loan types and the valuation applied traditional valuation methodologies to arrive at the fair value adjustment for the purpose of these pro formas.	$(17,748)

(c)	Adjustment to allowance for loan losses
	Because the acquired North Valley loans are carried at fair value at the acquisition date, there is no carryover of North Valley’s allowance for loan losses.	$9,058

(d)	Adjustment to foreclosed assets
	Foreclosed assets were discounted by 10% of North Valley’s book value of foreclosed assets based on TriCo’s experience with recent sales of foreclosed assets.	$(263)

(e)	Adjustment to premises and equipment, net
	As part of the due diligence, TriCo had reviews completed on North Valley’s premises and equipment.	$1,679

(f)	Calculation of Pro Forma Goodwill for North Valley merger

Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the value of consideration paid for North Valley shareholders. The excess of the value of the consideration paid over the fair value of net assets acquired will be recorded as goodwill and can be summarized as follows:

	TriCo shares to be issued to North Valley shareholders	6,448,836
	Value of stock consideration to North Valley shareholders, based on the value of TriCo stock of $25.93, the closing price on March 31, 2014	$167,218
	Cash consideration to North Valley option holders	2,534

	Total pro forma consideration paid	$169,752

	Note: The actual value of the TriCo common stock at the completion of the merger could be different and have an equal and offsetting impact on equity and goodwill.
	Carrying value of North Valley’s net assets at March 31, 2014.	$95,611
	Fair value adjustments:
	Loans, net	$(8,690)
	Foreclosed assets	$(263)
	Premises and equipment	$1,679
	Core deposits	$10,205
	Deposits	$—
	Pension liability	$(2,972)
	Junior subordinated debt	$13,949
	Deferred taxes, net	$(5,848)

	Total fair value adjustments	$8,060

	Fair value of net assets acquired on March 31, 2014.	$103,671

	Excess of consideration paid over fair value of net assets acquired - (Goodwill)	$66,081

(g)	Adjustment to core deposit intangible
	To record the estimated fair value of acquired identifiable intangible assets, calculated as approximately 1.60% of North Valley’s core deposits. Core deposits were identified as the demand, savings, and money market accounts. The total core deposit intangible was estimated to be $10,278, which resulted in an adjustment of $10,205 over the core deposit already recorded by North Valley. The acquired core deposit intangible will be amortized over 8 years using a straight line method.	$10,205

(h)	Adjustment to deferred taxes, net
	To reflect the net deferred tax asset, net created in the merger	$(5,848)

	Calculated as follows:
	Fair value adjustments:
	Loans, net	$(8,690)
	Foreclosed assets	$(263)
	Premises and equipment	$1,679
	Core deposits	$10,205
	Deposits	$—
	Pension liability	$(2,972)
	Junior subordinated debt	$13,949

	Total fair value adjustments	$13,908

	Calculated deferred tax liability at TriCo’s estimated tax rate of 42.05%	$(5,848)

(i)	Adjustment to pension liability
	To reflect the estimated increase in pension liability due to change in control provisions of North Valley’s pension plans.	$(2,972)

(j)	Adjustment to subordinated debentures
	To reflect the estimated fair value at March 31, 2014, based on current market rates for similar products. This adjustment will be accreted into income as additional interest expense over the remaining lives of the debentures.	$13,949

(k)	Adjustment to equity
	To eliminate North Valley’s common equity	$95,611
	To reflect the issuance of TriCo’s stock to North Valley shareholders based on the value of TriCo stock of $25.93, the closing price on March 31, 2014	$(167,218)

		$(71,607)

Unaudited Pro Forma Combined Condensed Statement of Earnings

Year Ended December 31, 2013

(In thousands, except per share data)

	TriCo Historical	North Valley Historical	Pro forma adjustments			Pro forma combined
(in 000’s except per share data)			Dr	Cr

Interest income:
Loans	$97,548	$25,739		509	(a)	$123,796
Investments	7,319	6,420				13,739
Other	1,693	54				1,747

Total interest income	106,560	32,213				139,282
Interest expense:
Deposits	3,445	1,084				4,529
Subordinate debt	1,247	532	697		(b)	2,476
Other borrowings	4	2				6
Total interest expense	4,696	1,618				7,011

Net interest income	101,864	30,595				132,271
(Benefit from) provision for loan losses	(715)	—				(715)
Noninterest income:
Service charges and fees	25,257	8,112				33,369
Gain on sale of loans	5,602	3,038				8,640
Commissions on sale of non-deposit investment products	2,983	114				3,097
Increase in cash value of life insurance	1,727	1,472				3,199
Change in indemnification asset	(1,649)	—				(1,649)
Gain on sale of foreclosed assets	1,640	—				1,640
Gain on sale of securities	—	548				548
Other noninterest income	1,269	853				2,122

Total noninterest income	36,829	14,137				50,966
Noninterest expense:
Salaries and benefits	51,936	20,454		1,002	(e)	71,388
Occupancy	7,405	2,495	56		(c)	9,956
Equipment	4,162	860				5,022
Data processing and software	4,844	2,605				7,449
Assessments	2,248	820				3,068
ATM network charges	2,480	573				3,053
Advertising and marketing	1,981	571				2,552
Professional fees	3,019	1,034				4,053
Telecommunications	2,449	294				2,743
Postage	786	450				1,236
Courier service	988	418				1,406
OREO Expense	514	482				996
Intangible amortization	209	146	1,130		(d)	1,485
Operational losses	618	474				1,092
Provision for OREO losses	682	3,057				3,739
(Benefit) provision for losses unfunded	(1,200)	3				(1,197)
Legal settlement	339	—				339
Other	10,144	4,777				14,921
Total noninterest expense	93,604	39,513				133,301

	TriCo Historical	North Valley Historical	Pro forma adjustments			Pro forma combined
(in 000’s except per share data)			Dr	Cr
Income before income tax expense	45,804	5,219				50,651
Income tax expense	18,405	1,594		156	(f)	19,843

Net income	$27,399	$3,625	1,883	1,667		$30,808

Weighted average shares outstanding:
Basic	16,045,141	6,835,554	6,835,554	6,447,978	(g)	22,493,119
Diluted	16,197,324	6,857,929	6,857,929	6,447,978	(g)	22,645,302
Earnings per common share:
Basic	$1.71	$0.53				$1.37
Diluted	$1.69	$0.53				$1.36

(a)	Adjustment to loan interest income
	To reflect accretion of the loan discount resulting from the loan fair value pro forma adjustment based on weighted average remaining life of five years.	$(509)
(b)	Adjustment to subordinated debt interest expense
	To reflect amortization of the subordinated debentures discount resulting from the subordinated debentures fair value pro forma adjustment based on a weighted average life of twenty years	$697
(c)	Adjustment to depreciation expense due to property, premises and equipment
	To reflect depreciation expense on increased fair value of buildings over 30 years	$56
(d)	Adjustment due to amortization of intangibles
	To reflect amortization of acquired core deposit intangibles over 8 years	$1,130
(e)	Adjustment to pension plan expense
	To reflect decrease in net periodic pension cost due to accelerated recognition of pension liability at change in control	$(1,002)
(f)	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments at TriCo’s effective tax rate.	$(156)
(g)	Adjustment to weighted average number of common shares and diluted common shares
	Shares issued by TriCo to North Valley shareholders	6,447,978
	Removal of North Valley weighted average number of common shares	(6,835,554)

	Adjustment to weighted average number of common shares	(387,576)

	Shares issued by TriCo to North Valley shareholders	6,447,978
	Removal of North Valley weighted average number of diluted common shares	(6,857,929)

	Adjustment to weighted average number of diluted common shares	(409,951)

Unaudited Pro Forma Combined Condensed Statement of Earnings

Three Months Ended March 31, 2014

(In thousands, except per share data)

	TriCo Historical	North Valley Historical	Pro forma adjustments			Pro forma combined
(in 000’s except per share data)			Dr	Cr

Interest income:
Loans	$23,738	$6,395		127	(a)	$30,260
Investments	3,112	1,698				4,810
Other	309	26				335

Total interest income	27,159	8,119				35,405
Interest expense:
Deposits	782	226				1,008
Subordinate debt	304	131	174		(b)	609
Other borrowings	1	—				1

Total interest expense	1,087	357				1,618

Net interest income	26,072	7,762				33,787
(Benefit from) provision for loan losses	(1,355)	—				(1,355)
Noninterest income:
Service charges and fees	5,462	1,710				7,172
Gain on sale of loans	464	229				693
Commissions on sale of non-deposit investment products	771	21				792
Increase in cash value of life insurance	397	347				744
Change in indemnification asset	(412)	—				(412)
Gain on sale of foreclosed assets	1,227	—				1,227
Gain on sale of securities	—	—				—
Other noninterest income	386	123				509

Total noninterest income	8,295	2,430				10,725
Noninterest expense:
Salaries and benefits	13,303	5,023		251	(e)	18,075
Occupancy	1,962	623	14		(c)	2,599
Equipment	1,036	216				1,252
Data processing and software	1,178	651				1,829
Assessments	521	141				662
ATM network charges	643	154				797
Advertising and marketing	342	138				480
Professional fees	739	440				1,179
Telecommunications	580	77				657
Postage	227	109				336
Courier service	234	108				342
OREO Expense	158	10				168
Intangible amortization	52	36	312		(d)	400
Operational losses	177	97				274
Provision for OREO losses	36	—				36
(Benefit) provision for losses unfunded	(185)	—				(185)
Legal settlement	—	—				—
Other	2,314	933				3,247

Total noninterest expense	23,317	8,756				32,148

	TriCo Historical	North Valley Historical	Pro forma adjustments			Pro forma combined
(in 000’s except per share data)			Dr	Cr
Income before income tax expense	12,405	1,436				13,719
Income tax expense	5,040	517		52	(f)	5,505

Net income	$7,365	$919	500	430		$8,214

Weighted average shares outstanding:
Basic	16,096,569	6,836,463	6,836,463	6,448,836	(g)	22,545,405
Diluted	16,322,295	6,889,040	6,889,040	6,448,836	(g)	22,771,131
Earnings per common share:
Basic	$0.46	0.13				$0.36
Diluted	$0.45	0.13				$0.36

(a)	Adjustment to loan interest income
	To reflect accretion of the loan discount resulting from the loan fair value pro forma adjustment based on weighted average remaining life of five years.	$(127)
(b)	Adjustment to subordinated debt interest expense
	To reflect amortization of the subordinated debentures discount resulting from the subordinated debentures fair value pro forma adjustment based on a weighted average life of twenty years	$174
(c)	Adjustment to depreciation expense due to property, premises and equipment
	To reflect depreciation expense on increased fair value of buildings over 30 years	$14
(d)	Adjustment due to amortization of intangibles
	To reflect amortization of acquired core deposit intangibles over 8 years	$312
(e)	Adjustment to pension plan expense
	To reflect decrease in net periodic pension cost due to accelerated recognition of pension liability at change in control	$(251)
(f)	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments at TriCo’s effective tax rate.	$52
(g)	Adjustment to weighted average number of common shares and diluted common shares
	Shares issued by TriCo to North Valley shareholders	6,448,836
	Removal of North Valley weighted average number of common shares	(6,836,463)

	Adjustment to weighted average number of common shares	(387,627)

	Shares issued by TriCo to North Valley shareholders	6,448,836
	Removal of North Valley weighted average number of diluted common shares	(6,889,040)

	Adjustment to weighted average number of diluted common shares	(440,204)

COMPARISON OF SHAREHOLDERS’ RIGHTS

General

North Valley is incorporated under the laws of the State of California, and the rights of North Valley shareholders are governed by the laws of the State of California, North Valley’s articles of incorporation and North Valley’s bylaws. As a result of the merger, North Valley shareholders will receive shares of TriCo common stock and will become TriCo shareholders. TriCo is incorporated under the laws of the State of California, and the rights of TriCo shareholders are governed by the laws of the State of California, TriCo’s articles of incorporation and TriCo’s bylaws. Thus, following the merger, the rights of North Valley shareholders who become TriCo shareholders in the merger will continue to be governed by the laws of the State of California, but will no longer be governed by North Valley’s articles of incorporation and North Valley’s bylaws, and instead will be governed by the TriCo articles of incorporation and the TriCo bylaws.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of TriCo shareholders under the TriCo articles of incorporation and the TriCo bylaws (right column), and the rights of North Valley shareholders under the North Valley articles of incorporation and North Valley bylaws (left column). The summary set forth below discusses all material differences between the rights of TriCo shareholders and North Valley shareholders under such documents. Copies of the full text of the TriCo articles of incorporation and TriCo bylaws currently in effect, and the North Valley articles of incorporation and North Valley bylaws currently in effect, are available, without charge, by following the instructions in the section titled “Where You Can Find More Information” beginning on page i.

North Valley	TriCo

Authorized Capital Stock

North Valley’s amended and restated articles of incorporation states that the authorized capital stock of North Valley consists of 60,000,000 shares of common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of June 20, 2014 there were 6,836,463 shares of North Valley common stock outstanding. No shares of North Valley preferred stock are currently issued and outstanding, except that 125,000 shares of North Valley preferred stock designated as Series A Junior Participating Preferred Stock have been reserved for issuance pursuant to the North Valley Shareholder Protection Rights Agreement. Subject to compliance with the California Corporations Code, North Valley’s articles of incorporation and bylaws, the North Valley board of directors may authorize the issuance of additional shares of authorized common stock and preferred stock.	TriCo’s restated articles of incorporation states that the authorized capital stock of TriCo consists of 50,000,000 shares of common stock, without par value, and 1,000,000 shares of preferred stock, without par value. As of June 20, 2014 there were 16,133,414 shares of TriCo common stock outstanding. No shares of TriCo preferred stock are currently issued and outstanding, except that 150,000 shares of TriCo preferred stock designated as Series AA Junior Participating Preferred Stock have been reserved for issuance pursuant to the TriCo Rights Agreement. Subject to compliance with the California Corporations Code, TriCo’s articles of incorporation and bylaws, the TriCo board of directors may authorize the issuance of additional shares of authorized common stock and preferred stock.

Shareholder Rights Agreement

The North Valley board of directors is authorized to fix the rights, preferences, privileges and restrictions of the preferred stock and in 1999 established a class of preferred stock known as Series A Junior Participating	The TriCo board of directors is authorized to fix the rights, powers, and preferences of the preferred stock and in 2001 established a class of preferred stock known as Series AA Preferred Stock, in

North Valley	TriCo

Preferred Stock, in connection with the adoption of a Shareholder Protection Rights Agreement. On September 9, 1999, North Valley declared a dividend of one right for each outstanding share of common stock. Each right entitles the holder to purchase from North Valley, upon the occurrence of specified events involving a change in control of North Valley, one 1/100th of a share of the Series A Junior Participating Preferred Stock. On March 26, 2009, North Valley entered into an Amended and Restated Shareholder Protection Rights Agreement to extend the Agreement for 10 years to 2019. The rights distributed in 1999 remained in effect. The issuance of shares of the Series A Junior Participating Preferred Stock to rights holders could have the effect of delaying, deferring or preventing a change in control of North Valley without further action of its shareholders. On January 21, 2014, North Valley and Computershare, Inc. (the current Rights Agent) entered into Amendment One to the Amended and Restated Shareholder Protection Rights Agreement, in order to prevent the issuance of such preferred stock upon execution of the merger agreement with TriCo.	connection with the adoption of a Rights Agreement. On May 8, 2001, TriCo authorized and declared a dividend distribution of one right for each outstanding share of common stock. Each right entitles the holder to purchase from TriCo, upon the occurrence of certain specified events involving a change of control of TriCo, 1/100th of a share of Series AA Preferred Stock. The issuance of shares of the Series AA Preferred Stock to rights holders could have the effect of delaying, deferring or preventing a change in control of TriCo without further action of its shareholders. On July 8, 2011, TriCo entered into an amendment to the Rights Agreement extending the agreement for 10 years to July 10, 2021. On June 4, 2014, TriCo entered into a second amendment to the Rights Agreement accelerating the termination date to July 1, 2014. As a result, the rights distributed in 2001 will terminate on July 1, 2014.

Voting Rights

Holders of North Valley common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of North Valley common stock are not entitled to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast.

Each TriCo shareholder entitled to vote is entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

No shareholder is entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, this fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

North Valley	TriCo

Number of Directors

North Valley’s amended and restated bylaws state that the number of directors constituting the board of directors will be from 6 to 11, with the exact number to be determined from time to time by (i) a resolution duly adopted by the board of directors, (ii) an amendment of the bylaws duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by written consent of the holders of a majority of the outstanding shares entitled to vote, or (iii) approval of the shareholders. If the board of directors or shareholders make no such determination, the number of directors shall be fixed at 8. The number of directors was fixed by the board of directors at 9 and there are currently 9 members of the North Valley board of directors.

TriCo’s restated articles of incorporation provides that the number of directors of TriCo shall be set forth in the bylaws as adopted and amended from time to time in the manner authorized by law.

TriCo’s bylaws state that the number of directors constituting the board of directors will be from 8 to 15, with the exact number within said range to be determined from time to time by a resolution of the board of directors or the company’s shareholders. If the board of directors or shareholders make no such determination, the number of directors shall be fixed at 12. There are currently 9 members of the TriCo board of directors.

Election of Directors

North Valley’s amended and restated bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.	TriCo’s bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.

Classification of Board of Directors

North Valley’s amended and restated bylaws do not provide for a classified board of directors.	TriCo’s bylaws do not provide for a classified board of directors.

Vacancies

North Valley’s amended and restated bylaws provide that a vacancy on the board of directors, not including a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director. Any director so elected may hold office for the remainder of the full term of the director in which the vacancy occurred until such director’s successor is elected at an annual or special shareholders meeting. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.	TriCo’s bylaws provide that a vacancy on the board of directors may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director. Any director so elected may hold office for the remainder of the full term of the director in which the vacancy occurred until such director’s successor is elected at an annual or special shareholders meeting. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

North Valley	TriCo

Removal of Directors

A director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire board is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. In addition, a director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least 10% of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by the law.

No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

A director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire board of directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. In addition, a director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least 10% of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by the law.

No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

Nomination of Director Candidates by Shareholders

North Valley’s amended and restated bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation not less than 21 or more than 60 days prior to any meeting of shareholders called for election of directors. If less than 21 day notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the corporation not later than the close of business on the 10th day following the day on which the notice of meeting was mailed. If notice of such meeting is sent by third-class mail, no notice of intention to make nominations shall be required.

TriCo’s bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation not less than 21 or more than 60 days prior to any meeting of shareholders called for election of directors. If less than 21 day notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the corporation not later than the close of business on the 10th day following the day on which the notice of meeting was mailed. If notice of such meeting is sent by third-class mail, no notice of intention to make nominations shall be required.

North Valley	TriCo

Shareholder Action Without a Meeting

North Valley’s amended and restated bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose affirmative vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unanimous written consent shall be required for the election of directors to non-vacant positions; provided however that the North Valley board of directors, by resolution, shall have previously approved any such action.	TriCo’s bylaws provide that any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose affirmative vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unanimous written consent shall be required for election of directors to nonvacant positions.

Special Meetings of Shareholders

North Valley may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the North Valley shareholders entitled to cast not less than 10% of the votes at such a meeting.	TriCo may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the TriCo shareholders entitled to cast not less than 10% of the votes at such a meeting.

Indemnification of Directors and Officers

North Valley’s amended and restated articles of incorporation authorizes North Valley to indemnify its directors, officers, and agents, through bylaw provisions, agreements with such agents or other persons, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code to the fullest extent permitted by applicable law.	TriCo’s restated articles of incorporation authorizes TriCo to indemnify its agents, as defined in Section 317, through bylaw provisions, agreements with such agents, vote of shareholders or disinterested directors or otherwise, or any combination of the foregoing, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the limits set forth in Section 204 with respect to actions for breach of duty to the corporation and its shareholders.

North Valley’s amended and restated bylaws provide that North Valley will indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of North Valley or is or was serving at the request of North Valley as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law. North Valley has entered into separate indemnification agreements with its directors and officers for such purpose.	TriCo’s bylaws provide that TriCo will indemnify its directors and officers of vice president level or above and the directors and officers of vice president level or above of Tri Counties Bank, a wholly owned subsidiary, who was or is made a party or is threatened to be made a party to or is otherwise involved in a proceeding against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any such proceeding arising by reason of the fact that any such person is or was an agent of the corporation, provided that the proceeding was authorized by the board of directors of TriCo. TriCo has entered into separate indemnification agreements with its directors and senior officers for such purpose.

North Valley	TriCo

Amendments to Articles of Incorporation and Bylaws

North Valley’s bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. An amendment reducing the number of directors on a fixed-number board or the minimum number of directors on a variable-number board to a number less than 5 cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.	TriCo’s bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. An amendment reducing the number of directors on a fixed-number board or the minimum number of directors on a variable-number board to a number less than 5 cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

EXPERTS

The consolidated financial statements of TriCo and its subsidiaries as of December 31, 2013 and 2012 and for each of the two fiscal years in the period ended December 31, 2013 and the effectiveness of TriCo’s internal control over financial reporting as of December 31, 2013 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TriCo and its subsidiaries as of December 31, 2011 and for the year ended December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of North Valley and its subsidiaries as of December 31, 2013 and 2012 and for each of the three fiscal years in the period ended December 31, 2013 and the effectiveness of North Valley’s internal control over financial reporting as of December 31, 2013 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL AND TAX OPINIONS

Manatt, Phelps & Phillips, LLP and Crowe Horwath LLP will deliver prior to the effective time of the merger their opinions to TriCo and North Valley, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 100. The validity of the TriCo common stock to be issued in connection with the merger will be passed upon for TriCo by Manatt, Phelps, & Phillips LLP.

TRICO PROPOSAL: Election of Directors

Nine directors will be elected at the TriCo annual meeting for terms expiring at TriCo’s annual meeting in 2015. Each nominee is currently serving as a director of TriCo. The nominees for election are:

Donald J. Amaral	William J. Casey	Craig S. Compton
L. Gage Chrysler III	Cory W. Giese	John S. A. Hasbrook
Michael W. Koehnen	Richard P. Smith	W. Virginia Walker

Brief biographies of the director nominees are found at “Board of Directors.” These biographies include each nominee’s age, business experience and the names of publicly held and certain other corporations of which they are also directors. Unless stated otherwise, each director has been engaged in his present occupation for at least the past five years. The biographies also describe the experience, qualifications, attributes or skills that led TriCo to conclude that each nominee should serve as a director of TriCo.

The nine nominees receiving the most affirmative votes cast at the meeting will be elected as directors assuming a quorum is present. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. If any of the nominees should unexpectedly decline or become unable to serve, the proxies TriCo is soliciting may be voted for a substitute nominee or the board of directors may reduce the size of the board of directors.

Shareholders may cumulate their votes when electing directors. To do so, you must follow the procedures set forth in TriCo’s bylaws which are described at “Corporate Governance, Board Nomination and Board Committees—Nomination and Election of Directors.”

The TriCo Board of Directors recommends a vote “FOR” the election of all nine nominees.

Board of Director Nominees

The following nine persons are nominated for election as directors at TriCo’s annual meeting. Each currently serves as a member of the board of directors of both TriCo Bancshares and Tri Counties Bank, TriCo’s wholly owned subsidiary. These directors also serve on committees of the board of directors of Tri Counties Bank in addition to the TriCo board of directors committees discussed below. The following biographies show the age and principal occupations during the past five years of each of the nominees. Ages are shown as of April 29, 2014.

William J. Casey

William J. Casey, age 69, has been a director since 1989. He is the chairman of TriCo’s board of directors, chairman of TriCo’s compensation and management succession committee, chairman of TriCo’s nominating and corporate governance committee and a member of TriCo’s audit committee. Mr. Casey has been a self-employed healthcare consultant since 1983. Mr. Casey has an MPA degree from the University of Southern California. He has served on the audit committees of other public companies. Mr. Casey is Mr. Giese’s father-in-law.

TriCo has nominated Mr. Casey because TriCo believes that his leadership qualities, knowledge and experience on the boards of other public companies are important to the board of directors’ effectiveness and in his role as Chairman. In addition, his knowledge of corporate governance, finance and accounting matters make him well-suited to serve on TriCo’s nominating and corporate governance committee and TriCo’s audit committee.

Donald J. Amaral

Donald J. Amaral, age 61, has been a director since 2003. Mr. Amaral is chairman of TriCo’s audit committee and a member of TriCo’s compensation and management succession committee and TriCo’s nominating and corporate governance committee. He was chairman and chief executive officer of Coram Healthcare Corporation, a home infusion therapy company, from 1995 to 1999. Mr. Amaral has a Bachelor’s degree in accounting and an MBA degree. Retired since 1999, he served as chief executive officer and chief financial officer of various companies for over 25 years.

TriCo nominated Mr. Amaral because his education, knowledge and experience allow him to provide the board of directors with insight regarding financial and accounting matters and to serve on TriCo’s audit committee as an audit committee financial expert. In addition TriCo believes that his professional experience and leadership qualities contribute to the effectiveness of the board of directors and the committees on which he serves.

L. Gage Chrysler III

L. Gage Chrysler III, age 61, has been a director since 2008. Mr. Chrysler has been with Modern Building, Inc., a construction company, since 1978 and currently serves as its president and chief executive officer. He also serves as a director of the Salvation Army Advisory Board, Mid Valley Title and CSU Chico Alumni Association, Chico Chapter. Mr. Chrysler has a Bachelor’s degree in business specializing in finance.

TriCo nominated Mr. Chrysler because of his leadership experience and community involvement. In addition, his experience in construction allows him to provide valuable insights to the board of directors concerning construction lending and the state of the construction industry and real estate markets generally.

Craig S. Compton

Craig S. Compton, age 58, has been a director since 1989. Mr. Compton is a member of TriCo’s compensation and management succession committee and TriCo’s nominating and corporate governance committee. He has served as the president, chief executive officer and chief financial officer of AVAG, Inc., an aerial application business, for over 20 years and has been a principal in his family rice farming partnership for over 23 years. Mr. Compton is also the owner of A&P Helicopters, a commercial helicopter business. He is a director of Environmental Alternatives Foster Care Agency. He holds a B.S. in Business Administration from California State University, Chico.

TriCo nominated Mr. Compton based on his leadership experience and community involvement. His business background as a chief executive officer, chief financial officer and business owner contribute to his effective service as a board member and as a member of TriCo’s compensation and management succession committee and TriCo’s nominating and corporate governance committee.

Cory W. Giese

Cory W. Giese, age 35, has been a director since February, 2013. Mr. Giese is a member of TriCo’s audit committee. Mr. Giese is a certified public accountant and owns and operates an accounting firm in Truckee, California. He also serves as controller for several privately held real estate investment entities. He holds a B.S. in Business Administration from California State University, Chico and a Master of Accounting from Washington State University. Mr. Giese is Mr. Casey’s son-in-law. TriCo nominated Mr. Giese based on his business background and his ties to and familiarity with several of the communities in which TriCo operates. In particular, Mr. Giese’s education and experience in accounting as a certified public accountant qualify him to serve on TriCo’s audit committee.

John S. A. Hasbrook

John S. A. Hasbrook, age 54, has been a director since 2002. Mr. Hasbrook is a member of TriCo’s compensation and management succession committee and TriCo’s audit committee and serves as chairman of the director loan committee of Tri Counties Bank. He is active in several agricultural and investment enterprises. He is president of SunWest Wild Rice Co., Inc.; president of Hasbrook-Fetter Farms, Inc.; vice president, marketing of SunWest

Foods, Inc., a food marketing company; and serves as an officer for other agricultural-related entities. Mr. Hasbrook also serves as a director of Santa Clara University’s Food & Agribusiness Institute, as well as for various charitable and civic organizations. Mr. Hasbrook has a BSC degree in finance and an MBA degree in agribusiness from Santa Clara University. He is a Board Member of Sutter Medical Foundation, a former comptroller of the California Wine Commission and former corporate account officer at Bank of America where he worked for three years.

TriCo nominated Mr. Hasbrook because of his experience in the areas of finance, marketing, banking and agri-business. His broad business experience and community involvement provides the board of directors with valuable insights concerning the primary communities in which the bank operates and the agricultural industry in particular.

Michael W. Koehnen

Michael W. Koehnen, age 53, has been a director since 2002. He is the vice chairman of TriCo’s board of directors. Mr. Koehnen is also a member of TriCo’s compensation and management succession committee and TriCo’s nominating and corporate governance committee. He is the owner and president of C.F. Koehnen & Sons, a third-generation family farming and beekeeping company. Mr. Koehnen is also president and owner of Riverwest Processing, an almond processing company.

TriCo nominated Mr. Koehnen because of his leadership experience and knowledge of corporate governance and compensation-related matters. In addition, his involvement in businesses related to agricultural industry allows him to provide valuable insights to the board of directors.

Richard P. Smith

Richard P. Smith, age 57, has been a director since 1999. He has served as the president and chief executive officer of TriCo and the bank since 1999. Mr. Smith joined the bank in 1994 as vice president and chief information officer. He was senior vice president-customer/employee support and control from 1997 until 1998, when he was promoted to executive vice president in the same capacity. Mr. Smith was named president of the bank and executive vice president of TriCo in 1998. Mr. Smith served as chairman of the California Bankers Association during 2011 and is currently a member of its board of directors.

TriCo nominated Mr. Smith because TriCo believes that including the president and chief executive officer on the board of directors is important and assists the board of directors in keeping abreast of the TriCo’s operations and management’s progress on corporate initiatives. Further, Mr. Smith has 20 years of banking experience, including 13 as the bank’s chief executive officer. This experience allows him to provide valuable insights to the board of directors concerning the banking industry and the bank in particular.

W. Virginia Walker

W. Virginia Walker, age 69, has been a director since 2009. She is a member of the nominating and corporate governance committee and the audit committee. Ms. Walker is the General Manager of the Jamison Group LLC, a consulting group specializing in finance, marketing and strategy for high tech companies. Her professional experience includes having worked in companies ranging from start-ups to those with a billion dollars in annual revenue. From 2001 to 2007 she held various executive management positions with Enea AB, a software and services company, where she was most recently Senior Vice President, Corporate Strategy and Marketing.

Our decision to nominate Ms. Walker is primarily based on her marketing, finance and public affairs experience, her over 25 years as chief financial officer, in addition to her management experience gained in large, complex organizations, and her long-standing ties to the community in which the bank is headquartered.

CORPORATE GOVERNANCE, BOARD NOMINATION

AND BOARD COMMITTEES

Corporate Governance

TriCo has long believed that good corporate governance is important to ensure that TriCo is managed for the long-term benefit of its shareholders. TriCo continues to review its corporate governance policies and practices along with provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules of the Securities and Exchange Commission and the listing standards of NASDAQ. TriCo has adopted a code of ethics that applies to its principal executive officer, principal financial officer and persons performing similar functions. You can view TriCo’s code of business conduct, TriCo’s code of ethics for its principal executive officers and senior financial officers, TriCo’s audit committee charter, TriCo’s nominating and corporate governance committee charter and TriCo’s compensation and management succession committee charter on its website at www.tricountiesbank.com under “About Tri Counties Bank—Investor Relations—Corporate Governance,” or receive copies by contacting TriCo’s corporate secretary in writing at TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, or by telephone at (530) 898-0300.

Board Leadership Structure

The positions of chairman of the board of directors and of president and chief executive officer are held by different persons. This has been the case since TriCo’s inception. TriCo believes that this structure is appropriate, because it provides segregation of duties between managing the operations of TriCo and the leadership and oversight responsibilities of its board of directors. TriCo’s chairman also serves as its lead director. TriCo believes that this is appropriate because its chairman is an independent director and the position of chairman is separate from that of executive management.

TriCo’s non-employee directors meet regularly in executive sessions. Executive sessions are chaired by the independent director then serving as lead director. Mr. Casey was TriCo’s lead director in 2013 and will continue to serve as lead director in 2014.

The Board’s Role in Enterprise Risk Oversight

TriCo’s board of directors is responsible for overseeing risk management for TriCo. TriCo’s management is responsible for the day-to-day management of these risks across TriCo.

The full board of directors engages in periodic discussions related to risk management with executive officers and other employees as the board of directors deems appropriate. In addition, several board of directors committees have been assigned oversight responsibility for specific areas of risk and risk management is an agenda topic at regular committee meetings. The committees consider risks within their areas of responsibility. For example, the compensation and management succession committee considers risks that may result from TriCo’s compensation programs, the loan committee of the bank, which is comprised of members of TriCo’s board of directors, focuses on risks related to credit and interest rates, and the audit committee reviews and approves the annual plans for TriCo’s and Tri Counties Bank’s external audits, internal monitoring and compliance functions. TriCo maintains a Board Enterprise Risk Committee that reviews and approves the annual assessment of TriCo’s enterprise risk management process and considers any need for periodic third-party evaluations of such process. The Board Enterprise Risk Committee and the audit committee have authority to conduct any investigation appropriate to fulfilling their responsibilities, and have direct access to all persons in TriCo. The board of directors also assigns other specific risk-related assessment matters to Board Enterprise Risk Committee and the audit committee from time to time.

Director Independence

TriCo believes that independent directors play an important role in TriCo’s corporate governance and are committed to ensuring that at least a majority of TriCo’s directors are independent. TriCo’s corporate governance guidelines provide that a director is independent if he or she does not have a material relationship with TriCo directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with TriCo, and otherwise qualifies as independent under the applicable rules of the Exchange Act and NASDAQ. TriCo’s independence determinations are based upon a review of all relevant transactions and relationships between TriCo, TriCo’s senior management and TriCo’s accountants, on the one hand, and each director and his or her family members, on the other hand.

Our board of directors has affirmatively determined that the following seven of TriCo’s nine current directors are independent as defined by NASDAQ Marketplace Rule 5605(a)(1) and TriCo’s own corporate governance guidelines: Mr. Amaral, Mr. Casey, Mr. Compton, Mr. Giese, Mr. Hasbrook, Mr. Koehnen, and Ms. Walker. Mr. Smith is not considered independent because of his employment as president and chief executive officer of TriCo. Mr. Chrysler is not considered independent because his construction company has provided services to Tri Counties Bank during the past three years, as described below.

Transactions with Related Persons

Our nominating and corporate governance committee is charged with monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving all related party transactions. TriCo has a policy adopted by its board of directors for reviewing transactions between TriCo and its directors and executive officers, their family members and entities with which they have a position or relationship. TriCo’s procedures for transactions with related persons are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. All transactions between TriCo and related persons may be consummated only if TriCo’s nominating and corporate governance committee approves such transaction in accordance with the procedures set forth in TriCo’s policy.

TriCo annually requires each of its directors and executive officers to complete a questionnaire that seeks information about related person transactions. TriCo’s nominating and corporate governance committee and board of directors annually review all transactions and relationships disclosed in the questionnaires, and the board of directors makes a formal determination regarding each director’s independence under TriCo’s corporate governance guidelines.

There have been no transactions or series of similar transactions during 2013, or any currently proposed transaction, to which TriCo was or is to be a party, in which the amount involved exceeded $120,000 or in which any of TriCo’s directors, director nominees, executive officers or any shareholder owning 5% or more of TriCo’s common stock, or any member of the immediate family or associate of any of the foregoing persons (together, the “related parties”), had or will have a direct or indirect material interest, except that Mr. Chrysler’s construction company, Modern Building Inc., provided construction services to Tri Counties Bank in 2013 for TriCo’s new Operations Center, and tenant improvements and modification at several branches of Tri Counties Bank for aggregate payments of $4,136,024. Mr. Chrysler owns 51% of Modern Building and serves as its president. The board of directors believes that these construction services were provided only in accordance with the policy described above.

Indebtedness of Management

Some of TriCo’s directors, executive officers and their immediate family members and associates are customers of Tri Counties Bank and TriCo expects to have banking transactions with them in the future. The loan committee of Tri Counties Bank reviews the terms and fairness of any loans made by Tri Counties Bank to TriCo’s directors and officers. TriCo concluded that all such loans and commitments to lend were made in the ordinary course of TriCo’s business and complied with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness not affiliated with TriCo. In the opinion of TriCo’s board of directors, these transactions did not involve more than a normal risk of collectability or present other unfavorable features. The aggregate amount of all loans and credit extensions outstanding as of December 31, 2013, to all directors and executive officers (including their associates and members of their immediate family) was approximately $2,636,000, representing approximately 1.05% of shareholders’ equity at that time. As of the date of this joint proxy statement/prospectus, all of these loans were performing loans.

Board Committees

Our full board of directors generally considers all major corporate decisions. However, TriCo has established three standing committees so that some matters can be addressed in more depth than may be possible in a full board meeting and to comply with legal and NASDAQ requirements that certain committees be comprised of independent directors: a compensation and management succession committee, a nominating and corporate governance committee and an audit committee. Each of these three committees operates under a written charter. Following is a description of each of these committees. TriCo’s directors also serve on various board of directors committees of TriCo’s subsidiary, Tri Counties Bank.

	Audit Committee member	Compensation and Management Succession Committee member	Nominating and Corporate Governance Committee member
Donald J. Amaral*	— (Chairman)	—	—
William J. Casey*	—	— (Chairman)	— (Chairman)
L. Gage Chrysler III
Craig S. Compton*		—	—
Cory W. Giese*	—
John S. A. Hasbrook*	—	—	—
Michael W. Koehnen*		—	—
Richard P. Smith
Carroll R. Taresh*
W. Virginia Walker*	—	—	—

*	Determined to be independent as described at “Director Independence” above.

Audit Committees. TriCo has a standing audit committee of TriCo and a standing audit committee of Tri Counties Bank. The board of directors has determined that Mr. Amaral is an audit committee financial expert under the rules of the Securities and Exchange Commission and that each member of the committee is financially literate as defined by NASDAQ listing standards and is independent under special standards established by the SEC and NASDAQ for audit committee members. Their qualifications and business expertise are described at “Board of Directors.” TriCo’s audit committee monitors:

•	the integrity of TriCo’s financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance,

•	our compliance with legal and regulatory requirements,

•	the independence, qualifications and performance of TriCo’s financial executives, principal independent auditor and internal auditing department, and

•	the communication among TriCo’s principal independent auditor, management, TriCo’s internal auditing function and the board of directors.

The committee also annually retains TriCo’s principal independent auditor and approves the terms and scope of work to be performed. TriCo’s audit committee met 7 times during 2013. For more information on this committee, please see “Report of the Audit Committee.”

Compensation and Management Succession Committee. The compensation and management succession committee held 7 meetings in 2013. The committee considers the recommendations of TriCo’s management regarding most compensation matters, including executive compensation. For more information on this committee, please see “Compensation Discussion and Analysis.” This committee:

•	establishes TriCo’s compensation philosophy,

•	evaluates and approves the compensation levels for TriCo’s chief executive officer and the other executive officers,

•	produces annually a compensation discussion and analysis of executive compensation,

•	administers TriCo’s stock option plans,

•	approves the benefits provided to TriCo’s executive officers and directors, and

•	establishes and reviews TriCo’s management succession policies.

Nominating and Corporate Governance Committee. TriCo’s nominating and corporate governance committee met 2 times in 2013. This committee:

•	determines nominees to the board of directors in the manner described at “Nomination and Election of Directors,”

•	reviews TriCo’s board of directors committee structure and members,

•	annually evaluates the board of directors,

•	approves any related party transactions as described at “Transactions with Related Persons,”

•	monitors director independence, and

•	reviews TriCo’s corporate governance guidelines and code of business ethics.

Attendance at Meetings

The board of directors of TriCo met 12 times and the board of directors of Tri Counties Bank met 12 times during 2013. Each director attended at least 75% of the meetings of the boards of directors of TriCo and the meetings of the committees of on which they served.

Our corporate governance guidelines provide that each director is expected to attend TriCo’s annual shareholders meeting. In 2013, all of TriCo’s directors attended the annual shareholders meeting.

Nomination and Election of Directors

Qualifications. TriCo’s nominating and corporate governance committee determines the director nominees for each annual meeting of shareholders using the criteria set forth in TriCo’s corporate governance guidelines. TriCo’s guidelines provide that all directors must be committed to representing the long-term interests of TriCo’s shareholders and possess:

•	the highest personal and professional ethics, integrity and values,

•	informed judgment,

•	sound business experience,

•	the ability to make independent analytical inquiries, and

•	an understanding of TriCo’s business environment.

The committee has not established any specific minimum qualification standards for directors, except that no person may serve as a director who is 75 years of age or older at the time of election.

The committee may identify certain skills or attributes as being particularly desirable for specific director nominees in order to complement the existing board of directors composition. To date the committee has identified and evaluated nominees for directors based on several factors, including:

•	referrals from TriCo’s management, existing directors and advisors,

•	business or banking experience,

•	involvement in and familiarity with TriCo’s community,

•	education,

•	leadership abilities,

•	professional reputation and affiliation,

•	personal interviews, and

•	diversity.

TriCo does not currently pay any fee to a third party to identify or evaluate potential director nominees, although TriCo may retain search firms in the future to assist in finding qualified candidates.

Shareholder Nominations. The committee will consider nominees recommended by shareholders if the recommendation is made with the proposed nominee’s consent and includes sufficient information for, and is made early enough to allow, the committee to complete the evaluation process. Section 15 of TriCo’s bylaws provides that formal nomination for election of directors may be made by the board of directors or by any shareholder of any outstanding class of TriCo’s capital stock entitled to vote for the election of directors. Notice of intention to make any nominations must be made in writing and be delivered or mailed to TriCo’s president not less than 21 days or more than 60 days prior to any meeting of shareholders called for the election of directors. If less than 21 days’ notice of the meeting is given to shareholders, the notice of intention to nominate shall be mailed or delivered to TriCo’s president not later than the tenth day following the day on which the notice of meeting was mailed. If notice of the meeting is sent by third-class mail as permitted by Section 6 of the bylaws, no notice of intention to make nominations shall be required. The notification shall contain the following information to the extent known to the notifying shareholder:

•	the name and address of each proposed nominee,

•	the principal occupation of each proposed nominee,

•	the number of shares of capital stock of TriCo owned by each proposed nominee,

•	the name and residence address of the notifying shareholder, and

•	the number of shares of TriCo stock owned by the notifying shareholder.

Nominations not made in accordance with Section 15 of the bylaws may, in the discretion of the chairman of the meeting, be disregarded. Nominees recommended by shareholders are evaluated in the same manner as other nominees. TriCo has not received any proposals for director nominees from shareholders for this election as of the date of this joint proxy statement/prospectus.

Cumulative Voting. Each shareholder may cumulate votes in the election of directors. This means that a shareholder may cast votes for the number of shares owned multiplied by the number of directors to be elected. For example, if you own 1,000 shares, you could cast 9,000 votes because TriCo will be electing nine directors at the meeting. You could cast those votes for a single candidate or distribute your votes among any or all of the candidates. However, you may not cumulate votes for a candidate unless that candidate has been properly nominated prior to the voting and you have given notice of your intention to cumulate your votes. You must express your intention to cumulate votes at the meeting prior to the election. If any shareholder gives notice to cumulate his shares, all other shareholders shall be allowed to cumulate their votes as well. TriCo will provide an opportunity at the meeting for any shareholder who desires to cumulate votes to announce his intention to do so. TriCo is soliciting, by your proxy, the discretionary authority to vote proxies cumulatively. The nine nominees receiving the highest number of votes will be elected as directors.

Compensation and Management Succession Committee Interlocks and Insider Participation

No member of TriCo’s compensation and management succession committee is an officer, former officer or employee of TriCo or Tri Counties Bank. No executive officer of TriCo had any interlocking relationship with any other for-profit entity during 2013, including serving on the compensation committee for any other for-profit entity.

COMPENSATION OF DIRECTORS

Director Compensation for 2013

The following table summarizes the compensation paid by TriCo to its non-employee directors in 2013:

Name (1)	Fees earned or paid in cash ($) (2)	Option awards ($) (3)	Change in pension value and nonqualified deferred compensation earnings ($) (4)	All other compensation ($) (5)	Total ($)	Number of stock options outstanding as of December 31, 2013
Donald J. Amaral	$30,000	$36,640	$22,247	$1,180	$90,067	19,500
William J. Casey	$40,000	$35,920	$6,750	$2,097	$84,767	38,500
L. Gage Chrysler III	$24,000	$36,640	$0	$0	$60,640	38,000
Craig S. Compton	$24,000	$36,640	$4,119	$1,401	$66,160	34,000
Cory W. Giese	$20,000	$92,965	$0	$0	$112,965	11,500
John S. A. Hasbrook	$24,000	$36,640	$3,953	$1,231	$65,824	34,000
Michael W. Koehnen	$24,000	$36,640	$2,966	$1,213	$64,819	34,000
Carroll R. Taresh (6)	$10,000	$0	$42,619	$4,858	$57,477	0
W. Virginia Walker	$24,000	$35,920	$0	$0	$59,920	36,000

(1)	Mr. Smith, TriCo’s president and chief executive officer, is not included in this table as he is an employee of TriCo. Mr. Smith receives no additional cash compensation for his service. Mr. Smith’s compensation is shown at “Compensation of Named Executive Officers.”
(2)	Includes a $2,000 monthly retainer for each named director, $1,000 per month for the chairman of the board of directors, $333 per month for the chairman of the compensation and management succession committee and $500 per month for the chairman of the audit committee. TriCo does not pay its directors any additional compensation to attend board of directors or committee meetings.
(3)	Represents full grant date fair value of options awarded in 2013, determined in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of TriCo’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.
(4)	Reflects the change in value during 2013 of each director’s account under the director supplemental retirement plan described on page 128 and the above-market interest earned during 2013 under TriCo’s executive deferred compensation plan described below, if any.
(5)	Reflects the taxable value attributable to the split dollar life insurance benefits described on page 128.
(6)	Mr. Taresh did not stand for reelection as a director in 2013 and retired from TriCo’s board of directors at the 2013 annual meeting after 15 years of service.

In addition, each director has an indemnity agreement under which TriCo will indemnify the director against claims arising or relating to his or her service as a director, was covered by directors’ and officers’ liability insurance and was reimbursed for expenses incurred in connection with attendance at board of directors meetings (including expenses related to spouses when spouses are invited to attend board of directors events).

Deferred Compensation Plans

In 2005 TriCo adopted a deferred compensation plan permitting TriCo’s directors to defer payment of their retainer fees until retirement, termination of directorship or death. A director can defer up to a lifetime maximum of $1.5 million for all deferrals under this plan and TriCo’s predecessor plan which permitted director deferrals from 1992 until 2004. A director who elects to defer retainer fees for any year must defer a minimum of $200 per month. In 2012 none of the directors elected to defer any of their retainer fees. The plan also permits TriCo to make discretionary contributions to a director’s account. To date, TriCo has not made any discretionary contributions on behalf of any directors. A director’s plan benefit is payable upon the director’s retirement, the termination of directorship or death. All distributions under the plan are subject to the rules of Section 409A of the Internal Revenue Code. The plan is nonqualified, unsecured and unfunded.

Interest accrues on directors’ deferred compensation plan accounts at a rate equal to 1% above the monthly equivalent of the annual yield of the Moody’s corporate bond yield index for the preceding month. From the time that a director leaves TriCo’s board of directors and until benefits are paid, a director’s account under the plan is credited with interest each month at the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month. A director is immediately 100% vested in any deferrals and any related interest on those deferrals. TriCo determines the vesting rate for any discretionary contributions credited to a director’s account and any related interest. Notwithstanding the foregoing, if a director is removed for cause, TriCo’s compensation and management succession committee can decide whether the interest credited to the director’s account with respect to any deferrals and TriCo’s discretionary contributions, if any, are forfeited.

Any deferrals made by a director and any discretionary contributions credited by TriCo prior to January 1, 2005, and any related interest, are governed by a predecessor deferred compensation plan for directors that TriCo adopted in 1992. The 1992 plan credits accounts at the monthly equivalent of three percent above the annual yield of the Moody’s average corporate bond yield index but is otherwise similar to the 2005 plan in most respects.

Director Supplemental Retirement Plan

In 2004 TriCo adopted a supplemental retirement plan to provide additional retirement benefits to directors who retire on or after January 1, 2004. This plan replaced TriCo’s supplemental retirement plan for directors originally adopted in 1987 and any benefit accrued by a director as of December 31, 2003 under this earlier plan will be paid under the terms of the 2004 plan. Directors joining TriCo’s board of directors after 2007 are not eligible to participate in this plan. However, any of the eligible outside directors who attains “director emeritus” status becomes qualified to participate in the 2004 plan. A participating director retiring on or after age 55 with at least 15 years of service, or after a change of control with any number of years of service, can receive an annual lifetime benefit equal to the amount of his base board of directors fees paid by TriCo during the final year of service. The amount of the retirement benefit is reduced for each month that the benefit commencement date precedes the director’s 65th birthday. A director’s annual benefit payments under the plan begin the month after retirement. If a director is involuntarily removed, all benefits under this plan are forfeited. The plan is nonqualified, unsecured and unfunded.

Split Dollar Life Insurance

TriCo has entered into joint beneficiary agreements with all of its directors, except for Mr. Chrysler, Mr. Giese and Ms. Walker. These agreements provide that TriCo owns and pays premiums on a split dollar life insurance policy to provide various death benefits in certain circumstances to the beneficiaries named by each of these directors.

OWNERSHIP OF TRICO VOTING SECURITIES

This chart shows the common stock ownership for each TriCo director, the current named executive officers, TriCo’s directors and executive officers as a group and owners of more than 5.0% of TriCo’s outstanding common stock as of June 9, 2014. Each shareholder has direct ownership and sole voting and investment power for the shares listed unless otherwise noted. The share amounts have been rounded to the nearest full share and include stock options granted under TriCo’s stock option plans which are exercisable through June 9, 2014.

	Common stock ownership not including stock owned as a trustee of the ESOP			Common stock ownership including stock owned as a trustee of the ESOP
Beneficial owners	Number of shares beneficially owned		Percentage of common stock outstanding	Number of shares beneficially owned		Percentage of common stock outstanding
5% Holders
TriCo Bancshares Employee Stock Ownership Plan and Trust (ESOP) 63 Constitution Drive Chico, CA 95973	1,291,196	(1)	8.00%	1,291,196	(1)	8.00%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,589,154		9.85%	0		9.85%
Directors and Named Executive Officers
Donald J. Amaral	28,045	(2)	*	1,319,241	(6)	8.18%*
Daniel K. Bailey	103,857	(3)	*	103,857	(3)	*
Craig Carney	90,350	(4)	*	90,350	(4)	*
William J. Casey	653,377	(5)	4.05%	653,377	(5)	4.05%
L. Gage Chrysler III	59,195	(7)	*	59,195	(7)	*
Craig S. Compton	251,340	(8)	1.56%	1,542,536	(6)(8)	9.56%
Cory W. Giese	6,000	(9)	*	6,000	(9)	*
John S. A. Hasbrook	50,675	(10)	*	1,341,871	(6)(10)	8.32%
Michael W. Koehnen	166,640	(11)	1.03%	166,640	(11)	1.03%
Richard O’Sullivan	271,684	(12)	1.68%	271,684	(12)	1.68%
Thomas J. Reddish	150,774	(13)	*	150,774	(13)	*
Richard P. Smith	415,084	(14)	2.57%	415,084	(14)	2.57%
W. Virginia Walker	36,000		*	1,327,196	(6)(15)	8.23%
All TriCo directors and executive officers as a group (19 persons)	2,329,111	(16)	14.44%	3,620,307	(16)

*	Less than 1%.
(1)	Each TriCo ESOP participant may direct the TriCo ESOP trustees how to vote the shares allocated to his account. The TriCo ESOP’s advisory committee directs the TriCo ESOP trustees how to vote shares which are not allocated to participants’ accounts. As of June 9, 2014, participants in the TriCo ESOP could direct the voting of all 1,291,196 shares held by the TriCo ESOP. Of that total, 117,764 shares had been allocated to the accounts of TriCo’s executive officers.
(2)	Includes stock options for 14,000 shares.
(3)	Includes stock options for 98,900 shares and 4,957 shares allocated to Mr. Bailey’s account in the TriCo ESOP.

(4)	Includes 350 shares owned by Mr. Carney’s children, 16,850 shares allocated to Mr. Carney’s account in the TriCo ESOP and stock options for 60,150 shares.
(5)	Includes stock options for 34,500 shares, 864 shares held in an IRA account for the benefit of Mr. Casey and 124,000 shares held by a family trust of which Mr. Casey is manager.
(6)	Includes 1,291,196 shares held by the TriCo ESOP of which Messrs. Amaral, Compton, Hasbrook and Ms. Walker are trustees of which 117,764 shares have been allocated to the accounts of executive officers in the TriCo ESOP.
(7)	Includes 6,600 shares held by Modern Building, Inc., of which Mr. Chrysler is president and a majority owner, 872 shares held by Mr. Chrysler’s spouse and 4,825 shares held by the Modern Building Pension and Profit-Sharing Plan and stock options for 38,000 shares.
(8)	Includes 105,464 shares held by the Betty Compton Revocable Trust of which Mr. Compton is trustee, 34,814 shares held in an IRA account for the benefit of Mr. Compton and stock options for 30,000 shares.
(9)	Mr. Giese has 5,500 unvested stock options.
(10)	Includes stock options for 30,000 shares.
(11)	Includes 65,214 shares owned by CF Koehnen & Sons, of which Mr. Koehnen is an owner, 8,600 shares owned by the CF Koehnen & Sons Profit Sharing Plan of which Mr. Koehnen is trustee, 4,400 shares owned by the Helen Koehnen Trust of which Mr. Koehnen is trustee, 1,700 shares owned by Mr. Koehnen’s children, 2,300 shares owned by Mr. Koehnen’s wife and stock options for 26,000 shares.
(12)	Includes stock options for 61,600 shares and 40,893 shares allocated to Mr. O’Sullivan’s account in the TriCo ESOP.
(13)	Includes stock options for 79,800 shares and 20,843 shares allocated to Mr. Reddish’s account in the TriCo ESOP.
(14)	Includes 206 shares held by Mr. Smith’s wife, stock options for 220,800 shares and 28,586 shares allocated to Mr. Smith’s account in the TriCo ESOP.
(15)	Includes stock options for 36,000 shares.
(16)	Includes stock options for 775,350, and 117,764 shares allocated to executive officers’ accounts in the TriCo ESOP.

EXECUTIVE OFFICERS

The following persons currently serve as executive officers and senior management of both TriCo and Tri Counties Bank.

Richard P. Smith

Information about Mr. Smith can be found at “Board of Directors.”

Daniel K. Bailey

Daniel Bailey, age 45, has been executive vice president—retail banking & bank operations of Tri Counties Bank since May 2007. Prior to joining Tri Counties Bank, Mr. Bailey spent more than fifteen years at Wells Fargo Bank where he served in numerous senior management positions. His most recent position with Wells Fargo was senior vice president, Northern California Region Initiatives Manager.

Craig Carney

Craig Carney, age 55, has served as executive vice president and chief credit officer of Tri Counties Bank since 2007. From 1997 until 2007 he was senior vice president and chief credit officer of Tri Counties Bank. From 1985 to 1996 Mr. Carney was employed by Wells Fargo Bank in various lending capacities. His most recent position with Wells Fargo was as vice president, senior lender in commercial banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from 1996 until his employment in 1997.

Glenn Hunter

Glenn Hunter, age 63, has served as senior vice president and director of human resources of Tri Counties Bank since 2013. Previously, he was senior vice president, global human resources for Obopay, Inc., a mobile payments technology company, from 2008 to 2013.

Richard O’Sullivan

Richard O’Sullivan, age 57, has served as executive vice president—wholesale banking of Tri Counties Bank since 1997. He was TriCo’s senior vice president—customer sales and service from 1995 to 1997. He served as vice president and manager of TriCo’s Park Plaza branch from 1992 until 1995. Mr. O’Sullivan is also a partner in a family farm.

Thomas J. Reddish

Tom Reddish, age 54, has served as executive vice president and financial officer of TriCo and Tri Counties Bank since 2006 after serving as senior vice president and chief financial officer since 2003 and, prior to that, as vice president and chief financial officer since 1999. Previously, he was vice president and controller of TriCo and vice president of Tri Counties Bank from 1998 until 1998. He served as controller of Tri Counties Bank from 1994 until 1998.

Raymond Rios

Ray Rios, age 58, has served as senior vice president, and chief technology officer, since 2005. From 1983 through 1994 Mr. Rios served in a variety of positions in TriCo’s information technology department and from 1997 to 2005 he was manager—information systems of Tri Counties Bank.

Carol Ward

Carol Ward, age 59, is the executive vice president and chief risk officer of Tri Counties Bank. She was appointed to this position in June, 2012 following more than 28 years of banking experience including executive risk management positions at several southern California banks. From 2010 to 2012, she served as senior vice president of enterprise risk management for Elevations Credit Union in Boulder, Colorado. From 2006 to 2010, she worked as an independent consultant and, supported Kinecta Federal Credit Union as an internal consultant from 2008 to 2010.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents information concerning all compensation earned in 2013, 2012 and 2011 by TriCo’s principal executive officer, principal financial officer and the three other most highly compensated executive officers during 2013:

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)	Option awards ($)(3)	Non- equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
Richard Smith, President and CEO	2013 2012 2011	505,675 493,365 483,691	0 0 0	0 0 0	395,840 270,400 316,500	160,000 149,461 145,107	9,135 822,407 442,904	49,984 57,549 45,758	1,120,634 1,793,182 1,433,960
Thomas Reddish, Executive Vice President and CFO	2013 2012 2011	309,272 301,744 290,801	60,000 60,940 73,597	0 0 0	99,990 135,200 189,900	0 0 0	0 389,411 321,634	25,341 28,025 24,238	494,603 915,320 900,170
Richard O’Sullivan, Executive Vice President—Wholesale Banking	2013 2012 2011	252,004 246,656 243,411	75,974 49,656 12,171	0 0 0	95,920 101,400 63,300	0 0 0	31,805 237,480 273,668	24,992 36,187 35,558	480,695 671,379 628,107
Craig Carney, Executive Vice President—Chief Credit Officer	2013 2012 2011	262,338 242,311 210,172	79,279 50,885 42,761	0 0 0	99,110 135,200 189,900	0 0 0	9,158 500,896 203,232	30,961 28,933 26,861	480,846 958,225 672,926
Dan Bailey, Executive Vice President—Retail Banking	2013 2012 2011	257,299 249,194 240,157	77,756 50,327 48,862	0 0 0	100,760 135,200 189,900	0 0 0	0 87,743 54,436	29,383 27,715 27,269	465,198 550,179 560,624

(1)	Reflects actual salary earned in the year indicated.
(2)	Reflects cash bonuses earned for performance in the year indicated but paid in the following year.
(3)	Reflects the fair value of the option awards on the grant date determined in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of TriCo’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.
(4)	Reflects only the above-market rates earned under TriCo’s executive deferred compensation plan. The actuarial change in the present value of the executive’s benefits under TriCo’s supplemental executive retirement plan described was negative. In accordance with SEC rules, such negative amounts are not reflected in the sum in this column. The table below shows the actuarial change in the present value for each executive:

Name of Executive	Change in Pension Value
Mr. Smith	$(302,232)
Mr. Reddish	$(138,010)
Mr. O’Sullivan	$(346,435)
Mr. Carney	$(71,640)
Mr. Bailey	$(2,013)

The actuarial change in the present value is determined using interest rate and mortality rate assumptions consistent with those named in TriCo’s financial statements and includes amounts which the executive may not be currently entitled to receive because such amounts are not vested. The actuarial change in present value for the executives was negative in 2013 primarily as a result of an increase in the market value of TriCo common stock, which increase the values of the executives’ ESOP accounts. Other than for Mr. Bailey, the present value of an executive’s benefit under his supplemental executive retirement plan is reduced by the value of his ESOP account on the date of retirement.

(5)	Reflects the incremental cost to TriCo of other compensation indicated in the perquisites and personal benefits table below.

Perquisites and Personal Benefits

Name	Year	Automobile use or allowance ($) (A)	Life insurance benefits ($) (B)	Personal use of club memberships ($)	TriCo contributions ($) (C)	ESOP contributions ($)(D)	Total perquisites and other personal benefits ($) (E)
Mr. Smith	2013 2012 2011	5,886 5,904 7,338	26,333 35,585 23,890	4,506 4,070 3,700	0 0 0	12,750 11,710 10,698	49,984 57,549 45,758
Mr. Reddish	2013 2012 2011	0 0 0	8,477 11,505 9,100	4,114 4,810 4,440	0 0 0	12,750 11,710 10,698	25,341 28,025 24,238
Mr. O’Sullivan	2013 2012 2011	12,000 12,000 12,000	8,061 8,194 8,489	4,506 4,440 4,440	0 0 0	291 11,553 10,628	24,992 36,187 35,558
Mr. Carney	2013 2012 2011	6,000 6,000 6,000	6,763 6,991 7,116	4,959 4,544 4,440	227 183 184	12,750 11,123 8,994	30,961 28,933 26,861
Mr. Bailey	2013 2012 2011	12,000 12,000 12,000	563 713 713	4,070 3,330 4,070	0 0 0	12,750 11,672 10,486	29,383 27,715 27,269

(A)	Reflects the value attributable to personal use of automobiles provided by TriCo as calculated in accordance with IRS guidelines.
(B)	In 2013, TriCo provided all full time employees, including the named executive officers, with life insurance benefits paying greater three times the employee’s annual salary or $500,000 to the employee’s beneficiaries. For 2013, reflects the incremental cost of this insurance. For 2012 and 2011, reflects the taxable value attributable to split dollar life insurance benefits provided by joint beneficiary agreements between TriCo and each executive; TriCo owned and paid premiums on these insurance policies which provided various death benefits to the beneficiaries named by each executive.
(C)	Reflects contributions allocated by TriCo to an executive’s ESOP account pursuant to the terms of TriCo’s nonqualified deferred compensation plan.
(D)	Reflects discretionary contributions made by TriCo to an executive’s account in TriCo’s ESOP described below.
(E)	Includes security system expenses for Mr. O’Sullivan and expenses related to spouses when spouses are invited to accompany executives on management retreats and conventions.

CEO Incentive Plan

Each year the board of directors adopts a CEO Incentive Plan providing for potential bonus compensation to TriCo’s chief executive officer, Richard Smith, for his performance during that year. In 2013, the CEO Incentive Plan generally provided that Mr. Smith could earn a bonus equal to up to 100% of his 2013 salary if TriCo met certain pre-established performance goals. See “Compensation Discussion and Analysis—Annual Incentive Bonus” for a more detailed discussion of this plan. The compensation and management succession committee retains discretion regarding the determinations as to whether TriCo reached these goals.

ESOP

TriCo has an employee stock ownership plan and trust for all employees completing at least 1,000 hours of service with TriCo or Tri Counties Bank. Annual contributions are made by TriCo in cash at the discretion of the board of directors. Contributions to the plan are held in trust and invested primarily in TriCo’s common stock. Contributions are allocated to participants on the basis of salary in the year of allocation. In general, benefits become vested after six years.

401(k)

TriCo has a 401(k) plan for all employees age 21 and over who complete at least 90 days of service with TriCo or Tri Counties Bank. Participants may contribute a portion of their compensation subject to certain limits based on federal tax laws. Participants may select between making regular pre-tax deferrals or Roth deferrals (effective January 1, 2008). TriCo has not made any matching contributions to the plan to date. Plan assets are held in trust. Participants can direct their investment contributions into one or more of 29 mutual funds. Generally, contributions are triggered by a participant’s retirement, disability, death or other separation from employment.

2009 Equity Incentive Plan

General. In 2009 TriCo adopted and its shareholders approved TriCo’s 2009 equity incentive plan. In 2013, TriCo’s shareholders approved an amendment to the 2009 plan increasing the number of authorized shares from 650,000 to 1,650,000. The plan may be administered by the board of directors or an authorized committee of the board of directors. It is the current policy of the board of directors that all equity incentive awards be approved by the compensation and management succession committee. The 2009 plan expires in 2019.

Employees, officers, directors and consultants of TriCo or its subsidiaries are eligible for awards under the 2009 plan. The board of directors or an authorized committee determines which individuals will receive awards, as well as the number of shares underlying and composition of each award.

Grants to non-employee directors. The 2009 plan provides that TriCo may grant to each outside (i.e., non-employee) director a stock option for 20,000 shares of common stock when first elected to the board of directors and an additional stock option for 4,000 shares each year when re-elected to the board of directors. In addition, each outside director who is appointed as Chairman of the Board or as Chairman of the Audit Committee may receive an additional stock option for 1,000 shares. The exercise price for these options will be the fair market value on the date of grant and the options will vest as determined by the board of directors. Outside directors are eligible to receive other awards, but no such awards have been granted to them.

Awards. The 2009 plan permits TriCo to grant stock options, restricted stock, stock awards, and stock appreciation rights. The board of directors or an authorized committee determines the types, sizes and terms of awards based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, the participant’s potential contributions to TriCo’s success and other factors. No participant may receive awards for more than 300,000 shares of common stock during any year, including grants of stock options and stock appreciation rights.

The 2009 plan provides for the following types of awards:

•	Stock Options. TriCo may grant stock options under the 2009 plan, including options which are qualified as incentive stock options as defined under Section 422 of the Internal Revenue Code and nonqualified stock options. Options will not be exercisable at a price that is less than 100% of the fair market value of TriCo’s common stock on the date of grant or, if the optionee holds at least 10% of the voting power of all classes of TriCo’s stock, 110% of fair market value with respect to incentive stock options. The term of options will generally be ten years, except that incentive stock options granted to any 10% shareholders will have a term of no more than five years. Options will vest and become exercisable as determined by the board of directors at the time of grant.

•	Restricted Stock. A restricted stock award is the grant of shares of TriCo’s common stock, exercisable currently at a price determined by the board of directors (including zero), that is subject to forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals specified by the board of directors. During the period of restriction, participants holding restricted stock may, if permitted by the board of directors, have full voting and dividend rights. The restrictions lapse in accordance with a schedule or other conditions determined by the board of directors.

•	Stock Grants. A stock grant is an award of shares of common stock without restriction. Stock grants may be made in certain circumstances to reward special performance or for other reasons.

•	Stock Appreciation Rights. Under the 2009 plan, TriCo may grant stock appreciation rights or “SARs” that are settled in common stock or cash and which must be granted with an exercise price not less than 100% of fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of shares of common stock equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, if a participant is granted 100 SARs with an exercise price of $10 and the SARs are later exercised when the fair market value of the underlying shares is $20 per share, the participant would be entitled to receive 50 Shares [(($20—$10) x 100) / $20], or $1,000 in cash (($20—$10) x 100). Because of adverse accounting consequences of an SAR settled in cash, TriCo expects that most SARs will provide for settlement in shares of common stock.

Performance-based awards. Grants of performance-based awards under the 2009 plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and preserve the deductibility of these awards for federal income tax purposes. Section 162(m) of the Internal Revenue Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds $1,000,000 unless the plan contains certain features that qualify the compensation as “performance-based compensation.” Because Section 162(m) of the Internal Revenue Code only applies to those employees who are “covered employees” as defined in Section 162(m), covered employees and those who may become covered employees are most likely to receive performance-based awards. “Covered employees” means TriCo’s chief executive officer, its chief financial officer and any of its other three highest compensated officers.

Shares reserved for issuance. Subject to certain adjustments, the maximum aggregate number of shares of TriCo’s common stock which may be issued pursuant to or subject to awards under the 2009 plan is 1,650,000. As of March 31, 2014 there were 937,500 shares available for grant of awards under the 2009 plan. The number of shares available for issuance under the 2009 plan is reduced by: (i) one share for each share of common stock issued pursuant to a stock option or a Stock Appreciation Right and (ii) two shares for each share of common stock issued pursuant to a Performance Award, a Restricted Stock Award or a Restricted Stock Unit Award. When awards made under the 2009 plan expire or are forfeited or cancelled, the underlying shares will become available for future awards under the 2009 plan. To the extent that a share of common stock pursuant to an award that counted as two shares again becomes available for issuance under the 2009 plan, the number of shares of common stock available for issuance under the 2009 plan will increase by two shares. Shares awarded and delivered under the 2009 plan may be authorized but unissued, or reacquired shares.

Acceleration of vesting. The board of directors has the authority to accelerate the vesting and exercisability of awards. In addition, an award held by a participant whose service has not terminated prior to a change in control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the agreement for such award or as may be provided in any other written agreement between TriCo or any affiliate and the participant. In the absence of such an acceleration provision, however, no acceleration will occur. See “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control.”

Federal Income Tax Consequences. Tax consequences to TriCo and to participants receiving awards will vary with the type of award. The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

Following is a summary of the principal federal tax consequences to U.S. citizens and residents of awards under the plan. It is based on the provisions of the Internal Revenue Code and applicable Internal Revenue Service (“IRS”) regulations and rulings. The Internal Revenue Code is subject to amendment and continuing interpretation by the IRS. This summary describes only the principal tax consequences in the circumstances described and does not take into account special rules that might apply in limited cases.

IRS regulations provide that, for the purpose of avoiding certain penalties under the Internal Revenue Code, taxpayers may rely only on opinions of counsel that meet specific requirements set forth in the regulations, including a requirement that such opinions contain extensive factual and legal discussion and analysis. Any tax advice that may be contained in this document does not constitute an opinion that meets the requirements of the regulations. Any such tax advice therefore cannot be used, and was not intended or written to be used, for the purpose of avoiding any federal tax penalties that the IRS may attempt to impose. Because any such tax advice could be viewed as a “marketed opinion” under the IRS regulations, those regulations require this document to state that any such tax advice was written to support the “promotion or marketing” of the matters set forth in this document.

For purposes of this summary, TriCo assumed that no award will be considered “deferred compensation” as that term is defined for purposes of Section 409A of the Internal Revenue Code and the federal tax rules governing nonqualified deferred compensation arrangements.

You should consult your own independent tax advisor and seek advice based on your particular circumstances as to the specific consequences under federal tax law, and under other tax laws, such as foreign, state or local tax laws, which are not addressed here.

Nonstatutory Options.

Grant. Participants will not have to report any taxable income upon receipt of a nonstatutory option.

Exercise with Cash. Participants will have to report taxable income upon exercise of a nonstatutory option with cash. The amount a participant must report is the difference between the value of the shares on the date that the option is exercised and the amount paid for the shares. This income will be taxable to the participant just as any other income the participant received as compensation for services. This income, together with the amount paid for the shares, will then be the participant’s basis in the shares for purposes of determining the participant’s taxable gain or loss on any later sale of the shares.

Exercise with Stock. If a participant exercises a nonstatutory option by delivering shares that are already owned, the exercise will be treated, in part, as a nontaxable exchange of shares. This means

•

The participant will not have to report compensation income on the number of shares received whose value equals the value of the shares delivered. The participant’s basis in those shares, for determining any taxable gain or loss when the participant sells those shares, will be the basis of the shares delivered. Also, the shares received will have a holding period (for determining whether the participant qualifies for long-term capital gains tax rates) which includes the length of time the participant held the shares delivered.

•	The participant will have to report compensation income on any additional shares received in an amount equal to the difference between the value of those additional shares and the amount of cash, if any, paid for the shares. This income, together with the amount paid for the shares, will then be the participant’s basis in the shares for purposes of determining the participant’s taxable gain or loss on any later sale of the shares.

If the shares used to exercise a nonstatutory option were acquired by exercising an incentive stock option or under an employee stock purchase plan, the participant’s use of those shares may constitute a “disqualifying disposition” of those shares, as explained below under “Incentive Stock Options.”

Sale of Shares. A participant may also have to report taxable gain or loss when selling a share received on exercise of a nonstatutory option. The amount of gain or loss that the participant must report will be measured by the difference between the amount that the participant receives from selling that share and the participant’s basis in the share. Any such gain or loss will be a capital gain or loss. Capital gains qualify to be taxed at long-term capital gains tax rates rather than the rates which apply to compensation income if the participant has held the share more than one year.

Incentive Stock Options.

Grant. Participants will not have to report any taxable income upon receipt of an incentive stock option.

Exercise with Cash. In most cases participants will not have to report any taxable income when exercising an incentive stock option with cash. However, the federal income tax system includes a separate tax, the alternative minimum tax, intended to ensure that taxpayers cannot completely eliminate all income taxes through the use of various special provisions of the Internal Revenue Code. The special treatment of incentive stock options generally does not apply for purposes of calculating whether participants owe any alternative minimum tax, however, so for that purpose a participant will have to report the difference between the value of the shares on the date that the option is exercised and the amount the participant paid for the shares as though it were taxable compensation income. As a result, and depending on a participant’s particular circumstances, a participant may have to pay an alternative minimum tax when exercising an incentive stock option even though the participant has no taxable income for regular income tax purposes because the participant does not sell the shares acquired as a result of the exercise until a subsequent year.

Exercise with Stock. Subject to the discussion above regarding the alternative minimum tax, in most cases a participant also will not have to report any taxable income on exercising an incentive stock option with shares already owned but there will be other consequences unique to exercising an option with shares, as follows:

•	For purposes of determining the amount of gain or loss on any later sale of those shares, the number of shares that the participant receives on exercise whose value equals the value of the shares delivered will have a basis equal to the basis of the shares delivered and a holding period which includes the length of time the participant held the shares delivered. The additional shares received will have basis equal to any cash paid to exercise the option.

•	However, for purposes of determining whether any later sale of any of the shares received is a “disqualifying disposition” (described in “Sale of Shares” immediately below), all of the shares received will be treated as newly acquired.

•	In addition, if a participant later sells less than all of the shares received when exercising the incentive stock option with shares, the participant will be considered to have first sold the shares with the lowest basis.

•	If the participant acquired the shares used to exercise the option by exercising another incentive stock option or through an employee stock purchase plan, and the holding periods required for favorable tax treatment are not met with respect to the shares used, those shares will be treated as sold in a disqualifying disposition for purposes of reporting compensation income (that is, the participant will not have any capital gain or loss on exchanging those shares, but may be required to report compensation income as if the participant sold the shares).

Sale of Shares. A participant may have to report taxable gain or loss when selling a share received on exercise of an incentive stock option. The amount of gain or loss will be measured by the difference between the amount the participant receives from selling that share and the participant’s basis in the share. Any such gain or loss will usually be capital gain or loss. Capital gains qualify to be taxed at long-term capital gains tax rates rather than the rates which apply to compensation income if the participant had held the share more than one year. However, if the participant has a gain when selling a share received on exercising an incentive stock option, some or all of that gain will be taxed as compensation income if the participant sells that share

•	within two years from the date that the participant received the option, or

•	within one year after the participant exercised the option.

A participant’s sale of shares within the above time periods is known as a disqualifying disposition. In the case of a disqualifying disposition, a participant will have to report as additional compensation income the portion of the gain that the participant otherwise would report on selling the share equal to the difference between the value of the share at the date that the participant exercised the option and the amount that the participant paid for the share on exercise. Note that the amount of the participant’s compensation income will not be limited to the gain on the sale, but instead will include all of the difference between value and amount paid, if the participant’s sale is the type of transaction where a loss, had the participant sustained one, would not be recognized for federal income tax purposes such as, for example, a sale to certain relatives. Any such compensation income is not subject to income and employment tax withholding, but will be reported by TriCo to the IRS.

Restricted Stock Awards.

Grant and Lapse of Restrictions. A participant receiving an award of stock that is subject to a substantial risk of forfeiture will not have to report any taxable income except as follows:

•	If the participant makes an “83(b) election” (described below), at the date that the participant receives the restricted stock award, the participant will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any. Value is determined without regard to the risk of forfeiture that applies to the award.

•	If the participant does not make an “83(b) election” (described below), at the date or dates the substantial risk of forfeiture which applies to the award expires, the participant will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any.

83(b) Elections. An 83(b) election is a special tax election that a participant can make to have any risk of forfeiture that otherwise applies to a restricted stock award disregarded for tax purposes. An 83(b) election has three effects. First, the participant will have to report compensation income, if any, at the time that the shares are received, rather than later as the risk of forfeiture expires. Second, the amount of the participant’s compensation income will be based on the value of the shares when the participant receives the shares (disregarding the risk of forfeiture) rather than based on the value as the risk of forfeiture expires. Third, the date that the participant is first treated as holding the shares for purposes of later determining whether the participant qualifies for the tax rates that apply to long-term capital gains or losses will be the date that the participant receives the award rather than the date or dates the risk of forfeiture which applies to the award expires. An 83(b) election must be made within 30 days of receiving a restricted stock award, and generally cannot be revoked once made.

Sale of Shares. A participant may have to report taxable gain or loss when selling shares received as a restricted stock award. The amount of gain or loss that the participant must report will be measured by the difference between the amount received on selling those shares and the participant’s basis in the shares. A participant’s basis in the shares is the amount that the participant paid for the shares, if any, plus the amount of compensation income the participant previously reported in connection with the restricted stock award. Any such gain or loss will be a capital gain or loss. Any such gain will qualify for long-term capital gains tax rates rather than the rates which apply to compensation income if the participant held the awarded shares more than one year after the date that the participant received the shares, assuming the participant makes an 83(b) election. If the participant does not make an 83(b) election, then the participant must have held the awarded shares more than one year after the date or dates the risk of forfeiture which applies to the award expires to qualify for long-term capital gains tax rates.

Forfeiture of Shares. If a participant should forfeit a restricted stock award, the participant will have to report taxable gain or loss based on the difference between the amount paid for the award and the amount received on forfeiture, if anything. That gain or loss will be an ordinary gain or loss if the participant did not make a Section 83(b) election and capital gain or loss if the participant did make a Section 83(b) election. Note that if the participant made an 83(b) election and the shares are subsequently forfeited, only the amount paid for the shares, and not any amount of compensation income recognized because of the Section 83(b) election, will be taken into account for purposes of determining the participant’s capital gain or loss.

Stock Appreciation Rights; Restricted Stock Unit Awards.

A participant will generally recognize taxable income on receipt of cash or other property pursuant to an award of stock appreciation rights or restricted stock units. The amount that the participant must report is the difference between the amount of cash or value of the shares received and the amount, if any, paid for any such shares. This income will be taxed to the participant just as any other income received as compensation for services.

Performance Awards.

Participants will generally recognize taxable income in connection with the grant and/or vesting of performance awards depending upon the form of the grant as described above (e.g., restricted stock award or restricted stock unit award).

Section 16 Officers and Directors.

For tax purposes, shares acquired upon exercise of an option or as a restricted stock award may be considered subject to a substantial risk of forfeiture if the sale of such shares at a profit could subject the seller to Section 16(b) liability. The existence of a substantial risk of forfeiture may change some of the tax consequences described above. In these circumstances, participants should consult their tax advisors regarding the tax consequences of an exercise of an option or receipt of an award of restricted stock.

Company Deductions; Tax Withholding.

Except as has been previously described, whenever a participant has to report compensation income in connection with an award, TriCo generally will be entitled to deduct the same amount in computing its taxable income and TriCo must withhold income and employment taxes based on that compensation income if paid to a participant as an employee. Participants are responsible for ensuring that adequate funds are available to TriCo for such withholding.

2001 Stock Option Plan

General. In 2001, TriCo adopted a 2001 stock option plan for key officers, employees, directors and consultants, as subsequently approved by shareholders, which provides that options to purchase an aggregate of 2,124,650 shares of TriCo’s common stock may be granted under the plan. With the adoption of the 2009 plan, TriCo decided that it would make no additional grants of options under the 2001 plan, even though there were 128,140 shares still available for grant under the 2001 plan. Vesting schedules are determined individually for each grant. The stock options that TriCo issued to TriCo’s executives were granted at exercise prices equal to the fair market value of TriCo stock on the date of grant. Aside from certain stock options granted to TriCo’s directors, which vest in their entirety on the first anniversary of the grant date, all stock options granted vest ratably over a five-year period beginning either on the grant date or the first anniversary of the grant date.

The 2001 plan authorized the issuance incentive stock options and non-qualified stock options. The plan imposes individual limitations on the amount of certain awards so that no single participant may generally receive options in any calendar year that relate to more than $1 million. Finally, options may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur, such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

The 2001 plan is administered by TriCo’s compensation and management succession committee, which is authorized to: (i) amend the terms and conditions of any option, including the vesting schedule, (ii) interpret the rules relating to the plan, and (iii) otherwise administer the plan. See “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control.”

Tax consequences to TriCo and to participants receiving options vary with the type of option. The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

Grants of Plan-Based Awards for 2013

The following table presents information concerning plan-based awards granted to each named executive in 2013:

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other option awards: number of securities		Exercise or base price of option	Grant date fair value of option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	underlying options (#)		awards ($/Sh)	award ($) (1)
Mr. Smith	5/9/2013	—	—	—	—	—	—	40,000	(2)	19.46	359,400
Mr. Smith	5/9/2013	—	—	—	—	—	—	4,000	(2)	19.46	36,640
Mr. Reddish	5/9/2013	—	—	—	—	—	—	11,000	(2)	19.46	99,990
Mr. O’Sullivan	5/9/2013	—	—	—	—	—	—	11,000	(2)	19.46	95,920
Mr. Carney	5/9/2013	—	—	—	—	—	—	11,000	(2)	19.46	99,110
Mr. Bailey	5/9/2013	—	—	—	—	—	—	11,000	(2)	19.46	100,760

(1)	Reflects the fair value of the option awards on the grant date determined in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of TriCo’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.
(2)	Reflects stock options granted under TriCo’s 2009 stock option plan which vest in five equal installments each year beginning on the first anniversary of the grant date.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table presents information for all stock option awards held by the named executives as of December 31, 2013. There are no stock awards outstanding for any of the named executives. All stock options vest in five equal installments each year beginning on the grant date unless indicated otherwise in the chart below.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date
Mr. Smith	51,520	—		—	17.38	2/17/2014
	4,000	—		—	17.40	5/4/2014
	4,000	—		—	20.58	5/24/2015
	4,000	—		—	25.91	5/23/2016
	45,000	—		—	24.46	8/22/2016
	4,000	—		—	22.54	5/22/2017
	45,000	—		—	22.54	5/22/2017
	2,000	—		—	15.40	5/20/2018
	12,000	—		—	15.40	5/20/2018
	4,000	—		—	17.54	5/25/2020
	36,600	24,400	(2)	—	17.54	5/25/2020
	4,000	—		—	14.54	12/20/2021
	20,000	30,000	(3)	—	14.54	12/20/2021
	8,000	32,000	(4)	—	15.34	5/22/2022
	—	40,000	(5)	—	19.46	5/9/2023
	—	4,000	(6)	—	19.46	5/9/2023
Mr. Reddish	25,000	—		—	17.38	2/17/2014
	10,000	—		—	19.35	2/22/2015
	19,100	—		—	22.54	5/22/2017
	8,500	—		—	15.40	5/20/2018
	15,000	10,000	(2)	—	17.54	5/25/2020
	12,000	18,000	(3)	—	14.54	12/20/2021
	4,000	16,000	(4)	—	15.34	5/22/2022
	—	11,000	(5)	—	19.46	5/9/2023
Mr. O’Sullivan	5,000	—		—	17.38	2/17/2014
	10,000	—		—	19.35	2/22/2015
	19,400	—		—	22.54	5/22/2017
	8,000	—		—	15.40	5/20/2018
	9,000	6,000	(2)	—	17.54	5/25/2020
	4,000	6,000	(3)	—	15.34	5/22/2022
	3,000	12,000	(4)	—	15.34	5/22/2022
	—	11,000	(5)	—	19.46	5/9/2023
Mr. Carney	20,000	—		—	17.38	2/17/2014
	7,500	—		—	19.35	2/22/2015
	10,450	—		—	22.54	5/22/2017
	4,000	—		—	15.40	5/20/2018
	12,000	8,000	(2)	—	17.54	5/25/2020
	12,000	18,000	(3)	—	14.54	12/20/2021
	4,000	16,000	(4)	—	15.34	5/22/2022
	—	11,000	(5)	—	19.46	5/9/2023

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date
Mr. Bailey	52,500	—		—	22.54	5/22/2017
	5,000	—		—	15.40	5/20/2018
	14,400	9,600	(2)	—	17.54	5/25/2020
	12,000	18,000	(3)	—	14.54	5/22/2022
	4,000	16,000	(4)	—	15.34	5/22/2022
	—	11,000	(5)	—	19.40	5/9/2023

(1)	The exercise price equals the market value on the grant date.
(2)	Vests in two equal installments each year beginning May 25, 2014.
(3)	Vests in three equal installments each year beginning December 20, 2014.
(4)	Vests in four equal installments each year beginning May 22, 2014.
(5)	Vests in five equal installments each year beginning May 9, 2014.
(6)	Vests on May 9, 2014.

Option Exercises for 2013

The following table presents information on stock options exercised by each of the named executives in 2013 and the aggregate dollar amount realized on exercise.

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)
Mr. Smith	104,000	838,728
Mr. Reddish	40,000	279,179
Mr. O’Sullivan	—	—
Mr. Carney	10,765	86,820
Mr. Bailey	—	—

(1)	The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise and the exercise price of the option.

Pension Benefits

Effective January 1, 2004, TriCo adopted a supplemental executive retirement plan to provide supplemental retirement benefits to TriCo’s key employees. This plan replaced a supplemental retirement plan for executives that TriCo originally adopted in 1987, and any benefits accrued by an executive as of December 31, 2003 under the earlier plan will now be paid under terms of the 2004 plan. TriCo selects the key employees who will participate in this plan. The plan is nonqualified, unsecured and unfunded. The plan was amended and restated effective January 1, 2009 to incorporate changes required by Internal Revenue Code 409A, and to add a new provision for anyone who is designated as a participant on or after January 1, 2009.

For participants under the 2004 plan as of December 31, 2008, commencing on the first day of the month coinciding or following the participant’s normal retirement date, the bank is obligated to pay to the participant a monthly cash benefit equal to the target retirement percentage (ranges from 0 to 70 percent depending on years of credited service) multiplied by the participant’s final average compensation (defined as the 36 full consecutive months of employment during which the participant’s compensation is the highest divided by 36) less the sum of the participant’s monthly estimated primary Social Security benefit and the participant’s ESOP offset. For participants who enter the 2004 Plan on or after January 1, 2009, commencing on the first day of the month following a participant’s normal retirement date the bank is obligated to pay to the participant a monthly retirement cash benefit equal to the target retirement percentage (ranges from 0 to 45 percent depending on years of credited service) multiplied by the participant’s final average compensation for the remainder of the participant’s life.

For purposes of this plan, “normal retirement date” means the date on which the participant terminates employment if such termination occurs on or after the participant’s attainment of age 62. “Early retirement date” means the date on which a participant terminates employment if such termination occurs on or after such participant’s attainment of age 55 and completion of 15 years of credited service, but prior to normal retirement date. If the participant receives a supplemental retirement benefit under this plan before the normal retirement date, the monthly cash benefit shall be reduced by 0.5 percent per month for each month by which the benefit commencement date precedes the participant’s age 62, and in no case shall the commencement of benefits precede the participant’s 55th birthday.

The following table presents certain information concerning the benefits of the named executives under TriCo’s supplemental executive retirement plan:

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($) (1)	Payments during 2013 ($)
Mr. Smith	Supplemental Executive Retirement Plan	20	3,406,582	—
Mr. Reddish	Supplemental Executive Retirement Plan	19	1,394,795	—
Mr. O’Sullivan	Supplemental Executive Retirement Plan	28	753,410	—
Mr. Carney	Supplemental Executive Retirement Plan	16	1,130,960	—
Mr. Bailey	Supplemental Executive Retirement Plan	6	241,456	—

(1)	The value as of December 31, 2013, is determined using assumptions consistent with those used in note 25 of TriCo’s audited financial statements included in TriCo’s annual report on Form 10-K for the year ended December 31, 2013.

Nonqualified Deferred Compensation

TriCo’s 2005 deferred compensation plan provides participating executives with the opportunity to defer all or part of their salaries and bonuses until retirement, termination from employment or death. An executive can defer up to a lifetime maximum of $1.5 million for all deferrals under this plan and TriCo’s predecessor plan which permitted deferrals from 1987 until 2004. An executive who elects to defer his compensation for any year must defer a minimum of $200 per month. The plan permits TriCo to make discretionary contributions to an executive’s account. Each year since the plan’s inception, TriCo has credited to each executive’s account a contribution based on TriCo’s contributions made for him under TriCo’s ESOP for that year. This plan is nonqualified, unsecured and unfunded.

Monthly interest is credited to an executive’s account at the rate of 1% higher than the monthly equivalent of the annual yield of the Moody’s corporate bond yield index for the preceding month. From the time that his employment with TriCo ends until his benefit is paid, an executive’s account under the plan is credited with interest each month at the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month.

Executives are immediately 100% vested in their own contributions and in TriCo’s reoccurring contributions credited to their account. TriCo determines the vesting rate for any discretionary contributions credited to an executive’s account as well as for the interest related to these contributions. If an executive is terminated for cause, TriCo’s compensation and management succession committee can decide whether the interest credited to the executive’s account with respect to his deferrals, TriCo’s discretionary contributions and TriCo’s reoccurring contributions are forfeited. The distribution of an executive’s plan benefit in the event of a change of control or other termination is described at See “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control.”

Any deferrals made by an executive, TriCo’s discretionary contributions, TriCo’s reoccurring contributions credited to his account prior to January 1, 2005, and the related interest, are governed by a predecessor deferred compensation plan for executives that TriCo adopted in 1987. An executive’s account under the 1987 plan is credited with interest each month at a rate that is 3% higher than the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month, but otherwise the 1987 plan is similar to the 2005 plan in most respects.

The following table presents information concerning nonqualified deferred compensation under both plans for each of the named executives:

Name	Executive contributions in 2013 ($) (1)	TriCo contributions in 2013 ($)	Aggregate earnings in 2013 ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 2013 year end ($)
Mr. Smith	—	—	19,533	—	311,739
Mr. Reddish	—	—	—	—	—
Mr. O’Sullivan	246,206	—	59,578	—	986,306
Mr. Carney	5,247	227	18,514	—	284,261
Mr. Bailey	—	—	—	—	—

(1)	These amounts were included as salary paid to such officer in the summary compensation table on page 133
(2)	The following amounts were included in the summary compensation table on page 133 as above-market rates earned under TriCo’s executive nonqualified deferred compensation plan: Mr. Smith, $9,135; Mr. O’Sullivan, $31,805; and Mr. Carney, $9,158.

CEO Employment Agreement

In March, 2013, TriCo entered into an employment agreement with Richard Smith, TriCo’s president and chief executive officer, which provided Mr. Smith with a base annual salary of $508,165 for 2013 with future increases as determined by the compensation and management succession committee. Mr. Smith is also eligible to receive an annual incentive bonus under the CEO Incentive Plan and stock options and other awards under TriCo’s 2009 stock option plan. Mr. Smith’s employment agreement also provides that Mr. Smith is entitled to 20 paid vacation days annually and a car allowance of $1,000 per month or use of an automobile owned or leased by TriCo, membership in a country club and reimbursement of other reasonable out-of-pocket expenses incurred in the performance of his duties. Mr. Smith is also eligible to participate in TriCo’s 401(k) savings plan, TriCo’s employee stock ownership plan, TriCo’s executive deferred compensation plan and TriCo’s supplemental executive retirement plan. Finally, Mr. Smith and his dependents receive disability, health, dental or other insurance plans available to all of TriCo’s employees.

The term of Mr. Smith’s employment agreement ends in April 2014, but the agreement automatically extends for an additional year term each year unless one party notifies the other party to the contrary 90 days prior to the renewal date. If Mr. Smith is terminated without cause and not in connection with a change of control, then TriCo will pay to Mr. Smith all amounts earned or accrued as salary and a prorated amount of Mr. Smith’s minimum guaranteed annual bonus through the date of termination. In addition, TriCo would pay Mr. Smith the amount of his salary that would be payable if his employment had not been terminated until the end of the then-current term. If Mr. Smith’s employment is terminated in various circumstances as described under “Compensation of Named Executive Officers - Potential Payments Upon Termination or Change of Control,” then Mr. Smith would be entitled to receive the potential benefits described in that section.

Potential Payments Upon Termination or Change of Control

Change of Control Agreements. Each named executive has entered into an agreement with TriCo that provides him with benefits if TriCo experiences a change of control. If a change of control occurs and the executive’s employment is terminated other than for “cause” or the executive terminates his employment after a substantial and material negative change in his title, compensation or responsibilities within one year after such change of control, then the executive is entitled to receive a severance payment equal to twice the combined amount of his annual salary in effect at the time plus his most recent annual bonus, paid in 24 equal monthly installments; provided that the present value of those payments shall not be more than 299% of executive’s compensation as defined by section 280G of the Internal Revenue Code (“Section 280G”). The effect of this provision is that deductions for payments made under these agreements will not be disallowed due to Section 280G. All of TriCo’s executives’ change of control agreements are currently scheduled to expire in 2013, except for Mr. Smith’s agreement which renews with his employment agreement each year. However, each agreement will automatically renew for an additional one-year period unless terminated by either party 90 days prior to such anniversary date. In exchange for receiving the benefits under the agreement, each executive has agreed to keep confidential all of TriCo’s trade secrets.

A “change of control” as defined in Mr. Smith’s employment agreement generally occurs in connection with:

•	a person or group becoming the owner of 20% or more of TriCo’s outstanding common stock,

•	a person or group acquiring assets of TriCo having a value equal to one third or more of all of TriCo’s assets,

•	a person or group acquiring 50% or more of the total ownership of TriCo, based on either fair market value or voting power,

•	a replacement of at least a majority of TriCo’s directors.

A “change of control” as defined in TriCo’s executives’ change of control agreements (other than Mr. Smith’s employment agreement”) generally occurs in connection with:

•	a person becoming the beneficial owner of 40% or more of TriCo’s outstanding common stock,

•	the purchase of TriCo’s common stock pursuant to a tender or exchange offer,

•	our shareholders’ approval of the merger of TriCo where TriCo is not the surviving corporation, the sale of all of TriCo’s assets or TriCo’s dissolution, or

•	a replacement of at least a majority of TriCo’s directors.

For “cause” as defined in these agreements means:

•	an employee’s dishonesty, disloyalty, willful misconduct, dereliction of duty or conviction of a felony or other crime the subject matter of which is related to his duties for TriCo,

•	an employee’s commission of an act of fraud or bad faith upon TriCo,

•	an employee’s willful misappropriation of any funds or property of TriCo, or

•	an employee’s willful continued and unreasonable failure to perform his duties or obligations.

Upon termination of an executive’s employment or service, a participant will generally have 90 days following termination of employment or service to exercise any vested options. All options which are not exercised prior to 90 days after the date the executive ceases to serve as an employee of TriCo shall be forfeited. If an executive is terminated for cause, all right to exercise his vested options terminates on the date of the executive’s termination.

Nonqualified Deferred Compensation Plans. An executive’s plan benefit is generally payable upon his retirement, separation from employment or death. However, if an executive is terminated for cause, TriCo’s compensation and management succession committee can determine in its discretion whether the interest credited to the executive’s account with respect to his deferrals and any contributions made by TriCo are forfeited. For “cause” as defined in this plan is generally the same as an “involuntary termination” under TriCo’s supplemental executive retirement plan described below. An executive can also elect in advance to receive a distribution of his plan benefit in the event of a change of control. A “change of control” as defined under TriCo’s 2005 deferred compensation plan generally means:

•	the acquisition of more than 50% of TriCo’s outstanding stock,

•	the acquisition in 12 months or less of at least 35% of TriCo’s stock,

•	the replacement in 12 months or less of a majority of TriCo’s directors, or

•	the acquisition in 12 months or less of at least 40% of TriCo’s assets.

In addition to any advance election to receive his benefit in the event of a change of control, the executive can make an advance election as to the time and form for his benefit distribution after his separation from employment. In all cases, other than a distribution to satisfy his severe financial hardship, the executive may elect to receive his benefit payments in a lump sum or in annual installments over 5, 10 or 15 years. An executive’s distribution election can be changed in advance of his retirement or other separation in accordance with Section 409A of the Internal Revenue Code. All distributions under the plan are subject to Section 409A of the Internal Revenue Code including, for example, the rule that an employee who is a “specified employee” may not receive a distribution of his benefit until at least 6 months following his separation.

Supplemental Executive Retirement Plans. Under TriCo’s 2004 supplemental executive retirement plan, if, following a change of control, a participant retires after age 55, is terminated without cause or voluntarily terminates within 24 months, he is entitled to a supplemental retirement benefit. The monthly lifetime benefit is determined by a formula based on the executive’s highest average compensation, including salary and bonus, for 36 of the last 60 months of his employment and his years of service when he ceases employment. The executive is entitled to a supplemental retirement benefit under the plan without regard to the minimum number of years of service that would be required if his retirement or termination had occurred before the change of control. An executive’s benefit is reduced by the sum of his ESOP and social security benefits. In general, his monthly benefit payments begin on the first day of the month after his retirement or other termination from employment following a change of control without any reduction for payment of this benefit prior to age 62, as would be the case if he had retired or terminated before a change of control. See “Pension Benefits” for a description of benefits payable not in connection with a change of control. A “change of control” as defined under this plan is generally the same as under TriCo’s executive change of control agreements. An involuntary termination with cause as defined in this plan generally means a termination due to:

•	gross negligence or gross neglect,

•	commission of a felony, misdemeanor or any other act involving moral turpitude, fraud or dishonesty which has a material adverse impact on TriCo,

•	willful and intentional disclosure, without authority, of any secret or confidential information that has a material adverse impact on TriCo, or

•	willful and intentional violation of the rules of any regulatory agency that has a material adverse impact on TriCo.

Joint Beneficiary Agreements. In 2003 TriCo entered into joint beneficiary agreements with each of TriCo’s executives named in the Summary Compensation Table other than Mr. Bailey. Under these agreements, Tri Counties Bank purchased a life insurance policy on the executive’s life and the executive may designate beneficiaries to receive his share of the death proceeds, if any. The value of the benefits that would be received by the executive’s beneficiaries depends on the executive’s age at the time of death, whether the executive was eligible for benefits under TriCo’s supplemental executive retirement plan, and the cash value of the plan compared to the benefits payable on death.

Summary. The amounts listed in the following table are estimated maximum amounts that would have been payable to TriCo’s executives upon termination of employment in certain circumstances if payment had occurred on December 31, 2013. The actual amounts payable can only be determined when an executive is terminated from TriCo and can be more or less than the amounts shown below, depending on the facts and circumstances actually prevailing at the time of the executive’s termination of employment. TriCo’s compensation and management succession committee may in its discretion revise, amend or add to the benefits if it deems advisable. Thus, the actual amounts payable in certain circumstances could be significantly greater or less than the estimated amounts shown in the table below.

Name	Benefit	Involuntary termination for cause ($)	Involuntary termination not for cause ($)	Retirement or voluntary resignation ($)	Death ($)	Disability ($)	After change in control, involuntary or good reason termination ($)
Mr. Smith	Severance pay(1)	0	338,777	0	0	0	1,016,332
	Option vesting acceleration(2)	0	0	0	0	0	1,488,152
	Supplemental executive retirement plans(3)	0	3,406,582	3,406,582	0	3,406,582	3,406,582
	Deferred compensation plan(4)	156,000	311,739	311,739	311,739	311,739	311,739
	Joint beneficiary agreement(5)	0	0	0	5,291,750	0	0

	Total	156,000	4,057,098	3,718,321	5,603,489	3,718,321	6,222,805

Mr. Reddish	Severance pay(1)	0	0	0	0	0	621,592
	Option vesting acceleration(2)	0	0	0	0	0	663,730
	Supplemental executive retirement plans(3)	0	1,394,795	1,394,795	0	1,394,795	1,394,795
	Deferred compensation plan(4)	0	0	0	0	0	0
	Joint beneficiary agreement(5)	0	0	0	1,813,387	0	0

	Total	0	1,394,795	1,394,795	1,813,387	1,394,795	2,680,117

Mr. O’Sullivan	Severance pay(1)	0	0	0	0	0	506,490
	Option vesting acceleration(2)	0	0	0	0	0	402,330
	Supplemental executive retirement plans(3)	0	753,410	753,410	0	753,410	753,410
	Deferred compensation plan(4)	509,672	986,306	986,306	986,306	986,306	986,306
	Joint beneficiary agreement(5)	0	0	0	1,648,698	0	0

	Total	509,672	1,739,716	1,739,716	2,635,004	1,739,716	2,648,536

Name	Benefit	Involuntary termination for cause ($)	Involuntary termination not for cause ($)	Retirement or voluntary resignation ($)	Death ($)	Disability ($)	After change in control, involuntary or good reason termination ($)
Mr. Carney	Severance pay(1)	0	0	0	0	0	528,524
	Option vesting acceleration(2)	0	0	0	0	0	598,750
	Supplemental executive retirement plans(3)	0	1,130,960	1,130,960	0	1,130,960	1,130,960
	Deferred compensation plan(4)	135,953	284,261	284,261	284,261	284,261	284,261
	Joint beneficiary agreement(5)	0	0	0	1,561,790	0	0

	Total	135,953	1,415,221	1,415,221	1,846,051	1,415,221	2,542,495

Mr. Bailey	Severance pay(1)	0	0	0	0	0	518,372
	Option vesting acceleration(2)	0	0	0	0	0	659,398
	Supplemental executive retirement plans(3)	0	96,582	0	0	241,456	241,456
	Deferred compensation plan(4)	0	0	0	0	0	0
	Joint beneficiary agreement(5)	0	0	0	0	0	0

	Total	0	96,582	0	0	241,456	1,419,226

(1)	Payment based on annual salary as of December 31, 2013.
(2)	The value of accelerated stock option amounts represents the number of shares issuable upon the exercise of stock options for which vesting is accelerated multiplied by the difference between the market value on December 31, 2013, and the option exercise price. The closing price of TriCo’s common stock on December 31, 2013, was $28.37 per share. Stock option vesting is accelerated following a change of control regardless of an executive’s termination of employment.
(3)	Represents an estimate of the present value of the accumulated benefit obligation under TriCo’s supplemental executive retirement plans as of December 31, 2013, as adjusted to reflect the effect of vesting considerations in the termination situations indicated.
(4)	The value of the benefits under TriCo’s deferred compensation plans assumed that the executive received a lump sum payment. Participants are fully vested in amounts deferred and interest earned on such deferrals. In calculating the value of deferred compensation plans in the event of involuntary termination for cause, assumes that TriCo’s compensation and management succession committee determined that the executive forfeited interest on his deferrals and any contributions made by TriCo.
(5)	Represents the lesser of the difference between death benefit and the cash value of the executive’s life insurance policies and the amount specified in the joint beneficiary agreement.

Regardless of the manner in which an executive’s employment terminates, he is also generally entitled to receive amounts earned during his term of employment. Such amounts include:

•	salary earned,

•	annual incentive bonus compensation earned,

•	gain on exercise of vested stock options granted pursuant to TriCo’s stock option plan,

•	amounts contributed under TriCo’s 401(k) savings plan and TriCo’s ESOP, and

•	unused vacation pay.

Securities Authorized For Issuance Under Equity Compensation Plans

The information in the following table is provided as of the end of the fiscal year ended December 31, 2013 with respect to compensation plans (including individual compensation arrangements) under which equity securities are issuable:

Plan category	(a) No. of securities to be issued upon exercise of outstanding option, warrants and rights	(b) Weighted average exercise price of outstanding option, warrants and rights	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securities holders(1)	1,246,370	18.04	937,500
Equity compensation plans not approved by security holders	—	—	—
Total	1,246,370	18.04	937,500

(1)	Includes the 2001 stock option plan and the 2009 equity incentive plan. The board of directors elected to freeze and make no further grants under the 2001 stock plan effective upon shareholder approval of the 2009 equity incentive plan. Accordingly, column (c) includes only shares issuable under the 2009 equity incentive plan.

Analysis of Employee Compensation Plan Risks

The compensation committee reviewed each employee incentive compensation plan to determine whether the plan includes features that would encourage the manipulation of TriCo’s reported earnings to enhance the compensation of any employee, and how compensation policies may be used to mitigate risks. In addition to the incentive plans in which the named executive officers participate, TriCo has established incentive plans for certain bank employees that reward performance based on product referrals, business development and profitability as well as long-term incentive awards including stock options and restricted stock awards. The compensation committee limited its review to these plans, which are the only plans under which the amount payable is based, directly or indirectly, on TriCo’s reported earnings.

The compensation committee believes that the features of these incentive compensation plans, either alone or combined with the systems of controls in place, do not encourage unnecessary or excessive risk and do not encourage the manipulation of reported earnings to enhance the compensation of any employee.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

TriCo’s executive compensation program is designed to support TriCo’s mission to:

•	Improve the financial success and well-being of TriCo’s shareholders, customers, communities and employees;

•	Provide opportunities for TriCo’s people to achieve unparalleled personal and professional success; and

•	Enable TriCo’s shareholders to achieve the exceptional rewards of ownership.

You should read this section of the joint proxy statement/prospectus in conjunction with the advisory vote that TriCo is conducting on the compensation of TriCo’s named executive officers (see Advisory (Non-binding) Vote to Approve Executive Compensation on page 166). This Compensation Discussion and Analysis contains information that is relevant to your voting decision.

The Compensation Discussion and Analysis is organized into three sections:

Section 1-Executive Summary
Section 2-Performance and Pay
Section 3- Compensation Process and Decisions

Section 1—Executive Summary

Our Response to Say on Pay Vote:

The compensation and management succession committee (the “Committee”) continues to monitor and address the concerns of TriCo’s major shareholders and proxy advisors. In 2013, TriCo was pleased that over 93% of the votes cast were in support of TriCo’s “Say on Pay” proposal. TriCo’s board of directors, the Committee, and TriCo’s executive team continues to review TriCo’s executive compensation practice and look for opportunities to improve and strengthen its pay for performance objective and alignment with shareholders. In the past year TriCo took the following steps:

a.	The Committee reengaged Radford, an Aon Hewitt Company (“Radford”), a leading human resources consulting firm, to perform a review of TriCo’s executive compensation program and make recommendations for enhancements. The Committee’s decision to engage Radford was made by the Committee and was not made or recommended by management.

b.	TriCo reviewed Institutional Shareholder Services (“ISS”) and Glass Lewis analysis to further understand any ongoing or new concerns about TriCo’s compensation program.

c.	TriCo reviewed alternative equity vehicles and mixes including the use restricted stock and performance based metrics. As a result of this review, TriCo is shifting from 100% stock options to 50% time-based RSUs and 50% performance-based RSUs (or PSUs) for its 2014 equity grant to the CEO and direct reports. The PSU design is discussed further under the Equity Compensation section in the Compensation Discussion and Analysis. The Committee felt the 50/50% split was a reasonable first year approach, but intends to revisit the weighting before the 2015 grant. In no event, will the performance weighting be less than 50%.

d.	TriCo implemented a stock ownership policy in 2012 requiring that TriCo’s chief executive officer, executive vice presidents, and board of directors acquire and maintain minimum positions in company stock. This policy is reviewed annually to ensure all covered individuals are in compliance, and that the requirements are robust. While there were no changes made to the policy at this time, the Committee in approving the shift to RSUs and PSUs intends to revisit the ownership requirements, and potentially strengthen them to promote long-term retention of the shares post-vesting / performance.

e.	TriCo continued to evaluate additional policies that can further bolster or enhance TriCo’s commitment to true pay-for-performance.

Financial Highlights:

In 2013, TriCo accomplished the following:

•	Net income of $1.69 per diluted share, an increase of 43% from $1.18 in 2012.

•	Net interest income (FTE) for the year ended December 31, 2013 was $101,864,000, an increase of $492,000 or 0.5% compared to the year ended December 31, 2012.

•	Provision for loan losses declined from $9,423,000 in 2012 to $(715,000) in 2013.

•	Paid $0.42 per share in cash dividends in 2013, up 16.7% from the $0.36 paid in 2012.

•	On January 21, 2014, TriCo announced that it had entered into an Agreement and Plan of Merger and Reorganization under which it would acquire North Valley Bancorp.

Other Highlights:

In 2013, TriCo:

•	Opened its new “campus building” which houses its technology, operations, customer support, and training departments. TriCo now has a facility that provides an environment for collaboration, learning, communication and coordination with core departments that support our growing branch network.

•	There are now 63 Tri Counties Bank branch locations and North Valley Bank currently has 22 branch locations.

•	TriCo established new customer service programs that allow us to track and respond to our customer’s comments and concerns

•	TriCo continued to implement numerous changes in order to comply with requirements under the “Dodd Frank Act”.

•	TriCo continued to support programs for needed community initiatives and schools in TriCo’s service area.

Summary of Compensation Decisions:

•	Base salary for Mr. Smith was increased 5.3% for 2014 based on his performance in 2013.

•	Merit increases for the other named executive officers increased 0-2.5% for 2013.

•	TriCo exceeded the requirements for a 100% payout of the financial component of the 2013 annual incentive plans; however, the Committee utilized its discretion to limit the payout to no more than target.

•	Mr. Smith received a bonus of 31.5% (target is 50%) of base salary and bonuses to named executive officers ranged from 19.5% to 30% of base salary.

•	TriCo reviewed alternative equity vehicles and mixes including the use of restricted stock and performance based metrics. As a result of this review, TriCo is shifting from 100% stock options to 50% time-based RSUs and 50% performance-based RSUs (or PSUs) for its 2014 equity grant to the CEO and direct reports. The PSU design is discussed further under the Equity Compensation section in the Compensation Discussion and Analysis. The Committee felt the 50/50% split was a reasonable first year approach, but intends to revisit the weighting before the 2015 grant. In no event, will the performance weighting be less than 50%.

•	The Committee reviewed the stock ownership guidelines that were implemented in 2012 for the CEO, executive vice presidents, and the board of directors. All individuals covered are in compliance with the Policy. No changes were made at this time, but the Committee in approving the shift to RSUs and PSUs intends to revisit the ownership requirements, and potentially strengthen them to promote long-term retention of the shares post-vesting / performance.

Section 2—Performance and Pay

TriCo has long maintained a strong pay-for-performance philosophy that links executive compensation to achievement of the operating and financial goals set by the board of directors. TriCo anticipates that growth in net earnings per share and a continued focus on maintaining a strong balance sheet will be positively reflected in TriCo’s stock price.

In 2013, TriCo achieved the following results, compared with prior periods:

Financial Metric	12/31/13	12/31/12	12/31/11
Net income per diluted share	$1.69	$1.18	$1.16
Non-performing assets to total assets ratio	2.30%	3.07%	3.99%
Loans, net of allowance at FYE (000’s)	$1,633,762	$1,522,175	$1,505,118
Deposits at FYE (000’s)	$2,410,483	$2,289,702	$2,190,536
Dividends declared per share	$0.44	$0.36	$0.36
Total risk based capital ratio	14.8%	14.5%	13.9%

The following graph shows TriCo’s total shareholder return compared with the KRX total return index over the past five years. The KRX is a regional bank stock index compiled by Keefe Bruyette and Woods, a global investment bank focused on the financial services sector. The index is comprised of 50 regional bank stocks maintained by Keefe, Bruyette & Woods, Inc.

As the chart indicates, the return to investors is up over the past five years (growth primarily during 2013). TriCo is just slightly behind KRX Index during this time. Further, TriCo made compensation decisions that reflect a pay-for-performance commitment during this period. Prior to 2012, no bonuses were paid to TriCo’s chief executive officer for the last four out of five years and the last three out of five years for the executive team. Since that time, TriCo has paid bonuses to the CEO and named executive officers, but has exhibited some discretion in limiting the amount that would have otherwise been paid due to continued uncertainty and a challenging banking environment. Furthermore, the Committee maintained its commitment to stock options over the years since it required positive TSR in excess of the dividend yield in order for the executives to have any value gained.

New for 2014, the Committee is shifting the equity grant strategy for the CEO and named executive officers to a 50% / 50% mix of time-based restricted stock units (“RSU”) and performance-based restricted stock units (“PSU”). The RSUs will vest annually over four years. The PSUs will be measured based on relative total shareholder return (“TSR”) for TriCo against the KBW Regional Banking Index over a three-year performance period. The actual number of shares earned can range from 0% to 150% of the target number granted.

Section 3—Compensation Process and Decisions

Compensation Philosophy

TriCo’s executive compensation program is designed to maximize shareholder value by aligning compensation with TriCo’s performance and to attract, retain, motivate and reward a highly qualified executive management team. The Committee believes that these objectives can best be met by linking compensation to the achievement of both individual and corporate performance.

The underlying philosophy behind TriCo’s compensation program is very straightforward: TriCo pays competitive salaries and rewards executives for enhancement of shareholder value and sustained individual superior performance. Consistent with this philosophy is TriCo’s commitment to offer fair pay based on the respective roles of TriCo’s executives, the market value of their jobs and the opportunity to earn additional cash and non-cash compensation when they provide superior performance.

Role of the Compensation and Management Succession Committee

The Committee has the primary authority to determine TriCo’s compensation philosophy and to establish compensation for Richard P. Smith, TriCo’s chief executive officer, and TriCo’s other executive officers. Each component of compensation for TriCo’s executives is generally administered under the direction of TriCo’s Committee and is reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described below. In determining each level of compensation and the total compensation package, the Committee reviews a variety of sources to determine and set compensation. Mr. Smith aids the Committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. The Committee can exercise its discretion in modifying any recommended adjustments or awards to the executives. Each executive also participates in an annual performance review with Mr. Smith to provide input about his contributions to TriCo’s success for the period being assessed.

While the Committee does not set compensation at specific percentage levels compared to the market, the Committee does seek to provide salary, incentive compensation opportunities and employee benefits that fall within the average practice of TriCo’s competitors. The Committee periodically, and as warranted, considers compensation levels of executives with similar qualifications and experience at banks of similar size. In 2013 the Committee retained Radford to assist in identifying a peer group of competitive banks as a baseline comparator to which TriCo would refer when establishing executive compensation on a go forward basis. The Committee has developed a compensation peer group consisting of 20 publicly traded bank holding companies which the Committee believed were similar to TriCo in terms of market place, total assets, net income, market capitalization and shareholder return. The companies were Columbia Banking System, PacWest Bancorp, CVB

Financial Corp., BBCN Bancorp, National Bank Holdings, Westamerica Bancorp, Banner Corp., Banc of California, HomeStreet, Hanmi Financial, Wilshire Bancorp, CoBiz Financial, Farmers & Merchants Bancorp, Guaranty Bancorp, Preferred Bank, Heritage Financial Corp., Bank of Marin Bancorp, Bridge Capital Holdings, and Pacific Continental Corp.

Surveys prepared by management are also used periodically to ensure that TriCo is maintaining its labor market competitiveness. These surveys compare TriCo’s compensation programs to the compensation programs of similarly-sized bank holding companies located in California.

Compensation Program Components

The compensation program for TriCo’s executives consists of three fundamental components:

•	base salary,

•	annual performance-based incentive compensation consisting of a cash bonus, and

•	long-term incentive compensation composed of equity-based awards intended to reward executives for the enhancement of shareholder value and promote retention.

This program enables TriCo to tie executive compensation to TriCo’s performance, reward individual performance and attract and retain a highly-qualified executive management team. As a result, the Committee believes that this program best serves the interests of TriCo and TriCo’s shareholders. The particular elements of TriCo’s compensation programs are set forth below. Each executive’s current and prior compensation is considered in setting future compensation.

A percentage of total compensation is allocated to incentives as a result of TriCo’s philosophy. TriCo has no pre-established policy or target for the allocation between either cash and non-cash, or short- and long-term, incentive compensation. Based on the summary compensation table on page 133, compensation for the named executive officers in 2013 and 2012 was allocated as follows (excluding the change in pension value and nonqualified deferred compensation earnings):

	Mix of Total Compensation
	2013	2012
Base salaries	53.0%	53.8%
Short-term incentives (annual incentive bonuses)	15.1%	12.6%
Long-term incentives (stock options)	26.5%	27.3%
Benefits	5.4%	6.3%

	100.0%	100.0%

Base Salaries

The Committee reviews base salaries annually to align them with market and industry levels as appropriate and after taking into account TriCo’s general financial performance and the executive’s responsibilities, experience and future potential. The Committee seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other peer company banks and bank holding companies with an emphasis placed on those located in California. Specific criteria considered in Mr. Smith’s 2013 performance were the bank’s performance to budget, asset growth, loan quality, loan growth, deposit pricing, net interest margin, capital management, bank compliance with rules, regulations, and bank safety and soundness. In addition, the Committee considered other meaningful bank objectives including the full integration of Citizen’s Bank of Northern California, and the recently announced acquisition of North Valley Bancorp. As a result of the Committee’s performance evaluation Mr. Smith’s salary was increased 5.3% from $508,166 in 2013 to $535,000 for 2014. Mr. Smith did not receive a salary adjustment in 2009, 2010 or 2011. He received 3% in 2012 and 2% in 2013.

Based upon guidance provided by Radford and additional information captured through a variety of sources including Towers Watson, California Bankers Association and Mercer Human Resources Consulting regarding market ranges for salaries of equivalent positions at peer group companies, TriCo believes that TriCo compensates TriCo’s executives equitably when compared to competitive companies in that peer group.

Annual Incentive Bonuses

It is the Committee’s objective to have a substantial portion of each executive’s compensation contingent upon TriCo’s performance as well as upon the executive’s own level of performance and contribution toward TriCo’s performance. TriCo utilizes annual cash bonuses to align executive compensation with TriCo’s business objectives and TriCo’s performance. Placing an emphasis on incentive compensation is consistent with TriCo’s philosophy of rewarding executives for TriCo’s performance.

CEO Incentive Plan.

Under TriCo’s CEO Incentive Plan approved in May 2010, Mr. Smith was eligible to receive an annual incentive bonus if certain budgeted corporate goals were achieved. The goals included measurements for performance to budget, asset growth, loan quality, loan growth, deposit pricing, net interest margin, capital management, bank compliance with rules, regulations, and bank safety and soundness. The potential incentive bonus for Mr. Smith’s performance in 2013 ranged from 0% to 100% of his base salary. If TriCo achieved less than 90% of its budgeted corporate goals, Mr. Smith would not be eligible for a bonus. If TriCo achieved substantially all of the following corporate goals, Mr. Smith would be eligible for a bonus of up to 50% of his annual salary. If TriCo achieved 120% or more of these budgeted corporate goals, Mr. Smith would be eligible for a bonus of up to 100% of his annual salary. The Committee retained discretion regarding the determinations as to whether TriCo reached these goals. In 2013, TriCo’s net income increased to $1.69 per diluted share, a 43% increase over 2012; loans and leases grew $111 million or 7%, provisions for loan losses decreased entirely from $9,423,000 to ($707,000), and net charge-offs declined by 71%. In March 2014, the Committee determined that TriCo had achieved substantially all of the corporate goals, allowing for a payout of the target 50% of annual salary, and that a payout was warranted; however, the Committee utilized its discretion to hold back a portion of Mr. Smith’s bonus and awarded him an incentive bonus for 2013 of $160,000, or 31.5% of his annual salary.

For 2014 performance, the Committee has determined that Mr. Smith’s potential incentive bonus will range from 0% to 100% with a target of 50% of his base salary depending on TriCo’s achievement of budgeted corporate performance goals, integration of North Valley Bancorp, personal leadership traits and other items such as results of examinations and audits. The following table shows the historical target and actual payout percentages:

	2008	2009	2010	2011	2012	2013
Target %	65%	65%	50%	50%	50%	50%
Company Performance	<90%	<90%	<90%	>90%	>90%	>100%
Actual %	0%	0%	0%	30%	30%	31.5%

Other Executives. The Committee may provide incentive compensation to TriCo’s other executives in the form of an annual cash bonus. For 2013, the Committee determined that the incentive bonus compensation for TriCo’s other named executive officers would be based on the achievement of a combination of goals and targets that take into account both TriCo’s performance and that of the executives individually. Although the achievement of certain financial objectives as measured by TriCo’s earnings was considered in determining incentive bonus compensation, other subjective and less quantifiable criteria were also considered. In March of 2014, the Committee considered TriCo’s 2013 financial performance and the specific achievements of TriCo’s executives that are expected to affect TriCo’s future earnings and performance or that had an identifiable impact on the prior year’s results and based primarily on TriCo’s 2013 financial performance and with consideration of the continued uncertainty in the market, the Committee determined that bonuses would be awarded to other named executive officers for their performances in 2013. The Committee paid bonuses ranging from 19.5% to 30% of annual salary to the named executive officers based upon their individual and company performance metrics.

Equity Compensation

The Committee provides long-term incentive compensation to TriCo’s executive officers through the grant of stock options under TriCo’s equity incentive plans. In accordance with TriCo’s philosophy, the use of equity compensation is intended to provide incentives to TriCo’s executive officers to work toward the long-term growth of TriCo by providing them with an award that will increase in value only to the extent that the value of TriCo’s common stock increases. Since the value awards under TriCo’s equity incentive plan bears a direct relationship to TriCo’s stock price, the Committee believes it is an effective long-term incentive to create value for shareholders and appropriately align the interests of TriCo’s executives with the interest of TriCo’s shareholders. The grant of equity awards also serves as a long-term retention incentive for TriCo’s executives because equity awards are generally subject to vesting schedules of four or five years.

Equity awards are made at regular Committee meetings. The effective date for all grants is the date that the Committee approves the grant and all key terms have been determined. The Committee generally grants stock options to TriCo’s executives, including the chief executive officer, on the date of TriCo’s annual shareholders’ meeting each year. The Committee may also grant stock options and other types of awards in its discretion in connection with the hiring of a new executive officer or other employee or to address other special circumstances. The exercise price for stock option grants is determined by reference to the last quoted price per share on the NASDAQ Global Select Market at the close of business on the date of grant. TriCo’s annual shareholders meeting typically occurs within four weeks after the official announcement of TriCo’s first quarter results so that the stock option exercise price will reflect a fully informed market price. Each option grant allows the executive to acquire shares of common stock over the term of the option, typically ten years, subject to vesting. Accordingly, the option will provide a return to the executive only if the market price of the shares appreciates over the option term. TriCo’s trading policies prohibit TriCo’s executive from short-selling or otherwise hedging against decreases in the trading price of TriCo’s common stock.

In 2013, TriCo granted equity awards to the chief executive officer and the other named executive officers as reported under “Grants of Plan-based Awards for 2013” on page 141. The number of options and other awards granted each year by the Committee to an executive is not set, but is based on a subjective evaluation of:

•	the perceived incentive that the grant will provide,

•	the executive’s prior performance and level of responsibility,

•	the benefit that the grant may have on long-term shareholder value, and

•	the value of the stock option at the time of grant.

The Committee views the grant of options and other equity awards as a retention device and therefore also reviews the status of vesting and the number of vested versus unvested awards held by an executive at the time of grant and the annual grants made to executives at TriCo’s peer group companies.

New for 2014, the Committee is shifting the equity grant strategy for the CEO and named executive officers to a 50% / 50% mix of time-based restricted stock units (“RSU”) and performance-based restricted stock units (“PSU”). The RSUs will vest annually over four years. The PSUs will be measured based on relative total shareholder return (“TSR”) for TriCo against the KBW Regional Banking Index over a three-year performance period. The actual number of shares earned can range from 0% to 150% of the target number granted.

Stock Ownership and Retention Policies

TriCo believes that key executives should have significant stake in the performance of TriCo’s stock, to align their decisions with creating shareholder value and to minimize negative market perceptions caused by excessive insider sales of Company shares. TriCo’s Stock Ownership Guidelines Policy (posted on TriCo’s website) requires directors and executive officers to accumulate a meaningful position in Company shares. TriCo’s board of directors adopted the ownership requirement and tied it to a multiple of base salary for the executive officers and a multiple of retainer, as noted below:

Position	Minimum Ownership (multiple of base salary)
Chief Executive Officer	3.0
Executive Vice Presidents	1.5

Directors	Minimum Ownership (multiple of director compensation)
Outside Director	3.0

Under this policy, share ownership is determined from the totals on Table 1 of SEC Form 4, which includes unvested RSAs or RSUs and shares in which beneficial ownership is disclaimed, but outstanding vested stock options that are in the money are included based on the intrinsic value converted to an equivalent number of full shares (i.e., net of exercise price). Compliance with share ownership guidelines is reviewed annually by the Nominating and Corporate Governance Committee. This minimum ownership must be achieved within five years after any new officer or director takes office (or within five years of the adoption of this policy for existing officers and directors).

Other Elements of Compensation and Perquisites

In order to attract and retain talented executives who will focus on achieving TriCo’s long-term goals, TriCo provides to TriCo’s executives, including Mr. Smith, the following benefits and perquisites:

Supplemental Executive Retirement Plan. TriCo maintains a supplemental executive retirement plan described at “Compensation of Named Executive Officers—Pension Benefits,” which provides TriCo’s executives with benefits upon their retirement or upon the termination of employment with 24 months of a change of control.

Deferred Compensation Plan. TriCo maintains a nonqualified, unsecured and unfunded executive deferred compensation plan, which is described at “Compensation of Named Executive Officers—Nonqualified Deferred Compensation.” This plan provides TriCo’s executives with the opportunity to defer all or part of their salaries and bonuses until retirement, earlier termination from employment or death, in addition to any discretionary contribution or reoccurring contribution that TriCo credits to his account. All amounts are credited with interest and are paid in the form and at the time elected by the executive, generally after the executive’s cessation of employment.

Change of Control Agreements. The change of control agreements described beginning on page 146 protect income for TriCo’s executives who would likely be involved in decisions regarding, and the successful implementation of, a merger or acquisition and would be at risk for a job loss if a change of control occurs. The Committee believes it was important to adopt such agreements in order to provide an incentive for executives to remain employed with TriCo throughout the turmoil and uncertainty that an unsolicited tender offer or merger can cause. Such continuity in leadership benefits both TriCo’s shareholders and employees. These agreements enable the executives to make decisions that are in the best interests of TriCo’s shareholders without being distracted or influenced in the exercise of his business judgment by personal concerns. Change of control agreements are typically offered to executives in the marketplace and thus are necessary to attract and retain executives as well as protect shareholders’ interests. A change of control will also accelerate the vesting of all of the executives’ outstanding options and accelerate benefits under some of TriCo’s benefit plans as described at “Compensation of Named Executive Officers—Potential Payments Upon Termination and Change of Control.”

ESOP Contributions. TriCo makes yearly contributions to each executive’s account under TriCo’s employee stock ownership plan described at “Compensation of Named Executive Officers—ESOP.”

Defined Contribution Plan. TriCo offers a 401(k) savings plan to all eligible employees as described at “Compensation of Named Executive Officers—401(k).”

Medical Insurance. TriCo provides to each executive and their family such health, dental and vision insurance coverage as TriCo may from time to time make available to its other executives of the same level of employment. TriCo pays a portion of the premiums for this insurance for all employees.

Life and Disability Insurance. TriCo provides each officer such disability and/or life insurance as TriCo in its sole discretion determines from time to time to make available.

Other. TriCo makes available certain other perquisites to executives such as country club memberships and automobile allowances which are listed in the perquisites and personal benefits table on page 134. Although TriCo allows its executives officers and directors to utilize TriCo’s corporate airplane for personal use in limited circumstances, TriCo requires its executive officers and directors to reimburse TriCo for such personal use on an operating cost per flight hour which is predetermined each year. The hourly reimbursement rate represents the aggregate incremental cost to TriCo for such personal use and takes into account items such as maintenance and repair, operating expenses, the pilot’s salary, landing and ramp fees, fuel costs, airport taxes and crew travel expenses.

Revenue Code Section 162(m)

The Committee considers the potential impact of section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, other than performance based compensation that is approved by the shareholders of the corporation and that meets certain other technical requirements. For stock option grants, Section 162(m) requires that the grant be made by a compensation Committee comprised of at least two “outside directors” (as defined in the Treasury regulations), that the option exercise price be not less than the fair market value of the stock at the time of grant, that the option plan states the maximum number of shares with respect to which options may be granted to any employee in a specified period, and that the plan be approved by shareholders. TriCo believes that TriCo’s 2009 equity incentive plan satisfies these requirements so that any compensation paid in connection with the exercise of options granted under the plan will qualify as performance-based compensation. Therefore, awards granted under the 2009 plan should not be subject to the $1 million deduction limitation in most cases. Certain options granted under TriCo’s 2001 stock option plan may not meet these requirements and it is therefore possible that an executive officer’s exercise of such options, either alone or combined with other compensation, could cause his annual compensation to exceed 162(m)’s limit for deductibility. The board of directors has determined that no further awards will be granted under the 2001 stock option plan. Otherwise, based on current levels of compensation, no executive is expected to receive compensation for 2013 services that would be non-deductible under Section 162(m) of the Internal Revenue Code.

TriCo’s policy is to generally qualify compensation paid to executive officers for deductibility under the Internal Revenue Code including Section 162(m), but reserves the right to pay compensation that is not deductible. Based on current levels of compensation, and except as described above, no executive officer is expected to receive compensation for 2013 services that would be non-deductible under section 162(m) of the Internal Revenue Code. At the annual meeting of shareholders, the board of directors is requesting that its shareholders reapprove the existing performance criteria under the 2009 plan.

Summary

The Committee believes that TriCo’s philosophy of aligning compensation with TriCo’s performance and individual superior performance was met and that the compensation for TriCo’s executive officers has been competitive and comparable to the compensation received by executive officers of similarly-sized banks located in the western United States. In addition, TriCo’s executive compensation philosophy and programs support TriCo’s overall objective to enhance shareholder value through profitable management of TriCo’s operations. The Committee is firmly committed to the ongoing review and evaluation of TriCo’s executive compensation program.

REPORT OF THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

To TriCo Shareholders:

The compensation and management succession committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with TriCo’s management. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this joint proxy statement/prospectus.

This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted:

William J. Casey (Chairman)

Donald J. Amaral

Craig S. Compton

John S. A. Hasbrook

Michael Koehnen

W. Virginia Walker

REPORT OF THE AUDIT COMMITTEE

To TriCo Shareholders:

The board of directors has affirmatively determined that all members of TriCo’s audit committee are independent directors as required by the NASDAQ listing standards and the special standards established by the Securities and Exchange Commission. The committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of TriCo’s accounting, the system of internal controls established by management, auditing and reporting practices. The responsibilities of the committee are described at “Corporate Governance, Board Nomination and Board Committees—Board Committees” and are set forth in its charter, a copy of which can be found on TriCo’s website.

Management is responsible for internal controls and the financial reporting process, including the system of internal controls. Crowe Horwath LLP, TriCo’s principal independent auditor in 2013, was responsible for expressing an opinion on the conformity of TriCo’s audited consolidated financial statements with generally accepted accounting principles. The audit committee monitors these processes and reports its findings to the full board of directors. The committee has reviewed and discussed TriCo’s audited consolidated financial statements with management and Crowe Horwath. The committee has also discussed with Crowe Horwath the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committess, of the Public Company Accounting Oversight Board, as amended (communication with audit committees).

The audit committee has reviewed and implemented the provisions of the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the NASDAQ listing standards. The committee may also engage independent legal counsel to review assets and make recommendations on procedures required by the Sarbanes-Oxley Act. At regular meetings in 2013, the committee met with Crowe Horwath, TriCo’s chief executive officer and the director of the internal audit department to review:

•	overall audit scope and plans,

•	results of internal and external audit examinations,

•	TriCo’s audited consolidated financial statements,

•	management’s discussion and analysis of financial condition and results of operations contained in TriCo’s quarterly and annual reports,

•	evaluations of TriCo’s internal controls by Crowe Horwath, and

•	the quality of TriCo’s financial reporting.

The audit committee considered the need to ensure the independence of TriCo’s auditors while recognizing that in certain situations Crowe Horwath may possess the expertise and be in the best position to advise TriCo on issues other than auditing and accounting. All audit services and other fees payable to TriCo’s principal independent auditor for audit services must be pre-approved by the committee. The committee’s charter requires that any other services, including any permitted non-audit services, must also be pre-approved by the committee. The committee then communicates its approval to management. All services performed by Crowe Horwath during 2013 were pre-approved by the committee.

The committee received from Crowe Horwath the written disclosures and the letter required by federal securities laws administered by the U.S. Securities and Exchange Commission and Public Company Accounting Oversight Board Rule 3526 (independence discussions with audit committees), and the committee discussed with Crowe Horwath their independence. The audit committee considered the effect that provision of services unrelated to audit services may have on the independence of Crowe Horwath. These fees amounted to 8.1% of the total fees earned by Crowe Horwath in 2013 as indicated on page 167. The committee approved these services and determined that those services were compatible with maintaining the independence of Crowe Horwath as TriCo’s principal auditor in 2013.

Based on the audit committee’s review and discussions with management and Crowe Horwath referenced in this report, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in TriCo’s annual report on Form 10-K for the year ending December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted:

Donald J. Amaral (Chairman)
William J. Casey
Cory W. Giese
John S. A. Hasbrook
W. Virginia Walker

TRICO PROPOSAL: Reapprove the Performance Criteria under the 2009 Equity Incentive Plan

TriCo’s board of directors is asking the shareholders of TriCo to approve performance criteria that would apply to performance-based awards granted under the TriCo Bancshares 2009 equity incentive plan. Shareholders are not being asked to approve an increase in the number of shares issuable under TriCo’s 2009 plan or any other amendment, but only to reapprove performance criteria.

Shareholder approval of the performance criteria is required for TriCo to fully deduct the amount or value of certain performance-based awards, as permitted under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and the other three highest compensated officers (other than the chief financial officer) as of the end of its fiscal year (for purposes of Section 162(m), these individuals are referred to as “covered employees”). This $1 million deduction limit does not apply, however, to “performance-based compensation” as defined under Section 162(m) of the Internal Revenue Code.

Stock options and share appreciation rights granted under TriCo’s 2009 plan may qualify as “performance-based compensation” even if not subject to shareholder-approved performance criteria. However, other performance-based awards granted under TriCo’s 2009 plan would be eligible to qualify as performance-based compensation that would be fully deductible under Section 162(m) of the Internal Revenue Code only if subject to performance criteria established by a committee or subcommittee comprised solely of two or more independent directors of TriCo (the “Committee”), such as the compensation and management succession committee. In addition, the performance criteria must be disclosed to and approved by shareholders of TriCo. If, however, the Committee has authority to change the targets under performance criteria after shareholder approval, as is authorized under TriCo’s 2009 plan, the performance criteria must be disclosed to and reapproved by shareholders of TriCo no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance criteria. The full text of the 2009 plan was last approved by shareholders of TriCo at the 2009 annual meeting of shareholders. If shareholder approval of the revised performance criteria is not obtained, performance-based awards granted under TriCo’s 2009 plan, other than stock options or share appreciation rights, will be subject to the $1 million deduction limit, which may result in additional cost to TriCo to the extent amounts of compensation paid to covered officers are not deductible.

Performance Criteria Under TriCo’s 2009 plan

The performance goals and period are set by the Committee. These pre-established performance goals must be based on one or more of the following performance criteria which are set forth in Section 2(ff) of the 2009 Plan: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) revenue; (xx) revenue growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) economic value added; (xxv) market share; (xxvi) cash flow; (xxvii) cash flow per share; (xxviii) economic value added (or an equivalent metric); (xxix) share price performance; (xxx) debt reduction; and (xxxi) other measures of performance selected by the committee. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and may be calculated in any manner chosen by the committee. With regard to a particular performance period, the committee has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the committee may reduce or eliminate (but not increase) the award. Generally, a participant would have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period. Shareholder approval of this proposal represents approval of the performance criteria set forth above. Accordingly, the board of directors of TriCo is seeking shareholder approval of the 2009 Plan at the 2014 annual meeting of shareholders.

The above summary of the material terms of the performance criteria under TriCo’s 2009 plan is qualified in its entirety by the specific language of TriCo’s 2009 plan, which is has been filed with the SEC is available to any shareholder upon request. A description of the 2009 Plan begins on page 135 under the heading “2009 Equity Incentive Plan.” Approximately 22 employees, directors and consultants are currently eligible to receive grants of awards under the 2009 plan.

If a quorum is present, a majority of the stock having voting power present in person or represented by proxy is required for approval of this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The TriCo Board of Directors recommends a vote “FOR” the proposal to reapprove the existing performance criteria under the 2009 equity incentive plan.

TRICO PROPOSAL: Advisory Vote Concerning Executive Compensation

TriCo is asking its shareholders to approve, on an advisory (nonbinding) basis, the compensation of its named executive officers as disclosed in this joint proxy statement/prospectus. At the meeting, shareholders will have the opportunity to endorse or not endorse TriCo’s executive compensation programs through an advisory (nonbinding) vote on the compensation of TriCo’s named executive officers as disclosed in this joint proxy statement/prospectus.

Detailed information about the compensation of TriCo’s executive officers is included in the sections titled “Compensation of Named Executive Officers” beginning on page 133 and Compensation Discussion and Analysis,” beginning on page 151. TriCo’s executive compensation programs are designed to attract and retain well-qualified executives and to link executive officer compensation to and to reward executive officers for TriCo’s financial performance and the creation of shareholder value. TriCo believes that TriCo’s executive compensation programs achieve these objectives.

The board of directors will consider the proposal to be adopted if a majority of the shareholders present and voting on the proposal vote in favor of the proposal. TriCo asks TriCo shareholders to indicate their support for TriCo’s executive compensation programs for TriCo’s named executive officers and vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that TriCo’s shareholders approve, on an advisory basis, the compensation paid to TriCo’s named executive officers as disclosed in this joint proxy statement/prospectus pursuant to Item 402 of Regulation S-K, including the discussion in the “Compensation Discussion and Analysis” section of this joint proxy statement/prospectus and the related compensation tables and narrative discussion.”

As an advisory vote, this proposal is not binding on TriCo. However, TriCo’s board of directors and TriCo’s compensation and management succession committee value the opinions of TriCo’s shareholders and will consider the outcome of the vote when making future compensation decisions regarding TriCo’s named executive officers.

The Board recommends a vote “FOR” approval of the advisory proposal to approve TriCo’s executive compensation program as described in this joint proxy statement/prospectus.

TRICO PROPOSAL: Ratification of Selection of Principal Independent Auditor

TriCo’s audit committee has selected the firm of Crowe Horwath LLP as TriCo’s principal independent auditor for 2014. Crowe Horwath has served as TriCo’s principal independent auditor since being engaged by TriCo’s audit committee on June 19, 2012. Representatives of Crowe Horwath will be present at the meeting and will have the opportunity to make a statement and to answer appropriate questions.

The affirmative vote of a majority of those shareholders present and voting will ratify the selection of Crowe Horwath as TriCo’s principal independent auditor. If shareholders fail to ratify the appointment of Crowe Horwath LLP, the audit committee will reconsider whether or not to retain that firm. Even if appointment is ratified, the audit committee in its discretion may direct the appointment of a different principal independent auditor at any time.

The following audit services were performed for TriCo by Crowe Horwath for the year ended December 31, 2013:

•	examination of TriCo’s financial statements and TriCo’s employee benefit plans;

•	services related to TriCo’s filings with the SEC; and

•	consultation on matters related to accounting, financial reporting, tax returns, internal controls and regulatory compliance.

Additional information concerning Crowe Horwath’s services for TriCo in 2013 can be found at “Report of the Audit Committee.”

Audit Fees, Audit-related Fees, Tax Fees and All Other Fees

The following table shows all of the fees charged by Crowe Horwath during 2013 and 2012.

	2013	2012
Audit fees(1)	$309,632	$297,000
Audit-related fees(2)	27,000	9,500
Tax fees	27,890	$24,300
All other fees	1,755	0

Total	$366,277	$330,800

(1)	For auditing TriCo’s annual consolidated financial statements and TriCo’s interim financial statements in TriCo’s reports filed with the SEC and auditing TriCo’s internal controls over financial reporting and management’s assessments of those controls.
(2)	For accounting and auditing consultation services, audits of TriCo’s employee benefit plans, assistance with registration statements filed with the SEC and audits of separate subsidiary financial statements.

Change in Principal Independent Auditor

On June 13, 2012, TriCo’s audit committee dismissed TriCo’s principal independent auditor, Moss Adams LLP and engaged the services of Crowe Horwath as TriCo’s new principal independent auditor for the year ended December 31, 2012. During the year ended December 31, 2011 and through June 13, 2012, TriCo did not consult with Crowe Horwath regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

During the years ended December 31, 2010 and 2011, and the following interim period through June 13, 2012, there were no disagreements between TriCo and Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to

Moss Adams’s satisfaction, would have caused Moss Adams to make reference to the subject matter of the disagreement in connection with its reports on TriCo’s financial statements for such periods. Also, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2010 and 2011 or within the following interim period through June 13, 2012.

The audit reports of Moss Adams on TriCo’s consolidated financial statements as of and for the years ended December 31, 2010 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. TriCo requested Moss Adams to furnish TriCo with a letter addressed to the SEC stating whether they agreed with the above statements. A copy of that letter was filed with the Commission on a Form 8-K filed on June 19, 2012.

The TriCo Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as TriCo’s principal independent auditor

OTHER INFORMATION

Financial Materials

Shareholders may request free copies of TriCo’s financial materials (annual report, Form 10-K and joint proxy statement/prospectus) from TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attention: Corporate Secretary. These materials may also be accessed on TriCo’s website at www.tricountiesbank.com under “investor information.”

Section 16(a) Beneficial Ownership Reporting Compliance

TriCo’s directors, executive officers and some other shareholders are required to report their ownership of TriCo’s common stock and any changes in that ownership to the SEC and NASDAQ. To the best of TriCo’s knowledge, all required filings in 2013 were timely made. In making these statements, TriCo has relied on the representations of the persons involved and on copies of their reports filed with the Securities and Exchange Commission.

How to Contact the Board

Shareholders may direct questions to the independent lead director by sending an e-mail to leaddirector@tricountiesbank.com. All communications required by law or regulation to be relayed to the board of directors will be promptly delivered to the lead director. The lead director monitors these messages and replies appropriately. The lead director for 2014 is Mr. Casey. TriCo also encourages shareholders to attend the annual meeting to ask questions of directors concerning TriCo.

Employees and others may confidentially or anonymously report potential violations of laws, rules, regulation or TriCo’s code of business conduct, including questionable accounting or auditing practices, by calling TriCo’s hotline at (866) 519-1882. Employee comments will be promptly delivered to the chairman of the audit committee, Mr. Amaral.

TRICO ADJOURNMENT PROPOSAL

The TriCo annual meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the TriCo Merger proposal.

If, at the TriCo annual meeting, the number of shares of TriCo common stock present or represented and voting in favor of the TriCo Merger proposal is insufficient to approve the TriCo Merger proposal, TriCo intends to move to adjourn the TriCo annual meeting in order to enable the TriCo board of directors to solicit additional proxies for approval of the TriCo Merger proposal.

In the TriCo Adjournment proposal, TriCo is asking its shareholders to authorize the holder of any proxy solicited by the TriCo board of directors to vote in favor of granting discretionary authority to the proxy holders, to adjourn the TriCo annual meeting to another time and place for the purpose of soliciting additional proxies. If the TriCo shareholders approve the TriCo Adjournment proposal, TriCo could adjourn the TriCo annual meeting and any adjourned session of the TriCo annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from TriCo shareholders who have previously voted.

The TriCo board of directors recommends a vote “FOR” the TriCo Adjournment proposal.

Each of the directors of TriCo has entered into a shareholder agreement with TriCo and North Valley, pursuant to which they have agreed to vote “FOR” the TriCo Adjournment proposal. For more information regarding the shareholder agreements, please see the section entitled “The Merger Agreement—Shareholder Agreements” beginning on page 97.

Shareholder Proposals for TriCo 2015 Annual Meeting

All shareholder proposals to be considered for inclusion in TriCo’s proxy statement for the 2015 annual meeting must be received at TriCo’s principal office by December 4, 2014. Shareholder nominations for directors must be received by TriCo’s president as described at “Corporate Governance, Board Nomination and Board Committees—Nomination and Election of Directors.”

OTHER MATTERS

As of the date of this document, neither the TriCo nor the North Valley boards of directors know of any matters that will be presented for consideration at their respective shareholders’ meetings other than as described in this document. However, if any other matter shall properly come before either the TriCo annual meeting or the North Valley special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notices of shareholders’ meetings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows TriCo and North Valley to incorporate certain information into this joint proxy statement/prospectus by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information that is superseded by information in this joint proxy statement/prospectus. The documents that are incorporated by reference contain important information about the companies and you should read this joint proxy statement/prospectus together with any other documents incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by TriCo (File No. 000-10661):

•	Annual Reports on Form 10-K for the year ended December 31, 2013 filed March 7, 2014, as amended by Form 10-K/A filed on April 30, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 9, 2014;

•	Current Reports on Form 8-K filed January 22, 2014, March 7, 2014, June 4, 2014, June 5, 2014 and June 6, 2014.

This document also incorporates by reference the following documents that have previously been filed with the SEC by North Valley (File No. 005-35385):

•	Annual Report on Form 10-K for the year ended December 31, 2013 filed March 12, 2014, as amended by Form 10-K/A filed on April 18, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 12, 2014;

•	Current Reports on Form 8-K filed January 22, 2014 and April 28, 2014.

In addition, TriCo and North Valley are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the respective shareholders’ meetings of the TriCo shareholders and the North Valley shareholders, provided, however, that TriCo and North Valley are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

Both TriCo and North Valley file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials North Valley or TriCo file with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page i of this joint proxy statement/prospectus.

Neither TriCo nor North Valley has authorized anyone to give any information or make any representation about the merger or its companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Appendix A— Agreement and Plan of Merger and Reorganization

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND BETWEEN

TRICO BANCSHARES

AND

NORTH VALLEY BANCORP

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

EXHIBITS
A	Agreement of Merger
B	Bank Merger Agreement
C-1	Form of Shareholder Agreement for North Valley Directors
C-2	Form of Shareholder Agreement for TriCo Directors
D	Form of Non-Solicitation and Confidentiality Agreement

A-iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 21, 2014 (this “Agreement”), is entered into by and between TriCo Bancshares, a California corporation (“TriCo”), and North Valley Bancorp, a California corporation (“North Valley”).

WHEREAS, the Boards of Directors of TriCo and North Valley have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which North Valley will, subject to the terms and conditions set forth herein, merge with and into TriCo, with TriCo being the surviving corporation in such merger (the “Merger”), pursuant to the terms of the agreement of merger (the “Agreement of Merger”) substantially in the form attached hereto as Exhibit A.

WHEREAS, immediately upon consummation of the Merger, TriCo intends to cause Tri Counties Bank, a California-chartered bank and wholly owned subsidiary of TriCo (“Tri Counties Bank”), and North Valley Bank, a California-chartered bank and wholly owned subsidiary of North Valley (“North Valley Bank”), to consummate a merger (the “Bank Merger”) pursuant to the terms of a merger agreement, substantially in the form attached hereto as Exhibit B (the “Bank Merger Agreement”), whereby North Valley Bank will merge with and into Tri Counties Bank with Tri Counties Bank being the surviving corporation in the Bank Merger (the “Surviving Bank”).

WHEREAS, the Merger and the Bank Merger are each intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

WHEREAS, concurrently with the execution of this Agreement and as a material inducement to the willingness of TriCo to enter into this Agreement, each of the North Valley directors is executing and delivering to TriCo a shareholder agreement (each, a “Shareholder Agreement”), in the form attached hereto as Exhibit C-1 and a non-solicitation agreement in the form attached hereto as Exhibit D (the “Non-Solicitation and Confidentiality Agreement”), to be effective as of the Effective Time.

WHEREAS, concurrently with the execution of this Agreement and as a material inducement to the willingness of North Valley to enter into this Agreement, each of the TriCo directors is executing and delivering to North Valley a Shareholder Agreement in the form attached hereto as of Exhibit C-2.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows.

ARTICLE I.

THE MERGER

1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, North Valley shall merge with and into TriCo, with TriCo being the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Merger. Upon consummation of the Merger, the corporate existence of North Valley shall cease and the Surviving Corporation shall continue to exist as a California corporation.

1.2. Effective Time. The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the Agreement of Merger in the form attached as Exhibit A hereto, which shall be filed with the Secretary of State of the State of California on the Closing Date. The “Effective Time” shall be the date and time the Agreement of Merger is so filed.

1.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 1107 of the California Corporations Code (the “CGCL”).

1.4. Conversion of North Valley Common Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of North Valley common stock (the “North Valley Common Stock”), each share of North Valley Common Stock that is issued and outstanding immediately prior to the Effective Time, including the associated preferred stock purchase rights (the “North Valley Rights”) issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009, as amended, between North Valley and Mellon Investor Services LLC (the “North Valley Rights Agreement”), will be converted into the right to receive a number of shares of TriCo common stock (“TriCo Common Stock”) equal to the Stock Exchange Ratio (as defined below) (the “Merger Consideration”). For purposes of this Agreement, “Stock Exchange Ratio” means 0.9433 shares of TriCo Common Stock for each one (1) share of North Valley Common Stock.

(b) All of the shares of North Valley Common Stock converted pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares of North Valley Common Stock (each, a “Certificate”) shall thereafter represent the right to receive (i) the number of whole shares of TriCo Common Stock and (ii) cash in lieu of fractional shares into which the shares of North Valley Common Stock represented by such Certificate have been converted pursuant to this Agreement. Certificates previously representing shares of North Valley Common Stock shall be exchanged for certificates representing whole shares of TriCo Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If after the date hereof and prior to the Effective Time, TriCo should split or combine its common stock, or declare a stock dividend with a distribution or record date, as applicable, prior to the Effective Time, or effect a reclassification, recapitalization or similar transaction, then the Stock Exchange Ratio, and the number of shares of TriCo Common Stock to be issued pursuant to Section 1.4(a) of this Agreement shall be appropriately adjusted to reflect such split, combination, stock dividend, reclassification, recapitalization or similar transaction.

(c) At the Effective Time, all shares of North Valley Common Stock that are owned by North Valley as treasury stock, if any, and all shares of North Valley Common Stock that are owned directly or indirectly by North Valley or any Subsidiary of North Valley except those (i) held in a fiduciary capacity or (ii) held as a result of debts previously contracted in good faith, shall be canceled and shall cease to exist and no TriCo Common Stock or other consideration shall be delivered in exchange therefor. For purposes of this Agreement, “Subsidiary” shall have the meaning given that term in Item 210.1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”).

(d) Certificates for fractions of shares of TriCo Common Stock will not be issued. In lieu of a fraction of a share of TriCo Common Stock, each holder of North Valley Common Stock entitled to a fraction of a share of TriCo Common Stock pursuant to this Agreement shall be entitled to receive an amount of cash equal to such fraction of a share of TriCo Common Stock multiplied by the weighted average of the closing prices for shares of TriCo Common Stock as quoted on NASDAQ for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Closing Date. Following consummation of the Merger, no holder of North Valley Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

1.5. TriCo Common Stock. Each share of TriCo Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation.

1.6. Stock Options. At the Effective Time, each option to purchase shares of North Valley Common Stock (a “North Valley Option”) granted by North Valley pursuant to the North Valley Bancorp 1998 Employee Stock Incentive Plan, the North Valley Bancorp 1999 Director Stock Option Plan, and the North

Valley Bancorp 2008 Incentive Plan, each such Plan governed by the laws of the state of California (collectively, the “North Valley Option Plans”), that is outstanding and unexercised immediately prior to the Effective Time shall be treated in accordance with Section 6.16.

1.7. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of TriCo, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

1.8. Bylaws. At the Effective Time, the Bylaws of TriCo, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

1.9. Directors and Officers. Subject to Section 6.15, at the Effective Time, the directors and officers of TriCo immediately prior to the Effective Time shall continue to be directors and officers of the Surviving Corporation.

1.10. Tax Consequences. It is intended that the Merger, either alone or in conjunction with the Bank Merger, and the Bank Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for the purposes of the Code.

1.11. Accounting Treatment. It is intended that the Merger shall be accounted for as a “purchase” under accounting principles generally accepted in the United States of America (“GAAP”).

ARTICLE II.

EXCHANGE OF SHARES

2.1. TriCo to Make Cash and Shares Available. Prior to the Effective Time, TriCo shall appoint TriCo’s transfer agent, Computershare, or such other similarly-qualified bank, trust company or transfer agent as TriCo may select (the “Exchange Agent”) and provide the Exchange Agent with appropriate instructions regarding the matters described in this Article II, in form and substance reasonably acceptable to TriCo and North Valley, all in accordance with the provisions of an agreement (the “Exchange Agent Agreement”) executed between TriCo and the Exchange Agent. At or prior to the Effective Time, TriCo shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of TriCo Common Stock and cash in lieu of fractional shares (such certificates and cash for shares of TriCo Common Stock, being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of North Valley Common Stock. All fees, expenses and cost reimbursements payable to the Exchange Agent pursuant to the Exchange Agent Agreement shall be for the account of TriCo.

2.2. Exchange of Shares.

(a) As soon as practicable but not later than five (5) Business Days after the Effective Time, TriCo shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a form letter of transmittal, in form and substance reasonably acceptable to TriCo and North Valley, (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) plus instructions for use of the letter of transmittal in effecting the surrender of the Certificates in exchange for certificates representing the shares of TriCo Common Stock and the cash in lieu of fractional shares into which the shares of North Valley Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive promptly in exchange therefor (x) a certificate representing that number of whole shares of TriCo Common Stock to which such holder of North Valley Common Stock shall have become entitled pursuant to the provisions hereof and (y) a check representing the amount of cash in lieu of a fractional share, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, which certificate for shares of TriCo Common Stock and check representing cash in lieu of fractional shares shall be mailed to each such holder not later than ten (10) days following receipt by the Exchange Agent of the Certificate or Certificates and a duly executed letter of transmittal, and the Certificate or Certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares, unpaid dividends, and distributions, if any, payable to holders of Certificates.

(b) No dividends or other distributions declared after the Effective Time with respect to TriCo Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate or Certificates in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of TriCo Common Stock represented by such Certificate.

(c) If any certificate representing shares of TriCo Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes or applicable fees required by reason of the issuance of a certificate representing shares of TriCo Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers entered on the stock transfer books of North Valley or otherwise of the shares of North Valley Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of TriCo Common Stock and cash in lieu of fractional shares as provided in this Article II.

(e) Each of TriCo and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable from the Exchange Fund pursuant to this Agreement to any holder of North Valley Common Stock, such amounts as the Exchange Agent or TriCo, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax Law, with respect to the making of such payment. To the extent the amounts are so withheld by TriCo or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of North Valley Common Stock in respect of whom such deduction and withholding was made by TriCo or the Exchange Agent, as the case may be.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by TriCo, the posting by such person of a bond in such amount as TriCo may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate at such person’s expense and such person’s payment of any related fees of the Exchange Agent, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of TriCo Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

(g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of North Valley for twelve (12) months after the Effective Time shall be returned to TriCo. Any shareholders of North Valley who have not theretofore complied with this Article II shall thereafter look only to TriCo or TriCo’s designated representative for payment of their shares of TriCo Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on TriCo Common Stock deliverable in respect of each share of North Valley Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of TriCo, North Valley, the Exchange Agent or any other person shall be liable to any former holder of shares of North Valley Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF NORTH VALLEY

Subject to the disclosures set forth in the disclosure letter of North Valley delivered to TriCo concurrently with the parties’ execution of this Agreement (the “North Valley Disclosure Letter”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article III to which it relates (unless and to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures), and each of which disclosures shall also be deemed to be representations and warranties made by North Valley to TriCo under this Article III), North Valley hereby makes the following representations and warranties to TriCo, each of which is being relied upon by TriCo as a material inducement to TriCo to enter into and perform this Agreement.

3.1. Corporate Organization.

(a) North Valley is a corporation duly organized and validly existing under the laws of the State of California. North Valley and its Subsidiaries have the corporate and other power and authority to own or lease all of their properties and assets and to carry on their business as it is now being conducted and are duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by them or the character or location of any material properties or assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on North Valley. North Valley is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). North Valley Bank, North Valley Trading Company, which is inactive, North Valley Capital Trust II, North Valley Capital Trust III, and North Valley Capital Trust IV are the only direct or indirect Subsidiaries of North Valley. Section 3.1(a) of the North Valley Disclosure Letter sets forth true, correct and complete copies of the Articles of Incorporation and Bylaws of North Valley and North Valley Bank as in effect as of the date of this Agreement.

(b) North Valley Bank is a California state chartered bank organized and validly existing under the laws of California. The deposit accounts of North Valley Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by Law (as defined in Section 3.3), and all premiums and assessments due the FDIC in connection therewith have been paid by North Valley Bank. As of the date hereof, North Valley Bank is “well-capitalized” (as that term is defined at 12 C.F.R. Section 325.103). North Valley Bank has the corporate and other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on North Valley. Neither North Valley Bank, North Valley nor any Subsidiary of North Valley engages in the trust business or serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts. Section 3.1(b) of the North Valley Disclosure Letter sets forth true, correct and complete copies of the Articles of Incorporation and Bylaws of North Valley Bank as in effect as of the date of this Agreement.

(c) The minute books of North Valley and its Subsidiaries, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the shareholders, their respective Boards of Directors and all standing committees of their respective Boards of Directors.

(d) The term “Material Adverse Effect” with respect to TriCo or North Valley, as the case may be, means a condition, event, change or occurrence that has had or is reasonably likely to have a material adverse effect upon the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, or materially impairs the ability of such party to perform its obligations under, or to consummate the transactions contemplated by, this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) any action or omission of TriCo, North Valley or any Subsidiary of either of them taken with the prior written consent of TriCo or North Valley, as applicable, or as otherwise expressly contemplated by this Agreement, (iv) any changes in general economic, market or political conditions affecting banks or their holding companies generally, (v) the impact of the announcement of this Agreement and the transactions contemplated hereby, (vi) changes in national or international political or social conditions including the engagement by the United States in hostilities whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties, provided that the effect of such changes described in clauses (iv), and (vi) hereof shall not be excluded to the extent of any materially disproportionate impact (if any) they have on such party.

3.2. Capitalization.

(a) The authorized capital stock of North Valley consists of 60,000,000 shares of North Valley Common Stock and 5,000,000 shares of preferred stock, with no par value (the “North Valley Preferred Stock”). As of the date hereof, there are: (i) 6,836,463 shares of North Valley Common Stock issued and outstanding, including 47,740 shares held by the North Valley Employee Stock Ownership Plan (the “North Valley ESOP”); (ii) no shares of North Valley Common Stock held in North Valley’s treasury; and (iii) no shares of North Valley Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 378,365 shares of North Valley Common Stock reserved for issuance pursuant to the North Valley Option Plans (of which, collectively, options to purchase 354,710 shares are outstanding at the date hereof). No shares of North Valley Preferred Stock are issued and outstanding or reserved for issuance, except for 125,000 shares of North Valley Preferred Stock designated as Series A Junior Participating Preferred Stock reserved for issuance pursuant to the North Valley Rights Agreement, none of which is issued and outstanding as of the date hereof. All of the issued and outstanding shares of North Valley Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) All of the outstanding stock options granted by North Valley have been granted in compliance in all material respects with the terms of the applicable North Valley Option Plan and all applicable Laws. Except for the outstanding options, plans and other obligations set forth above, North Valley does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of North Valley Common Stock, North Valley Preferred Stock or any other equity security of North Valley or any securities representing the right to purchase or otherwise receive any shares of North Valley Common Stock, North Valley Preferred Stock or any other equity security of North Valley. With respect to each option outstanding as of the date hereof, the name of each optionee, the date of each option to purchase North Valley Common Stock granted, the number of shares subject to each such option and the price at which each such option may be exercised are set forth in Section 3.2(a) of the North Valley Disclosure Letter and no such option expires more than ten (10) years from the date of the grant thereof. The exercise price of each North Valley Option is no less than the fair market value of a share of common stock of North Valley Bancorp determined on the date of grant of such stock option (and as of any later modification thereof within the meaning of Section 409A of the Code). Each North Valley Option intended to qualify as an “incentive stock option” under Section 422 of the Code has been structured to so qualify. Each grant of a North Valley Option was duly authorized no later than the date on which the grant of such North Valley Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of North Valley (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto no later than the date of grant. North Valley has not granted, and there is no and has been no North Valley policy or practice to grant, any North Valley Options prior to, or otherwise coordinated the grant of North Valley Options with, the release or other public announcement of material information regarding North Valley or its financial results or prospects. The treatment of the North Valley Options provided for under this Agreement, including but not limited to Section 6.16 hereof, is consistent in all material respects with and not in violation of any document or agreement pertaining to a North Valley Option or a North Valley Option Plan or any applicable Laws.

(c) Neither North Valley nor any of its Subsidiaries have any authorized, issued, or outstanding bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote on any matters on which the shareholders have the right to vote. Other than the North Valley Rights Agreement, there are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which North Valley is a party or by which it is bound with respect to any equity security of any class of North Valley or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

(d) North Valley owns, directly or indirectly, all of the issued and outstanding shares of capital stock of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No North Valley Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock or any other equity security or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security.

3.3. Authority; No Violation.

(a) North Valley has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of regulatory and shareholder approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of North Valley (the “North Valley Board”). The North Valley Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the North Valley shareholders and resolved to recommend that the holders of the North Valley Common Stock vote in favor of approval and adoption of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of North Valley Common Stock (the “Requisite North Valley Vote”), no further corporate proceedings on the part of the North Valley Board, North Valley shareholders or the North Valley Bank Board of Directors (except for matters related to setting the date, time, place and record date for said meeting) are necessary in order to authorize or approve this Agreement or to consummate the transactions contemplated hereby including the Merger and the Bank Merger. This Agreement has been duly and validly executed and delivered by North Valley and (assuming due authorization, execution and delivery by TriCo of this Agreement) this Agreement constitutes a valid and binding obligation of North Valley, enforceable against North Valley in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance and similar Laws affecting creditors’ rights and remedies generally. All corporate proceedings on the part of North Valley necessary to consummate the transactions contemplated hereby will have been taken prior to the Effective Time.

(b) North Valley Bank has full corporate or other power and authority to execute and deliver the Bank Merger Agreement and, subject to the receipt of regulatory and shareholder approvals, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of North Valley Bank, and by North Valley as the sole shareholder of North Valley Bank prior to the Effective Time. All corporate proceedings on the part of North Valley Bank and by North Valley as sole shareholder of North Valley Bank necessary to consummate the transactions contemplated hereby will have been taken prior to the Effective Time. The Bank Merger Agreement, upon execution and delivery by North Valley Bank, will be duly and validly executed and delivered by North Valley Bank and will (assuming due authorization, execution and delivery by Tri Counties Bank) constitute a valid and binding obligation of North Valley Bank, enforceable against North Valley Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance and similar Laws affecting creditors’ rights and remedies generally.

(c) Neither the execution and delivery of this Agreement by North Valley and the Bank Merger Agreement by North Valley Bank, nor the consummation by North Valley or its Subsidiaries, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by North Valley or its Subsidiaries, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of North Valley or the Articles of Incorporation or Bylaws (or the equivalent documents) of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate in any material respect any Laws applicable to North Valley or its Subsidiaries, or any of their respective properties or assets, or (y) violate or conflict in any material respect with, result in a material breach of any provision of or the loss of any benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of North Valley or any of its Subsidiaries under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which North Valley or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

(d) For the purposes of this Agreement, “Laws” shall mean any and all statutes, laws, ordinances, rules, regulations and other rules of law enacted, promulgated or issued by any court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization, including, without limitation, the California Department of Business Oversight (the “CDBO”), the Federal Reserve Board, the FDIC, the SEC and any self-regulatory organization (each, a “Governmental Entity”).

3.4. Consents and Approvals.

(a) Except for: (i) the filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC and the CDBO; (ii) the filing with the SEC and declaration of effectiveness of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) including the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) relating to the meetings, including any adjournments or postponements thereof, of North Valley shareholders and TriCo shareholders to be held in connection with this Agreement and the Merger (the “North Valley Meeting” and the “TriCo Meeting,” as the case may be); (iii) approval of the listing on the NASDAQ Global Select Market (“NASDAQ”) of the TriCo Common Stock to be issued in connection with the Merger; (iv) the Requisite North Valley Vote and the Requisite TriCo Vote (as defined below); (v) the filing of the Agreement of Merger pursuant to the CGCL; (vi) such filings and approvals as are required to be made or obtained under applicable state securities laws or with NASDAQ in connection with the issuance of the shares of TriCo Common Stock pursuant to this Agreement; and (vii) the filings and approvals required in connection with the Bank Merger Agreement and the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with: (1) the execution and delivery by North Valley of this Agreement; (2) the consummation by North Valley of the Merger and the other transactions contemplated hereby; (3) the execution and delivery by North Valley Bank of the Bank Merger Agreement; and (4) the consummation by North Valley Bank of the Bank Merger and the transactions contemplated thereby; except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of North Valley or North Valley Bank, as applicable, to consummate the transactions contemplated hereby.

(b) As of the date hereof, North Valley has no Knowledge (as defined below) of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis without the imposition of any Burdensome Condition (as defined below).

(c) For the purposes of this Agreement, “Knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of (a) an individual, if used in reference to an individual or (b) with respect to any Person (as defined below) that is not an individual, the officers at the Executive Vice President level and above and the directors of such Person (the persons specified in clause (b) are collectively referred to herein as the “Entity Representatives”). Any such individual or Entity Representative will be deemed to have Knowledge of a particular fact, circumstance, event or other matter if (x) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual or Entity Representative) in, or that have been in, the possession of such individual or Entity Representative, including his or her personal files, (y) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such Person that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual or Entity Representative in the customary performance of such duties and responsibilities, or (z) such knowledge could be obtained from reasonable inquiry of the direct reports of such individual or Entity Representative.

3.5. Reports. Since December 31, 2010, North Valley and its Subsidiaries have timely filed all reports, registrations and applications, together with any amendments required to be made with respect thereto, that they have been required to file with any Governmental Entities. As of its respective filing date (subject to any subsequent amendment thereto), each such report, registration, application and amendment complied in all material respects with all rules and regulations promulgated by the applicable Governmental Entity and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of North Valley and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of North Valley or any of its Subsidiaries since December 31, 2008. Except as previously disclosed to TriCo, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or letter relating to any examinations of North Valley or any of its Subsidiaries.

3.6. Financial Statements; Exchange Act Filings; Books and Records.

(a) North Valley has previously made available to TriCo true, correct and complete copies of (i) the audited consolidated balance sheets of North Valley and its Subsidiaries as of December 31, 2012 and 2011 and the related audited consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the fiscal years 2012, 2011 and 2010, inclusive, as reported in North Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case accompanied by the audit report of North Valley’s independent registered public accounting firm and (ii) the unaudited consolidated balance sheets of North Valley and its Subsidiaries as of September 30, 2013 and 2012 and the related audited consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the nine months and quarterly period ended September 30, 2013 as reported in North Valley’s Quarterly Report on Form 10-Q with respect to the quarter ended September 30, 2013 filed with the SEC under the Exchange Act. North Valley will deliver as soon as is reasonably practicable, a draft of the consolidated balance sheet of North Valley and its Subsidiaries as of December 31, 2013 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the period ended December 31, 2013, in the form North Valley expects to file under the Exchange Act in connection with its Form 10-K for the period ended December 31, 2013. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments), the results of the consolidated operations and consolidated financial condition of North Valley and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. North Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and all reports subsequently filed under the Exchange Act (the “North Valley Exchange Act Reports”) comply (or, in the case of North Valley Exchange Act Reports filed subsequent to the date hereof, will comply) in all material respects with the appropriate requirements for such reports under the Exchange Act, and North Valley has previously delivered or made available to TriCo true, correct and complete copies of such reports. The books and records of North Valley and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(b) North Valley and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by North Valley in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to North Valley’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of North Valley required under the Exchange Act with respect to such reports. North Valley has disclosed, based on its most recent evaluation prior to the date of this Agreement, to North Valley’s outside auditors and the audit committee of the North Valley Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect North Valley’s ability to accurately record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in North Valley’s internal controls over financial reporting.

(c) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of North Valley included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, as filed with the SEC, (ii) this Agreement or (iii) liabilities incurred since September 30, 2013 in the ordinary course of business consistent with past practice, neither North Valley nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due).

(d) Since January 1, 2012, (i) neither North Valley nor any of its Subsidiaries nor, to the Knowledge of North Valley, any director, officer, employee, auditor, accountant or representative of North Valley or any of its Subsidiaries, has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of North Valley or any of its Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2012, including any material complaint, allegation, assertion or claim that North Valley or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the Knowledge of North Valley, no attorney representing North Valley or any of its Subsidiaries, whether or not employed by North Valley or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after January 1, 2012, by North Valley or any of its officers, directors, employees or agents to the North Valley Board or any committee thereof or to any director or officer of North Valley.

(e) Neither North Valley nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement relating to any transaction or relationship between or among North Valley or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose Person (as defined below), on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act and the Exchange Act).

3.7. Broker’s Fees. Neither North Valley nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that North Valley has engaged, and will pay a fee to Sandler O’Neill & Partners, L.P. (“Sandler”) in accordance with the terms of an agreement identified in Section 3.7 of the North Valley Disclosure Letter.

3.8. Absence of Certain Changes or Events.

(a) Except as disclosed in any North Valley Exchange Act Report filed with the SEC prior to the date of this Agreement: (i) neither North Valley nor any of its Subsidiaries has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their business; (ii) neither North Valley nor any of its Subsidiaries has discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iii) neither North Valley nor any of its Subsidiaries has sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its material properties or assets other than in the ordinary course of business; (iv) neither North Valley nor any of its Subsidiaries has suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any Governmental Entity, flood, windstorm, embargo, riot, act of God or other casualty or event, whether or not covered by insurance; (v) neither North Valley nor any of its Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of North Valley or any of its Subsidiaries, as the case may be; and (vi) no event has occurred which has had or is reasonably certain to have, individually or in the aggregate, a Material Adverse Effect on North Valley.

(b) Except as disclosed in any North Valley Exchange Act Report filed with the SEC prior to the date of this Agreement, since December 31, 2010, North Valley and its Subsidiaries have in all material respects carried on their respective businesses in the ordinary and usual course consistent in all material respects with their past practices.

3.9. Legal Proceedings.

(a) Neither North Valley nor any of its Subsidiaries is a party to any, and there are no pending, or to North Valley’s Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against North Valley or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect upon North Valley or that challenge the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement.

(b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon North Valley, its Subsidiaries or the assets of North Valley or its Subsidiaries which has had, or could reasonably be expected to have a Material Adverse Effect on North Valley or the Surviving Corporation.

3.10. Taxes and Tax Returns.

(a) Since December 31, 2006, each of North Valley and its Subsidiaries has duly filed all material federal, state, local and foreign Tax Returns (as defined below) required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects).

(b) Since December 31, 2006, each of North Valley and its Subsidiaries has duly paid or made provisions for the payment of all material Taxes (as defined below) which have been incurred or are due or claimed to be due from it by federal, state, local and foreign taxing authorities on or prior to the date hereof.

(c) Neither the Internal Revenue Service (“IRS”) nor any other Governmental Entity has notified North Valley of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of North Valley or any Subsidiary.

(d) There are no material disputes pending, or claims asserted for, Taxes or assessments upon North Valley or any of its Subsidiaries, nor has North Valley or any of its Subsidiaries been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local Tax Return for any period.

(e) Neither North Valley nor any Subsidiary has any liability for the Taxes of any Person (as defined below) (other than North Valley or any Subsidiary) under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(f) Neither North Valley nor any Subsidiary will be required to include any item in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; or (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law).

(g) For the purposes of this Agreement, unless expressly defined elsewhere, “Taxes” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean all taxes, charges, fees, levies, penalties or other assessments or charges of any kind whatsoever imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto (whether disputed or not).

(h) For purposes of this Agreement, unless expressly defined elsewhere, “Tax Return” shall mean any return, report, information return or other document (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment and any related or supporting information) with respect to Taxes filed with a taxing authority having jurisdiction over a party or its Subsidiaries.

(i) “Person” as used in this Agreement, means any individual, corporation (including any non-profit corporation), company, limited liability company, general or limited partnership, limited liability partnership, joint venture, trust, estate, proprietorship, firm, society or other enterprise, association, organization, entity or governmental body.

3.11. Employee Plans.

(a) Section 3.11(a) of the North Valley Disclosure Letter sets forth a true and complete list of each pension, retirement, salary continuation, profit-sharing, savings, deferred compensation, stock option, restricted stock or other equity-based compensation, severance, retention, change in control, termination, bonus, incentive compensation, fringe benefit, vacation, life insurance, disability, accident, supplemental benefit, welfare, medical, dental, vision, education reimbursement, compensation or other employee benefit plan, program, policy, arrangement or agreement, including, but not limited to, each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), that is maintained, sponsored, contributed to or required to be contributed to as of the date of this Agreement, or that has since December 31, 2006 been sponsored, maintained, sponsored, contributed to or required to be contributed to, by North Valley or any of its Subsidiaries or with respect to which North Valley or any of its Subsidiaries has any liability or obligation, contingent or otherwise, including by reason of being or having been treated as a “single employer” with any other trade or business within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) (individually, a “North Valley Plan,” or collectively, “North Valley Plans”).

(b) North Valley has previously made available to TriCo true, correct and complete copies of each of the North Valley Plans and all related documents, including, but not limited to, the following (if applicable): (i) the actuarial report for such North Valley Plans for the most recent plan year; (ii) the most recent determination letter from the IRS for such North Valley Plans; (iii) the current summary plan description and any summaries of material modifications thereto; (iv) all annual reports (Form 5500 series) for each North Valley Plan filed for each of the preceding three plan years, together with all schedules and attachments; (v) all agreements with fiduciaries and service providers relating to the North Valley Plans; (vi) all substantive correspondence relating to any such North Valley Plans addressed to or received from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency; and (vii) all Forms 5310 for each North Valley Plan filed for each of the preceding three plan years.

(c) No North Valley Plan is a “multiemployer plan” as defined in Section 3(37) of ERISA, a “multiple employer plan,” within the meaning of Section 210 of ERISA or Section 413 of the Code, or a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, and neither North Valley nor any of its Subsidiaries has contributed to, or had any obligation to contribute to, any such plan or arrangement in the previous seven years.

(d) No North Valley Plan is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is or was at any time subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, and neither North Valley nor any of its Subsidiaries has contributed to, or had any obligation to contribute to, any such employee pension benefit plan in the previous seven years.

(e) Each North Valley Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that considers the law changes incorporated in the plan sponsor’s most recently expired remedial amendment cycle determined under the provisions of Internal Revenue Service Revenue Procedure 2007-44, and to the Knowledge of North Valley, nothing has occurred since the date of such letter that is reasonably likely to adversely affect the tax qualification of such plan or to require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

(f) To the Knowledge of North Valley, each North Valley Plan, both with respect to its form and administration, has been maintained, funded and administered in all material respects in compliance with its terms, the provisions of ERISA, the Code and applicable Law, whether as a matter of substantive Law or in order to maintain any intended tax qualification.

(g) With respect to each North Valley Plan, all contributions and premium payments for all time periods ending on or prior to the Closing Date and which are otherwise due and payable shall have been made.

(h) Section 3.11(h) of the North Valley Disclosure Letter lists each obligation of North Valley and any of its Subsidiaries to pay or provide for post-termination welfare or welfare-type benefits for any current or former employee, officer, director or contractor or their dependents or beneficiaries, other than those benefits required under COBRA.

(i) Other than routine claims for benefits, including those relating to qualified domestic relations orders, there are no (i) pending or (ii) threatened lawsuits, governmental investigations or other claims against or involving any North Valley Plan, or any fiduciary (within the meaning of Section 3(21)(A) of ERISA) or service provider of any North Valley Plan, nor is there any reasonable basis for any such lawsuit, investigation or claim.

(j) Neither North Valley nor any of its Subsidiaries has any liability under any North Valley Plan arising out of the treatment of any service provider as an independent contractor or other self-employed individual rather than as an employee, or vice-versa. Except as set forth in Section 3.11(j) of the North Valley Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with any other event, (i) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any employee, officer, director, independent contractor or consultant of North Valley or any of its Subsidiaries under any North Valley Plan; or (ii) accelerate or require the funding (whether on a formal or informal basis) of the benefits under any North Valley Plan.

(k) Each North Valley Plan which constitutes in any part a nonqualified deferred compensation arrangement within the meaning of and subject to Section 409A of the Code has at all times complied, both in form and operation, with the requirements of Section 409A(a)(2), (3) and (4) of the Code and applicable regulations and other guidance thereunder.

(l) None of the North Valley Plans provides any benefits that would result in excess parachute payments (within the meaning of Section 280G) of the Code, either (i) solely as a result of the consummation of the transactions contemplated hereby; or (ii) as a result of the consummation of the transactions contemplated hereby and any actions taken by TriCo after the Closing Date.

(m) To the Knowledge of North Valley, neither North Valley nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is party to any agreement that could under any circumstances obligate it to make any payments that would not be deductible under Section 162(m) of the Code.

(n) Each of the North Valley Plans is maintained in the United States and is subject only to the Laws of the United States or a political subdivision thereof.

(o) No action taken pursuant to Section 6.16 hereof will violate the terms of the North Valley Option Plans or of any award agreement entered into pursuant to such plans, nor will any such action constitute a material violation of any applicable Laws.

(p) Neither North Valley nor any of its Subsidiaries has undertaken to maintain any North Valley Plan for any period of time, and each North Valley Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable Laws, including Section 409A of the Code, or as may be imposed by the written terms of the plan document of the North Valley Plan.

3.12. Certain Contracts.

(a) Section 3.12 of the North Valley Disclosure Letter lists each written or oral contract, plan, commitment or any other arrangement to or by which North Valley or any if its Subsidiaries is a party or is bound with respect to the employment of any directors, officers, employees or consultants: (i) which, upon the execution of this Agreement, the North Valley Requisite Vote or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in or accelerate any payment or benefit (whether severance, retirement, change of control or otherwise) becoming due from TriCo, North Valley, any of their Subsidiaries or the Surviving Corporation to any party; (ii) which contains a non-compete or client or customer non-solicitation requirement or any other provision that materially restricts the conduct of any line of business by North Valley or any of its Subsidiaries or, following the Closing, TriCo or any of its Subsidiaries; (iii) with or to a labor union or guild (including any collective bargaining agreement); (iv) that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC); or (v) which involved payments by North Valley or any of its Subsidiaries in the fiscal year ended December 31, 2012 of more than $75,000 or which could reasonably be expected to involve payments during the fiscal year ending December 31, 2013 or any year thereafter of more than $75,000, other than (x) any such contract that is terminable at will on sixty (60) days or less notice without payment of a penalty in excess of $10,000, (y) deposit liabilities and (z) except with respect to item (i) above, debts for borrowed funds.

(b) Section 3.12(b) of the North Valley Disclosure Letter sets forth true, correct and complete copies of all employment, consulting and deferred compensation agreements to which North Valley or any of its Subsidiaries is a party. Each contract, arrangement or commitment of the type described in this Section 3.12 is referred to herein as a “North Valley Contract.”

(c) (i) Each North Valley Contract is a valid and binding commitment of North Valley or one of its Subsidiaries, as the case may be, and is in full force and effect; (ii) each of North Valley and its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each North Valley Contract; (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of North Valley or any of its Subsidiaries under any such North Valley Contract; and (iv) neither North Valley nor any of its Subsidiaries has received notice of any violation or imminent violation of any North Valley Contract by any other party thereto. True, correct and complete copies of each North Valley Contract have been provided or made available to TriCo prior to the date hereof.

3.13. Regulatory Agreements. Except as previously disclosed to TriCo, neither North Valley nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions (each of the foregoing, a “Regulatory Agreement”), at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has North Valley or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

3.14. State Takeover Laws; Rights Agreement.

(a) North Valley and its Board of Directors have taken, or by the Effective Time will have taken, all necessary action so that any applicable provisions of the takeover laws of California and any other state (and any comparable provisions of North Valley’s Articles of Incorporation and Bylaws) do not and will not apply to this Agreement, the Merger or the transactions contemplated hereby or thereby.

(b) North Valley has (i) duly authorized and executed an appropriate amendment to the North Valley Rights Agreement, which amendment has been provided to TriCo and (ii) taken all other action necessary or appropriate so that the entering into of this Agreement or the Shareholder Agreements, and the consummation of the transactions contemplated hereby and thereby (including the Merger) do not and will not result in TriCo being or becoming an “Acquiring Person” thereunder or the ability of any person to exercise a “Right” (as defined in the North Valley Rights Agreement) or enabling or requiring Rights to separate from the shares of North Valley Common Stock to which they are attached or to be triggered or become exercisable. The North Valley Rights Agreement will expire immediately prior to the Effective Time, and the North Valley Rights Agreement, as so amended, has not been further amended or modified except in accordance herewith. No “Distribution Date,” “Shares Acquisition Date” or “Trigger Event” (as such terms are defined in the North Valley Rights Agreement) has occurred prior to the date of this Agreement, nor will occur as a result of the entry by North Valley into this Agreement or the consummation of any of the transactions contemplated hereby and thereby.

3.15. Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on North Valley or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the “Environmental Laws”), pending or, to the Knowledge of North Valley, threatened against North Valley or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on North Valley. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on North Valley. To the Knowledge of North Valley, during or prior to the period of (i) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries’ participation in the management of any property, or (iii) its or any of its Subsidiaries’ holding of a security interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect on North Valley. Neither North Valley nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on North Valley.

3.16. Allowances for Losses. All allowances for loan and lease losses of North Valley and its Subsidiaries, including any reserves for unfunded commitments, are, and as of the Effective Time will be, made in compliance with all applicable Laws, North Valley’s methodology for determining the adequacy of its allowance for losses and the standards established by the Financial Accounting Standards Board. Neither North Valley nor any of its Subsidiaries has been notified by any Governmental Entity or by North Valley’s independent auditor, in writing or otherwise, that: (i) such allowances are inadequate; (ii) the practices and policies of North Valley or any of its Subsidiaries in establishing such allowances and in accounting for non-performing and classified assets generally fail to comply with applicable accounting or regulatory requirements; or (iii) such allowances are inadequate or inconsistent with the historical loss experience of North Valley or any of its Subsidiaries. Section 3.16 of the North Valley Disclosure Letter sets forth a complete list of all extensions of nonaccrual, credit and other real estate owned (“OREO”) that as of December 31, 2013 were classified as special mention, substandard, doubtful, loss or words of similar import. All OREO, if any, held by North Valley or any of its Subsidiaries is being carried at fair value in accordance with GAAP.

3.17.   Properties and Assets. Section 3.17 of the North Valley Disclosure Letter lists as of the date of this Agreement: (i) all real property owned by North Valley and its Subsidiaries; (ii) each real property lease, sublease or installment purchase arrangement to which North Valley or any of its Subsidiaries is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which North Valley or any of its Subsidiaries is a party; and (iv) each item of North Valley’s or any of its Subsidiaries’ tangible personal property and equipment with a net book value of $40,000 or more or having any annual lease payment of $25,000 or more. Except for (a) items reflected in North Valley’s consolidated financial statements as of September 30, 2013 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with North Valley’s or any of its Subsidiaries’ use and enjoyment of owned real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against, (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 2012, and (e) items listed in Section 3.17 of the North Valley Disclosure Letter, North Valley and its Subsidiaries have good and, as to owned real property, marketable and insurable title to all their owned real and tangible personal property, free and clear of all material liens, claims, charges and other encumbrances. North Valley and its Subsidiaries, as lessees, have the right under valid and existing leases to occupy, use and possess all property leased by them. All real property and fixed assets used by North Valley and its Subsidiaries are in good operating condition and repair (subject to ordinary wear and tear) suitable for the purposes for which they are currently utilized, and, to the Knowledge of North Valley, comply in all material respects with all applicable Laws relating thereto now in effect. North Valley and its Subsidiaries enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which North Valley or any of its Subsidiaries is a party are valid and binding obligations of North Valley or any of its Subsidiaries in accordance with the terms thereof. Neither North Valley nor any of its Subsidiaries is in material default with respect to any such lease, and there has occurred no default by North Valley or any of its Subsidiaries or event which with the lapse of time or the giving of notice, or both, would constitute a material default by North Valley or any of its Subsidiaries under any such lease. To the Knowledge of North Valley, there are no applicable Laws, conditions of record, or other impediments that materially interfere with the intended use by North Valley or any of its Subsidiaries of any of the property owned, leased, or occupied by them.

3.18.  Insurance.

(a) North Valley and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of North Valley reasonably has determined to be prudent in accordance with industry practice. North Valley and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of North Valley and its Subsidiaries and policies on which a third party is named as an additional insured, North Valley or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

(b) The existing insurance carried by North Valley and its Subsidiaries is sufficient for compliance by North Valley and its Subsidiaries with all requirements of applicable Laws and agreements to which North Valley or its Subsidiaries are subject. Section 3.18 of the North Valley Disclosure Letter contains a true, correct and complete list as of the date hereof of all material insurance policies and bonds maintained by North Valley and its Subsidiaries, including the name of the insurer, the policy number, the type of policy and any applicable deductibles. True, correct and complete copies of all such policies and bonds set forth in Section 3.18 of the North Valley Disclosure Letter, as in effect on the date hereof, have been delivered or made available to TriCo.

3.19.  Compliance with Applicable Laws. Except as set forth in Section 3.19 of the North Valley Disclosure Letter, each of North Valley and its Subsidiaries has complied (after giving effect to any non-compliance and cure) and is in compliance in all material respects with all Laws applicable to it or to the operation of its business including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, the Foreign Corrupt Practices Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Title III of the USA Patriot Act and all other applicable bank secrecy laws, fair lending laws and other laws relating to discriminatory business practices, except for those instances of noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on North Valley, or prevent, materially delay or materially impair the ability of North Valley to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, North Valley has not been advised of any regulatory concerns regarding its compliance with the Bank Secrecy Act or related state or federal anti-money-laundering laws, regulations and guidelines, including those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. North Valley has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to North Valley’s Knowledge, North Valley is in compliance with such law in all material respects. Neither North Valley nor its Subsidiaries have received any notice in writing of any material alleged or threatened claim, violation of or liability under any such Laws that has not heretofore been cured and for which there is any remaining liability.

3.20.  Loans.

(a) All loans, loan commitments, letters of credit and other extensions of credit (including any amendments, renewals, extensions or modifications thereto) (“Loans”) in which North Valley or any of its Subsidiaries has an interest, comply in all material respects with all applicable Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder. There are no oral loans, loan commitments or other extensions of credit owned by North Valley or any of its Subsidiaries, or in which North Valley or any of its Subsidiaries has an interest.

(b) Except as set forth in Section 3.20 of the North Valley Disclosure Letter, all Loans have been made or acquired by North Valley in all material respects in accordance with Board of Director-approved loan policies. To the Knowledge of North Valley, each outstanding Loan of North Valley or any of its

Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens which have been perfected and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court in equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance, and similar Laws affecting creditors’ rights and remedies generally. Each of North Valley and its Subsidiaries holds the Loans contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such Loans include liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys’ opinions regarding title or in title insurance policies in the mortgage files relating to the Loans secured by real property or are not material as to the collectability of such Loans; all Loans owned by North Valley and its Subsidiaries or in which North Valley or any of its Subsidiaries has an interest are with full recourse to the borrowers (except as set forth in Section 3.20 of the North Valley Disclosure Letter), and neither North Valley nor its Subsidiaries have taken any action that would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any Loan, other than in the ordinary course of business. To the Knowledge of North Valley, all applicable remedies against all borrowers and guarantors are enforceable except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court in equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance, and similar Laws affecting creditors’ rights and remedies generally. All Loans sold by North Valley or any of its Subsidiaries have been sold without recourse (except as set forth in Section 3.20 of the North Valley Disclosure Letter) to North Valley or any of its Subsidiaries (other than with respect to customary representations and warranties) and without any liability under any yield maintenance or similar obligation.

(c) True, correct and complete copies of the currently effective lending policies of North Valley and its Subsidiaries have been furnished or made available to TriCo.

(d) Each outstanding Loan participation sold by North Valley or any of its Subsidiaries was sold with the risk of non-payment of all or any portion of that underlying Loan to be shared by each participant (including North Valley or any of its Subsidiaries) proportionately to the share of such Loan represented by such participation without any recourse of such other lender or participant to North Valley or any of its Subsidiaries for payment or repurchase of the amount of such Loan represented by the participation or liability under any yield maintenance or similar obligation. Each of North Valley and its Subsidiaries has properly fulfilled in all material respects its contractual responsibilities and duties in any Loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

(e) Each of North Valley and its Subsidiaries has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any Loans made by it.

3.21.  Undisclosed Liabilities. Neither North Valley nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would be reasonably expected to have, a Material Adverse Effect on North Valley.

3.22.  Intellectual Property Rights. North Valley and each of its Subsidiaries owns or possesses all legal rights, or is licensed or otherwise has the right to use, all proprietary rights, including without limitation trademarks, trade names, service marks and copyrights, if any, that are material to the conduct of their existing businesses. Section 3.22 of the North Valley Disclosure Letter sets forth all proprietary rights that are material to the conduct of business of North Valley or any of its Subsidiaries. Neither North Valley nor any of its Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither North Valley nor any of its Subsidiaries has received any communications alleging that any of them has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any other proprietary rights of any other person or entity.

3.23.  Indemnification.

(a) North Valley has no Knowledge of any action or failure to take action by any director, officer, employee or agent of North Valley or any North Valley Subsidiary which would give rise to a claim or a potential claim by any such person for indemnification from North Valley or any North Valley Subsidiary under the Articles of Incorporation, Bylaws (or equivalent documents) or Laws applicable to North Valley or any North Valley Subsidiary.

(b) Prior to the Closing Date, North Valley has entered into amended indemnification agreements with its current directors and officers to provide that the Tail Insurance Policy (as defined below) shall be substituted for the Letter of Credit called for in the current indemnification agreements with such directors and officers, and the North Valley Board has adopted resolutions determining that the Tail Insurance Policy is an adequate substitute for the Letter of Credit called for in all applicable indemnification agreements entered into between North Valley and its directors and officers (the “Tail Resolutions”).

(c) Section 3.23 of the North Valley Disclosure Letter sets forth the indemnification agreements as amended and in effect at the date of the Agreement.

3.24.  Insider Interests.

(a) All outstanding Loans and other contractual arrangements (including deposit relationships) between North Valley or any North Valley Subsidiary and any officer, director, employee or greater than five percent (5%) shareholder of North Valley (or any affiliate of any of them) of North Valley or any North Valley Subsidiary conform to applicable Laws.

(b) Except as set forth in Section 3.24(b) of the North Valley Disclosure Letter, no officer, director or employee of North Valley or any North Valley Subsidiary, or any of such persons’ family members or their affiliates, has an outstanding Loan from North Valley or any of its Subsidiaries or any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of North Valley or any North Valley Subsidiary.

3.25.  Fairness Opinion. North Valley has received an opinion from Sandler dated as of the date hereof to the effect that, in its opinion, the aggregate consideration pursuant to this Agreement is fair to the holders of North Valley Common Stock from a financial point of view.

3.26.  Labor.

(a) Neither North Valley nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization. To the Knowledge of North Valley, there are no labor union organizing activities or labor union demands for recognition or certification, in each case, with respect to the employees of North Valley or its Subsidiaries. Since January 1, 2012, there has been no actual or, to the Knowledge of North Valley, threatened strikes, slowdowns or work stoppages by any employees of North Valley or its Subsidiaries.

(b) North Valley and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. Without limiting the generality of the foregoing, each individual who renders services to North Valley or any Subsidiary of North Valley who is classified by North Valley or such Subsidiary of North Valley, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under North Valley benefit plans) is properly so characterized.

3.27.  Investment Securities. Each of North Valley and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, except to the extent that such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of North Valley or any of its Subsidiaries and except for such defects in title or liens that would not be material to North Valley and its Subsidiaries. Such securities are valued on the books of North Valley and its Subsidiaries in accordance with GAAP.

3.28.  Derivatives Contracts. Neither North Valley nor any of its Subsidiaries is a party to or have agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) and do not own any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) could have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

3.29.  Tax Treatment of Merger. As of the date of this Agreement, North Valley is not aware of any fact or state of affairs relating to North Valley that could cause the Merger or the Bank Merger not to be treated as a “reorganization” under Section 368(a) of the Code.

3.30.  North Valley Information. The information provided in writing by North Valley relating to North Valley and its Subsidiaries that is to be contained in the Registration Statement, the Joint Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by North Valley, and no statement by North Valley in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to TriCo.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF TRICO

Subject to the disclosures set forth in the disclosure letter of TriCo delivered to North Valley concurrently with the parties’ execution of this Agreement (the “TriCo Disclosure Letter”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article IV to which it relates (unless and to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures), and each of which disclosures shall also be deemed to be representations and warranties made by TriCo to North Valley under this Article IV), TriCo hereby makes the following representations and warranties to North Valley, each of which is being relied upon by North Valley as a material inducement to North Valley to enter into and perform this Agreement.

4.1.  Corporate Organization.

(a) TriCo is a corporation duly organized and validly existing under the laws of the State of California. TriCo and its Subsidiaries have the corporate and other power and authority to own or lease all of their properties and assets and to carry on their business as it is now being conducted, and are duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by them or the character or location of any material properties or assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on TriCo. TriCo is duly registered as a bank holding company with the Federal Reserve Board. Tri Counties Bank, TriCo Capital Trust I, and TriCo Capital Trust II are the only direct or indirect Subsidiaries of TriCo. Section 4.1(a) of the TriCo Disclosure Letter sets forth true, correct and complete copies of the Articles of Incorporation and Bylaws of TriCo and Tri Counties Bank as in effect as of the date of this Agreement.

(b) Tri Counties Bank is a California state chartered bank duly organized and validly existing under the laws of the State of California. The deposit accounts of Tri Counties Bank are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments due the FDIC in connection therewith have been paid by Tri Counties Bank. Tri Counties Bank is “well-capitalized” (as that term is defined at 12 C.F.R. Section 325.103). Tri Counties Bank has no Subsidiaries. Tri Counties Bank has the corporate and other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on TriCo. None of Tri Counties Bank, TriCo nor any Subsidiary of TriCo engages in the trust business or serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts. The Articles of Incorporation and Bylaws of Tri Counties Bank, copies of which are set forth in Section 4.1(b) of the TriCo Disclosure Letter, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

(c) The minute books of TriCo and its Subsidiaries, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the shareholders, their respective Boards of Directors and all standing committees of their respective Boards of Directors.

4.2.  Capitalization.

(a) The authorized capital stock of TriCo consists of 50,000,000 shares of TriCo Common Stock and 1,000,000 shares of preferred stock, with no par value (the “TriCo Preferred Stock”). As of the date hereof, there are: (i) 16,076,662 shares of TriCo Common Stock issued and outstanding, including 1,317,666 shares held by the TriCo ESOP; (ii) no shares of TriCo Common Stock held in TriCo’s treasury; and (iii) no shares of TriCo Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 2,183,870 shares of TriCo Common Stock reserved for issuance pursuant to the TriCo’s equity incentive plans (the “TriCo Equity Plans”) (of which, collectively, options to purchase 1,246,370 shares are outstanding at the date hereof). No shares of TriCo Preferred Stock are issued and outstanding or reserved for issuance, except for 150,000 shares of TriCo Preferred Stock designated as Series AA Junior Participating Preferred Stock reserved for issuance pursuant to the TriCo Rights Agreement, none of which is issued and outstanding as of the date hereof. All of the issued and outstanding shares of TriCo Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b) All of the outstanding stock options granted by TriCo have been granted in compliance in all material respects with all applicable Laws. Except for the outstanding options, plans and other obligations set forth above, TriCo does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of TriCo Common Stock, TriCo Preferred Stock or any other equity security of TriCo or any securities representing the right to purchase or otherwise receive any shares of TriCo Common Stock, TriCo Preferred Stock or any other equity security of TriCo. Neither TriCo nor any of its Subsidiaries have any authorized, issued, or outstanding bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote on any matters on which the shareholders have the right to vote. Other than the TriCo Rights Agreement, there are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which TriCo is a party or by which it is bound with respect to any equity security of any class of TriCo or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

(c) TriCo owns, directly or indirectly, all of the issued and outstanding shares of capital stock of its Subsidiaries free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No TriCo Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock or any other equity security or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security.

4.3.  Authority; No Violation.

(a) TriCo has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of regulatory and shareholder approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the TriCo Board (the “TriCo Board”). The TriCo Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the TriCo shareholders and resolved to recommend that the holders of TriCo Common Stock vote in favor of approval and adoption of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of TriCo Common Stock (the “Requisite TriCo Vote”), no further corporate proceedings on the part of the TriCo Board, the shareholders of TriCo or the Tri Counties Bank Board of Directors (except for matters related to setting the date, time, place and record date for said meeting) are necessary in order to authorize or approve this Agreement or to consummate the transactions contemplated hereby including the Merger and the Bank Merger. This Agreement has been duly and validly executed and delivered by TriCo and (assuming due authorization, execution and delivery by North Valley of this Agreement) this Agreement constitutes a valid and binding obligation of TriCo, enforceable against TriCo in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance and similar Laws affecting creditors’ rights and remedies generally. All corporate proceedings on the part of TriCo necessary to consummate the transactions contemplated hereby will have been taken prior to the Effective Time.

(b) Tri Counties Bank has full corporate or other power and authority to execute and deliver the Bank Merger Agreement and, subject to the receipt of regulatory and shareholder approvals, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Tri Counties Bank and by TriCo as the sole shareholder of Tri Counties Bank prior to the Effective Time. All corporate proceedings on the part of Tri Counties Bank and by TriCo as sole shareholder of Tri Counties Bank necessary to consummate the transactions contemplated hereby will have been taken prior to the Effective Time. The Bank Merger Agreement, upon execution and delivery by Tri Counties Bank, will be duly and validly executed and delivered by Tri Counties Bank and will (assuming due authorization, execution and delivery by North Valley Bank) constitute a valid and binding obligation of Tri Counties Bank, enforceable against Tri Counties Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance and similar Laws affecting creditors’ rights and remedies generally.

(c) Neither the execution and delivery of this Agreement by TriCo or the Bank Merger Agreement by Tri Counties Bank nor the consummation by TriCo or its Subsidiaries, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by TriCo or its Subsidiaries, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of TriCo or the Articles of Incorporation or Bylaws (or the equivalent documents) of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate in any material respect any Laws applicable to TriCo or its Subsidiaries or any of their respective properties or assets, or (y) violate or conflict in any material respect with, result in a material breach of any provision of or the loss of any benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of TriCo or any of its Subsidiaries under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which TriCo or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

4.4.  Consents and Approvals.

(a) Except for the approvals and filings referred to in Section 3.4(a), no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party, are necessary in connection with: (1) the execution and delivery by TriCo of this Agreement; (2) the consummation by TriCo of the Merger and the other transactions contemplated hereby; (3) the execution and delivery by Tri Counties Bank of the Bank Merger Agreement; and (4) the consummation by Tri Counties Bank of the Bank Merger and the transactions contemplated thereby; except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of TriCo or Tri Counties Bank, as applicable, to consummate the transactions contemplated hereby.

(b) As of the date hereof, TriCo has no Knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis without the imposition of any Burdensome Condition (as defined below).

4.5.  Reports. Since December 31, 2012, TriCo and its Subsidiaries have timely filed all reports, registrations and applications, together with any amendments required to be made with respect thereto, that they have been required to file with any Governmental Entities. As of its respective filing date (subject to any subsequent amendment thereto), each such report, registration, application and amendment complied in all material respects with all rules and regulations promulgated by the applicable Governmental Entity and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of TriCo and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of TriCo since December 31, 2008. Except as previously disclosed to North Valley, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or letter relating to any examinations of TriCo or any of its Subsidiaries.

4.6.  Financial Statements; Exchange Act Filings; Books and Records.

(a) TriCo has previously made available to North Valley true, correct and complete copies of (i) the audited consolidated balance sheets of TriCo and its Subsidiaries as of December 31, 2012 and 2011 and the related audited consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the fiscal years 2012, 2011 and 2010, inclusive, as reported in TriCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of TriCo’s independent registered public accounting firm and (ii) the unaudited consolidated balance sheets of TriCo and its Subsidiaries as of September 30, 2013 and 2012 and the related audited consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the nine months and quarterly period ended September 30, 2013 as reported in TriCo’s Quarterly Report on Form 10-Q with respect to the quarter ended September 30, 2013 filed with the SEC under the Exchange Act. TriCo will deliver as soon as is reasonably practicable, a draft of the consolidated balance sheet of TriCo and its Subsidiaries as of December 31, 2013 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the period ended December 31, 2013, in the form TriCo expects to file under the Exchange Act in connection with its Form 10-K for the period ended December 31, 2013. The financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments), the results of the consolidated operations and consolidated financial condition of TriCo and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable)

comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. TriCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and all reports subsequently filed under the Exchange Act (the “TriCo Exchange Act Reports”) comply (or, in the case of TriCo Exchange Act Reports filed subsequent to the date hereof, will comply) in all material respects with the appropriate requirements for such reports under the Exchange Act, and TriCo has previously delivered or made available to North Valley true, correct and complete copies of such reports. The books and records of TriCo and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(b) TriCo and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by TriCo in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to TriCo’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of TriCo required under the Exchange Act with respect to such reports. TriCo has disclosed, based on its most recent evaluation prior to the date of this Agreement, to TriCo’s outside auditors and the audit committee of the TriCo Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect TriCo’s ability to accurately record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in TriCo’s internal controls over financial reporting.

(c) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of TriCo included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, as filed with the SEC, (ii) this Agreement or (iii) liabilities incurred since September 30, 2013 in the ordinary course of business consistent with past practice, neither TriCo nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due).

(d) Since January 1, 2012, (i) neither TriCo nor any of its Subsidiaries nor, to the Knowledge of TriCo, any director, officer, employee, auditor, accountant or representative of TriCo or any of its Subsidiaries, has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of TriCo or any of its Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2012, including any material complaint, allegation, assertion or claim that TriCo or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the Knowledge of TriCo, no attorney representing TriCo or any of its Subsidiaries, whether or not employed by TriCo or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after January 1, 2012, by TriCo or any of its officers, directors, employees or agents to the TriCo Board or any committee thereof or to any director or officer of TriCo.

(e) Neither TriCo nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement relating to any transaction or relationship between or among TriCo or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act and the Exchange Act).

4.7.  Broker’s Fees. Neither TriCo nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that TriCo has engaged, and will pay a fee to Keefe, Bruyette & Woods, Inc. (“KBW”) in accordance with the terms of a letter agreement between TriCo and KBW identified in Section 4.7 of the TriCo Disclosure Letter.

4.8.  Absence of Certain Changes or Events.

(a) Except as disclosed in any TriCo Exchange Act Report filed with the SEC prior to the date of this Agreement: (i) neither TriCo nor any of its Subsidiaries has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their business; (ii) neither TriCo nor any of its Subsidiaries has discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iii) neither TriCo nor any of its Subsidiaries has sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its material properties or assets other than in the ordinary course of business; (iv) neither TriCo nor any of its Subsidiaries has suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any Governmental Entity, flood, windstorm, embargo, riot, act of God or other casualty or event, whether or not covered by insurance; (v) neither TriCo nor any of its Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of TriCo or any of its Subsidiaries, as the case may be; and (vi) no event has occurred which has had or is reasonably certain to have, individually or in the aggregate, a Material Adverse Effect on TriCo.

(b) Except as disclosed in any TriCo Exchange Act Report filed with the SEC prior to the date of this Agreement, since December 31, 2010, TriCo and its Subsidiaries have in all material respects carried on their respective businesses in the ordinary and usual course consistent in all material respects with their past practices.

4.9.  Legal Proceedings.

(a) Neither TriCo nor any of its Subsidiaries is a party to any, and there are no pending, or to TriCo’s Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TriCo or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect upon TriCo or that challenge the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement.

(b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon TriCo, its Subsidiaries or the assets of TriCo or its Subsidiaries which has had, or could reasonably be expected to have a Material Adverse Effect on TriCo or the Surviving Corporation.

4.10.  Taxes and Tax Returns.

(a) Since December 31, 2006, each of TriCo and its Subsidiaries has duly filed all material federal, state, local and foreign Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects).

(b) Since December 31, 2006, each of TriCo and its Subsidiaries has duly paid or made provisions for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by federal, state, local and foreign taxing authorities on or prior to the date hereof.

(c) Neither the IRS nor any other Governmental Entity has notified TriCo of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of TriCo.

(d) There are no material disputes pending, or claims asserted for, Taxes or assessments upon TriCo or any of its Subsidiaries, nor has TriCo or any of its Subsidiaries been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local Tax Return for any period.

4.11.  Regulatory Agreements. Except as previously disclosed to North Valley, neither TriCo nor any of its Subsidiaries is subject to any Regulatory Agreement, at the request of any Governmental Entity that materially restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has TriCo or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.12.  State Takeover Laws; Rights Agreement.

(a) TriCo and its Board of Directors have taken, or by the Effective Time will have taken, all necessary action so that any applicable provisions of the takeover laws of California and any other state (and any comparable provisions of TriCo’s Articles of Incorporation and Bylaws) do not and will not apply to this Agreement, the Merger or the transactions contemplated hereby or thereby.

(b) TriCo has taken all other action necessary or appropriate, if any, so that the entering into of this Agreement or the Shareholder Agreements, and the consummation of the transactions contemplated hereby and thereby (including the Merger), do not and will not result in North Valley being or becoming an “Acquiring Person” thereunder or the ability of any Person to exercise a “Right” (as defined in the TriCo Rights Agreement) or enabling or requiring Rights to separate from the shares of TriCo Common Stock to which they are attached or to be triggered or become exercisable. No “Distribution Date,” “Shares Acquisition Date” or “Trigger Event” (as such terms are defined in the TriCo Rights Agreement) has occurred prior to the date of this Agreement, nor will occur as a result of the entry by TriCo into this Agreement or the consummation of any of the transactions contemplated hereby and thereby.

4.13.  Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on TriCo or any of its Subsidiaries of any liability or obligation arising under Environmental Laws, pending or, to the Knowledge of TriCo, threatened against TriCo or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on TriCo. To the Knowledge of TriCo, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on TriCo. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on TriCo. To the Knowledge of TriCo, during or prior to the period of (i) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries’ participation in the management of any property, or (iii) its or any of its Subsidiaries’ holding of a security interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect on TriCo. Neither TriCo nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Laws that would have or would reasonably be expected to have a Material Adverse Effect on TriCo.

4.14.  Allowances for Losses. All allowances for loan and lease losses of TriCo and its Subsidiaries, including any reserves for unfunded commitments, are, and as of the Effective Time will be, made in compliance with all applicable Laws, TriCo’s methodology for determining the adequacy of its allowance for losses and the standards established by the Financial Accounting Standards Board. Neither TriCo nor any of its Subsidiaries has been notified by any Governmental Entity or by TriCo’s independent auditor, in writing or otherwise, that: (i) such allowances are inadequate; (ii) the practices and policies of TriCo or any of its Subsidiaries in establishing such allowances and in accounting for non-performing and classified assets generally fail to comply with applicable accounting or regulatory requirements; or (iii) such allowances are inadequate or inconsistent with the historical loss experience of TriCo or any of its Subsidiaries. All OREO, if any, held by TriCo or any of its Subsidiaries is being carried at fair value in accordance with GAAP.

4.15.   Insurance.

(a) TriCo and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of TriCo reasonably has determined to be prudent in accordance with industry practice. TriCo and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of TriCo and its Subsidiaries and policies on which a third party is named as an additional insured, TriCo or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

(b) The existing insurance carried by TriCo and its Subsidiaries is sufficient for compliance by TriCo and its Subsidiaries with all requirements of applicable Laws and agreements to which TriCo or its Subsidiaries are subject.

4.16.   Compliance with Applicable Laws. Except as set forth in Section 4.16 of the TriCo Disclosure Letter, each of TriCo and its Subsidiaries has complied (after giving effect to any non-compliance and cure) and is in compliance in all material respects with all Laws applicable to it or to the operation of its business including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, the Foreign Corrupt Practices Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Title III of the USA Patriot Act and all other applicable bank secrecy laws, fair lending laws and other laws relating to discriminatory business practices, except for those instances of noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on TriCo or prevent, materially delay or materially impair the ability of TriCo to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, TriCo has not been advised of any regulatory concerns regarding its compliance with the Bank Secrecy Act or related state or federal anti-money-laundering laws, regulations and guidelines, including those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. TriCo has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to TriCo’s Knowledge, TriCo is in compliance with such law in all material respects. Neither TriCo nor its Subsidiaries have received any notice in writing of any material alleged or threatened claim, violation of or liability under any such Laws that has not heretofore been cured and for which there is any remaining liability.

4.17.   Loans.

(a) All Loans in which TriCo or any of its Subsidiaries has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder. There are no oral loans, loan commitments or other extensions of credit owned by TriCo or any of its Subsidiaries, or in which TriCo or any of its Subsidiaries has an interest.

(b) All Loans have been made or acquired by TriCo in all material respects in accordance with Board of Director-approved loan policies. Each of TriCo and its Subsidiaries holds the Loans contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such Loans include liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys’ opinions regarding title or in title insurance policies in the mortgage files relating to the Loans secured by real property or are not material as to the collectability of such Loans; all Loans owned by TriCo and its Subsidiaries or in which TriCo or any of its Subsidiaries has an interest are with full recourse to the borrowers, and neither TriCo nor its Subsidiaries have taken any action that would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any Loan, other than in the ordinary course of business. To the Knowledge of TriCo, all applicable remedies against all borrowers and guarantors are enforceable except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court in equity and by bankruptcy, insolvency, moratorium, fraudulent conveyance, and similar Laws affecting creditors’ rights and remedies generally. All Loans sold by TriCo or any of its Subsidiaries have been sold without recourse to TriCo or any of its Subsidiaries (other than with respect to customary representations and warranties) and without any liability under any yield maintenance or similar obligation.

(c) True, correct and complete copies of the currently effective lending policies of TriCo and its Subsidiaries have been furnished or made available to North Valley.

(d) Each outstanding Loan participation sold by TriCo or any of its Subsidiaries was sold with the risk of non-payment of all or any portion of that underlying Loan to be shared by each participant (including TriCo or any of its Subsidiaries) proportionately to the share of such Loan represented by such participation without any recourse of such other lender or participant to TriCo or any of its Subsidiaries for payment or repurchase of the amount of such Loan represented by the participation or liability under any yield maintenance or similar obligation. Each of TriCo and its Subsidiaries has properly fulfilled in all material respects its contractual responsibilities and duties in any Loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

(e) Each of TriCo and its Subsidiaries has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any Loans made by it.

4.18.   Undisclosed Liabilities. Neither TriCo nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would be reasonably expected to have, a Material Adverse Effect on TriCo.

4.19.   Tax Treatment of Merger. As of the date of this Agreement, TriCo is not aware of any fact or state of affairs relating to TriCo that could cause the Merger or the Bank Merger not to be treated as a “reorganization” under Section 368(a) of the Code.

4.20.   TriCo Information. The information relating to TriCo and its Subsidiaries to be contained in the Joint Proxy Statement/Prospectus, the Registration Statement, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by TriCo, and no statement by TriCo in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to North Valley.

4.21. Employee Plans.

(a) No TriCo Plan is a “multiemployer plan” as defined in Section 3(37) of ERISA or a “multiple employer plan,” within the meaning of Section 210 of ERISA or Section 413 of the Code and neither TriCo nor any of its Subsidiaries has contributed to, or had any obligation to contribute to, any such plan or arrangement in the previous seven years.

(b) No TriCo Plan is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is or was at any time subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, and neither Trico nor any of its Subsidiaries has contributed to, or had any obligation to contribute to, any such employee pension benefit plan in the previous seven years.

(c) Other than routine claims for benefits, including those relating to qualified domestic relations orders, there are no pending or, to the Knowledge of TriCo, threatened lawsuits, governmental investigations or other claims against or involving any TriCo Plan, or, to the Knowledge of TriCo, any fiduciary (within the meaning of Section 3(21)(A) of ERISA) or service provider of any Plan, nor, to the Knowledge of TriCo, is there any reasonable basis for any such lawsuit, investigation or claim.

(d) For purposes of this Section 4.21, “TriCo Plan” shall mean each pension, retirement, profit-sharing, savings, deferred compensation, stock option, restricted stock or other equity-based compensation, severance, retention, change in control, termination, bonus, incentive compensation, fringe benefit, vacation, life insurance, disability, accident, supplemental benefit, welfare, medical, dental, vision, education reimbursement, compensation or other employee benefit plan, program, policy, arrangement or agreement, including, but not limited to, each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), that is maintained, sponsored, contributed to or required to be contributed to as of the date of this Agreement or with respect to which TriCo or any of its Subsidiaries has any liability or obligation, contingent or otherwise, including by reason of being or having been treated as a “single employer” with any other trade or business within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

4.22 Certain Contracts. Neither TriCo nor any of its Subsidiaries is a party to or bound by any written or oral contract, plan, commitment or any other arrangement with respect to the employment of any directors, officers, employees or consultants (each a “TriCo Contract”): (i) which, upon the execution of this Agreement, the TriCo Requisite Vote or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in or accelerate any payment or benefit (whether severance, retirement, change of control or otherwise) becoming due from TriCo, North Valley, any of their Subsidiaries or the Surviving Corporation to any party, (ii) which contains a non-compete or client or customer non-solicitation requirement or any other provision that materially restricts the conduct of any line of business by TriCo or any of its Subsidiaries or, following the Closing, TriCo or any of its Subsidiaries; or (iii) with or to a labor union or guild (including any collective bargaining agreement). Each TriCo Contract is a valid and binding commitment of TriCo or one of its Subsidiaries, as the case may be, and is in full force and effect; (ii) each of TriCo and its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each TriCo Contract; (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of TriCo or any of its Subsidiaries under any such TriCo Contract; and (iv) neither TriCo nor any of its Subsidiaries has received notice of any violation or imminent violation of any TriCo Contract by any other party thereto. True, correct and complete copies of each TriCo Contract have been provided or made available to North Valley prior to the date hereof.

ARTICLE V.

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1.  Covenants of North Valley.

(a) During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time:

(i) North Valley shall, and shall cause each Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (except to the extent expressly provided otherwise in this Agreement, or as consented to in writing by TriCo);

(ii) North Valley shall, and shall cause each Subsidiary to, (A) pay all of its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (B) pay or perform its other obligations when due, subject to good faith disputes, and (C) use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing (as defined in Section 9.1 hereof);

(iii) North Valley shall promptly notify TriCo of any change, occurrence or event not in the ordinary course of its or any Subsidiary’s business, and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing set forth in Article VII not to be satisfied;

(iv) North Valley shall, and shall cause each Subsidiary to, use its commercially reasonable efforts to assure that each of its material contracts (other than with TriCo) entered into after the date hereof will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger or the Bank Merger, and shall give reasonable advance notice to TriCo prior to allowing any material contract or right thereunder to lapse or terminate by its terms;

(v) North Valley shall, and shall cause each Subsidiary to, maintain each of its leased premises in accordance with the terms of the applicable lease;

(vi) North Valley shall, and shall cause each Subsidiary to, continue to ensure compliance in all material respects with all Laws applicable to it or to the operation of its business including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, the Foreign Corrupt Practices Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Title III of the USA Patriot Act and all other applicable bank secrecy laws, fair lending laws and other laws relating to discriminatory business practices, and maintain its existing training programs for executive and lending staffs; and

(vii) North Valley shall execute and deliver any supplemental indentures or other documents required to allow TriCo to assume the obligations of North Valley under the indentures and guarantee agreements listed on Section 5.1(a) of the North Valley Disclosure Letter relating to the trust preferred securities issued by North Valley so as to make such assumptions effective and shall cause its counsel to provide any opinion of counsel to the trustees thereof if requested by TriCo.

(b) Without limiting the generality or effect of the provisions of Section 5.1(a), during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time, North Valley shall not, and shall cause each Subsidiary not to, do, cause or permit any of the following, except to the extent expressly provided otherwise in this Agreement or as consented to in writing by TriCo:

(i) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, provided however, that North Valley Bank may pay cash dividends or distributions to North Valley for the purpose of enabling North Valley to pay interest on its Junior Subordinated Debt Securities and to pay its ordinary operating expenses, in each case in accordance with past practices and as they become due;

(ii) (a) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of North Valley Options issued and outstanding as of the date of this Agreement pursuant to the North Valley Option Plans in accordance with their present terms, or (b) repurchase, redeem or otherwise acquire (except in partial or complete satisfaction of debts previously contracted or upon the forfeiture of outstanding restricted stock or the exercise or fulfillment of North Valley Options) any shares of the capital stock of North Valley or any North Valley Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of North Valley or any North Valley Subsidiaries;

(iii) issue, allocate, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of North Valley Common Stock pursuant to North Valley Options granted pursuant to the North Valley Option Plans and outstanding as of the date of this Agreement, in accordance with their present terms; provided, that prior to the Effective Time, North Valley may register such number of additional shares of North Valley Common Stock on a Form S-8 registration statement as may be necessary to cover all of the outstanding North Valley Options;

(iv) amend its Articles of Incorporation, Bylaws or other similar governing documents unless required to do so in order to comply with applicable Laws or regulations or by regulatory directive;

(v) enter any written or oral contract, plan, commitment or any other arrangement of a nature described in subsection 3.12(a)(i) – (v), other than those described in subsections 3.12(a)(x) – (z).

(vi) other than commitments entered into prior to the date of this Agreement, as set forth in Section 5.1(b)(vi) of the North Valley Disclosure Letter, make capital expenditures aggregating in excess of $40,000, except for emergency repairs and replacements;

(vii) enter into any new line of business;

(viii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with past practices;

(ix) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable Laws;

(x) change its methods of accounting in effect at December 31, 2012 except as required by changes in GAAP or regulatory accounting principles as concurred to by North Valley’s independent auditors;

(xi) (a) except as required by applicable Laws or this Agreement or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between North Valley or North Valley Bank and one or more of its current or former directors, officers or employees, (b) increase in any manner the compensation of any employee or director or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (c) except as provided in Schedule 5.1(b)(xi)(c), enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (d) hire any new employee at an annual compensation in excess of $60,000, except to fill open positions consistent with past practices, (e) pay aggregate expenses of more than $2,500 per person for employees or directors who attend conventions or similar meetings after the date hereof, (f) promote any employee to a level of vice president or more senior, (g) except as provided in Schedule 5.1(b)(xi)(g), pay any retention bonuses to any employees or (h) except as provided in Schedule 5.1(b)(xi)(c), pay any other bonuses or incentives other than pursuant to an incentive plan, agreement, plan or policy of North Valley or North Valley Bank in effect as of the date hereof and in a manner consistent with past practice;

(xii) incur any indebtedness, with a term greater than one year, for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in each case other than in the ordinary course of business consistent with past practices;

(xiii) sell, purchase, enter into a lease, relocate, open or close any banking or other loan production office, or file an application pertaining to such action with any Governmental Entity;

(xiv) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past practices;

(xv) except as set forth in Section 5.1(b)(xv) of the North Valley Disclosure Letter, make any new Loans to, modify or renew the terms of any existing Loan to, or engage in any other transactions (other than routine banking transactions) with, any officer, director or greater than five percent (5%) shareholder of North Valley or North Valley Bank (or any affiliate of any of them), or to or with any employee of North Valley or North Valley Bank other than Loans to employees that are in the ordinary course of business consistent with past practices and in compliance with applicable Laws, including Federal Reserve Board Regulation O;

(xvi) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices;

(xvii) purchase, modify or originate any: (a) Loans except in accordance with existing North Valley Bank’s lending policies, and lending limits and authorities; or (b)(i) Loans requiring North Valley Bank Executive Loan Committee approval under North Valley Bank’s existing lending policies, (ii) Loans that are criticized or classified, (iii) unsecured consumer Loans in excess of $25,000; (iv) individual lot Loans in excess of $200,000; (v) construction, acquisition or development Loans, residential permanent Loans, Loans secured by special purpose property (as described in the TriCo credit underwriting guidelines approved August 1, 2013), including production lines for builders, or SBA 7(a) loans, to any one borrower in excess of $1,000,000 in the aggregate; except in each case for Loans for which written commitments have been issued by North Valley Bank and are currently outstanding as of the date hereof; provided, however, that North Valley shall provide TriCo (y) a copy of North Valley Bank’s weekly and monthly production report no more than five (5) Business Days after week or month end and (z) notice of any commitments over any of the limits set forth above, and provided further, that with respect to any Loan in excess of the foregoing limits, North Valley shall provide notice to TriCo of such Loan, describing the pertinent terms of the Loan (and for purposes of this clause (xvii) such notice shall include all necessary credit write-ups, and may be given by electronic transmission or facsimile), and TriCo shall have three (3) Business Days to give notice of objection to such Loan, acting reasonably, and for purposes of this clause (xvii) such notice may be by telephone (confirmed by electronic transmission or facsimile), electronic transmission or facsimile and such notice of objection shall provide in reasonable detail the basis for such objection, and the failure to so object within five Business Days shall be deemed a waiver of any such objection;

(xviii) price or reprice any Loans inconsistent with North Valley Bank’s current pricing methodology or, (i) in the case of variable rate Loans, at a variable rate that is less than The Wall Street Journal Prime or which adjusts less frequently than monthly or, (ii) in the case of a fixed rate loan, at a fixed rate of less than 4.00% per annum or with a term in excess of five (5) years;

(xix) price, accept, renew or pay any deposits with a rate of interest in excess of the rates permitted by 12 C.F.R. Section 337.6(b)(2) or materially change the characteristics of North Valley Bank’s deposit portfolio, including deposit types, interest rates and terms offered;

(xx) make any investments in any equity or Derivatives Contract, hedging or arbitrage transaction or covered asset trading activities or make any investment in any investment security with an average life greater than one (1) year at the time of purchase other than obligations of state and political subdivisions;

(xxi) sell any “held for investment” Loans or servicing rights related thereto or purchase any mortgage Loan servicing rights;

(xxii) take or omit to take any action that would have or be reasonably likely to have a Material Adverse Effect on North Valley or that would have or be reasonably likely to have a Material Adverse Effect on, or materially delay, the ability of North Valley and TriCo to obtain the Requisite Regulatory Approvals (as defined in Section 7.1) or otherwise have or be reasonably likely to have a Material Adverse Effect on North Valley’s and North Valley Bank’s ability to consummate the transactions contemplated by this Agreement;

(xxiii) redeem, amend or waive any provisions of the North Valley Rights Agreement (other than such actions as are necessary to accommodate this Agreement and the transactions contemplated hereby, but not with respect to any Acquisition Proposal) or implement or adopt any other so-called “poison pill,” shareholder rights plan or other similar plan;

(xxiv) except as set forth in Section (b)(xxiv) of the North Valley Disclosure Letter, (i) settle any claim, action or proceeding, except any settlement involving amounts payable by North Valley and/or its Subsidiaries less than or equal to $100,000 individually or $250,000 in the aggregate and that would not impose any restriction on the conduct of its business or following the Closing, the business of TriCo or its Subsidiaries, (ii) waive, compromise, assign, cancel or release any rights or claims except as contemplated by clause (i) of this Section 5.1(b)(xxiv), or (iii) agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business;

(xxv) Materially restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements, except in each case as required by Law or requested by a Governmental Entity;

(xxvi) Except as may be required by Law, make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amendment with respect to a material Tax Return, enter into any material closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes;

(xxvii) Take any action that could, or fail to take any action, the failure of which could, reasonably be expected to prevent the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xxviii) agree or commit to do any of the actions set forth in clauses (i)—(xxvii) of this Section 5.1(b).

The consent of TriCo to any action by North Valley or any North Valley Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced only by a writing signed by, or an email from, the President or any Executive Vice President of TriCo or Tri Counties Bank, or any designee designated in writing by such persons. With respect to any written request by North Valley for TriCo’s consent to any non-permitted action of North Valley or any North Valley Subsidiary described in this Section 5.1, TriCo shall not unreasonably withhold or delay its consent.

5.2. Covenants of TriCo.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as expressly contemplated or permitted by this Agreement or disclosed in the TriCo Disclosure Letter or with North Valley’s prior written consent, TriCo shall not, and shall not permit Tri Counties Bank to:

(i) take any action that is intended or may reasonably be expected to result in any of TriCo’s representations and warranties set forth in this Agreement being or becoming untrue or any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable Laws;

(ii) amend its Articles of Incorporation, Bylaws or other similar governing documents unless required to do so in order to comply with applicable Laws or regulations or by regulatory directive;

(iii) take or omit to take any action that would have or be reasonably likely to have a Material Adverse Effect on TriCo or that would have or be reasonably likely to have a Material Adverse Effect on, or materially delay, the ability of TriCo and North Valley to obtain the Requisite Regulatory Approvals (as defined in Section 7.1) or otherwise have or be reasonably likely to have a Material Adverse Effect on TriCo’s and Tri Counties Bank’s ability to consummate the transactions contemplated by this Agreement; or

(iv) agree or commit to do any of the actions set forth in clauses (i)—(iii) of this Section 5.2(a).

(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, TriCo shall promptly notify North Valley of any change, occurrence or event not in the ordinary course of its or any Subsidiary’s business, and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing set forth in Article VII not to be satisfied prior to the first anniversary of the date of this Agreement.

(c) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, TriCo undertakes and agrees with North Valley that it shall not solicit or accept any offer from any third party in the nature of an Acquisition Proposal involving TriCo in a business combination with such third party or other entity, unless such offer is expressly conditioned upon the performance by TriCo (or the successor in interest of TriCo) of all of its obligations under this Agreement in a manner such that the value of the consideration to be paid to the North Valley shareholders under this Agreement is not thereby reduced.

(d) Without limiting the generality or effect of the provisions of Sections 5.2(a), (b) and (c), during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time, TriCo shall not, and shall cause each Subsidiary not to, do, cause or permit any of the following, except to the extent expressly provided otherwise in this Agreement or as consented to in writing by North Valley:

(i) declare or pay any distributions on or in respect of any of its capital stock other than ordinary quarterly cash dividends in conformity with past practice, or with respect to Tri Counties Bank, declare or pay dividends to TriCo other than in conformity with past practice and applicable law and for the purpose of enabling TriCo to pay interest on its Junior Subordinated Debt Securities and to pay its ordinary operating expenses, in each case in accordance with past practice and as they become due;

(ii) (a) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except the grant of awards pursuant to the TriCo Equity Plans, and upon the exercise or fulfillment of TriCo Options issued and outstanding as of the date hereof or (b) repurchase, redeem or otherwise acquire shares of its capital stock (except in partial or complete satisfaction of debts previously contracted, or upon the forfeiture of any outstanding shares of restricted stock) other than (x) not more than 333,400 shares of TriCo Common Stock currently remaining available for repurchase under the TriCo stock repurchase plan adopted and announced on August 21, 2007), (y) shares of the capital stock of TriCo or any TriCo Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of TriCo or any TriCo Subsidiaries and shares of TriCo Common Stock on behalf of the TriCo Employee Stock Ownership Plan; and (z) shares delivered by holders of TriCo Stock Options in connection with the exercise of such options;

(iii) issue, allocate, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of TriCo Options and other awards pursuant to the TriCo Equity Plans and TriCo Common Stock pursuant to TriCo Options or other awards granted pursuant to the TriCo Equity Plans; or

(iv) take any action that could, or fail to take any action, the failure of which could, reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

The consent of North Valley to any action by TriCo or Tri Counties Bank that is not permitted by any of the preceding paragraphs shall be evidenced only by a writing signed by the President or any Executive Vice President of North Valley. With respect to any written request by TriCo for North Valley’s consent to any non-permitted action of TriCo described in this Section 5.2, North Valley shall not unreasonably withhold or delay its consent.

5.3. Merger Covenants. Notwithstanding that North Valley believes that it has established all allowances and taken all provisions for losses required by GAAP and applicable Laws, North Valley recognizes that TriCo may have adopted different loan, accrual and allowance policies (including loan classifications and levels of allowances for losses). In that regard and in general from and after the date of this Agreement to the Effective Time, North Valley and TriCo shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming immediately prior to the Effective Time, based upon such consultation, North Valley’s loan, accrual and allowance policies to those policies of TriCo to the extent consistent with GAAP, provided, however, that no such additional accruals and loss allowances will be: (i) required to be made more than two (2) Business Days prior to the Closing Date and only after all conditions under Article VII have been satisfied or waived or (ii) deemed to have a Material Adverse Effect upon North Valley if made upon TriCo’s written request.

ARTICLE VI.

ADDITIONAL AGREEMENTS

6.1. Regulatory Matters.

(a) Upon the execution and delivery of this Agreement, TriCo and North Valley shall promptly cause the Registration Statement to be prepared and TriCo shall cause the Registration Statement to be filed with the SEC. TriCo and North Valley shall use their commercially reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to North Valley or TriCo is discovered by North Valley or TriCo, as applicable, which should be set forth in an amendment of, or a supplement to, the Registration Statement, the discovering party shall promptly inform the other party with all relevant information relating to such event, whereupon TriCo shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of North Valley and TriCo (if prior to the meetings of the shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the shareholders entitled to vote at such meetings. TriCo shall also use reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and North Valley shall furnish all information concerning North Valley and the holders of North Valley Common Stock as may be reasonably requested in connection with any such action. If the SEC requires a tax opinion in connection with the filing of the Registration Statement or before it will declare the registration statement effective, (i) TriCo shall use its commercially reasonable best efforts to cause its tax advisor to provide such opinion addressed to TriCo and (ii) North Valley shall use its commercially reasonable best efforts to cause its tax advisor to provide such opinion addressed to North Valley; provided, that the issuance of such opinions shall be conditioned upon the receipt by such tax advisors of customary representation letters from each of TriCo and North Valley in a form reasonably agreed to by the parties, and the parties shall otherwise reasonably cooperate with each other in the issuance of such tax opinions.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and any Governmental Entity that are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation, the Merger and the Bank Merger). North Valley and TriCo shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to North Valley or TriCo, as the case may be, which appears in any regulatory application made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, counsel to North Valley shall be provided with a draft of all regulatory applications for its review and approval not less than five (5) Business Days prior to the filing or submission of such applications with any Governmental Entity. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each of TriCo and North Valley shall use their reasonable best efforts to resolve any objections or any Burdensome Condition (as defined below) that may be asserted or imposed by any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything set forth in this Agreement, under no circumstances shall either party or its Subsidiaries be required, and neither North Valley nor any of its Subsidiaries shall be permitted (without TriCo’s written consent in its sole discretion), to take any action or commit to take any action or agree to any condition, restriction or requirement involving any of them, pursuant to this Section 6.1 or otherwise in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations, that the TriCo Board determines in good faith would, or would be reasonably likely to, individually or in the aggregate, have a material adverse effect on the Surviving Corporation (assuming for this purpose that the Surviving Corporation consists of TriCo and North Valley and their respective subsidiaries, taken as a whole) (a “Burdensome Condition”); provided, that the sale, consolidation, divestiture or other disposition of one or more branch offices of TriCo or North Valley in a geographic banking market shall not constitute, or be taken into account in determining the existence of a Burdensome Condition.

(c) North Valley and TriCo shall each furnish the other with all information concerning each other and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Joint Proxy Statement/Prospectus or any other statement, filing, notice or application made by or on behalf of TriCo or North Valley to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

(d) TriCo and North Valley shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent, waiver or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed or will contain any Burdensome Condition.

6.2. Access to Information.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, North Valley and TriCo shall each accord to the Representatives (defined below) of TriCo and North Valley, as applicable, access, during normal business hours throughout the period prior to the Effective Time, to all of its and its Subsidiaries’ properties, books, contracts, commitments and records and, during such period, shall make available to TriCo and North Valley, respectively, (i) a copy of each report, schedule, and other document filed or received by it (including by its Subsidiaries) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its (including its Subsidiaries’) business, properties and personnel as TriCo or North

Valley may reasonably request. TriCo shall receive notice of all meetings of North Valley and its Subsidiaries’ Board of Directors (in all cases, at least as timely as all North Valley and its Subsidiaries, as the case may be, representatives to such meetings are required to be provided notice), and a representative of TriCo shall have the right to attend the portions of such meetings that do not pertain to: (i) confidential matters as reasonably determined by such Board of Directors; (ii) this Agreement or any of the transactions contemplated hereby; or (iii) matters relating to a Superior Proposal. North Valley and TriCo shall each provide to the other true, correct and complete copies of all financial and other information relating to their respective business or operations including their Subsidiaries (except for information that is attorney-client privileged) that is provided to directors of North Valley or its Subsidiaries and TriCo and its Subsidiaries in connection with meetings of their respective Boards of Directors or committees thereof. Set forth in Section 6.2 of the North Valley Disclosure Letter is an estimate of the expenses North Valley expects to incur in connection with the transactions contemplated by this Agreement, including the Merger and the Bank Merger, and North Valley shall keep TriCo reasonably informed of material changes in such estimate.

(b) TriCo and North Valley entered into a Confidentiality Agreement dated January 7, 2013 (the “Confidentiality Agreement”). The Confidentiality Agreement shall remain in effect and apply to the information furnished by TriCo and North Valley pursuant to this Section 6.2.

(c) No investigation by either of the parties or their respective Representatives shall affect the representations and warranties of the other set forth herein.

6.3. Shareholder Meetings.

(a) Each of TriCo and North Valley shall take all action necessary in accordance with applicable Law and their respective Articles of Incorporation, Bylaws or similar organizational documents to duly call, give notice of, convene and, as soon as practicable but not later than sixty (60) days after the Registration Statement is declared effective, hold a meeting of its shareholders and, except as otherwise provided herein, use its reasonable best efforts to take such other actions necessary to obtain the relevant shareholder approvals, in each case as promptly as practicable for the purpose of obtaining the Requisite TriCo Vote, in the case of TriCo, and the Requisite North Valley Vote. North Valley and TriCo shall cooperate to schedule and convene the North Valley Meeting and the TriCo Meeting on the same date.

(b) Except in the case of a Change in Recommendation expressly permitted by Section 6.7, North Valley shall solicit, and use its reasonable best efforts to obtain, the Requisite North Valley Vote at the North Valley Meeting. Subject to Section 6.7(d), North Valley shall (i) through the North Valley Board, recommend to its shareholders adoption of this Agreement (the “North Valley Board Recommendation”), (ii) include such recommendation in the Joint Proxy Statement/Prospectus and (iii) use reasonable best efforts to obtain the North Valley Requisite Vote from its shareholders. North Valley hereby acknowledges its obligation to submit this Agreement to its shareholders at the North Valley Meeting as provided in this Section 6.3. In addition to the foregoing, North Valley agrees that it shall not submit to the vote of its shareholders at or prior to the North Valley Meeting any proposal (including but not limited to an Acquisition Proposal) other than the Merger and any proposal required by SEC Rule 14a-21(c) as a result of the Merger or the transactions contemplated by this Agreement; provided, however, that North Valley may withdraw, modify, qualify or otherwise effect a Change in Recommendation from the North Valley Board Recommendation if an Acquisition Proposal is a Superior Proposal as determined by the North Valley Board in accordance with Section 6.7 and North Valley may include disclosures in the Joint Proxy Statement or any amendment or supplement thereto as may be submitted to North Valley shareholders describing the reasons therefor along with the terms of any such Superior Proposal, all as the North Valley Board deems appropriate and necessary in the exercise of its fiduciary duties to North Valley shareholders.

(c) TriCo shall solicit, and use its reasonable best efforts to obtain, the Requisite TriCo Vote at the TriCo Meeting. TriCo shall (i) through its Board of Directors, recommend to its shareholders adoption of this Agreement, (ii) include such recommendation in the Joint Proxy Statement and (iii) use reasonable best efforts to obtain the Requisite TriCo Vote from its shareholders.

(d) Each party shall cooperate and keep the other party informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Joint Proxy Statement/Prospectus to the shareholders of each party. If at any time following the dissemination of the Joint Proxy Statement/Prospectus (i) North Valley reasonably determines in good faith that the Requisite TriCo Vote is unlikely to be obtained at the TriCo Meeting, or (ii) TriCo reasonably determines in good faith that the Requisite North Valley Vote is unlikely to be obtained at the North Valley Meeting, then prior to the vote contemplated having been taken such party may request that the other party adjourn or postpone its meeting for up to forty-five (45) days from then-scheduled date and the other party shall comply with such request; provided that a party shall be required to adjourn or postpone its meeting on only one occasion. During such period of adjournment or postponement, the parties shall continue in all respects to comply with their obligations under this Section 6.3 and shall in good faith use reasonable best efforts to obtain shareholder approval or negotiate a restructuring of the transactions contemplated by this Agreement including the Merger and the Bank Merger (it being understood that neither party shall have any obligation to alter or change the amount or kind of the Merger Consideration in a manner adverse to such party or its shareholders) and, subject to this Section 6.3, seek to obtain the Requisite TriCo Vote and/or the Requisite North Valley Vote, as the case may be. Except as set forth in this Section 6.3, no party shall have the obligation to postpone or adjourn its shareholder meeting.

6.4. Legal Conditions to Merger. Subject to the terms and conditions of this Agreement, each of TriCo and North Valley shall use their reasonable best efforts (a) to take, or cause to be taken, all actions reasonably necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and the Bank Merger and, subject to the conditions of Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by North Valley or TriCo in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

6.5. Nasdaq Listing. TriCo shall use its reasonable best efforts to cause the shares of TriCo Common Stock to be issued in the Merger to be approved for quotation on NASDAQ prior to or at the Effective Time.

6.6. Employees.

(a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under TriCo Plans that are employee pension benefit plans (within the meaning of ERISA Section 3(2)), individuals who are employees (including, but not limited to, those who are on unpaid leave, paid leave and active employees) of North Valley or any North Valley Subsidiary at the Effective Time will be credited with periods of service with North Valley or the applicable North Valley Subsidiary before the Effective Time as if such service had been with TriCo or a TriCo Subsidiary, as applicable; provided that the foregoing shall not apply (i) for benefit accrual purposes, (ii) as would result in the duplication of benefits for the same period of service, (iii) for purposes of any “frozen” TriCo Plan for which new TriCo employees are generally not eligible or (iv) for any newly established TriCo Plan for which similarly situated employees of TriCo do not receive service credit for the period in question. Notwithstanding the preceding, the parties recognize that North Valley intends to maintain the North Valley 401(k) Plan through the Effective Time and to make matching contributions to the North Valley 401(k) Plan on behalf of eligible employees. With regard to participation by the employees who are eligible to participate in the North Valley 401(k) Plan prior to the Effective Time: (i) such employees shall be eligible to participate in TriCo’s 401(k) Savings Plan (the “TriCo 401(k) Plan”) immediately upon their becoming TriCo or TriCo Subsidiary employees incident to this transaction; (ii) such employees shall be eligible for the employer contributions in the TriCo 401(k) Plan, if any (whether match, profit-sharing or both), with regard to eligible compensation earned by them from TriCo or the TriCo Subsidiary following the Effective Time until the last day of the TriCo 401(k) Plan year that includes the Effective Time.

(b) To the extent permissible under the applicable provisions of the Code, ERISA and the applicable TriCo Plans (except as to reasonable amendments that TriCo shall make to accommodate a provision that is permitted under the Code and ERISA), TriCo will or will cause its applicable Subsidiary to (i) give credit to employees of North Valley and its Subsidiaries, with respect to the satisfaction of the waiting periods for participation and coverage which are applicable under the TriCo Plans that are welfare benefit plans, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable North Valley Plans that are welfare benefit plans; (ii) make reasonable commercial efforts to cause each TriCo Plan that is a group health plan (including medical, dental and prescription drug) and that is made available to employees of North Valley and its Subsidiaries in the plan year which includes the Effective Time to provide each employee of North Valley and its Subsidiaries with credit for any co-payment and deductibles in such plan year paid prior to the Effective Time in satisfying any deductible or out-of-pocket requirements. Notwithstanding the generality of the foregoing, (i) each employee of North Valley and its Subsidiaries who has satisfied the applicable waiting periods for eligibility or participation in any TriCo Plan that is made available, in TriCo’s sole discretion, to such employee as of the effective time after credit for pre-Effective Time service has been given shall begin participating in such TriCo Plan immediately after the Effective Time without the need to wait for any open enrollment periods or plan entry dates; and (ii) each employee of North Valley and its Subsidiaries who has satisfied the applicable waiting periods for eligibility or participation in any North Valley Plan that is a medical plan, dental plan, disability plan or life insurance plan (excepting plans maintained only for a select group, such as executives), shall begin participating in the comparable TriCo Plan immediately after the Effective Time; and (iii) each TriCo Plan that provides severance or vacation/paid time off benefits and that is made available to any employee of North Valley or its Subsidiaries who continues employment with the Surviving Corporation or any of its subsidiaries following the Effective Time shall recognize service with North Valley and its Subsidiaries that was recognized by North Valley under the equivalent North Valley Plan. For illustration, if an employee of TriCo with 10 years of service is eligible to accrue four weeks of vacation in a calendar year under a Trico Plan, then a North Valley employee with 10 years of North Valley service who becomes a TriCo employee as of the Effective Time due to this transaction will accrue four weeks of vacation with TriCo in the calendar year under such Trico Plan.

(c) TriCo or one of its Subsidiaries shall provide severance benefits to those employees of North Valley and its Subsidiaries who continue in employment with the Surviving Corporation or any of its Subsidiaries through the Effective Time and whose employment is involuntarily terminated by the Surviving Corporation and its Subsidiaries without cause at or within 180 days after the Effective Time (other than employees who are entitled to receive severance payments under any employment, severance or similar plans or agreements as set forth in Section 3.11 of the North Valley Disclosure Letter) in accordance with TriCo’s current written severance policy as previously delivered to North Valley.

(d) There shall be no North Valley ESOP loans nor any unallocated accounts in respect of any North Valley ESOP loans as of the Effective Time. North Valley shall continue to make employer contributions to the North Valley ESOP for each plan year quarter ending on or before the Effective Time, provided such contributions are comparable in amount, on a prorated basis, to past employer contributions to the North Valley ESOP.

(e) North Valley shall take, or cause to be taken, all actions necessary to cause the fiduciaries of the North Valley ESOP to take all of the following actions:

(i) Implement a written confidential pass-through voting procedure pursuant to which the participants under the North Valley ESOP and their beneficiaries shall direct the trustee under the North Valley ESOP to vote the shares of North Valley Common Stock allocated to their North Valley ESOP accounts with respect to the Merger.

(ii) Provide the North Valley ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass-through voting procedures, as well as the same written materials to be provided to the shareholders of North Valley in connection with the Merger.

(iii) Take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the North Valley ESOP fiduciaries in connection with the Merger.

(f) If and to the extent requested by TriCo in a writing delivered to North Valley following the date hereof and prior to the Closing Date, North Valley shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate, effective as of no later than immediately prior to the Closing Date, the North Valley ESOP. North Valley shall provide TriCo with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the North Valley ESOP in advance and give TriCo a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date North Valley shall provide TriCo with the final board resolutions evidencing that the ESOP has been terminated. The termination of the North Valley ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the IRS with regard to (i) the continued qualification of the North Valley ESOP after any required amendments necessary to implement the actions thereof set forth above and (ii) the termination of the North Valley ESOP. North Valley and TriCo will cooperate in submitting appropriate requests for any such determination and termination letters to the IRS and will use their best efforts to seek the issuance of such letters as soon as practicable following the date hereof; provided, however, that North Valley does not represent or warrant that it shall begin the determination letter process as to the termination of the North Valley ESOP prior to Closing. North Valley will adopt such additional amendments to the North Valley ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination and termination letters provided that such amendments do not substantially change the terms outlined herein or would result in a material adverse change in the business, operations, assets, financial condition or prospects of North Valley or TriCo or result in an additional material liability to TriCo or North Valley.

(g) If and to the extent requested by TriCo in a writing delivered to North Valley following the date hereof and prior to the Closing Date, (i) North Valley shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices), effective no later than the last day of the regularly scheduled payroll period immediately preceding the Closing Date, to freeze all contributions to the North Valley ESOP; and (ii) as soon as administratively feasible after the Effective Time, at the election of TriCo, the North Valley ESOP shall be merged with and into the TriCo ESOP.

(h) Effective no later than the last day of the regularly scheduled payroll period immediately preceding the Closing Date, North Valley shall freeze contributions to the North Valley 401(k) Plan. Effective no later than the day before the Closing Date, North Valley shall terminate the North Valley 401(k) Plan by proper action of the North Valley Board and the board of directors of North Valley Bank. Before the Closing Date, North Valley shall provide to TriCo (i) copies of duly adopted board resolutions terminating the North Valley 401(k) Plan, and (ii) an executed amendment to the North Valley 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder. The resolution and amendment shall be subject to the prior review and approval of TriCo.

(i) North Valley shall terminate, in accordance with its terms and applicable Laws, effective prior to the Closing Date, each North Valley Plan providing for group health, dental, vision, prescription drugs or other welfare benefit coverage to any former employees, officers, directors or consultants and/or their spouses and other dependents. At the request of TriCo, North Valley shall terminate or discontinue accruals under any and all other North Valley Plans, including any group health, dental, severance, separation or salary continuation plans, programs or arrangements, effective either immediately before the Closing Date or thereafter as specified by TriCo; provided, however, that North Valley shall not be required to terminate any North Valley Plan identified in Schedule 6.6(i).

(j) Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to confer upon any employee of North Valley or any of its Subsidiaries who continues to be employed by the Surviving Corporation or any of its Subsidiaries after the Effective Time with any right with respect to continuance of employment by or other service with the Surviving Corporation or any of its Subsidiaries, nor shall this Agreement interfere in any way with the right of the Surviving Corporation and its Subsidiaries to terminate the employment or other association of any Person at any time. Nothing in this Agreement shall constitute an amendment of, or interfere in any way with the right of the Surviving Corporation and its Subsidiaries to amend, terminate or otherwise discontinue, any or all TriCo Plans and any other plans, practices or policies of the Surviving Corporation or any of its Subsidiaries in effect from time to time.

(k) Notwithstanding anything herein to the contrary, nothing in this Section 6.6 shall create any third party beneficiary right in any Person, and no provision in this Agreement shall create any right to employment or continued employment or to a particular term or condition of employment with the Surviving Corporation or any of its Subsidiaries.

6.7. No Solicitation; Change of Recommendation.

(a) North Valley agrees that it shall, and shall cause its Subsidiaries to, and shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ directors, officers, employees, advisors and agents (collectively, “Representatives”) to, immediately cease all existing discussions or negotiations with any Person (other than TriCo and its affiliates and Representatives) conducted heretofore with respect to any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below). Except as expressly permitted in this Section 6.7, from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, North Valley shall not, and shall cause its Subsidiaries not to, and shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any Acquisition Proposal, (ii) enter into, or otherwise participate in any discussions (except for the limited purpose of notifying such person of the existence of the provisions of this Section 6.7) or negotiations regarding any Acquisition Proposal, (iii) enter into any agreement regarding any Acquisition Proposal or Alternative Transaction (as defined below), (iv) furnish to any person any information concerning North Valley, or any access to the properties, books and records of North Valley and its Subsidiaries, in connection with any Acquisition Proposal, or (v) propose, agree or publicly announce an intention to take any of the foregoing actions or any other action which would reasonably be expected to lead to an Acquisition Proposal. North Valley shall use commercially reasonable efforts to request all Persons other than TriCo, TriCo’s Representatives and North Valley’s Representatives who have been furnished confidential information regarding North Valley in connection with the solicitation of or discussions regarding an Acquisition Proposal within the eighteen (18) months prior to the date hereof promptly to return or destroy such information. Except as permitted by this Section 6.7, North Valley agrees not to, and to cause its Subsidiaries not to, release any third party from, and agrees to enforce, the confidentiality and standstill provisions of any agreement to which North Valley or its Subsidiaries is a party that remains in effect as of the date hereof, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.

(b) Notwithstanding anything to the contrary contained in this Section 6.7, if at any time after the date hereof and prior to obtaining North Valley Shareholder Approval, North Valley or any of its Subsidiaries, or any of its or their respective Representatives, having each theretofore complied with the terms of Section 6.7(a), receives a bona fide, unsolicited written Acquisition Proposal, North Valley, the North Valley Board and their respective Representatives may engage in negotiations and discussions with, and furnish any information and other access (so long as all such information and access has previously been made available to TriCo or is made available to TriCo prior to or concurrently with the time such information or access is made available to such Person) to, any Person making such Acquisition Proposal and its Representatives if, and only if, the North Valley Board determines in good faith, after consultation with North Valley’s outside legal and financial advisors, that (i) such Acquisition Proposal is or is reasonably capable of becoming a Superior Proposal and (ii) the failure of the North Valley Board to furnish such information or access or enter into such discussions or negotiations would reasonably be expected to be a violation of its fiduciary duties to the shareholders of North Valley under applicable Law; provided that prior to furnishing any material nonpublic information, North Valley shall have received from the Person making such Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement is on TriCo, which confidentiality agreement shall not prohibit North Valley from complying with the terms of this Section 6.7. North Valley will promptly, and in any event within one (1) Business Day, (x) notify TriCo in writing of the receipt of such Acquisition Proposal or any request for nonpublic information relating to North Valley or any of its Subsidiaries or for access to the properties, books or records of North Valley or any of its Subsidiaries by any Person that has made, or to North Valley’s Knowledge may be considering making, an Acquisition Proposal and (y) communicate the material terms of such Acquisition Proposal to TriCo, including as they may change upon any modification or amendment to the terms thereof. North Valley will keep TriCo reasonably apprised of the status of and other matters relating to any such Acquisition Proposal on a timely basis.

(c) Except as expressly permitted by this Section 6.7, neither North Valley nor the North Valley Board shall (i)(A) withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, in a manner adverse to TriCo, the North Valley Board Recommendation or (B) approve or recommend, or publicly propose to approve or recommend, to the shareholders of North Valley any Acquisition Proposal or Alternative Transaction or (ii) authorize, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow North Valley or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement or similar agreement with respect to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.2(b) pursuant to and in accordance with the limitations set forth therein) (any action described in this Section 6.7(c) being referred to as a “Change of Recommendation”).

(d) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Shareholder Approval, the North Valley Board may make a Change of Recommendation, if (A) North Valley has complied with the terms of this Section 6.7, (B) the North Valley Board receives an unsolicited bona fide, written Acquisition Proposal from any Person that is not withdrawn and (C) the North Valley Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal; provided that:

(i) the North Valley Board determines in good faith, after consultation with its outside legal counsel, that the failure of the North Valley Board to take such action would reasonably be expected to be a violation of its fiduciary duties to the shareholders of North Valley under applicable Law; and

(ii) (1) North Valley provides TriCo prior written notice at least five (5) Business Days (or such longer period as it may be extended upon the modification or amendment of the Acquisition Proposal as contemplated below) prior to taking such action, which notice shall state that the North Valley Board has received a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the North Valley Board has resolved to effect a Change of Recommendation, which notice shall specify the basis for such Change of Recommendation or termination, including the material terms of the Superior Proposal (a “Notice of Superior Proposal”) (it being understood that such Notice of Superior Proposal shall not in and of itself be deemed a Change of Recommendation);

(2) during such five (5) Business Day period (as it may be extended upon the modification or amendment of the Acquisition Proposal as contemplated below), North Valley negotiates in good faith with TriCo (to the extent that TriCo wishes to negotiate) to enable TriCo to make an offer that is at least as favorable to the shareholders of North Valley so that such Acquisition Proposal would cease to constitute a Superior Proposal; and

(3) at the end of such five (5) Business Day period (as it may be extended upon the modification or amendment of the Acquisition Proposal as contemplated below, or such earlier time that TriCo advises North Valley in writing that it no longer wishes to negotiate to amend this Agreement), the

North Valley Board, after taking into account any modifications to the terms of this Agreement and the Merger agreed to by TriCo after receipt of such notice, continues to believe that such Acquisition Proposal constitutes a Superior Proposal.

It is understood that and agreed that any amendment or modification to the financial or other material terms of the Acquisition Proposal giving rise to the Notice of Superior Proposal shall constitute a new Acquisition Proposal giving rise to a new five (5) Business Day response period for TriCo, consequently extending the periods referenced in Sections 6.7(d)(ii)(1)-(3) above.

(e) Nothing in this Agreement shall prohibit North Valley from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to its shareholders any position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act, provided that any disclosure under Rule 14e-2(a)(1) shall be deemed to be a Change of Recommendation unless the North Valley Board expressly and concurrently reaffirms the North Valley Board Recommendation.

(f) As used in this Agreement, “Acquisition Proposal” shall mean any proposal or offer (whether in writing or otherwise) from any Person (other than TriCo and any affiliates thereof) relating to, or that is reasonably expected to lead to, (A) any direct or indirect purchase or acquisition, in a single transaction or series of related transactions, of any assets or businesses of North Valley and its Subsidiaries (including securities of Subsidiaries) that constitute 5% or more of North Valley’s consolidated assets, (B) any direct or indirect purchase or acquisition, in a single transaction or series of related transactions, of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 5% or more of the total outstanding voting securities of North Valley pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction, or (C) a merger, share exchange, consolidation or other business combination involving North Valley or North Valley Bank, other than the Merger or the Bank Merger (any such transaction described in clauses (A) and (B) an “Alternative Transaction”).

(g) As used in this Agreement, “Superior Proposal” shall mean any bona fide written Acquisition Proposal on terms which the North Valley Board determines in good faith, after consultation with North Valley’s outside legal counsel and independent financial advisors, and taking into account all the legal, financial, regulatory and other aspects of such Acquisition Proposal, including as to certainty and timing of consummation, would, if consummated, result in a transaction that is more favorable to the holders of North Valley Common Stock from a financial point of view than the terms of this Agreement (in each case, taking into account any revisions to this Agreement made or proposed by TriCo); provided that for purposes of the definition of “Superior Proposal,” the references to “5% or more” in the definition of Acquisition Proposal shall be deemed to be references to “100%.”

6.8. Indemnification.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of North Valley or any North Valley Subsidiary (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of North Valley or any North Valley Subsidiary or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that, after the Effective Time, TriCo shall indemnify and hold harmless, as and to the fullest extent permitted by applicable Laws, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable

Laws (upon receipt of any undertaking required by applicable Laws from such Indemnified Party to repay such advanced expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to TriCo; provided, however, that (1) TriCo shall have the right to assume the defense thereof and upon such assumption TriCo shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if TriCo elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between TriCo and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to TriCo, and TriCo shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) TriCo shall be obligated pursuant to this paragraph to pay for only one firm of counsel reasonably required in each applicable jurisdiction for such Indemnified Parties, and (3) TriCo shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to claim indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TriCo thereof; provided, however, that the failure to so notify shall not affect the obligations of TriCo under this Section 6.8 except to the extent such failure to notify prejudices TriCo. TriCo’s obligations under this Section 6.8 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(b) TriCo and North Valley shall use commercially reasonable efforts to cause the persons serving as officers and directors of North Valley and the North Valley Subsidiaries immediately prior to the Effective Time to be covered by a directors’ and officers’ liability insurance tail policy obtained from North Valley’s current insurance carrier (the “Tail Insurance Policy”) of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than North Valley’s current policy with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such for a period of six (6) years provided, however, that in no event shall the cost of the Tail Insurance Policy be more than two hundred seventy-five percent (275%) of the current amount expended on an annual basis by North Valley for its current policy; provided, further, that if the Tail Insurance Policy cannot be obtained as called for by this Section 6.7(b), TriCo shall use its commercially reasonable efforts to obtain as much comparable insurance as is available; provided, further, that officers and directors of North Valley may be required to make application and provide customary representations and warranties to an insurance carrier for the purpose of obtaining the Tail Insurance Policy.

(c) This Section 6.8 shall survive the Effective Time and is intended to benefit each indemnified person (each of whom shall be entitled to enforce this Section against TriCo) and shall be binding on all successors and assigns of TriCo.

(d) In the event TriCo or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other Persons, then, and in each case, proper provision shall be made so that the successors and assigns of TriCo assume the obligations set forth in this Section 6.8.

6.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent parties to the Bank Merger, as the case may be, the proper officers and directors of each party to this Agreement and TriCo’s Subsidiaries and North Valley’s Subsidiaries shall take all such necessary action as may be reasonably requested by TriCo.

6.10. Advice of Changes. TriCo and North Valley shall promptly advise the other party of any change or event that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure letter delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure letter or which is necessary to correct any information in such disclosure letter which has been rendered inaccurate thereby. No supplement or amendment to such disclosure letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VII hereof, as the case may be, or the compliance by North Valley or TriCo, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

6.11. Current Information. During the period from the date of this Agreement to the Effective Time, each party will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the other party and to report the general status of its ongoing operations. Each party will promptly notify the other party of any material change in the normal course of business or in the operation of the properties of itself or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving itself or any of its Subsidiaries, and will keep the other party fully informed of such events.

6.12. Bank Merger Agreement. Prior to the Effective Time, (a) TriCo and North Valley shall each approve the Bank Merger Agreement as the sole shareholder of Tri Counties Bank and North Valley Bank, respectively, and (b) North Valley Bank, on the one hand or Tri Counties Bank, on the other, shall execute and deliver the Bank Merger Agreement.

6.13. Change in Structure. TriCo may elect to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no adverse tax consequences to the North Valley shareholders as a result of such modification, (ii) the consideration and other benefits to be paid to or received by the North Valley shareholders and optionees, and the North Valley directors, officers and employees under this Agreement are not thereby changed or reduced in amount, or (iii) such modification will not delay or jeopardize receipt of any Requisite Regulatory Approvals. In the event that the structure of the Merger is modified pursuant to this Section 6.13, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. In such event, TriCo shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. North Valley agrees to cooperate fully with TriCo to effect such amendments.

6.14. Exemption From Section 16 Liability. Prior to the Effective Time, TriCo and North Valley shall take all such actions including, without limitation, action by the North Valley Board and the TriCo Board, as may be necessary or appropriate to cause any disposition of shares of North Valley Common Stock or conversion of any derivative securities in respect of such shares of North Valley Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.15. Board of Directors. At or promptly following the Effective Time, TriCo shall take all action necessary to appoint three (3) members of the North Valley Board, each of whom shall be selected by TriCo, to each of the TriCo Board and the board of directors of Tri Counties Bank. TriCo agrees that the TriCo Board and its Nominating and Corporate Governance Committee shall in good faith consider the nomination of each such member of the North Valley Board at each annual or special meeting of TriCo shareholders from and after the Effective Time through the year ended 2015 at which a proposal to elect directors is voted upon.

6.16. North Valley Options.

(a) Prior to the Effective Time, North Valley shall take such actions as may be necessary such that immediately prior to the Effective Time each North Valley Option, whether or not then vested and whether or not then exercisable, shall be cancelled and shall only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount, if any, in cash, without interest, from North Valley equal to the product of (x) the total number of Shares subject to the North Valley Option times (y) the excess, if any, of the product of the Stock Exchange Ratio multiplied by the weighted average of the closing prices for shares of TriCo Common Stock as quoted on NASDAQ for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Closing Date over the exercise price per share under such North Valley Option less applicable Taxes required to be withheld with respect to such payment. At the Effective Time, each option to purchase a share of North Valley Common Stock whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect and any rights thereunder to purchase shares of North Valley Common Stock shall also terminate and be of no further force or effect. Without limiting the foregoing, no such amount shall be payable to the holder of a North Valley Option cancelled pursuant to this Section 6.16 if the North Valley Option is out-of-the-money; provided, however, that in consideration of the cancellation of such out-of-the-money North Valley Option, the holder shall be entitled to payment of such consideration as may be determined by the North Valley Board and approved by TriCo. Notwithstanding any provision of this Agreement to the contrary, the North Valley Board shall have the absolute right to amend any or all option plans and agreements governing any or all outstanding North Valley Options to make such North Valley Options fully vested and exercisable prior to the Closing Date so as to permit the holder of such North Valley Options to exercise such North Valley Options (and thereby, at the holder’s discretion, to convert to a share of stock to which such North Valley Option is subject) prior to the date on which such North Valley Options otherwise would terminate and/or liquidate under this Section 6.16.

(b) In addition, if so requested by TriCo, at least twenty (20) Business Days prior to the Effective Time and prior to any such payment, North Valley shall use its reasonable efforts to obtain a written acknowledgement and waiver (in form and substance reasonably satisfactory to TriCo) from each holder of a North Valley Option (i) confirming the number of North Valley Options held, (ii) confirming that the treatment of such North Valley Options pursuant to this Agreement and the amounts to be paid pursuant hereto have been correctly calculated and (iii) containing waivers and/or such other matters as reasonably determined by TriCo and shall provide a copy of each such acknowledgement and waiver it has been able to obtain to TriCo at least five (5) Business Days prior to the Effective Time.

(c) At or prior to the Effective Time, North Valley, the North Valley Board of Directors and its compensation committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 6.16(a), (b) and (d).

(d) North Valley shall take all actions necessary to ensure that from and after the Effective Time neither TriCo nor the Surviving Corporation will be required to deliver shares of TriCo Common Stock or North Valley Common Stock or other capital stock to any Person pursuant to or in settlement of North Valley Options after the Effective Time.

6.17. Closing Financial Statements. At least five (5) Business Days prior to the Effective Time of the Merger, North Valley shall provide TriCo with North Valley’s consolidated financial statements presenting the financial condition of North Valley and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time of the Merger and North Valley’s consolidated results of operations for the period from January 1, 2014 through the close of business on the last day of the last month ended prior to the Effective Time of the Merger (the “Closing Financial Statements”); provided, however, that if the Effective Time of the Merger occurs on or before the fifth Business Day of the month, North Valley shall have provided consolidated financial statements as of and through the second month preceding the Effective Time of the Merger. Such financial statements shall be prepared in all material respects in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and shall reflect all period-end accruals and other adjustments, subject to the other requirements of this Agreement including the final sentence of this Section 6.17. Such financial statements shall be accompanied by a certificate of North Valley’s Chief Financial Officer, dated as of the Effective Time, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of North Valley in all material respects. Such Closing Financial Statements shall also reflect accruals for all fees and expenses incurred or expected to be incurred in connection with the transactions contemplated in this Agreement (whether or not doing so is in accordance with GAAP) and shall be accompanied by a certificate of North Valley’s Chief Financial Officer, dated as of the Effective Time, to the effect that such financial statements meet the requirements of this Section 6.17.

6.18. Customer Notices. On and after the later of the date of receipt of all Requisite Regulatory Approvals (disregarding any statutory waiting periods) and the date of receipt of approval of the Merger by North Valley shareholders, North Valley and North Valley Bank shall permit TriCo and Tri Counties Bank to provide one or more written notices (which may be joint notices from North Valley Bank and Tri Counties Bank) to customers of North Valley and North Valley Bank describing the proposed Merger and the Bank Merger, the effect on customers, planned transition procedures and similar information. North Valley shall have the right to review and approve the substance any such communications, provided that North Valley shall not unreasonably withhold, delay or condition its approval.

6.19. Professional Fees and Expenses. North Valley shall use its reasonable best efforts to cause final bills (or estimated final bills through the Effective Time) for all fees and expenses for services rendered by accounting, investment banking, legal, tax and other advisors to North Valley to be submitted to North Valley at least five (5) Business Days prior to the Closing Date. North Valley shall pay all such final bills or estimated final bills prior to the Effective Time; provided, that any fees or expenses in excess of such estimated final bills, or which result from services rendered by any such advisors after the Effective Time, shall be submitted to TriCo in a supplemental bill and promptly paid by TriCo upon receipt thereof.

6.20. Change in Control Payments. North Valley shall pay, immediately prior to the Effective Time, all amounts due and owing to North Valley executive officers pursuant to a contract, arrangement, commitment, or understanding between North Valley and each such executive officer including, without limitation, severance and retirement payments under North Valley salary continuation agreements (individually, a “Change in Control Payment” and collectively, “Change in Control Payments”).

ARTICLE VII.

CONDITIONS PRECEDENT

7.1. Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Shareholder Approvals. The Requisite North Valley Vote and the Requisite TriCo Vote shall have been obtained.

(b) Stock Exchange Listing. The shares of TriCo Common Stock to be issued in the Merger upon consummation of the Merger shall have been authorized for quotation on NASDAQ.

(c) Regulatory Approvals. All regulatory permits, consents, waivers, approvals and authorizations of Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation, the Merger and the Bank Merger), shall have been obtained and remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (the “Requisite Regulatory Approvals”) and no such regulatory approval shall contain or shall have resulted in, or would reasonably be expected to result in the imposition of, any Burdensome Condition.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger. No proceeding initiated by any Governmental Entity seeking an Injunction to prevent the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be pending.

7.2. Conditions to Obligations of TriCo.

The obligation of TriCo to effect the Merger is also subject to the satisfaction or waiver by TriCo at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of North Valley set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless they speak to an earlier date, then as of such earlier date; provided, however, that for purposes of this paragraph, and except as provided below, no such representation or warranty shall be deemed to be untrue, incorrect or breached, as a consequence of the existence of any fact, circumstance or event, unless such fact circumstance or event individually or taken together with all other facts, circumstances or events has had or can reasonably be expected to have a Material Adverse Effect on North Valley, disregarding for these purposes (i) any qualification or exception for, or reference to, materiality in any such representation or warranty and (ii) any use of the terms “material, “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to (i) the representations and warranties contained in Sections 3.1(a) and (b), 3.2, 3.3(a), (b) and (c), 3.7, 3.14., 3.23(b) and 3.25, which shall be true and correct in all respects; and (ii) the representations and warranties contained in Sections 3.5, 3.6 and 3.12, which shall be true and correct in all material respects. TriCo shall have received a certificate signed on behalf of North Valley by each of the Chief Executive Officer and the Chief Financial Officer of North Valley, and the Chief Credit Officer of North Valley Bank to the foregoing effect.

(b) Performance of Covenants and Agreements of North Valley. North Valley shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. TriCo shall have received a certificate signed on behalf of North Valley by each of the Chief Executive Officer and the Chief Financial Officer of North Valley, and the Chief Credit Officer of North Valley Bank to the foregoing effect.

(c) Closing Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to TriCo and to TriCo’s counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

(i) Corporate Actions. A copy of the resolutions of the Boards of Directors and the shareholders of North Valley and North Valley Bank evidencing (a) the requisite approval of this Agreement, the Merger, the Bank Merger and the other matters contemplated hereby and (b) adoption of the Tail Resolutions, certified by the Secretary of North Valley as true and correct copies thereof as of the Closing, which resolutions shall be in full effect.

(ii) Officers’ Certificate. North Valley shall have delivered to TriCo the certificates described in Sections 7.2(a) and 7.2(b) hereof.

(d) Shareholder Agreements. On and effective as of the date of this Agreement, TriCo shall have received Shareholder Agreements from each of the North Valley directors, and no action shall have been taken by any such director to rescind or breach any such Shareholder Agreement prior to the receipt of the North Valley Requisite Vote.

(e) Annual Report. North Valley shall have timely filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which shall include the audited consolidated balance sheets of North Valley and its Subsidiaries as of December 31, 2013 and 2012 and the related audited consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the fiscal years 2013, 2012 and 2011 accompanied by the audit report of North Valley’s independent registered public accounting firm.

(f) Non-solicitation and Confidentiality Agreements. On the date of this Agreement, TriCo shall have received Non-solicitation and Confidentiality Agreements from each of the North Valley directors and no action shall have been taken by any such shareholder to rescind any such Non-solicitation and Confidentiality Agreement.

(g) Director Resignations. TriCo shall have received resignations from each director of North Valley and each of its Subsidiaries.

(h) Shareholders’ Equity. As of the last Business Day of the month reflected in the Closing Financial Statements and prior to implementation the plan of integration described in Section 5.3 (the “Shareholders’ Equity Measuring Date”), the Adjusted Shareholders’ Equity of North Valley shall not be less than $95.074 million. For purposes of this Section 7.03(d), “Adjusted Shareholders’ Equity” means the consolidated equity of North Valley as set forth in the Closing Financial Statements, minus any unrealized gains or plus any unrealized losses (as the case may be) in North Valley’s securities portfolio due to mark-to-market adjustments, minus any unrealized gains or plus any unrealized losses in North Valley’s salary continuation plans due to mark-to-market adjustments and excluding all costs and expenses related to the transactions contemplated by this Agreement including the Merger and the Bank Merger, including, but not limited to, fees and expenses of the accounting, investment banking, legal, tax and other advisors to North Valley, premium expense for the Tail Insurance Policy, Change in Control Payments and the costs related to printing, mailing and distribution to North Valley shareholders of the Joint Proxy Statement, as of the Shareholders’ Equity Measuring Date.

(i) FIRPTA Certificate. North Valley shall have delivered to TriCo a properly executed statement from North Valley Bank that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1), dated as of the Closing Date.

(j) Fairness Opinion. The TriCo Board shall have received an opinion from KBW dated as of the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of TriCo Common Stock.

(k) Tax Opinion. TriCo shall have received an opinion from Bingham McCutchen LLP, in form and substance reasonably satisfactory to TriCo, dated the date of the Effective Time, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely on customary representation letters from each of TriCo and North Valley.

7.3. Conditions to Obligations of North Valley. The obligations of North Valley to effect the Merger are also subject to the satisfaction or waiver by North Valley at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of TriCo set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless they speak to an earlier date, then as of such earlier date; provided, however, that for purposes of this paragraph, and except as provided below, no such representation or warranty shall be deemed to be untrue, incorrect or breached, as a consequence of the existence of any fact, circumstance or event, unless such fact circumstance or event individually or taken together with all other facts, circumstances or events has had or can reasonably be expected to have a Material Adverse Effect on TriCo, disregarding for these purposes (i) any qualification or exception for, or reference to, materiality in any such representation or warranty and (ii) any use of the terms “material,”

“materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to (i) the representations and warranties contained in Sections 4.1(a) and (b), 4.3(a), (b) and (c)(i), 4.7, and 4.12, which shall be true and correct in all respects; and (ii) the representations and warranties contained in Sections 4.5 and 4.6, which shall be true and correct in all material respects. North Valley shall have received a certificate signed on behalf of TriCo by each of the Chief Executive Officer and the Chief Financial Officer of TriCo to the foregoing effect.

(b) Performance of Covenants and Agreements of TriCo. TriCo shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. North Valley shall have received a certificate signed on behalf of TriCo by each of the Chief Executive Officer and the Chief Financial Officer of TriCo to the foregoing effect.

(c) Closing Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to North Valley and to North Valley’s counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

(i) Corporate Actions. A copy of the resolutions of the Boards of Directors of TriCo and of Tri Counties Bank evidencing the requisite approval of this Agreement, the Merger, the Bank Merger and the other matters contemplated hereby, certified by the Secretary or Assistant Secretary of TriCo as true and correct copies thereof as of the Closing.

(ii) Officers’ Certificate. TriCo shall have delivered to North Valley the certificate described in Sections 7.3(a) and 7.3(b) hereof.

(d) Fairness Opinion. The North Valley Board shall have received an opinion from Sandler dated (i) the date of this Agreement and (ii) the date of mailing, or a date within three days prior to the date of mailing, the Joint Proxy Statement/Prospectus, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of North Valley Common Stock.

(e) Shareholder Agreements. On and effective as of the date of this Agreement, North Valley shall have received Shareholder Agreements from each of the TriCo directors, and no action shall have been taken by any such director to rescind any such Shareholder Agreement prior to the receipt of the TriCo Requisite Vote.

(f) Tax Opinion. North Valley shall have received an opinion from Crowe Horwath LLP, in form and substance reasonably satisfactory to North Valley, dated the date of the Effective Time, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely on customary representation letters from each of TriCo and North Valley.

ARTICLE VIII.

TERMINATION AND AMENDMENT

8.1. Termination. This Agreement may be terminated (based upon action of the appropriate Board of Directors) at any time prior to the Effective Time:

(a) by mutual written consent of TriCo and North Valley;

(b) (i) by either TriCo or North Valley if any Governmental Entity which must grant a Requisite Regulatory Approval has denied such approval and such denial has become final and nonappealable or (ii) by either TriCo or North Valley if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, unless such denial or order shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (iii) by TriCo if any Requisite Regulatory Approval includes, or will not be issued without, the imposition of a Burdensome Condition;

(c) by either TriCo or North Valley if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement (the “Outside Date”); provided, that a party that is then in material breach of any of its covenants or obligations under this Agreement shall not be entitled to terminate this Agreement under this Section 8.1(c);

(d) by either TriCo or North Valley if (i) the TriCo Meeting (including any postponements or adjournments thereof) shall have concluded with the vote contemplated by Section 4.3(a) having been taken and the Requisite TriCo Vote shall not have been obtained or (ii) the North Valley Meeting (including any postponements or adjournments thereof) shall have concluded with the vote contemplated by Section 3.3(a) having been taken and the Requisite North Valley Vote shall have not been obtained; provided that the party seeking to terminate this Agreement under this Section 8.1(d) shall have complied in all material respects with its obligations under Section 6.3 (including by complying with an adjournment or postponement request under Section 6.3(d)); provided further, however, that the right to terminate this Agreement under this Section 8.1(d) will not be available to a party where the failure to obtain the approval of its shareholders has been caused by (i) its material breach of this Agreement, or (ii) a breach of the Shareholder Agreements entered into by one or more shareholders of the party seeking to terminate;

(e) by North Valley (i) if TriCo shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1 or 7.3 and (B) is incapable of being cured (or is not cured) by TriCo prior to the earlier of (i) the Outside Date and (ii) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from North Valley, provided, however, that North Valley is not then in material breach of any representation, warranty, covenant or other agreement contained herein;

(f) by TriCo, if:

(i) North Valley shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (B) is incapable of being cured (or is not cured) by North Valley prior to the earlier of (i) the Outside Date and (ii) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from TriCo, provided, however, that TriCo is not then in material breach of any representation, warranty, covenant or other agreement contained herein; or

(ii) The North Valley Board (A) effects a Change of Recommendation or approves, recommends or endorses (or in the case of a tender offer, fails to promptly recommend rejection of) an Acquisition Proposal, or resolves or publicly proposes to do any of the foregoing, or (B) fails to comply with its obligations under (x) Section 6.3(a) or 6.3(b) or (y) Section 6.7 or (z) fails to include the North Valley Board Recommendation in the Joint Proxy Statement.

(g) The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.4, specifying the provision or provisions hereof pursuant to which such termination is affected.

8.2. Effect of Termination.

(a) In the event of termination of this Agreement by either TriCo or North Valley as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except Sections 6.2(b), 8.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10 and 9.12 shall survive any termination of this Agreement.

(b) In the event that this Agreement is terminated:

(i) by TriCo pursuant to Section 8.1(f)(ii); or

(ii) (A) by (1) TriCo or North Valley pursuant to Section 8.1(c) or Section 8.1(d)(ii) (in the case of Section 8.1(c), only if at such time North Valley has failed to hold the North Valley Shareholder Meeting and TriCo has obtained the TriCo Requisite Vote and is not in breach of its obligations under Section 6.3) or (2) TriCo pursuant to Section 8.1(f)(i), and (B) a bona fide Acquisition Proposal shall have been publicly disclosed and not withdrawn prior to the North Valley Shareholder Meeting (in the case of termination pursuant to Section 8.1(d)(ii)), prior to the termination date (in the case of termination pursuant to Section 8.1(c)) or prior to the breach giving rise to the right of termination (in the case of termination pursuant to Section 8.1(f)(i)), and (C) within fifteen (15) months after the termination of this Agreement North Valley or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates the transactions contemplated by, any Alternative Transaction, then North Valley shall pay TriCo a fee, in immediately available funds, in the amount of $7,600,000 (the “North Valley Termination Fee”) (x) not later than two (2) Business Days following such termination, in the case of a termination described in clause (b)(i) above, or (y) at the time of the earlier of the entry into a definitive agreement with respect to, or consummation of, the transaction contemplated by the Alternative Transaction described in clause (b)(ii)(C) above, in the event of a termination under the circumstances described in clause (b)(ii) above.

(c) In the event that this Agreement is terminated by TriCo or North Valley pursuant to Section 8.1(c) or Section 8.1(d)(i) (in the case of Section 8.1(c), only if at such time TriCo has failed to hold the TriCo Shareholder Meeting and North Valley has obtained the North Valley Shareholder Approval and is not in breach of its obligations under Sections 6.1, 6.2 and 6.3), then TriCo shall pay North Valley a fee, in immediately available funds, in the amount of $3,800,000 (the “TriCo Termination Fee”) not later than two (2) Business Days following such termination. In no event shall TriCo be required to pay the TriCo Termination Fee on more than one occasion.

(d) North Valley and TriCo acknowledge that the agreements contained in Sections 8.2(b) and 8.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. The amounts payable by North Valley pursuant to Section 8.2(b) hereof and the amounts payable by TriCo pursuant to Section 8.2(c) hereof constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy of North Valley and TriCo, respectively, in the event of termination of this Agreement on the bases specified in such sections (except for any liabilities or damages arising out of fraud or willful and material breach of any provisions of this Agreement). In the event that North Valley or TriCo fails to pay when due any amounts payable under this Section 8.2, then (1) the party who fails to pay such amounts shall reimburse the other party hereto for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (2) the party who fails to pay such amounts shall pay to the other party hereto interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in the New York edition of The Wall Street Journal on the date such payment was required to be made.

8.3. Amendment. Subject to compliance with applicable Laws, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of TriCo and North Valley; provided, however, that after any approval of the transactions contemplated by this Agreement by North Valley’s or TriCo’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to North Valley shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX.

GENERAL PROVISIONS

9.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will be on the day the Agreement of Merger and Bank Merger Agreement are filed with the California Secretary of State, and will take place at the offices of Bingham McCutchen LLP, Three Embarcadero Center, San Francisco, California 94111, on a date which shall be no later than the last day of the month following the later to occur of: (a) receipt of all Requisite Regulatory Approvals; or (b) the receipt of the North Valley Requisite Vote and the TriCo Requisite Vote; provided, however that if the last day of the month is not a Business Day, then the date shall be no later than the next Business Day to follow such last day of the month, with such date to be specified in writing by TriCo to North Valley at least five (5) Business Days prior to such Closing, or such other date, place and time as the parties may agree (the “Closing Date”). The parties shall use their commercially reasonable best efforts to cause all conditions to the Closing to be satisfied (unless waived) on or before the first anniversary of the date of this Agreement.

9.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein or therein which by their terms apply in whole or in part after the Effective Time.

9.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

9.4. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given on the earliest of the following: (i) at the time of personal delivery if a Business Day, and otherwise on the next Business Day thereafter, if delivery is in person; (ii) at the time of transmission by facsimile if a Business Day, and otherwise on the next Business Day thereafter, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or two (2) Business Days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to TriCo, to:

TriCo Bancshares

63 Constitution Drive

Chico, California 95973

Attn.: Richard P. Smith

President and Chief Executive Officer

Facsimile Number: (530) 898-0388

with a copy to:

Bingham McCutchen LLP

Three Embarcadero Center

San Francisco, CA 94111

Attn.: David J. Gershon, Esq.

          James M. Rockett, Esq.

Facsimile Number: (415) 393-2286

and

(b) if to North Valley, to:

North Valley Bancorp

300 Park Marina Circle

Redding, California 96001

Attn.: Michael J. Cushman

President and Chief Executive Officer

Facsimile Number: (530) 222-4877

with a copy to:

Dodd Mason George LLP

1740 Technology Drive, #205

San Jose, California 95110

Attn.: Joseph G. Mason, Esq.

          Glenn T. Dodd, Esq.

Facsimile Number: (408) 452-1487

9.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to” or “without limitation.” No provision of this Agreement shall be construed to require TriCo, North Valley or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable Laws, rules or regulations.

9.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.7. Entire Agreement. This Agreement (including the Disclosure Letters, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

9.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law rules.

9.9. Enforcement of Agreement. Except as specifically set forth in Sections 8.2(b) and 8.2(c), each party hereto acknowledges that money damages would be an insufficient remedy for any breach of this Agreement by such party and that that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an Injunction or Injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10. Severability. Any term or provision of this Agreement which is declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.11. Publicity. Except as otherwise required by Laws or the rules of NASDAQ (or such other exchange on which the TriCo Common Stock or North Valley’s Common Stock may become listed), so long as this Agreement is in effect, neither TriCo nor North Valley shall, or shall permit any of TriCo’s Subsidiaries or representatives or North Valley’s Subsidiaries or Representatives to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Merger Agreement or the Bank Merger Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

9.12. Assignment; Limitation of Benefits. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

TriCo and North Valley have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TRICO BANCSHARES		NORTH VALLEY BANCORP

By	/s/ Richard P. Smith	/s/ Michael J. Cushman
	RICHARD P. SMITH President and Chief Executive Officer	MICHAEL J. CUSHMAN President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

INDEX OF DEFINED TERMS

Acquisition Proposal has the meaning provided in Section 6.7.

Adjusted Merger Consideration has the meaning provided in Section 1.4.

Adjusted Shareholders’ Equity has the meaning provided in Section 7.2

Agreement has the meaning provided in the recitals.

Agreement of Merger has the meaning provided in Section 1.2.

Alternative Transaction has the meaning provided in Section 6.7.

Acquisition Proposal has the meaning provided in Section 6.7.

Bank Merger has the meaning provided in the recitals.

Bank Merger Agreement has the meaning provided in the recitals.

Burdensome Condition has the meaning provided in Section 6.1(b).

Business Day has the meaning provided in Section 1.4.

CDBO has the meaning provided in Section 3.3.

CGCL has the meaning provided in Section 1.3.

Certificate has the meaning provided in Section 1.4.

Change in the Board Recommendation has the meaning provided in Section 6.3.

Change in Control Payments has the meaning provided in Section 6.20.

Closing has the meaning provided in Section 9.1.

Closing Date has the meaning provided in Section 9.1.

Closing Financial Statements has the meaning provided in Section 6.17.

Code has the meaning provided in the recitals.

Confidentiality Agreement has the meaning provided in Section 6.2.

Daily Sales Price has the meaning provided in Section 8.1.

Derivatives Contract has the meanings provided in Section 3.28.

Determination Date has the meaning provided in Section 8.1.

Dissenting Shareholder has the meaning provided in Section 1.4.

Dissenting Shares has the meaning provided in Section 1.4.

Effective Time has the meaning provided in Section 1.2.

Environmental Laws has the meaning provided in Section 3.15.

ERISA has the meaning provided in Section 3.11.

ERISA Affiliate has the meaning provided in Section 3.11.

Exchange Act has the meaning provided in Section 3.6.

Exchange Agent has the meaning provided in Section 2.1.

Exchange Agent Agreement has the meaning provided in Section 2.1.

Exchange Fund has the meaning provided in Section 2.1.

FDIC has the meaning provided in Section 3.1.

Federal Reserve Board has the meaning provided in Section 3.1.

Final Price has the meaning provided in Section 1.4.

GAAP has the meaning provided in Section 1.11.

Governmental Entity has the meaning provided in Section 3.3.

Indemnified Parties has the meaning provided in Section 6.8.

Injunction has the meaning provided in Section 7.1.

IRS has the meaning provided in Section 3.10.

Joint Proxy Statement/Prospectus has the meaning provided in Section 3.4.

KBW has the meaning provided in Section 4.7

Knowledge has the meaning provided in Section 3.4(c).

Laws has the meaning provided in Section 3.3.

Loans has the meaning provided in Section 3.20.

Material Adverse Effect has the meaning provided in Section 3.1.

Merger has the meaning provided in the recitals.

Merger Consideration has the meaning provided in Section 1.4.

NASDAQ has the meaning provided in Section 3.4.

Non-Solicitation and Confidentiality Agreement has the meaning provided in the recitals.

North Valley has the meaning provided in the recitals.

North Valley 401(k) Plan has the meaning set forth in Section 6.6.

North Valley Affiliate has the meaning provided in Section 6.13.

North Valley Bank has the meaning provided in the recitals.

North Valley Board has the meaning provided in Section 3.3.

North Valley Board Recommendation has the meaning provided in Section 6.3.

North Valley Common Stock has the meaning provided in Section 1.4.

North Valley Contract has the meaning provided in Section 3.12.

North Valley Disclosure Letter has the meaning provided in the first paragraph of Article III.

North Valley ESOP is defined in Section 3.2.

North Valley Exchange Act Reports has the meaning provided in Section 3.6.

North Valley Meeting has the meaning provided in Section 3.4.

North Valley Option has the meaning provided in Section 1.6.

North Valley Option Plans has the meaning provided in Section 1.6.

North Valley Preferred Stock has the meaning provided in Section 3.2.

North Valley Rights has the meaning provided in Section 1.4.

North Valley Rights Agreement has the meaning provided in Section 1.4.

North Valley Section 16 Information has the meaning provided in Section 5.2.

North Valley Termination Fee has the meaning provided in Section 8.2.

OREO has the meaning provided in Section 3.16.

Person and Persons have the meaning provided in Section 3.10.

Plans has the meaning provided in Section 3.11.

Registration Statement has the meaning provided in Section 3.4.

Regulatory Agreement has the meaning provided in Section 3.13.

Representatives has the meaning provided in Section 6.7.

Requisite Regulatory Approvals has the meaning provided in Section 7.1.

Requisite North Valley Vote has the meaning provided in Section 3.3.

Requisite TriCo Vote has the meaning provided in Section 4.3

Sandler has the meaning provided in Section 3.7.

SEC has the meaning provided in Section 1.4.

Securities Act has the meaning provided in Section 3.4.

Stock Exchange Ratio has the meaning provided in Section 1.4.

Subsidiary has the meaning provided in Section 1.4.

Superior Proposal has the meaning provided in Section 6.7.

Surviving Bank has the meaning provided in the recitals.

Surviving Corporation has the meaning provided in Section 1.1.

Shareholder Agreement has the meaning provided in the recitals.

Shareholders’ Equity Measuring Date has the meaning provided in Section 7.2

Tail Insurance Policy has the meaning provided in Section 6.8.

Tail Resolutions has the meaning provided in Section 3.23.

Tax Return has the meaning provided in Section 3.10.

Taxable has the meaning provided in Section 3.10.

Taxes has the meaning provided in Section 3.10.

Trading Day has the meaning provided in Section 8.1.

Tri Counties Bank has the meaning provided in the recitals.

TriCo has the meaning provided in the recitals.

TriCo 401(k) Plan has the meaning provide in Section 6.6.

TriCo Board has the meaning provided in Section 4.3.

TriCo Common Stock has the meaning provided in Section 1.4.

TriCo Contracts has the meaning provided in Section 4.22.

TriCo Determination Price has the meaning provided in Section 8.1.

TriCo Disclosure Letter has the meaning provided in the first paragraph of Article IV.

TriCo Equity Plans has the meaning provided in Section 4.2.

TriCo Plans has the meaning provided in Section 4.21

TriCo Exchange Act Reports has the meaning provided in Section 4.6.

TriCo Meeting has the meaning provided in Section 3.4.

TriCo Termination Fee has the meaning set forth in Section 8.2.

EXHIBIT A

AGREEMENT OF MERGER

THIS MERGER AGREEMENT (this “Agreement”) dated as of [*], 2014, adopted and made by and between TriCo Bancshares, a California corporation (“TriCo”), and North Valley Bancorp, a California corporation (“North Valley”).

WHEREAS, TriCo is a California corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock of (i) 50,000,000 shares of Common Stock (“TriCo Common Stock”), of which, at the date hereof, there are [*] shares outstanding and (ii) 1,000,000 shares of Preferred Stock, of which, at the date hereof, none were outstanding;

WHEREAS, North Valley is a California corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock of (i) 60,000,000 shares of Common Stock (“North Valley Common Stock”), of which, at the date hereof, there are [*] shares outstanding and (ii) 5,000,000 shares of Preferred Stock, of which, at the date hereof, none were outstanding;

WHEREAS, TriCo and North Valley have entered into an Agreement and Plan of Merger and Reorganization, dated as of [*], 2014 (the “Plan of Merger”), pursuant to which North Valley will merge with and into TriCo (the “Merger”), with TriCo being the surviving company; and

WHEREAS, the Boards of Directors of TriCo and North Valley have each determined that the Merger of North Valley with and into TriCo, under and pursuant to the terms and conditions herein set forth or referred to, is in the best interests of the respective corporations and their shareholders, and the Boards of Directors of TriCo and North Valley have authorized and approved the execution and delivery of this Agreement by their respective officers.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, TriCo and North Valley hereby agree that North Valley is to be merged with and into TriCo on the following terms and conditions:

Section 1. The Merger

(a) Effective Time. The Merger shall be effective upon filing of this Agreement, together with such certificates or other documents executed as may be required by the California Corporations Code, with the California Secretary of State (the “Effective Time”).

(b) Effect of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, North Valley shall be merged with and into TriCo pursuant to the provisions of Sections 1100 and 1101 of the California Corporartions Code. At the Effective Time, the separate existence of North Valley shall cease, and TriCo, as the surviving corporation in the Merger (the “Surviving Corporation”), shall continue unaffected and unimpaired by the Merger, and shall be liable for all of the liabilities of North Valley.

(c) Name of Surviving Corporation. The name of the Surviving Corporation shall be “TriCo Bancshares.”

Section 2. Corporate Governance Matters

(a) Articles of Incorporation and Bylaws. From and after the Effective Time and until thereafter amended as provided by law, the Articles of Incorporation and Bylaws of TriCo as in effect immediately prior to the Effective Time shall be and continue to be the Articles of Incorporation and Bylaws of the Surviving Corporation.

(b) Board of Directors. The directors and officers of TriCo at the Effective Time will be the directors and officers of the Surviving Corporation until they are removed or their successors are elected and qualified.

Section 3. Rights and Duties of TriCo

Upon the Merger becoming effective, all rights, privileges, franchises and property of North Valley, and all debts and liabilities due or to become due to North Valley, including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in TriCo without further act or deed, and TriCo shall have and hold the same in its own right as fully as the same was possessed and held by North Valley.

Upon the Merger becoming effective, all debts, liabilities, and obligations due or to become due, and all claims or demands for any cause existing against North Valley shall be and become the debts, liabilities, obligations of, and the claims and demands against TriCo in the same manner as if TriCo had itself incurred or become liable for them.

Upon the Merger becoming effective, all rights of creditors of North Valley, and all liens upon the property of North Valley, shall be preserved unimpaired as in effect immediately prior to the Effective Time.

Upon the Merger becoming effective, any action or proceeding pending by or against North Valley shall not be deemed to have abated or been discontinued, but may be prosecuted to judgment, with the right to appeal or review as in other cases, as if the Merger had not taken place or the TriCo may be substituted for North Valley.

Section 4. Conversion of Shares

(a) Effect on TriCo Common Stock. Each outstanding share of TriCo Common Stock shall remain outstanding and shall not be converted or otherwise affected by the Merger.

(b) Effect on North Valley Common Stock. In and by virtue of the Merger and at the Effective Time, each share of North Valley Common Stock, excluding Treasury Shares (as hereinafter defined), issued and outstanding immediately prior to the Effective Time (each, a “Share” and, collectively, “Shares”), shall become and be converted into the right to receive 0.9433shares of TriCo Common Stock. At the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any Shares shall cease to have any rights with respect thereto, except the right to receive shares of Trico Common Stock as provided in this Section 2(b) or cash in lieu of fractional shares as provided in Section 2(d) below.

(c) Cancellation of Certain Shares. Any shares of North Valley Common Stock held by TriCo or by North Valley, other than those held in a fiduciary capacity or as a result of debts previously contracted (“Treasury Shares”), shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

(d) Fractional Shares. No fractional shares of TriCo Common Stock will be issued and any holder of North Valley Common Stock entitled to receive a fractional share of TriCo Common Stock shall be entitled to receive a cash payment in lieu thereof, which payment represents such holder’s proportionate interest in a share of TriCo Common Stock.

Section 5. Further Action

The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all of North Valley’s and TriCo’s property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Agreement.

Section 6. Successors and Assigns

This Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Agreement may not be assigned by either party without the written consent of the other.

Section 7. Termination and Amendment

(a) Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of North Valley or TriCo, this Merger Agreement shall terminate forthwith prior to the Effective Time in the event that the Plan of Merger shall be terminated as therein provided.

(b) Amendment. This Merger Agreement may be amended by TriCo and North Valley at any time prior to the Effective Time without the approval of the shareholders of North Valley or TriCo with respect to any of its terms except any change in its principal terms, the terms relating to the form or amount of consideration to be delivered to North Valley shareholders in the Merger or as may otherwise be required by the Plan of Merger or by law. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

(c) Counterparts. This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

TRICO BANCSHARES		NORTH VALLEY BANCORP

By:		By:
	Richard P. Smith, President and CEO		Michael J. Cushman, President and CEO

By:		By:
	Craig Compton, Secretary		Leo J. Graham, Corporate Secretary

Certificate of Approval

of

Merger Agreement

Richard P. Smith and Craig Compton certify that:

1.	They are the President and Chief Executive Officer and the Secretary, respectively, of TriCo Bancshares, a California corporation (“TriCo”).

2.	This certificate is attached to the Merger Agreement dated [*], 2014 (the “Agreement”), by and between North Valley Bancorp, a California corporation (“North Valley”), and TriCo, which provides for the merger of North Valley with and into TriCo (“Merger”).

3.	The Agreement in the form attached was duly approved by the Board of Directors of TriCo.

4.	TriCo has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. TriCo has [*] shares of Common Stock outstanding which were entitled to vote on the Merger, and no shares of Preferred Stock outstanding.

5.	The principal terms of the Agreement in the form attached were approved by TriCo by the vote of a number of shares of its capital stock as of the record date, which equaled or exceeded the vote required.

6.	The percentage vote required is at least 50.1% of the outstanding shares which were entitled to vote on the Merger.

We certify under penalty of perjury under the laws of the State of California that the foregoing is true and correct of our own knowledge.

Executed in Chico, California on [*], 2014.

Richard P. Smith, President and CEO

Craig Compton, Secretary

Certificate of Approval

of

Merger Agreement

Michael J. Cushman and Leo J. Graham certify that:

1.	They are the President and Chief Executive Officer and the Corporate Secretary, respectively, of North Valley Bancorp, a California corporation (“North Valley”).

2.	This certificate is attached to the Merger Agreement dated [*], 2014 (the “Agreement”), by and between TriCo Bancshares, a California corporation (“TriCo”), and North Valley, which provides for the merger of North Valley with and into TriCo (“Merger”).

3.	The Agreement in the form attached was duly approved by the Board of Directors of North Valley.

4.	North Valley has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. North Valley has [*] shares of Common Stock outstanding which were entitled to vote on the Merger and no shares of Preferred Stock outstanding.

5.	The principal terms of the Agreement in the form attached were approved by North Valley by the vote of a number of shares of its capital stock, as of the record date, which equaled or exceeded the vote required.

6.	The percentage vote required is at least 50.1% of the outstanding shares which were entitled to vote on the Merger.

We certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed in Redding, California on                     , 2014.

Michael J. Cushman, President and CEO

Leo J. Graham, Corporate Secretary

EXHIBIT B

BANK MERGER AGREEMENT

THIS AGREEMENT OF MERGER, dated as of [*], 2014 (this “Merger Agreement”), is made and entered into by and between Tri Counties Bank, a California banking corporation (“Tri Counties Bank”), and North Valley Bank, a California banking corporation (“North Valley Bank”).

WHEREAS, the Boards of Directors of Tri Counties Bank and North Valley Bank have approved, and deem it advisable and in the best interests of Tri Counties Bank, North Valley Bank and their respective shareholders, that Tri Counties Bank and North Valley Bank consummate the business transaction provided for herein in which North Valley Bank would merge with and into Tri Counties Bank (the “Merger”) as contemplated in that Agreement and Plan of Merger and Reorganization dated as of January [*], 2014 by and between TrCo Bancshares and North Valley Bancorp (the “Plan of Merger”), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that North Valley Bank shall be merged with and into Tri Counties Bank in accordance with the provisions of the laws of the State of California upon the terms and subject to the conditions set forth as follows:

Section 1. The Merger.

(a) Effective Time. This Merger Agreement shall become effective as and at the time provided in Section 4887(b) of the California Financial Code (the “Effective Time”).

(b) Effect of the Merger. At the Effective Time, North Valley Bank shall be merged with and into Tri Counties Bank and the separate corporate existence of North Valley Bank shall cease. Tri Counties Bank shall be the surviving corporation (the “Surviving Corporation”) in the Merger. The Surviving Corporation shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, North Valley Bank and the separate existence of Surviving Corporation as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises, shall continue unaffected and unimpaired by the Merger.

(c) Name of Surviving Corporation. The name of the Surviving Corporation shall be “Tri Counties Bank.”

(d) Further Actions. North Valley Bank shall execute and deliver any documents and instruments and take all action, as requested by the Surviving Corporation, necessary or desirable to evidence or carry out the Merger.

Section 2. Corporate Governance Matters.

(a) Articles of Incorporation and Bylaws. From and after the Effective Time and until thereafter amended as provided by law, the Articles of Incorporation and Bylaws of Tri Counties Bank as in effect immediately prior to the Effective Time shall be and continue to be the Articles of Incorporation and Bylaws of the Surviving Corporation.

(b) Board of Directors. The directors and officers of Tri Counties Bank at the Effective Time will be the directors and officers of the Surviving Corporation until they are removed or their successors are elected and qualified.

Section 3. Treatment of Shares.

(a) Shares of North Valley Bank. At the Effective Time, by virtue of the Merger, and without any action on the part of the holders of common stock of North Valley Bank (“North Valley Bank Common Stock”), each share of North Valley Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled.

(b) Shares of Tri Counties Bank. All shares of Tri Counties Bank’s common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding.

Section 4. Termination and Amendment.

(a) Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of North Valley Bank or Tri Counties Bank, this Merger Agreement shall terminate forthwith prior to the Effective Time in the event that the Plan of Merger shall be terminated as therein provided.

(b) Amendment. This Merger Agreement may be amended by Tri Counties Bank and North Valley Bank at any time prior to the Effective Time without the approval of the shareholders of North Valley Bank or Tri Counties Bank with respect to any of its terms except any change in its principal terms, the terms relating to the form or amount of consideration to be delivered to North Valley Bank shareholders in the Merger or as may otherwise be required by the Plan of Merger or by law. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

(c) Counterparts. This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

[Continued and to be signed on following page]

IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

TRI COUNTIES BANK		NORTH VALLEY BANK

By:		By:
	Richard P. Smith, President and CEO		Michael J. Cushman, President and CEO

By:		By:
	Craig Compton, Secretary		Leo J. Graham, Corporate Secretary

Certificate of Approval

of

Merger Agreement

Richard P. Smith and Craig Compton certify that:

1.	They are the President and Chief Executive Officer and Secretary, respectively, of Tri Counties Bank, a California corporation (the “Corporation”).

2.	This certificate is attached to the Merger Agreement dated [*], 2014 (the “Agreement”), by and between North Valley Bank, a California banking corporation (“North Valley Bank”), and the Corporation, which provides for the merger of North Valley Bank with and into the Corporation (“Merger”).

3.	The Agreement in the form attached was duly approved by the Board of Directors of the Corporation.

4.	The Corporation has one class of stock authorized consisting of shares of Common Stock. The Corporation has [*] shares of Common Stock outstanding which were entitled to vote on the Merger.

5.	The principal terms of the Agreement in the form attached were approved by the Corporation by 100% of the shares of its shares capital stock outstanding, which equaled or exceeded the vote required.

6.	The percentage vote required is at least 50.1% of the outstanding shares which were entitled to vote on the Merger.

We certify under penalty of perjury under the laws of the State of California that the foregoing is true and correct of our own knowledge.

Executed in Chico, California on [*], 2014.

Richard P. Smith, President and CEO

Craig Compton, Secretary

Certificate of Approval

of

Merger Agreement

Michael J. Cushman and Leo J. Graham certify that:

1.	They are the Chief Executive Officer and Corporate Secretary, respectively, of North Valley Bank, a California banking corporation (the “Corporation”).

2.	This certificate is attached to the Merger Agreement dated [*], 2014 (the “Agreement”), by and between Tri Counties Bank, a California corporation (“Tri Counties Bank”), and the Corporation, which provides for the merger of the Corporation with and into Tri Counties Bank (the “Merger”).

3.	The Agreement in the form attached was duly approved by the Board of Directors of the Corporation.

4.	The Corporation has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. The Corporation has [*] shares of Common Stock outstanding which were entitled to vote on the Merger, and no shares of Preferred Stock outstanding.

5.	The principal terms of the Agreement in the form attached were approved by the Corporation by the vote of 100% of the shares of its capital stock outstanding as of the record date, which equaled or exceeded the vote required.

6.	The percentage vote required is 100% of the outstanding shares which were entitled to vote on the Merger.

We certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed in Redding, California on [*], 2014.

Michael J. Cushman, President and CEO

Leo J. Graham, Corporate Secretary

EXHIBIT C-1

SHAREHOLDER AGREEMENT

(See Appendix D of this Joint Proxy Statement/Prospectus)

EXHIBIT C-2

SHAREHOLDER AGREEMENT

(See Appendix E of this Joint Proxy Statement/Prospectus)

EXHIBIT D

Form of Non-Solicitation and Confidentiality Agreement

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of January [    ], 2014, by and among TriCo Bancshares, a California corporation (“TriCo”), Tri Counties Bank, a California state-chartered bank and wholly-owned subsidiary of TriCo (“Tri Counties Bank”), and the undersigned key employee or director (“Representative”) of North Valley Bancorp, a California corporation (“Bancorp”) and/or its wholly-owned subsidiary, North Valley Bank (“North Valley Bank” and, together with Bancorp, “North Valley”).

WHEREAS, TriCo and Bancorp are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (including all annexes, exhibits and schedules thereto, and as it may be amended, the “Merger Agreement”), pursuant to which North Valley will merge with and into TriCo (the “Merger”) and North Valley Bank will merge with and into Tri Counties Bank (the “Bank Merger”) on the terms and conditions set forth therein and, in connection therewith, all outstanding shares of Bancorp Common Stock will be exchanged in the manner set forth therein. Unless otherwise indicated, capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

WHEREAS, Representative owns shares of Bancorp Common Stock and/or options to purchase such common stock, and, as a result, Representative has a material economic interest in the consummation of the Merger.

WHEREAS, following the Merger, the business and operations of TriCo, Tri Counties Bank and North Valley could be irreparably injured if Representative were to undertake certain activities competitive with TriCo, Tri Counties Bank or North Valley.

WHEREAS, in order to induce TriCo to enter into the Merger Agreement and consummate the Merger and to induce Tri Counties Bank to consummate the Bank Merger, Representative has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the benefits to be derived, directly or indirectly, by Representative under the Merger Agreement, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Acknowledgments by Representative. Representative acknowledges that, by virtue of his or her positions with North Valley, he or she has developed considerable expertise in the business operations of North Valley and has access to extensive confidential information with respect to North Valley and has access to Trade Secrets (as defined below). Representative recognizes that TriCo and Tri Counties Bank would be irreparably damaged, and TriCo’s and Tri Counties Bank’s substantial investment as a result of its acquisition of North Valley in the Merger and the Bank Merger would be materially impaired, if Representative were to disclose or make unauthorized use of any Trade Secrets or to solicit customers or employees of North Valley. Accordingly, Representative expressly acknowledges that he or she is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Representative in all respects. For purposes of this Agreement, “Trade Secrets” shall mean (a) all secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same, with respect to North Valley, plus any non-public personal information on any present or past customer or client of North Valley. Notwithstanding the foregoing, “Trade Secrets” shall not include any (i) information which is or has become available from an independent third party who learned the information independently and is or was not bound by a confidentiality agreement with respect to such information; or (ii) information readily ascertainable from public, trade or other non-confidential sources (other than as a result, directly or indirectly, of disclosure or other dissemination in violation of an obligation or duty of confidentiality).

2. Non Solicitation.

(a) In order that TriCo and Tri Counties Bank may have and enjoy the full benefit of ownership of North Valley and the business it conducts, including its goodwill, following the Effective Time of the Merger, Representative agrees that for a period of twenty-four (24) months after the Closing Date (i) Representative will not take any affirmative action, directly or indirectly, to hire, attempt to hire, contact or solicit with respect to hiring, any Person who was an employee of North Valley or any Subsidiary or Affiliate of North Valley prior to the Effective Time of the Merger and who becomes an employee of TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries in connection with the Merger, or induce or otherwise counsel, advise or knowingly encourage any such Person to leave the employ of TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries, provided, however, that the foregoing shall not apply to any Person whose employment with TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries was involuntarily terminated or whose employment terminated more than six months prior to the time Representative first solicited such Person for employment following the Closing Date, and (ii) Representative will not, directly or indirectly, induce or attempt to induce any current or prospective client, customer, supplier, agent or other Persons under contract or otherwise doing business with North Valley, TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries prior to or at the Effective Time, or any client, customer, supplier, agent or other Persons under contract or otherwise doing business with TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries after the Effective Time (provided in the latter case, that Representative had substantial contact or became familiar with such Persons during Representative’s service to North Valley), to terminate, reduce or alter his, her or its relationship with, or to take any action that would be disadvantageous to, North Valley, TriCo, Tri Counties Bank or their respective Affiliates or Subsidiaries. Nothing contained in this Section 2(a) is intended to prohibit general advertising or general solicitation not specifically directed at employees of North Valley, TriCo, Tri Counties Bank or their respective Affiliates or Subsidiaries.

(b) Representative acknowledges and agrees that the business conducted by North Valley is highly competitive, a significant portion of North Valley’s competitiveness and its value as a going enterprise is derived from its workforce and business relationships, and that the covenants made by Representative in this Section 2 are made in consideration of the shares of TriCo Common Stock that will be issued in exchange for Representative’s Bancorp Common Stock and, if applicable, the payments of cash Representative will receive on account of certain options to purchase Bancorp Common Stock immediately prior to the Merger, and as a necessary inducement for TriCo and Tri Counties Bank to enter into the Merger Agreement and consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that, although Representative, TriCo and Tri Counties Bank each consider the restrictions contained in this Section 2 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that any restriction contained in this Section 2 is unenforceable against any party, the provisions of this Section 2 shall be deemed amended to apply to the maximum extent as such court may judicially determine or indicate to be enforceable. Representative acknowledges that breach of this Section 2 would cause TriCo and Tri Counties Bank irreparable harm and consents to the entry of an injunction without bond in the event Representative breaches or threatens to breach this Section 2.

3. Trade Secrets; Trade Names and Styles.

(a) Without limiting the generality of Section 2 above, other than for the benefit of North Valley, TriCo, Tri Counties Bank or their respective Affiliates or Subsidiaries, Representative (i) shall make no use of Trade Secrets, or any part thereof, and (ii) shall not disclose Trade Secrets, or any part thereof, to any other Person, and (iii) shall, upon the request of TriCo or Tri Counties Bank, deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by Representative, to TriCo and Tri Counties Bank.

(b) Notwithstanding any provision of this Agreement to the contrary, Representative may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

(i) Representative is required to disclose or reveal under any applicable law or regulation, provided Representative makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives TriCo and Tri Counties Bank prompt advance notice of such requirement.

(ii) Representative is otherwise required to disclose or reveal by any governmental entity, provided Representative makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives TriCo and Tri Counties Bank prompt advance notice of such requirement.

(iii) In the written opinion of Representative’s legal counsel, Representative is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided Representative makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives TriCo and Tri Counties Bank prompt advance notice of such requirement.

(c) The undersigned acknowledges and agrees that any and all trade names and styles used by North Valley, including, but not limited to, the terms “North Valley Bancorp” and “North Valley Bank” and all trademarks, visual designs and logos under which North Valley did business (collectively, the “Marks”), are valuable trade names and service marks, the ownership of which will remain with North Valley upon the Merger and the Bank Merger. The undersigned agrees that use by any entity, other than TriCo or Tri Counties Bank or one of their respective Affiliates or Subsidiaries, of the Marks in the State of California would both cause public and customer confusion, and dilute the value of TriCo and Tri Counties Bank’s investment. Therefore, the undersigned unconditionally agrees that for a period of two (2) years after the date hereof, he or she will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term “North Valley Bancorp” or “North Valley Bank” or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in the State of California.

4. Independence of Obligations. The covenants of Representative set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Representative, on the one hand, and TriCo and Tri Counties Bank, or their respective Affiliates on the other; and the existence of any claim or cause of action by Representative against TriCo, Tri Counties Bank, or their respective Affiliates shall not constitute a defense to the enforcement of such covenants against Representative.

5. Equitable Relief. Representative expressly acknowledges and understands that breach of any provision of this Agreement exposes TriCo and Tri Counties Bank to extraordinary reputational, financial and market risks, for which there is no adequate remedy at law or by way of damages alone. Representative therefore stipulates and agrees that (a) in the event of any alleged violation or any alleged threatened violation by Representative of the provisions of Sections 2 or 3 hereof, a temporary restraining order or preliminary and/or permanent injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the use, copying, retention or release of any Trade Secrets in violation of Sections 2 or 3 hereof and to provide such other and ancillary remedies as TriCo or Tri Counties Bank may reasonably request, and (b) TriCo and Tri Counties Bank shall be entitled to any and all equitable remedies such as specific performance of any provision of this Agreement in addition to, and not in lieu of, its remedies at law for any breach of this Agreement.

6. Term. The term of this Agreement shall extend from the Closing Date until the second anniversary of the Effective Time of the Merger.

7. Confidentiality. Representative agrees (a) to hold any and all information regarding this Agreement, the Merger and the Merger Agreement in strict confidence, and (b) not to divulge any information regarding this Agreement, the Merger or the Merger Agreement to any third person, until such time as the Merger has been publicly announced by North Valley, TriCo and Tri Counties Bank, at which time Representative may only divulge such information as has been publicly disclosed by North Valley, TriCo and Tri Counties Bank. Notwithstanding anything to the contrary in this Section 7, Representative may divulge information regarding this Agreement, the Merger and the Merger Agreement to his or her legal counsel.

8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements, in addition to any other relief to which the prevailing party is entitled.

10. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provision of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to TriCo or Tri Counties Bank:

TriCo Bancshares

63 Constitution Drive

Chico, California 95973

Attn.: Richard P. Smith

Facsimile Number: (530) 898-0388

With a copy to:

Bingham McCutchen, LLP

Three Embarcadero Center

San Francisco, California 94118

Attention: David J. Gershon

Fax: (415) 383-2286

If to Representative, at the address of Representative appearing on the signature page of this Agreement.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Representative and the successors and assigns of TriCo and Tri Counties Bank. Representative shall not be entitled to assign his or her obligations hereunder. TriCo and Tri Counties Bank may each assign its rights under this Agreement to any Person or its/their Affiliates.

13. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and entirely to be performed within such state, without regard to any applicable conflicts of law principles that would require the application of the laws of any other jurisdiction.

14. Independent Review and Advice. Representative represents and warrants that he or she has carefully read this Agreement; that Representative executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which any party may have with respect to the other parties; that Representative has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Representative is entering into this Agreement of Representative’s own free will. Representative expressly agrees that there are no expectations contrary to this Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

15. Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16. Execution and Counterparts. Signatures sent by facsimile or electronically shall have the same force an effect as manual signed originals. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TRICO BANCSHARES

By:
Name:
Title:

TRI COUNTIES BANK

By:
Name:
Title:

REPRESENTATIVE

Name:
Address:

[Signature Page to Non-Solicitation and Confidentiality Agreement]

Appendix B — Opinion of Sandler O’Neill + Partners, L.P.

January 21, 2014

Board of Directors

North Valley Bancorp

300 Park Marina Circle

Redding, CA 96001

Ladies and Gentlemen:

North Valley Bancorp (“North Valley”) and TriCo Bancshares (“TriCo”) have entered into an agreement and plan of merger dated as of January 21, 2014 (the “Agreement”) pursuant to which North Valley will merge with and into TriCo (the “Merger”). Pursuant to the terms of the merger, upon the effective date of the Merger, each share of North Valley common stock issued and outstanding immediately before the Effective Time, except for certain shares as specified in the Agreement, will be converted into the right to receive a number of shares of TriCo common stock equal to the Stock Exchange Ratio (the “Merger Consideration”). The Stock Exchange Ratio means 0.9433 shares of TriCo common stock. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of North Valley common stock.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of North Valley that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of TriCo that we deemed relevant; (iv) the mean publicly available analyst earnings per share estimate for North Valley for the years ending December 31, 2013 through December 31, 2014 and an internal long-term growth rate for the years thereafter as provided by senior management of North Valley; (v) the mean publicly available analyst earnings per share estimate for TriCo for the years ending December 31, 2013 through December 31, 2015 and an internal long-term growth rate for the years thereafter as provided by senior management of TriCo; (vi) the pro forma financial impact of the Merger on TriCo based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of TriCo; (vii) a comparison of certain stock trading, financial and other information for North Valley and TriCo with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (viii) the terms and structures of other recent mergers and acquisition transactions, including merger of equal transactions, in the commercial banking sector; (ix) the current market environment generally and in the commercial banking sector in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of North Valley the business, financial condition, results of operations and prospects of North Valley and held similar discussions with the senior management of TriCo regarding the business, financial condition, results of operations and prospects of TriCo.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by North Valley and TriCo or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the senior management of North Valley and TriCo that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of North Valley or TriCo or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for

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loan losses of North Valley, TriCo or the combined entity after the Merger and we have we not reviewed any individual credit files relating to North Valley or TriCo. We have assumed, with your consent, that the respective allowances for loan losses for both North Valley and TriCo are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used publicly available earnings per share estimates and internal long-term growth rates for North Valley and TriCo, respectively. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of TriCo. With respect to these estimates and projections, the respective senior managements of North Valley and TriCo confirmed to us that those projections reflected the estimates and judgments of those respective managements of the future financial performance of North Valley and TriCo, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of North Valley and TriCo since the date of the most recent financial data made available to us, as of the date hereof. We have also assumed in all respects material to our analysis that North Valley and TriCo would remain as a going concern for all periods relevant to our analyses and that the Merger will be consummated as a tax-free reorganization under Section 368 of the Internal Revenue Code. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the trading values of each of North Valley’s and TriCo’s common shares at any time.

We have acted as financial advisor to the Board of Directors of North Valley in connection with the Merger and a significant portion of our fees are contingent upon the closing of the Merger. We also will receive a fee for providing this opinion. North Valley has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to North Valley and TriCo and their affiliates. We may also actively trade the securities of North Valley and TriCo or their affiliates for our own account and for the accounts of our customers.

This letter is directed to the Board of Directors of North Valley in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of North Valley as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of North Valley common stock and does not address the underlying business decision of North Valley to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for North Valley or the effect of any other transaction in which North Valley might engage. This opinion shall not be reproduced or used for any other purposes, without Sandler O’Neill’s prior written consent, which consent will not be unreasonably withheld. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by North Valley’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of North Valley.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of North Valley common stock from a financial point of view.

Very truly yours,

/S/ SANDLER O’NEIL + PARTNERS, L.P.

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Appendix C—Opinion of Keefe, Bruyette & Woods, Inc.

January 21, 2014

The Board of Directors

TriCo Bancshares

63 Constitution Drive

Chico, CA 95973

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to TriCo Bancshares (“TriCo”) of the Exchange Ratio (as defined below) to be used in the proposed merger of North Valley Bancorp (“North Valley”) with and into TriCo (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization to be entered into by and between TriCo and North Valley (the “Agreement”). Pursuant to the terms of the Agreement and subject to the terms and conditions set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of the holder of any shares of North Valley common stock (the “North Valley Common Stock”), each share of North Valley Common Stock that is issued and outstanding immediately prior to the Effective Time (including, without duplication, the North Valley Rights (as defined below) associated with each such share of North Valley Common Stock), will be converted into the right to receive 0.9433 shares of TriCo common stock (the “TriCo Common Stock”). The ratio of 0.9433 shares of TriCo Common Stock for each one share of North Valley Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement further provides that (i) immediately upon consummation of the Merger, North Valley Bank, a wholly-owned subsidiary of North Valley (“North Valley Bank”), will merge with and into Tri Counties Bank, a wholly-owned subsidiary of TriCo (“Tri Counties Bank”) (such transaction, the “Bank Merger”) and (ii) pursuant to an amendment (the “North Valley Rights Agreement Amendment”), to be entered on or prior to the date of the Agreement, to the Amended and Restated Shareholder Protection Rights Agreement dated as of March 26, 2009, as amended, between North Valley and Computershare, Inc., as Rights Agent, such agreement will expire immediately prior to the Effective Time, and certain rights to purchase shares of preferred stock of North Valley pursuant to such agreement will not, in connection with the Merger, be exercised or become exercisable or triggered or separated from the shares of North Valley Common Stock to which they are attached.

KBW has acted as financial advisor to TriCo and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, TriCo and North Valley, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of TriCo and North Valley for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to TriCo. We have acted exclusively for the Board of Directors of TriCo (the “TriCo Board”) in rendering this opinion and will receive a fee from TriCo for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, TriCo has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, in the past two years KBW has not provided investment banking and financial advisory services to TriCo. In the past two years, KBW has not provided investment banking and financial advisory services to North Valley. We may in the future provide investment banking and financial advisory services to TriCo or North Valley and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of TriCo and North Valley and the Merger, including among other things, the following: (i) a draft of the Agreement dated January 20, 2014 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three years ended December 31, 2012 and the Quarterly Filings with the Federal Reserve and/or the FDIC for the five quarters ended September 30, 2013 of TriCo and North Valley; (iii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 of TriCo and North Valley; (iv) certain other interim reports and other communications of TriCo and North Valley to their respective stockholders; and (v) other financial information concerning the businesses and operations of TriCo and North Valley furnished to us by TriCo and North Valley or which we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of TriCo and North Valley; (ii) the assets and liabilities of TriCo and North Valley; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for each of TriCo and North Valley with similar information for certain other companies the securities of which are publicly traded; (v) the publicly available consensus “street estimates” of TriCo for 2014 and 2015 and of North Valley for 2014, as well as assumed long term growth rates based thereon that were provided to us by the respective management teams of TriCo and North Valley, all of which information was discussed with us by such management teams and used and relied upon by us at the direction of such management teams with the consent of the TriCo Board; and (vi) estimates regarding certain pro forma financial effects of the Merger on TriCo that were prepared and provided to us by TriCo management. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of TriCo and North Valley regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the respective management teams of TriCo and North Valley as to the reasonableness and achievability of the financial and operating forecasts and projections of TriCo and North Valley (and the assumptions and bases therefor, including but not limited to, in the case of TriCo, any potential cost savings and operating synergies and other potential pro forma effects assumed or estimated with respect to the Merger) that were prepared by such management teams and provided to us or that, in the case of the publicly available consensus “street estimates” of TriCo and North Valley referred to above, we were directed to use. We have assumed, at the direction of TriCo, that all of such forecasts and projections of TriCo and North Valley reflect, or in the case of the publicly available consensus “street estimates” referred to above are consistent with, the best currently available estimates and judgments of the North Valley and TriCo management teams and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated.

It is understood that the forecasts, projections and estimates of TriCo and North Valley provided to us were not prepared with the expectation of public disclosure, that all such information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with the respective management teams of TriCo and North Valley, that such forecasts, projections and estimates, as well as the publicly available consensus “street estimates” of TriCo and North Valley referred to above, provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either TriCo or North Valley since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent that the aggregate allowances for loan and lease losses for TriCo and North Valley are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of TriCo or North Valley, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of TriCo or North Valley under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Exchange Ratio; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger and that all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of TriCo, North Valley or the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that TriCo has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to TriCo, North Valley, the Merger, the Bank Merger and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio to be used in the Merger to TriCo. We express no view or opinion as to any terms or other aspects of the Merger, including without limitation, the form or structure of the Merger, any transactions that may be related to the Merger, any consequences of the Merger to TriCo, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise, including without limitation the North Valley Rights Agreement Amendment. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of TriCo to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by TriCo or the TriCo Board, (iii) the fairness of the amount or nature of any compensation to any of TriCo’s officers directors or employees, or any class of such persons, relative to any compensation to the holders of TriCo Common Stock, (iv) the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of TriCo or North Valley or any other party to any transaction contemplated by the Agreement, (v) the Bank Merger, (vi) the actual value of TriCo Common Stock to be issued in the Merger, (vii) the prices, trading range or volume at which TriCo Common Stock or North Valley Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which TriCo Common Stock will trade following consummation of the Merger, (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to TriCo, North Valley, their respective stockholders, or relating to or arising out of or as a consequence of the Merger, the Bank Merger or any related transaction, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the TriCo Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the TriCo Board as to how it should vote on the Merger or to any holder of TriCo Common Stock or North Valley Common Stock as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered or whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority. This opinion may not be published, referred to, reproduced, disseminated or quoted from, in whole or in part, nor shall any public reference to KBW be made, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio to be used in the Merger is fair, from a financial point of view, to TriCo.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Appendix D—Form of Shareholder Agreement - TriCo

(TRICO BANCSHARES)

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT is made and entered into as of January 21, 2014 by and between TriCo Bancshares, a California corporation (“TriCo”), and the person signatory hereto (the “Shareholder”).

WHEREAS, TriCo and North Valley Bancorp, a California corporation (“North Valley”) have entered into that certain Agreement and Plan of Merger and Reorganization (the “Agreement”), dated as of January 21, 2014, pursuant to which North Valley will merge (the “Merger”) with and into TriCo whereupon each share of North Valley common stock (“North Valley Common Stock”) will be converted into the right to receive the consideration set forth in the Agreement; and

WHEREAS, as a condition to its willingness to enter into the Agreement, TriCo has required that each director of North Valley, solely in his or her capacity as a shareholder and beneficial owner or record holder of North Valley Common Stock, enter into, and the Shareholder has agreed to enter into, this Shareholder Agreement.

NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the parties hereby agree as follows:

1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to TriCo as follows:

(a) Authority; No Violation. The Shareholder has all necessary power and authority to enter into and perform all of the Shareholder’s obligations hereunder. The execution, delivery and performance of this Shareholder Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party, including any voting agreement, shareholders’ agreement, trust agreement or voting trust. This Shareholder Agreement has been duly and validly executed and delivered by the Shareholder (and the Shareholder’s spouse, if the Shares (as defined below) constitute community property) and constitutes a valid and binding agreement of the Shareholder and such spouse, enforceable against the Shareholder and the Shareholder’s spouse in accordance with its terms.

(b) Ownership of Shares. The Shareholder is the beneficial owner or record holder of the number of shares of North Valley Common Stock indicated under the Shareholder’s name on the signature page hereto (the “Existing Shares”, and together with any shares of North Valley Common Stock acquired by the Shareholder after the date hereof, the “Shares”) and, as of the date hereof, the Existing Shares constitute all the shares of North Valley Common Stock owned of record or beneficially by the Shareholder. With respect to the Existing Shares, subject to applicable community property laws, the Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

2. Voting Agreement and Agreement Not to Transfer.

(a) The Shareholder hereby agrees to vote all of the Shares held by the Shareholder (i) in favor of the Merger, the Agreement and the transactions contemplated by the Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of North Valley under the Agreement; and (iii) except with the prior written consent of TriCo or as otherwise contemplated in the Agreement, against the following actions (other than the Merger and the transactions contemplated by the Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving North Valley; (B) any sale, lease or transfer of a material amount of the assets of North Valley; (C) any change in the majority of the board of North Valley; (D) any material change in the present capitalization of North Valley; (E) any amendment of North Valley’s Articles of Incorporation; (F) any other material change in North Valley’s corporate structure or business; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger. The Shareholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b) Until the earlier of the termination of this Agreement or the Effective Time, the Shareholder will not, directly or indirectly: sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a “Transfer”), or enforce or permit execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with North Valley or any other Person or enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of, directly or indirectly, any of the Shares or any securities convertible into or exercisable for Shares, any other capital stock of North Valley or any interest in any of the foregoing with any Person; enter into swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares; solicit, initiate, or encourage, any inquiries or the making of any proposal or offer with respect to any Acquisition Proposal; take any action that would make any of the Shareholder’s representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement; provided however, this Agreement shall not prohibit the Shareholder from transferring and delivering Shares to North Valley to effect the exercise of an option to purchase North Valley Common Stock or cancellation of Shares in exchange for cash as set forth in the Agreement.

3. Cooperation. The Shareholder agrees that he/she will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of North Valley or any of its subsidiaries, or the acquisition of voting securities of North Valley or any subsidiary of North Valley or any business combination between North Valley or any subsidiary of North Valley and any Person other than TriCo.

4. Shareholder Capacity. The Shareholder is entering this Shareholder Agreement in his or her capacity as the record or beneficial owner of the Shareholder’s Shares, and not in his or her capacity as a director of North Valley or as a trustee of any North Valley benefit plan. Nothing in this Shareholder Agreement shall be deemed in any manner to limit the discretion of the Shareholder to take any action, or fail to take any action, in his or her capacity as a director of North Valley or as a trustee of any North Valley benefit plan, that may be required of the Shareholder in the exercise of his or her fiduciary duties and responsibilities as a director of North Valley or as a trustee of any North Valley benefit plan.

5. Termination. The obligations of the Shareholder shall terminate upon the earlier of (a) the consummation of the Merger or (b) if the Merger is not consummated, upon the termination of the Agreement (the “Termination Date”).

6. Specific Performance. The Shareholder acknowledges that damages would be an inadequate remedy to TriCo for an actual or prospective breach of this Agreement and that the obligations of the Shareholder hereto shall be specifically enforceable.

7. Miscellaneous.

(a) Definitional Matters.

(i) All capitalized terms used but not defined in this Shareholder Agreement shall have the respective meanings that the Agreement ascribes to such terms.

(ii) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Shareholder Agreement.

(b) Entire Agreement. This Shareholder Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c) Parties in Interest. This Shareholder Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Shareholder Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Shareholder Agreement.

(d) Certain Events. Shareholder agrees that this Shareholder Agreement and the obligations hereunder shall attach to the Shares owned by Shareholder and shall be binding upon any Person to which legal ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder’s heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any Transfer of such Shares by a Shareholder, the Shareholder or, as applicable, the Shareholder’s heirs, executors, guardians, administrators, trustees or successors, shall remain liable for the performance of all obligations under this Agreement.

(e) Assignment. This Shareholder Agreement shall not be assigned without the prior written consent of the other party hereto, and any purported assignment without such consent shall be null and void.

(f) Modifications. This Shareholder Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

(g) Governing Law. This Shareholder Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of California, without regard to the conflict of laws rules thereof. The state or federal courts located within the state of California shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(k), or in other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

(h) Reliance on Counsel and Other Advisors. The Shareholder has consulted with such legal, financial, technical or other experts as the Shareholder deems necessary or desirable before entering into this Agreement.

(i) Validity. The invalidity or unenforceability of any provision of this Shareholder Agreement shall not affect the validity or enforceability of any other provision of this Shareholder Agreement, each of which shall remain in full force and effect.

(j) Counterparts. This Shareholder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(k) Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (i) transmitter’s confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

If to TriCo, to:

TriCo Bancshares

63 Constitution Drive

Chico, California 95973

Attn.:     Richard P. Smith

President and Chief Executive Officer

Facsimile Number: (530) 898-0388

with a copy to:

Bingham McCutchen LLP

Three Embarcadero Center

San Francisco, CA 94111

Attn.:     David J. Gershon, Esq.

Facsimile Number: (415) 393-2286

If to the Shareholder, to the address noted on the signature page hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement as of the date first above written.

TRICO BANCSHARES

By:
Richard P. Smith
President and Chief Executive Officer

SHAREHOLDER:

Name:

Number of Shares:

Address for Notices:

Appendix E—Form of Shareholder Agreement – North Valley

(NORTH VALLEY BANCORP)

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (“Shareholder Agreement”) is made and entered into as of January [    ], 2014 by and between North Valley Bancorp, a California corporation (“North Valley”), and the person signatory hereto (the “Shareholder”).

WHEREAS, TriCo Bancshares, a California corporation (“TriCo”), and North Valley have entered into that certain Agreement and Plan of Merger and Reorganization (the “Agreement”), dated as of January [    ], 2014, pursuant to which North Valley will merge (the “Merger”) with and into TriCo; and

WHEREAS, as a condition to its willingness to enter into the Agreement, North Valley has required that each director of TriCo, solely in his or her capacity as a shareholder and beneficial owner or record holder of TriCo Bancshares Common Stock (“TriCo Common Stock”), enter into, and the Shareholder has agreed to enter into, this Shareholder Agreement.

NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the parties hereby agree as follows:

1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to TriCo as follows:

(a) Authority; No Violation. The Shareholder has all necessary power and authority to enter into and perform all of the Shareholder’s obligations hereunder. The execution, delivery and performance of this Shareholder Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party, including any Shareholder Agreement, shareholders’ agreement, trust agreement or voting trust. This Shareholder Agreement has been duly and validly executed and delivered by the Shareholder (and the Shareholder’s spouse, if the Shares (as defined below) constitute community property) and constitutes a valid and binding agreement of the Shareholder and such spouse, enforceable against the Shareholder and the Shareholder’s spouse in accordance with its terms.

(b) Ownership of Shares. The Shareholder is the beneficial owner or record holder of the number of shares of TriCo Common Stock indicated under the Shareholder’s name on the signature page hereto (the “Existing Shares”, and together with any shares of TriCo Common Stock acquired by the Shareholder after the date hereof, the “Shares”) and, as of the date hereof, the Existing Shares constitute all the shares of TriCo Common Stock owned of record or beneficially by the Shareholder. With respect to the Existing Shares, subject to applicable community property laws, the Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

2. Shareholder Agreement and Agreement Not to Transfer.

(a) The Shareholder hereby agrees to vote all of the Shares held by the Shareholder (i) in favor of the Merger, the Agreement and the transactions contemplated by the Agreement; and (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of TriCo under the Agreement; and (iii) except with the prior written consent of North Valley or as otherwise contemplated in the Agreement, against any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger. The Shareholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b) Until the earlier of the termination of this Agreement or the Effective Time, the Shareholder will not, directly or indirectly: sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a “Transfer”), or enforce or permit execution of the provisions of any redemption, share purchaser or sale, recapitalization or other agreement with TriCo or any other Person or enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of, directly or indirectly, any of the Shares or any securities convertible into or exercisable for Shares, any other capital stock of TriCo or any interest in any of the foregoing with any Person; enter into swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares; take any action that would make any of the Shareholder’s representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such the Shareholder from performing the Shareholder’s obligations under this Agreement; provided however, this Agreement shall not prohibit the Shareholder from exercising a stock option for TriCo Common Stock or transferring and delivering Shares to TriCo to effect the exercise of an option to purchase TriCo Common Stock.

3. Shareholder Capacity. The Shareholder is entering this Shareholder Agreement in his or her capacity as the record or beneficial owner of the Shareholder’s Shares, and not in his or her capacity as a director of TriCo or as a trustee of any TriCo benefit plan. Nothing in this Shareholder Agreement shall be deemed in any manner to limit the discretion of the Shareholder to take any action, or fail to take any action, in his or her capacity as a director of TriCo or as a trustee of any TriCo benefit plan, that may be required of the Shareholder in the exercise of his or her duties and responsibilities as a director of TriCo or as a trustee of any TriCo benefit plan.

4. Termination. The obligations of the Shareholder shall terminate upon the earlier of (a) the consummation of the Merger or (b) if the Merger is not consummated, upon the termination of the Agreement (the “Termination Date”).

5. Specific Performance. The Shareholder acknowledges that damages would be an inadequate remedy to North Valley for an actual or prospective breach of this Agreement and that the obligations of the Shareholder hereto shall be specifically enforceable.

6. Miscellaneous.

(a) Definitional Matters.

(i) Unless the context otherwise requires, “person” shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

(ii) All capitalized terms used but not defined in this Shareholder Agreement shall have the respective meanings that the Agreement ascribes to such terms.

(iii) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Shareholder Agreement.

(b) Entire Agreement. This Shareholder Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c) Parties in Interest. This Shareholder Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Shareholder Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Shareholder Agreement.

(d) Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares owned by Shareholder and shall be binding upon any Person to which legal ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder’s heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any Transfer of such Shares by a Shareholder, the Shareholder or, as applicable, the Shareholder’s heirs, executors, guardians, administrators, trustees or successors, shall remain liable for the performance of all obligations of the transferor under this Agreement.

(e) Assignment. This Shareholder Agreement shall not be assigned without the prior written consent of the other party hereto, and any purported assignment without such consent shall be null and void.

(f) Modifications. This Shareholder Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

(g) Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of California, without regard to the conflict of laws rules thereof. The state or federal courts located within the state of California shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6(k), or in other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

(h) Reliance on Counsel and Other Advisors. The Shareholder has consulted with such legal, financial, technical or other experts as the Shareholder deems necessary or desirable before entering into this Agreement.

(i) Validity. The invalidity or unenforceability of any provision of this Shareholder Agreement shall not affect the validity or enforceability of any other provision of this Shareholder Agreement, each of which shall remain in full force and effect.

(j) Counterparts. This Shareholder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(k) Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (i) transmitter’s confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

if to North Valley, to:

North Valley Bancorp

300 Park Marina Circle

Redding, California 96001

Attn.:     Michael J. Cushman

President and Chief Executive Officer

Facsimile Number: (530) 222-4877

with a copy to:

Dodd Mason George LLP

1740 Technology Drive, #205

San Jose, California 95110

Attn.:     Joseph G. Mason, Esq.

              Glenn T. Dodd, Esq.

Facsimile Number: (408) 452-1487

If to the Shareholder, to the address noted on the signature page hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement as of the date first above written.

NORTH VALLEY BANCORP

By:
Michael J. Cushman
President and Chief Executive Officer

SHAREHOLDER:

Name:

Number of Shares:

Address for Notices:

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 1:00 a.m., Central Time, on August 7, 2014. Vote by Internet Go to www.investorvote.com/NOVB Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. + For Against Abstain For Against Abstain 1. To approve the Merger and adopt and approve the 2. Advisory (Non-Binding) Approval of the Specified Executive Agreement and Plan of Merger and Reorganization by and Compensation in connection with the merger. between the Company and TriCo Bancshares. 3. To approve one or more adjournments of the Company’s 4. In their discretion, the proxy holders are authorized to vote special meeting. upon such other business as may properly come before the meeting and any adjournment or postponement thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UPX 1986141 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01UD6G

Notice of Internet Availability. The Proxy Statement/Prospectus for the North Valley Bancorp Special Meeting of Shareholders being held on August 7, 2014 and the Annual Report to shareholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2013) are available on the internet at: http://www.novb.com/proxy.aspx. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — North Valley Bancorp Proxy Solicited on Behalf of the Board of Directors of North Valley Bancorp for the Special Meeting of Shareholders, August 7, 2014 The undersigned holder of Common Stock acknowledges receipt of the Notice of Special Meeting of Shareholders of North Valley Bancorp and the accompanying Proxy Statement/Prospectus dated June 27, 2014, and revoking any proxy heretofore given, hereby constitutes and appoints Michael J. Cushman and Kevin R. Watson, and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of North Valley Bancorp (the “Company”), which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held in the Administrative Offices of North Valley Bancorp, 300 Park Marina Circle, Redding, California, on August 7, 2014 at 4:00 p.m., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement/Prospectus and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND BETWEEN THE COMPANY AND TRICO BANCSHARES, “FOR” ADVISORY APPROVAL OF THE SPECIFIED COMPENSATION OF EXECUTIVE OFFICERS PAYABLE IN CONNECTION WITH THE MERGER, AND “FOR” APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE COMPANY’S SPECIAL MEETING, ALL AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS, AND AT THE PROXY HOLDERS’ DISCRETION, ON SUCH OTHER MATTERS, IF ANY, WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE. (Continued and to be marked, dated and signed, on the other side)